OPTION AGREEMENT

BETWEEN

AGNICO-EAGLE MINES LIMITED
AND
AMERICAN BONANZA GOLD CORP.

VEZZA AND NOYON-NORTHWAY PROPERTIES

Schedule A	-	Description of Mining Properties
Schedule B	-	Expenditures
Schedule C	-	Joint Operating Agreement
		-	Appendix I – Accounting Procedure
		-	Appendix II – NSR Royalty
Schedule D	-	Underlying Royalties

FRASER MILNER CASGRAIN LLP

OPTION AGREEMENT

This Agreement is effective as of November 15, 2007 between

AGNICO-EAGLE MINES LIMITED, a corporation incorporated under the laws of Ontario

(hereinafter called “Agnico-Eagle or “AEM”)

and

AMERICAN BONANZA GOLD CORPORATION, a corporation
incorporated under the laws of British Columbia

(hereinafter called “BZA”)

THIS AGREEMENT WITNESSETH THE FOLLOWING:

A.      Agnico-Eagle is the beneficial holder of the mining claims described in paragraph 1 of Schedule A, known as the “Vezza Property”;

B.      BZA is the beneficial holder of the mining claims described in paragraph 2 of  Schedule A, known as the “Noyon-Northway Property”;

(the Vezza Property and the Noyon-Northway Property are hereinafter collectively referred to as the “Mining Properties”)

C.      Agnico-Eagle and BZA want to advance the exploration and potential development of the Mining Properties in joint venture with a view to bringing the Mining Properties or a portion thereof into commercial production; and

D.      BZA has offered to Agnico-Eagle the right to earn a 70% undivided ownership interest in the Noyon-Northway Property and, after having earned such interest and transferred a 30% undivided ownership interest in the Vezza Property to BZA, to participate with BZA in a joint operation for the purposes of further exploring and developing the Mining Properties on the terms and subject to the conditions of this Agreement.

NOW THEREFORE the parties agree as follows:

AGNICO-EAGLE MINES LIMITED / AMERICAN BONANZA GOLD CORP.	FRASER MILNER CASGRAIN LLP
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1.	INTERPRETATION

1.1	Definitions. In this Agreement, the following terms shall have the meanings set out below.

(a)	Affiliate shall have the meaning attributed to it in the Canada Business Corporations Act, as amended.

(b)	Agreement means this agreement, including the recitals and schedules, as amended, supplemented or restated from time to time.

(c)

Confidential Information means all information provided to or acquired by a party, through or from another party, which is marked “Confidential” or is stated to be confidential or is by its nature intended to be confidential, and all analyses, compilations, data, studies, documents or other information prepared by a party or any other person containing or based upon, in whole or in part, any information provided to or acquired by a party, through or from another party, other than information which a party is able to establish:

(1) was readily available to the public at the time such information was made available to that party;

(2) became readily available to the public after the time such information was made available to that party other than as a result of disclosure by a party in contravention of this Agreement; or

(3) became available to a party on a non-confidential basis from a non-party provided such non-party was not bound by confidentiality obligations relating thereto.

(d)	Expenditures means all costs, expenses and charges, direct or indirect, of or incidental to Mining Operations determined in accordance with generally accepted accounting principles.

(e)

Governmental Authority means the Government of Canada, the Government of Quebec or a municipal government, and any government agency, tribunal, commission or other authority exercising or purporting to exercise executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, government.

(f)	Joint Operating Agreement means the agreement appended hereto as Schedule C.

(g)

Laws means all laws, statutes, regulations, treaties, judgments and decrees and, whether or not having the force of law, all official directives, rules, consents, approvals, authorizations, guidelines, orders and policies of any Governmental Authority.

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(h)	Letter of Intent means the letter dated June 21, 2007 from Agnico-Eagle to BZA with regard to the Mining Properties.

(i)

Lien means any prior lien, mortgage, charge, hypothec, claim, encumbrance, security interest, royalty or other right or interest attaching to or affecting the Mining Properties, whether registered or unregistered, and whether arising by agreement, statute or otherwise at law.

(j)

Mineral Product means any and all ores (and concentrates derived therefrom) and minerals, precious and base, metallic and nonmetallic, in, on or under the Mining Properties which may lawfully be explored for, mined and sold.

(k)	Mining Operations means every kind of work done in respect of the Noyon-Northway Property, or the Mineral Products while on the Noyon-Northway Property, by the Operator and which include:

(1)

carrying out, or causing to be carried out, the work of assessment, line cutting, geophysical, geochemical and geological surveys, library research, data compilation, report preparation, studies and mapping, assaying and metallurgical testing, drilling, designing, examining, equipping, improving, surveying, trenching, shaft-sinking, raising, crosscutting and drifting, searching for, digging, trucking, sampling, working and procuring Mineral Products, staking and obtaining mining claims, mining leases or other exploitation titles and keeping the same in good standing, and doing all other work usually considered to be assessment, prospecting, exploration, development, pre-production, mining or reclamation work;

(2)

paying wages, salaries, bonuses and benefits of individuals (including consultants and contractors) engaged in such work and in supplying food, lodging, transportation and other reasonable needs of such individuals;

(3)

paying insurance premiums and assessments or premiums for workers' compensation insurance, contributions for unemployment insurance or other pay allowances or benefits customarily paid in the district to such individuals;

(4)

making payments in respect of mining claims, mining leases and other exploitation titles and their renewal, taxes, rates, assessments or other charges levied by any Governmental Authority in respect of the Noyon-Northway Property;

(5)

purchasing, leasing or renting plant, buildings, machinery, tools, appliances, equipment or supplies, and installing, erecting, detaching or removing any such assets on or from the Noyon-Northway Property; and

AGNICO-EAGLE MINES LIMITED / AMERICAN BONANZA GOLD CORP.	FRASER MILNER CASGRAIN LLP
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(6)

managing or supervising any work which is done in respect of the Noyon-Northway Property or in any other respects necessary or desirable to duly carry out such assessment, prospecting, exploration, development, pre-production, mining or reclamation work.

(l)	Mining Properties means, collectively, the Vezza Property and Noyon-Northway Property.

(m)

Northway Claim Block means mining claims 4370861 to 4370865, 4370871 to 4370875, 4370881 to 4370885, 4370891 to 4370895, 4370914 and 4370915, 4370921 to 4370925, 4370931 to 4370935, 4370941 to 4370945, 4370951 to 4370955, 4370961 to 4370965, 4370971 to 4370975, 4371541 to 4371545, 4371551 to 4371555, 4371561 to 4371665, 4371571 to 4371575, 4371581 to 4371585, 4371591 to 4371595, 4371601 to 4371605, 4371611 and 4371612, 4371621 to 4371625, 4371632 to 4371635, 4371641 to 4371645, 4371651 to 4371655 and 4442741 to 4442745, forming part of the Noyon-Northway Property.

(n)	Noyon Claim Block means mining claims 5009811 to 5009828, 5009246 to 5009249, 5111078, 5111112, 5111149 to 5111248 and 5111648 to 5111655, forming part of the Noyon-Northway Property.

(o)	Noyon-Northway Property means the 227 mining claims described in paragraph 2 of Schedule A, located in the Township of Noyon, Québec, held by BZA, and any claims added thereto pursuant to Section 7.3.

(p)	Operator means the party appointed as the Operator in accordance with Section 3.1.

(q)	Option is defined in Section 2.2.

(r)	Option Period is defined in Section 2.1.

(s)	($) means Canadian Dollars unless otherwise specified.

(t)

Underlying Royalties means, collectively, (i) with respect to the Northway Claim Block, an aggregate 5% net smelter return royalty payable as to 0.82222% to Eastern Platinum Limited (formerly Jonpol Explorations Limited), as to 0.60556% to Perrex Resources Inc., as to 0.21666% to 559505 Ontario Limited, as to 0.35556% to Ronald J. Bradshaw, as to 1% to Baytex Energy Ltd. (formerly Morrison Minerals Limited), as to 1% to Energold Minerals Inc. and as to 1% to Cyprus Canada Inc.; and (ii) with respect to the Noyon Claim Block, a 2% net smelter return royalty payable to Cyprus Canada Inc., all as more fully described in Schedule D.

(u)

Underlying Payment means the obligation of BZA under an Exploration Agreement with Option to Purchase dated July 17, 1998 (the “Original Agreement”), as amended by an Amendment to Exploration Agreement with Option to Purchase dated May 1, 2000

AGNICO-EAGLE MINES LIMITED / AMERICAN BONANZA GOLD CORP.	FRASER MILNER CASGRAIN LLP
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(“Amending Agreement”), both entered into between Cyprus Canada Inc., as optionor, and International Taurus Resources Inc., as optionee, to pay to Cyprus Canada Inc. $450,000 as follows: (i) $150,000 on achievement of commercial production (as defined in the Original Agreement); (ii) $150,000 on or before the day which is six months after the achievement of commercial production; and (iii) $150,000 on or before the first anniversary of the achievement of commercial production.

(v)

Vezza Property means the 43 mining claims described in paragraph 1 of Schedule A, located in the Townships of Vezza and Noyon, Québec, held by Agnico-Eagle and any claims added thereto pursuant to Section 7.3.

1.2

Extended Meanings. Unless otherwise specified, words importing the singular include the plural and vice versa. The term “including” means “including, without limitation” and the terms “include” and “includes” have similar meanings.

1.3

Headings. The division of this Agreement into sections and subsections and the insertion of headings are for convenience of reference only and are not to affect the construction or interpretation of this Agreement.

1.4

Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof. It supersedes and revokes all previous writings and all proposals, negotiations, representations, agreements, commitments and communications between the parties, including, except as otherwise provided herein, the Letter of Intent. An amendment or variation of this Agreement shall only be binding upon a party if evidenced in writing and executed by that party.

1.5	Governing Law. This Agreement shall be construed, interpreted and enforced in accordance with, and the respective rights and obligations of the parties shall be governed by, the laws of Ontario.

1.6	Schedules. The following schedules attached hereto form part of this Agreement:

Schedule A	-	Description of Mining Properties
Schedule B	-	Expenditures
Schedule C	-	Joint Operating Agreement
		-	Appendix I – Accounting Procedure
		-	Appendix II – NSR Royalty
Schedule D	-	Underlying Royalties

2.	EXPLORATION JOINT VENTURE

2.1

Joint Venture. AEM and BZA hereby form an exploration joint venture to advance the exploration of the Noyon-Northway Property over a period of three (3) years (the “Option Period”) from the effective date of this Agreement.

AGNICO-EAGLE MINES LIMITED / AMERICAN BONANZA GOLD CORP.	FRASER MILNER CASGRAIN LLP
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2.2

Grant of Option. Under the joint venture, Agnico-Eagle shall have the sole and exclusive right and option, exercisable in the manner described in Section 2.10 to acquire a 70% (subject to adjustment calculated in accordance with Section 2.6) undivided ownership interest in the Noyon-Northway Property, free and clear of all Liens (the “Option”), except for the Underlying Royalties, by contributing during the Option Period its share ($1,669,500) of the Expenditures described in Schedule B to be incurred in respect of the Noyon-Northway Property.

2.3

Technical Data. Concurrent with the execution of this Agreement, BZA shall deliver, or cause to be delivered, to Agnico-Eagle all technical data, information, reports, maps, plans, samples, cores, drill logs, surveys and other information relating to the Noyon- Northway Property or work performed thereon in BZA’s possession or control. Agnico- Eagle shall deliver, or cause to be delivered to BZA all technical data, information, reports, maps, plans, samples, cores, drill logs, surveys and other information relating to the Vezza Property or work performed thereon in Agnico-Eagle’s possession or control, concurrently with exercising the Option.

2.4

AEM Expenditure Obligations. Except for Agnico-Eagle’s share of the first year Expenditures ($374,500) that is firm and committed, Agnico-Eagle does not, and will not at any time thereafter, have any obligation to contribute its annual share of the Expenditures described in Schedule B or to exercise the Option, but Agnico-Eagle will not acquire any interest in the Noyon-Northway Property if it does not contribute all its shares of the Expenditures under Schedule B on or before the dates specified therein.

2.5

AEM’s Failure to Contribute. Notwithstanding Section 2.4, if Agnico-Eagle fails to contribute its share of the Expenditures (or any portion thereof) described in Schedule B in a timely manner, BZA shall deliver a notice to Agnico-Eagle specifying such failure and Agnico-Eagle shall have 10 days following receipt of such notice to contribute such share (or the applicable portion thereof) or to pay BZA an amount equal to the applicable portion of such Expenditure.

2.6

BZA Expenditure Obligations. Except for BZA’s share of the first year Expenditures ($160,500) that is firm and committed, BZA does not, and will not at any time thereafter, have any obligation to contribute its annual share of the Expenditures described in Schedule B and shall at no time before the third anniversary of the effective date of this Agreement have any obligation to contribute more than its annual share of expenditures specified in Schedule B, but failure by BZA to contribute its annual share set out on Schedule B shall entail dilution of its ownership interest percentage in the Mining Properties, calculated once both the exercise of the Option by Agnico-Eagle has occurred and either (i) BZA has contributed $715,500 towards Expenditures, or (ii) the third anniversary of the effective date of this Agreement has occurred, in accordance with the following formula:

AEM %:	$1,669,500

AGNICO-EAGLE MINES LIMITED / AMERICAN BONANZA GOLD CORP.	FRASER MILNER CASGRAIN LLP
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$1,669,500 + BZA’s contribution

BZA %:	BZA’s contribution
$1,669,500 + BZA’s contribution

(For example, should AEM contribute $1,669,500 in Expenditures and BZA $415,500, the parties’ respective ownership interest in the Mining Properties, upon exercise of the Option, will be: AEM 80.072% ($1,669,500/$2,085,000) and BZA: 19.928% ($415,500/$2,085,000).

2.7

BZA’s Commitment to Contribute. Subject to the limitation that after meeting its annual share of Expenditures under Schedule B BZA shall have no obligation to provide additional contributions towards Expenditures during a year, BZA must, within 10 days of receipt of notice that a work program and budget previously provided to BZA under Section 3.2 has been adopted by the Operator, give notice to the Operator committing to contribute its share of the Expenditures to be incurred on that work program. Should BZA fail to give notice within the prescribed period, it shall be entitled to receive a notice of default from the Operator and, if it has not remedied such default within 10 days following receipt of such notice, it shall be deemed to have elected not to contribute to such work program.

2.8	Invoicing. The Operator shall be entitled to invoice BZA:

	(1)	no more frequently than monthly for its share of Expenditures incurred and paid by the Operator; or

	(2)	reasonably in advance of requirements for an advance of BZA’s share of Expenditures.

BZA shall pay to the Operator the amount invoiced, within 10 days of receipt of the invoice.

2.9

BZA’s Failure to Contribute. Notwithstanding Section 2.6, if BZA fails to contribute its committed share of the Expenditures specified in Schedule B in a timely manner, Agnico-Eagle shall deliver a notice to BZA specifying such failure and BZA shall have 10 days following receipt of such notice to make such contribution.

2.10

Exercise of Option. Upon contributing all its shares of the Expenditures described in Schedule B, and subject to the delivery by Agnico-Eagle to BZA of notice as to its exercise of the Option and the transfer by Agnico-Eagle to BZA of a 30% undivided ownership interest in the Vezza Property, Agnico-Eagle will own, effective as of the date specified in such notice, a 70% undivided ownership interest in the Noyon-Northway Property. Following such transfers, the parties’ undivided ownership interest in the

AGNICO-EAGLE MINES LIMITED / AMERICAN BONANZA GOLD CORP.	FRASER MILNER CASGRAIN LLP
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Mining Properties shall be: Agnico-Eagle: 70% and BZA: 30%, respectively, subject to adjustment, if applicable, in accordance with and at the time provided for in Section 2.6.

2.11

Underlying Royalties. Upon exercising the Option, Agnico-Eagle shall assume, to the extent of its ownership interest in the Mining Properties, the obligations of BZA in respect of the Underlying Royalties, and promptly execute and deliver all documents and take all action necessary or appropriate to give effect thereto.

2.12

Joint Operation. If Agnico-Eagle exercises the Option, BZA and Agnico-Eagle shall establish a joint operation governed by the Joint Operating Agreement for the purposes of further exploring the Mining Properties and, if deemed warranted, of developing, constructing and operating a mine on the Mining Properties or a portion thereof. The Joint Operating Agreement shall become effective on the date at which Agnico-Eagle exercises the Option, and shall thereafter govern the relationship between the Parties with respect to subsequent Mining Operations on the Mining Properties.

2.13

Transfer. Upon exercise by Agnico-Eagle of the Option in accordance with Section 2.10, BZA shall, at BZA's expense, execute and deliver all such documents, and take all such other action, as Agnico-Eagle may reasonably require in respect thereof, including:

(i)

discharging in full all Liens affecting the Noyon-Northway Property with the exception of the Underlying Royalties, the Underlying Payment and any Liens attributable to Agnico-Eagle’s interest in, or activities on, the Noyon-Northway Property; and

(ii)

delivering to Agnico-Eagle an affidavit signed by an officer of BZA to the effect that BZA is not a non-resident for the purposes of section 116 of the Income Tax Act (Canada) and sections 1097 and following of the Taxation Act (Quebec).

2.14

Targets outside RJ and A Zones. In addition to contributing $160,500 to the exploration programs conducted by the Operator during the Option Period, BZA shall incur a minimum of $214,500 in additional exploration expenditures during the period commencing on April 1, 2007 and expiring at the end of the first year of the Option Period to test targets outside of the known RJ and A zones on the Noyon-Northway Property, which work began in April 2007. These expenditures shall not be part of the work program and budget submitted and managed by the Operator under Section 3.2. The provisions of Sections 3.4, 3.7 and 3.8 shall apply, mutatis mutandis, to work done by BZA under this Section 2.14.

AGNICO-EAGLE MINES LIMITED / AMERICAN BONANZA GOLD CORP.	FRASER MILNER CASGRAIN LLP
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Vezza / Noyon-Northway Properties	Page 9

3.	OPERATOR

3.1

Operator. Upon execution of this Agreement, Agnico-Eagle shall be appointed as Operator for the carrying out of Mining Operations pursuant to this Agreement and shall continue to act as Operator during the subsistence of this Agreement.

3.2

Work Programs. The Operator shall communicate its work program and budget to BZA at the beginning of each operating year of this Agreement. The work program shall contain a statement of the proposed Mining Operations and estimates of the Expenditures to be incurred. The parties shall consider the exploration program but final decision pertaining to the nature, scope and extent of the program shall be the sole responsibility of the Operator. By mutual agreement, the parties may increase the rate of expenditures described in Schedule B as they deem fit.

3.3

Operator's Fee. While it acts as Operator in accordance with Section 3.2, Agnico-Eagle may charge in return for its head office overhead functions 10% of all costs of Mining Operations carried out by its employees and 5% of all costs of Mining Operations carried out under subcontract.

3.4

Conduct of Mining Operations. The Operator shall carry out Mining Operations on the Mining Properties in a good and workmanlike manner in accordance with good practice in the Canadian mining industry, in compliance with applicable laws.

3.5

Indemnity and Insurance. During the Option Period, the Operator will indemnify and save BZA harmless in respect of any and all costs, claims, liabilities and expenses arising out of the Operator’s activities on the Mining Properties and, without limiting the generality of the foregoing will, during the Option Period, carry, and will cause any of its independent contractors to carry, not less than $1 million in third party liability insurance in respect of operations conducted on the Property by or on behalf of the Operator, such insurance to be for the benefit of BZA and the Operator as their interests appear. The Operator will furnish evidence of such insurance to BZA upon request.

3.6

Maintenance in Good Standing. The Operator shall maintain the Mining Properties in good standing by doing all work and filing all necessary assessment reports on or in respect of the Mining Properties according to the Mining Act (Quebec).

3.7

Record-keeping. The Operator shall keep separate records, including separate financial records, relating to all Expenditures incurred by it on or in respect of the Mining Properties, and provide BZA with a quarterly accounting thereof. BZA will have the right on reasonable notice to the Operator from time to time to audit the books, records and accounts of the Operator pertinent to the incurring of Expenditures by it pursuant to this Agreement.

AGNICO-EAGLE MINES LIMITED / AMERICAN BONANZA GOLD CORP.	FRASER MILNER CASGRAIN LLP
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3.8

Access to Data. The Operator shall furnish BZA with quarterly written reports of the Mining Operations performed on the Mining Properties. These reports shall show the results obtained and shall be accompanied by a statement of Expenditures and copies of pertinent plans, assay maps, diamond drill logs and other factual engineering data. The Operator will provide BZA with a summary report of all Mining Operations within 90 days of the conclusion of work.

4.	REPRESENTATIONS AND WARRANTIES OF BZA

4.1

Representations and Warranties. BZA acknowledges that Agnico-Eagle has entered into this Agreement in part in reliance upon representations and warranties made by BZA. BZA represents and warrants to Agnico-Eagle that BZA’s warranties and obligations shall continue and remain in effect during the term of this Agreement and thereafter as herein provided.

4.2

Authority, etc. BZA has been duly incorporated and organized and is a subsisting corporation in good standing under the laws of British Columbia. BZA has the corporate right, power, authority and capacity to enter into this Agreement and perform BZA's obligations hereunder. BZA is qualified to carry on business in Quebec. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly and validly authorized by BZA. BZA has not entered into any agreement or understanding other than this Agreement to sell, assign, convey, transfer or otherwise dispose of the Noyon-Northway Property or any portion thereof or interest therein. The execution, delivery and performance by BZA of BZA's obligations under this Agreement will not conflict with, or result in a breach of or default under, any agreement or other written instrument to which BZA is a party or by which BZA or BZA's assets are bound. BZA has duly executed and delivered this Agreement, which binds BZA in accordance with its terms. BZA's interest in the Noyon-Northway Property does not constitute all, or substantially all, of BZA’s assets.

4.3

Ownership and Title. BZA is the sole holder of the Noyon-Northway Property, with good and marketable title thereto. To the best of BZA’s knowledge, information and belief, there is no pending or threatened adverse claim against, or challenge to, BZA's title to the Noyon-Northway Property nor is there any basis therefor.

4.4

Absence of Liens. The Noyon-Northway Property is free and clear of all Liens and obligations or liabilities to others, including royalties or other payments in the nature of a royalty, adverse claims, orders or judgments (including any pending or threatened legal proceedings which might result in any such orders or judgments) and other interests of whatever nature or kind, recorded or unrecorded, except for the Underlying Royalties and the Underlying Payment. BZA shall remain solely responsible for, and shall assume payment of, all royalties, other than the Underlying Royalties, and other payments in the nature of a royalty, if any, affecting the Noyon-Northway Property as of the effective date of the Letter of Intent.

AGNICO-EAGLE MINES LIMITED / AMERICAN BONANZA GOLD CORP.	FRASER MILNER CASGRAIN LLP
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4.5

Good Standing of Noyon-Northway Property. The mining claims comprising the Noyon-Northway Property have been validly and properly staked and recorded in accordance with the Mining Act (Quebec) and all applicable Laws, are in good standing and no taxes, assessments, fees, rentals or other charges are due in respect thereof, except for their renewal under the Mining Act (Quebec).

4.6

Surface Rights. BZA is not aware of any action that has been taken or threatened by any Governmental Authority, owner, tenant, licensor, or occupier of any of the surface rights relating to the Noyon-Northway Property which would in any way encumber, limit, restrict or cause interference, in any material respect, with any Mining Operations which the Operator may carry out. There is no reason why the Operator may not have immediate and continuous access to all portions of the Noyon-Northway Property.

4.7	Compliance with Laws. To the best of BZA’s knowledge, information and belief, after diligent inquiry, the Noyon-Northway Property complies with all applicable Laws.

4.8

Environmental Matters. BZA is not aware, after diligent inquiry (1) of any spill, discharge, deposit, leak, emission or other release of any contaminant, pollutant, dangerous or toxic substance, hazardous waste or material substance on, into, under or affecting the Noyon-Northway Property; (2) that any such contaminant, pollutant, dangerous or toxic substance, hazardous waste or material substance may be stored in any type of container on, in or under the Noyon-Northway Property; and (3) of any outstanding notices, orders, assessments, directives, rulings or other documents issued in respect of the Noyon-Northway Property by any Governmental Authority.

4.9

Hazardous Conditions. BZA has not excavated any mine shafts, mine openings nor workings nor open pits on the Noyon-Northway Property. To its knowledge, after diligent inquiry, there are no unprotected mine shafts, mine openings nor workings nor open pits on the Noyon-Northway Property. Agnico-Eagle assumes no responsibility hereunder for pre-existing environmental conditions remaining from operations conducted by BZA or previous holders of the Noyon-Northway Property prior to the date of the Letter of Intent.

4.10

Rehabilitation and Restoration Work. BZA is not aware of any reclamation, rehabilitation, restoration, abandonment or protective obligations with respect to the Noyon-Northway Property or in respect of tailings located on the Noyon-Northway Property and resulting from mining operations done on the Noyon-Northway Property before the effective date of the Letter of Intent nor any basis for such obligations to arise in the future as a result of prior activity on the Noyon-Northway Property. Agnico-Eagle shall not be responsible for, and BZA shall assume the costs of, any reclamation, rehabilitation, restoration or protective obligations with respect to the Noyon-Northway Property or in respect of tailings located on the Noyon-Northway Property and resulting from Mining Operations done on the Noyon-Northway Property before the date of the Letter of Intent.

AGNICO-EAGLE MINES LIMITED / AMERICAN BONANZA GOLD CORP.	FRASER MILNER CASGRAIN LLP
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4.11

Assignment. Except with the prior written consent of Agnico-Eagle, BZA may not sell, assign, convey, transfer or otherwise dispose of BZA's rights or interest in the Noyon- Northway Property or this Agreement, or any part thereof, except in accordance with the following procedure:

(i)

If BZA wishes to make a sale, assignment, conveyance, transfer or other disposition of all or part of its rights or interest in the Noyon-Northway Property or this Agreement, except to an Affiliate, BZA will first make an offer in writing (an “Offer”) to Agnico-Eagle to sell all or such part thereof as may be specified in the Offer (the “Offered Interest”) at the price and on the terms specified therein. Agnico-Eagle will have 45 days after receipt of the Offer to accept it in whole and, in the event of such acceptance, BZA will complete such sale, assignment, conveyance, transfer or other disposition to Agnico-Eagle at such price and on such terms.

(ii)

If the Offer is not accepted by Agnico-Eagle within such period of 45 days, BZA will be free, for 60 days after the end of such 45-day period, to sell, assign, convey, transfer or otherwise dispose of all (but not less than all) of the Offered Interest to another purchaser, on terms not more favourable to such purchaser than those contained in the Offer and subject to the execution and delivery by such purchaser of a written undertaking in favour of Agnico-Eagle, in form and substance satisfactory to Agnico-Eagle, to be bound by and to observe, perform and comply with the provisions of this Agreement as though such purchaser had been an original party hereto and to require any subsequent purchaser thereof to be similarly bound; provided, however, that if no sale, transfer, assignment or other disposition is effected within such 60-day period, this Section 4.11 shall once again apply and so on from time to time thereafter.

4.12	Residency. BZA is not a non-resident for the purposes of section 116 of the Income Tax Act (Canada) and sections 1097 and following of the Taxation Act (Quebec).

4.13

Indemnification. BZA shall indemnify Agnico-Eagle and save it harmless from and against all suits, claims, demands, liabilities, losses and expenses which Agnico-Eagle may suffer, incur or sustain and which arise in respect of any act or thing done or omitted to be done by BZA in relation to the Noyon-Northway Property or this Agreement, including any breach or alleged breach of any Laws or any non-fulfillment of any obligation or agreement or any misrepresentation or breach of warranty by or of BZA contained in this Agreement. The foregoing rights of indemnification will survive the termination of this Agreement.

5.	REPRESENTATIONS, WARRANTIES OF AGNICO-EAGLE

5.1	Representations and Warranties. Agnico-Eagle acknowledges that BZA has entered into this Agreement in part in reliance upon representations and warranties made by

AGNICO-EAGLE MINES LIMITED / AMERICAN BONANZA GOLD CORP.	FRASER MILNER CASGRAIN LLP
Option Agreement	November 15, 2007
Vezza / Noyon-Northway Properties	Page 13

Agnico-Eagle. Agnico-Eagle represents and warrants to BZA that Agnico-Eagle’s warranties and obligations shall continue and remain in effect during the term of this Agreement and thereafter as herein provided.

5.2

Authority, etc. Agnico-Eagle has been duly incorporated and organized and is a subsisting corporation in good standing under the laws of Ontario. Agnico-Eagle has the corporate right, power, authority and capacity to enter into this Agreement and perform Agnico-Eagle's obligations hereunder. Agnico-Eagle is qualified to carry on business in Quebec. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly and validly authorized by Agnico-Eagle. Agnico-Eagle has not entered into any agreement or understanding other than this Agreement to sell, assign, convey, transfer or otherwise dispose of the Vezza Property or any portion thereof or interest therein. The execution, delivery and performance by Agnico-Eagle of Agnico-Eagle's obligations under this Agreement will not conflict with, or result in a breach of or default under, any agreement or other written instrument to which Agnico-Eagle is a party or by which Agnico-Eagle or Agnico- Eagle's assets are bound. Agnico-Eagle has duly executed and delivered this Agreement, which binds Agnico-Eagle in accordance with its terms. Agnico-Eagle's interest in the Vezza Property does not constitute all, or substantially all, of Agnico-Eagle’s assets.

5.3

Ownership and Title. Agnico-Eagle is the sole holder of the Vezza Property, with good and marketable title thereto. To the best of Agnico-Eagle’s knowledge, information and belief, there is no pending or threatened adverse claim against, or challenge to, Agnico- Eagle's title to the Vezza Property nor is there any basis therefore.

5.4

Absence of Liens. The Vezza Property is free and clear of all Liens and obligations or liabilities to others, including royalties or other payments in the nature of a royalty, adverse claims, orders or judgments (including any pending or threatened legal proceedings which might result in any such orders or judgments) and other interests of whatever nature or kind, recorded or unrecorded. Agnico-Eagle shall remain solely responsible for, and shall assume payment of, all royalties and other payments in the nature of a royalty, if any, affecting the Vezza Property as of the effective date of the Letter of Intent.

5.5

Good Standing of Vezza Property. The mining claims comprising the Vezza Property have been validly and properly staked and recorded in accordance with the Mining Act (Quebec) and all applicable Laws, are in good standing and no taxes, assessments, fees, rentals or other charges are due in respect thereof, except for their renewal under the Mining Act (Quebec).

5.6

Surface Rights. Agnico-Eagle is not aware of any action that has been taken or threatened by any Governmental Authority, owner, tenant, licensor, or occupier of any of the surface rights relating to the Vezza Property which would in any way encumber, limit, restrict or cause interference, in any material respect, with any Mining Operations

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Vezza / Noyon-Northway Properties	Page 14

which the Operator may carry out. There is no reason why the Operator may not have immediate and continuous access to all portions of the Vezza Property.

5.7	Compliance with Laws. To the best of Agnico-Eagle’s knowledge, information and belief, after diligent inquiry, the Vezza Property complies with all applicable Laws.

5.8

Environmental Matters. Agnico-Eagle is not aware, after diligent inquiry (1) of any spill, discharge, deposit, leak, emission or other release of any contaminant, pollutant, dangerous or toxic substance, hazardous waste or material substance on, into, under or affecting the Vezza Property; (2) that any such contaminant, pollutant, dangerous or toxic substance, hazardous waste or material substance may be stored in any type of container on, in or under the Vezza Property; and (3) of any outstanding notices, orders, assessments, directives, rulings or other documents issued in respect of the Vezza Property by any Governmental Authority.

5.9

Hazardous Conditions. Agnico-Eagle has excavated a mine shaft, mine openings and workings but no open pits on the Vezza Property. To its knowledge, after diligent inquiry, there are no unprotected mine shafts, mine openings nor workings nor open pits on the Vezza Property. BZA assumes no responsibility hereunder for pre-existing environmental conditions remaining from operations conducted by Agnico-Eagle or previous holders of the Vezza Property prior to the date of the Letter of Intent.

5.10

Rehabilitation and Restoration Work. Agnico-Eagle is not aware of any reclamation, rehabilitation, restoration, abandonment or protective obligations with respect to the Vezza Property or in respect of tailings located on the Vezza Property and resulting from mining operations done on the Vezza Property before the effective date of the Letter of Intent nor any basis for such obligations to arise in the future as a result of prior activity on the Vezza Property. BZA shall not be responsible for, and Agnico-Eagle shall assume the costs of, any reclamation, rehabilitation, restoration or protective obligations with respect to the Vezza Property or in respect of tailings located on the Vezza Property and resulting from Mining Operations done on the Vezza Property before the date of the Letter of Intent.

5.11

Assignment. Except with the prior written consent of BZA, Agnico-Eagle may not sell, assign, convey, transfer or otherwise dispose of Agnico-Eagle's rights or interest in the Vezza Property or this Agreement, or any part thereof, except in accordance with the following procedure:

(i)

If Agnico-Eagle wishes to make a sale, assignment, conveyance, transfer or other disposition of all or part of its rights or interest in the Vezza Property or this Agreement, except to an Affiliate, Agnico-Eagle will first make an offer in writing (an “Offer”) to BZA to sell all or such part thereof as may be specified in the Offer (the “Offered Interest”) at the price and on the terms specified therein. BZA will have 45 days after receipt of the Offer to accept it in whole and, in the

AGNICO-EAGLE MINES LIMITED / AMERICAN BONANZA GOLD CORP.	FRASER MILNER CASGRAIN LLP
Option Agreement	November 15, 2007
Vezza / Noyon-Northway Properties	Page 15

event of such acceptance, Agnico-Eagle will complete such sale, assignment, conveyance, transfer or other disposition to BZA at such price and on such terms.

(ii)

If the Offer is not accepted by BZA within such period of 45 days, Agnico-Eagle will be free, for 60 days after the end of such 45-day period, to sell, assign, convey, transfer or otherwise dispose of all (but not less than all) of the Offered Interest to another purchaser, on terms not more favourable to such purchaser than those contained in the Offer and subject to the execution and delivery by such purchaser of a written undertaking in favour of BZA, in form and substance satisfactory to BZA, to be bound by and to observe, perform and comply with the provisions of this Agreement as though such purchaser had been an original party hereto and to require any subsequent purchaser thereof to be similarly bound; provided, however, that if no sale, transfer, assignment or other disposition is effected within such 60-day period, this Section 4.11 shall once again apply and so on from time to time thereafter.

5.12	Residency. Agnico-Eagle is not a non-resident for the purposes of section 116 of the Income Tax Act (Canada) and sections 1097 and following of the Taxation Act (Quebec).

5.13

Indemnification. Agnico-Eagle shall indemnify BZA and save it harmless from and against all suits, claims, demands, liabilities, losses and expenses which BZA may suffer, incur or sustain and which arise in respect of any act or thing done or omitted to be done by Agnico-Eagle in relation to the Vezza Property or this Agreement, including any breach or alleged breach of any Laws or any non-fulfillment of any obligation or agreement or any misrepresentation or breach of warranty by or of Agnico-Eagle contained in this Agreement. The foregoing rights of indemnification will survive the termination of this Agreement.

6.	TERMINATION

6.1

Termination. Agnico-Eagle may terminate this Agreement at any time after the end of the first year of the Option Period by delivering a 30-day prior notice of termination to BZA, in which event this Agreement shall terminate as of the date specified in such notice and BZA shall recover its original 100% ownership interest in the Noyon-Northway Property. This Agreement will also terminate:

	(i)	upon exercise of the Option in accordance with Section 2.10;

(ii)

10 days after receipt of the notice referred to in Section 2.5 if on or before such 10th day Agnico-Eagle has failed to incur an Expenditure (or the applicable portion thereof or to pay BZA an amount equal to the applicable portion of such Expenditure) referred to in Section 2.5; or

AGNICO-EAGLE MINES LIMITED / AMERICAN BONANZA GOLD CORP.	FRASER MILNER CASGRAIN LLP
Option Agreement	November 15, 2007
Vezza / Noyon-Northway Properties	Page 16

(iii)

if a party defaults under any terms or conditions of this Agreement on its part to be performed or observed and such party does not commence action to cure such default within 30 days after written notice thereof shall have been given to it by the other party and thereafter diligently prosecute such action to completion.

6.2	Obligations on Termination. If this Agreement terminates prior to exercise of the Option:

	(i)	BZA will recover its original 100% undivided ownership interest in the Noyon- Northway Property;

(ii)

Agnico-Eagle will fund the costs of such reclamation, rehabilitation, restoration or abandonment work as may be required to be performed under applicable Laws in respect of Mining Operations conducted on the Noyon-Northway Property by the Operator to the day of such termination or make such other provision therefor as is acceptable to BZA, acting reasonably;

(iii)

Agnico-Eagle shall conduct all work required to maintain in good standing for a period of at least 180 days after the termination of this Agreement all those mineral tenures comprised in the Noyon-Northway Property that are in good standing on the date hereof; and

(iv)

Agnico-Eagle shall, on request, provide BZA, at no cost to BZA, with a copy of all reports, maps, plans, drill logs and surveys of all work pertaining to the Noyon-Northway Property not previously provided to BZA by Agnico-Eagle under this Agreement. BZA shall be released from any obligation of confidentiality imposed under this Agreement or under law, including the common law, in respect of such information and any information provided to BZA under Sections 3.7 and 3.8 of this Agreement.

7.	GENERAL

7.1

Disclosure. Each party will take all necessary precautions to ensure that Confidential Information obtained from another party is kept confidential. Neither party may make any disclosure of such Confidential Information to any non-party to this Agreement (except to a party’s professional advisors or lenders or to potential investors, on a need to know basis) without the prior written consent of the party which provided the same except as may be required:

	(i)	to comply with stock market or securities commission rules or securities legislation applicable to a party;

	(ii)	by law or regulation to be made pursuant to legal process; or

AGNICO-EAGLE MINES LIMITED / AMERICAN BONANZA GOLD CORP.	FRASER MILNER CASGRAIN LLP
Option Agreement	November 15, 2007
Vezza / Noyon-Northway Properties	Page 17

	(iii)	to be disclosed to any Governmental Authority to maintain the Mining Properties in good standing.

7.2

Relationship of Parties. The parties acknowledge and agree that their rights, privileges, duties, obligations and liabilities are separate and not joint and are only such as are explicitly stated in this Agreement and no partnership, agency, fiduciary or confidential relationship of any kind exists now nor will hereafter come into existence, arise or be implied, or be deemed to exist, arise or be implied, by reason of any conduct, fact or circumstance whatsoever, including the provision, receipt or use by a party of Confidential Information.

7.3

Area of Common Interest. If, during the Option Period, either party (or permitted assignee) beneficially acquires any interest in mining claims or other mineral interests within one kilometer of the boundary of the Northway-Noyon Property (excluding the mining claims or other mineral interests described in paragraph 1 of Schedule A), such mining claims or other mineral interests shall be included as part the Noyon-Northway Property on exercise of the Option or termination of this Agreement. If, during the Option Period, either party (or permitted assignee) beneficially acquires any interest in mining claims or other mineral interests within one kilometer of the boundary of the Vezza Property (excluding the mining claims or other mineral interests described in paragraph 1 of Schedule A), such mining claims or other mineral interests shall be included as part the Vezza Property on exercise of the Option or termination of this Agreement. This excludes property currently held by either party within one kilometer of the Mining Properties as of the date of this Agreement.

7.4

Force Majeure. Notwithstanding anything herein contained to the contrary, if any party is prevented from or delayed in performing any obligation under this Agreement and such failure is occasioned by any cause beyond its reasonable control, including fire, power shortage, flooding, explosion, cave-in, landslide, adverse weather conditions, war, civil unrest, acts of God, governmental regulation, requirement or policy, inability to obtain or the non-issuance of any governmental approval, license, permit, undertaking or consent, action by indigenous peoples’ groups or any other cause (whether or not similar to any of the foregoing) beyond the control of such party or its representatives, agents, contractors or employees but excluding lack of finances, then, the time for the observance of the condition or performance of the obligation in question shall be extended for a period equivalent to the total period the cause of the prevention or delay persists or remains in effect regardless of the length of such total period. Any party hereto claiming suspension of its obligations as aforesaid shall promptly notify the other party to that effect and shall take all reasonable steps to remove or remedy the cause and effect of the force majeure described in the said notice insofar as it is reasonably able so to do and as soon as possible; provided that the terms of settlement of any labour disturbance or dispute, strike or lockout shall be wholly within the discretion of the party claiming suspension of its obligations by reason thereof and that party shall not be required to accede to the demands of its opponents solely to remedy or remove the force majeure thereby

AGNICO-EAGLE MINES LIMITED / AMERICAN BONANZA GOLD CORP.	FRASER MILNER CASGRAIN LLP
Option Agreement	November 15, 2007
Vezza / Noyon-Northway Properties	Page 18

constituted. There shall be no obligation to remove or remedy a force majeure event resulting from any actions by indigenous peoples’ groups.

7.5

Notice. All notices or other communications required or permitted under this Agreement shall be in writing and may be delivered personally, sent by prepaid mail or courier or by telecopier or e-mail to the following addresses of the parties:

AGNICO-EAGLE MINES LIMITED		AMERICAN BONANZA GOLD CORP.
765, chemin de la Mine Goldex		Suite 305
C.P. 87		675 West Hastings Street
Val d’Or QC J9P 4N9		Vancouver BC V6B 1N2

Attention:	Mr. Guy Gosselin	Attention:	Mr. Brian Kirwin

Telephone :	(819) 874-5980	Telephone :	(604) 688-7523
Telecopier :	(819) 874-3318	Telecopier :	(604) 681-0122

E-mail:	guy.gosselin@agnico-eagle.com	E-mail:	bongold@intercomm.com

or to such addresses as each party may from time to time specify by notice. Any notice or communication, if delivered, shall be deemed to have been given and received upon delivery; if mailed, shall be deemed to have been given and received on the fifth business day following the date it is posted; if sent by courier, shall be deemed to have been given and received on the second business day following the date of shipping; and if sent by telecopier or e-mail, shall be deemed to have been given and received on the business day next following the date of transmission.

7.6

Arbitration. Any dispute or conflict between the parties concerning this Agreement which cannot be settled by them shall be submitted firstly to a mutually agreeable mediator who will have no authority to bind the parties and, in the event that mediation efforts are unsuccessful, to a single arbitrator pursuant to the provisions of the Arbitration Act, 1991 (Ontario), or, if the parties cannot agree upon a single arbitrator, to three arbitrators, one appointed by Agnico-Eagle, one appointed by BZA and a third appointed by the arbitrators appointed by Agnico-Eagle and BZA. The arbitrator or arbitrators, as the case may be, may order any party to produce documents prior to the arbitration or to submit a witness to discovery. Arbitration proceedings shall take place in Toronto (Ontario) at such place as the arbitrator or arbitrators shall determine.

7.7

No Waiver. No failure to exercise, and no delay in exercising, any right or remedy hereunder will be deemed to be a waiver of that right or remedy or the right to require the full performance thereof at any later time. No waiver of any breach hereof will be deemed to be a waiver of any subsequent breach thereof.

AGNICO-EAGLE MINES LIMITED / AMERICAN BONANZA GOLD CORP.	FRASER MILNER CASGRAIN LLP
Option Agreement	November 15, 2007
Vezza / Noyon-Northway Properties	Page 19

7.8	Successors and Assigns. This Agreement ensures to the benefit of and binds the parties and their respective successors and permitted assigns.

7.9

Further Assurances. Each party will from time to time promptly execute and deliver all further documents and take all further action necessary or appropriate to give effect to and perform the provisions and intent of this Agreement and to complete the transactions contemplated hereby.

7.10

Counterparts. This Agreement and any amendment, supplement or restatement of any provision of this Agreement may be executed and delivered in any number of counterparts, each of which when executed and delivered shall be deemed to be an original and all of which together shall be deemed to constitute one and the same instrument.

7.11	Time of essence. Time is of the essence of this Agreement. Any party shall be in default by the mere lapse of time for performing its obligations hereunder.

7.12

Independent Legal Advice. BZA acknowledges that Agnico-Eagle advised BZA to seek independent legal advice in respect of this Agreement. BZA has either obtained such advice or waived its right to obtain such advice. BZA acknowledges that BZA has received no legal advice from Agnico-Eagle’s legal counsel. Agnico-Eagle acknowledges that BZA advised Agnico-Eagle to seek independent legal advice in respect of this Agreement. Agnico-Eagle has obtained such advice or waived its right to obtain such advice. Agnico-Eagle acknowledges that Agnico-Eagle has received no legal advice from BZA’s legal counsel.

AGNICO-EAGLE MINES LIMITED / AMERICAN BONANZA GOLD CORP.	FRASER MILNER CASGRAIN LLP
Option Agreement	November 15, 2007
Vezza / Noyon-Northway Properties	Page 20

The Parties have duly executed this Agreement.

AGNICO-EAGLE MINES LIMITED

/s/ Sean Boyd
Name:	Mr. Sean Boyd
Title:	Vice Chairman and Chief Executive Officer

I have authority to bind the Corporation

AMERICAN BONANZA GOLD CORP.

/s/ Brian Kirwin
Name:	Mr. Brian Kirwin
Title:	President & CEO

I have authority to bind the Corporation

SCHEDULE A
TO THE OPTION AGREEMENT
BETWEEN
AGNICO-EAGLE AND AMERICAN BONANZA GOLD CORP.
EFFECTIVE AS OF NOVEMBER 15, 2007

VEZZA AND NOYON-NORTHWAY PROPERTIES
(Townships of Vezza and Noyon, Quebec)

1.	Vezza Property — Townships of Vezza and Noyon (43 claims)

CLAIM #	LOCATION (COLUMN, ROW)	AREA (HA)	REGISTRATION DATE (YR, MONTH, DAY)	EXPIRY DATE (YR, MONTH, DAY)	WORK SURPLUS ($)	NUMBER OF RENEWAL S
4202394	32F/12	16.00	1983-11-01	2009-10-01	1,706.91	9
4202395	32F/12	16.00	1983-11-01	2009-10-01	21,766.70	9

4202401	32F/12	10.00	1983-11-01	2009-10-02	0.00	9
4202402	32F/12	7.00	1983-11-01	2009-10-02	0.00	9
4202403	32F/12	10.00	1983-11-01	2009-10-02	18,041.81	9
4202404	32F/12	16.00	1983-11-01	2009-10-02	0.00	9
4202405	32F/12	12.00	1983-11-01	2009-10-02	0.00	9

4202411	32F/12	14.00	1983-11-01	2009-10-03	2,879.98	9
4202412	32F/12	16.00	1983-11-01	2009-10-03	0.00	9
4202413	32F/12	16.00	1983-11-01	2009-10-03	59,200.73	9
4202414	32F/12	12.00	1983-11-01	2009-10-03	51,943.51	9
4202415	32F/12	10.00	1983-11-01	2009-10-03	0.00	9

4202421	32F/12	16.00	1983-11-01	2009-10-04	0.00	9
4202422	32F/12	16.00	1983-11-01	2009-10-04	0.00	9
4202423	32F/12	16.00	1983-11-01	2009-10-04	37,030.18	9
4202424	32F/12	16.00	1983-11-01	2009-10-04	0.00	9
4202425	32F/12	16.00	1983-11-01	2009-10-04	0.00	9

AGNICO-EAGLE MINES LIMITED / AMERICAN BONANZA GOLD CORP.	FRASER MILNER CASGRAIN LLP
Option Agreement – Schedule A	November 15, 2007
Vezza / Noyon-Northway Properties	Page 2

CLAIM #	LOCATION (COLUMN, ROW)	AREA (HA)	REGISTRATION DATE (YR, MONTH, DAY)	EXPIRY DATE (YR, MONTH, DAY)	WORK SURPLUS ($)	NUMBER OF RENEWAL S
4202571	32F/12	16.00	1983-11-01	2009-10-05	0.00	9
4202572	32F/12	16.00	1983-11-01	2009-10-05	0.00	9
4202573	32F/12	16.00	1983-11-01	2009-10-05	0.00	9
4202574	32F/12	16.00	1983-11-01	2009-10-05	0.00	9
4202575	32F/12	16.00	1983-11-01	2009-10-05	0.00	9

4202581	32F/12	16.00	1983-11-01	2009-10-06	4,866.79	9
4202582	32F/12	16.00	1983-11-01	2009-10-06	4,866.79	9
4202583	32F/12	16.00	1983-11-01	2009-10-06	21,825.34	9
4202584	32F/12	16.00	1983-11-01	2009-10-06	4,866.79	9
4202585	32F/12	16.00	1983-11-01	2009-10-06	4,866.79	9

4202591	32F/12	16.00	1983-11-01	2009-10-07	0.00	9
4202592	32F/12	16.00	1983-11-01	2009-10-07	0.00	9
4202593	32F/12	16.00	1983-11-01	2009-10-07	0.00	9
4202594	32F/12	10.00	1983-11-01	2009-10-07	0.00	9
4202595	32F/12	10.00	1983-11-01	2009-10-07	0.00	9

4232941	32F/12	16.00	1984-10-10	2009-08-31	556.66	9
4232942	32F/12	16.00	1984-10-10	2009-08-31	0.00	9

4441811	32F/12	16.00	1987-04-29	2009-03-09	1,532.46	9

4441831	32F/12	13.00	1987-04-29	2009-03-09	0.00	9

4441851	32F/12	9.00	1987-04-29	2009-03-09	8,230.55	9

4441871	32F/12	14.00	1987-04-29	2011-03-09	207,618.65	10

4441881	32F/12	16.00	1987-04-29	2009-03-09	0.00	9

4556941	32F/12	16.00	1987-04-29	2011-03-09	237,339.49	10

AGNICO-EAGLE MINES LIMITED / AMERICAN BONANZA GOLD CORP.	FRASER MILNER CASGRAIN LLP
Option Agreement – Schedule A	November 15, 2007
Vezza / Noyon-Northway Properties	Page 3

CLAIM #	LOCATION (COLUMN, ROW)	AREA (HA)	REGISTRATION DATE (YR, MONTH, DAY)	EXPIRY DATE (YR, MONTH, DAY)	WORK SURPLUS ($)	NUMBER OF RENEWAL S

4716441	32F/12	1.80	1988-11-15	2009-09-30	0.00	9

5072074	32F/12	16.00	1990-11-20	2008-11-19	0.00	8

5072076	32F/12	9.00	1990-12-18	2008-12-17	0.00	8

2.	Noyon-Northway Property — Township of Noyon (227 claims)

CLAIM #	LOCATION (COLUMN, ROW)	AREA (HA)	REGISTRATION DATE (YR, MONTH, DAY)	EXPIRY DATE (YR, MONTH, DAY)	WORK SURPLUS ($)	NUMBER OF RENEWAL S
4370861	26, 19	16.80	1986-01-14	2008-11-27	0.00	9
4370862	25, 19	16.51	1986-01-14	2008-11-27	0.00	9
4370863	24, 19	15.17	1986-01-14	2008-11-27	0.00	9
4370864	23, 19	17.62	1986-01-14	2008-11-27	3,653.52	9
4370865	23, 18	16.96	1986-01-14	2008-11-27	18,709.91	9

4370871	24, 18	15.23	1986-01-14	2008-11-28	0.00	9
4370872	25, 18	15.97	1986-01-14	2008-11-28	0.00	9
4370873	26, 18	16.10	1986-01-14	2008-11-28	0.00	9
4370874	26, 17	16.21	1986-01-14	2008-11-28	0.00	9
4370875	25, 17	15.87	1986-01-14	2008-11-28	0.00	9

4370881	24, 17	15.49	1986-01-14	2008-11-29	0.00	9
4370882	23, 17	16.76	1986-01-14	2008-11-29	10,392.63	9
4370883	23, 16	16.10	1986-01-14	2008-11-29	80,338.09	9
4370884	24, 16	15.51	1986-01-14	2008-11-29	0.00	9
4370885	25, 16	15.77	1986-01-14	2008-11-29	0.00	9

AGNICO-EAGLE MINES LIMITED / AMERICAN BONANZA GOLD CORP.	FRASER MILNER CASGRAIN LLP
Option Agreement – Schedule A	November 15, 2007
Vezza / Noyon-Northway Properties	Page 4

CLAIM #	LOCATION (COLUMN, ROW)	AREA (HA)	REGISTRATION DATE (YR, MONTH, DAY)	EXPIRY DATE (YR, MONTH, DAY)	WORK SURPLUS ($)	NUMBER OF RENEWAL S
4370891	26, 16	15.96	1986-01-14	2008-11-30	0.00	9
4370892	26, 15	17.28	1986-01-14	2008-11-30	0.00	9
4370893	25, 15	16.70	1986-01-14	2008-11-30	0.00	9
4370894	24, 15	16.80	1986-01-14	2008-11-30	0.00	9
4370895	23, 15	17.39	1986-01-14	2008-11-30	38,078.30	9

4370914	28, 11	12.50	1986-01-14	2008-12-02	0.00	9
4370915	27, 13	11.54	1986-01-14	2008-12-02	0.00	9

4370921	23, 14	16.40	1986-01-14	2008-12-01	69,544.36	9
4370922	24, 14	15.99	1986-01-14	2008-12-01	0.00	9
4370923	25, 14	15.93	1986-01-14	2008-12-01	0.00	9
4370924	26, 14	16.25	1986-01-14	2008-12-01	0.00	9
4370925	26, 13	15.77	1986-01-14	2008-12-01	0.00	9

4370931	25, 13	14.67	1986-01-14	2008-12-02	0.00	9
4370932	24, 13	14.21	1986-01-14	2008-12-02	43,826.78	9
4370933	23, 13	13.12	1986-01-14	2008-12-02	109,254.12	9
4370934	28, 10	13.06	1986-01-14	2008-12-02	38,239.12	9
4370935	28, 12	12.38	1986-01-14	2008-12-02	7,019.12	9

4370941	24, 12	13.66	1986-01-14	2008-11-27	35,761.15	9
4370942	25, 12	13.40	1986-01-14	2008-11-27	0.00	9
4370943	26, 12	13.69	1986-01-14	2008-11-27	0.00	9
4370944	27, 12	12.73	1986-01-14	2008-11-27	0.00	9
4370945	27, 11	14.23	1986-01-14	2008-11-27	0.00	9

4370951	26, 11	14.50	1986-01-14	2008-11-28	0.00	9
4370952	25, 11	14.24	1986-01-14	2008-11-28	28,579.65	9
4370953	24, 11	14.41	1986-01-14	2008-11-28	29,491.65	9
4370954	24, 10	14.96	1986-01-14	2008-11-28	193,682.65	9
4370955	25, 10	15.15	1986-01-14	2008-11-28	22,524.65	9

AGNICO-EAGLE MINES LIMITED / AMERICAN BONANZA GOLD CORP.	FRASER MILNER CASGRAIN LLP
Option Agreement – Schedule A	November 15, 2007
Vezza / Noyon-Northway Properties	Page 5

CLAIM #	LOCATION (COLUMN, ROW)	AREA (HA)	REGISTRATION DATE (YR, MONTH, DAY)	EXPIRY DATE (YR, MONTH, DAY)	WORK SURPLUS ($)	NUMBER OF RENEWAL S

4370961	26, 10	15.06	1986-01-14	2008-11-29	25,553.65	9
4370962	27, 10	14.71	1986-01-14	2008-11-29	0.00	9
4370963	27, 9	13.99	1986-01-14	2008-11-29	169,669.45	9
4370964	26, 9	14.62	1986-01-14	2008-11-29	0.00	9
4370965	25, 9	14.69	1986-01-14	2008-11-29	32,320.15	9

4370971	24, 9	15.26	1986-01-14	2008-11-30	64,325.17	9
4370972	24, 8	16.70	1986-01-14	2008-11-30	6,394.17	9
4370973	25, 8	20.04	1986-01-14	2008-11-30	51,361.67	9
4370974	28, 8	36.11	1986-01-14	2008-11-30	31,976.67	9
4370975	28, 7	45.77	1986-01-14	2008-11-30	6,394.17	9

4371541	23, 8	14.02	1986-01-14	2008-12-03	18,720.08	9
4371542	22, 8	14.66	1986-01-14	2008-12-03	17,220.08	9
4371543	21, 8	14.56	1986-01-14	2008-12-03	11,720.08	9
4371544	21, 9	15.01	1986-01-14	2008-12-03	12,720.08	9
4371545	22, 9	15.48	1986-01-14	2008-12-03	18,720.08	9

4371551	23, 9	14.56	1986-01-14	2008-12-04	3,591.35	9
4371552	23, 10	14.05	1986-01-14	2008-12-04	7,341.35	9
4371553	22, 10	14.89	1986-01-14	2008-12-04	18,266.35	9
4371554	21, 10	14.23	1986-01-14	2008-12-04	5,841.35	9
4371555	21, 11	14.03	1986-01-14	2008-12-04	7,341.35	9

4371561	22, 11	15.20	1986-01-14	2008-12-05	29,329.67	9
4371562	23, 11	14.05	1986-01-14	2008-12-05	9,629.67	9
4371563	23, 12	13.20	1986-01-14	2008-12-05	14,129.67	9
4371564	22, 12	14.36	1986-01-14	2008-12-05	14,129.67	9
4371565	21, 12	13.89	1986-01-14	2008-12-05	33,174.42	9

AGNICO-EAGLE MINES LIMITED / AMERICAN BONANZA GOLD CORP.	FRASER MILNER CASGRAIN LLP
Option Agreement – Schedule A	November 15, 2007
Vezza / Noyon-Northway Properties	Page 6

CLAIM #	LOCATION (COLUMN, ROW)	AREA (HA)	REGISTRATION DATE (YR, MONTH, DAY)	EXPIRY DATE (YR, MONTH, DAY)	WORK SURPLUS ($)	NUMBER OF RENEWAL S
4371571	28, 9	12.99	1986-01-14	2008-12-06	14,884.74	9
4371572	27, 8	14.73	1986-01-14	2008-12-06	4,895.74	9
4371573	27, 14	13.74	1986-01-14	2008-12-06	50,375.74	9
4371574	21, 13	13.03	1986-01-14	2008-12-06	78,240.49	9
4371575	22, 13	14.04	1986-01-14	2008-12-06	4,895.74	9

4371581	21, 20	19.43	1986-01-14	2008-11-28	28,667.65	9
4371582	22, 20	16.45	1986-01-14	2008-11-28	25,366.65	9
4371583	23, 20	18.12	1986-01-14	2008-11-28	5,917.65	9
4371584	23, 21	18.02	1986-01-14	2008-11-28	0.00	9
4371585	22, 21	15.45	1986-01-14	2008-11-28	28,641.65	9

4371591	21, 21	18.19	1986-01-14	2008-11-29	51,891.65	9
4371592	20, 21	14.99	1986-01-14	2008-11-29	0.00	9
4371593	20, 22	15.75	1986-01-14	2008-11-29	8,041.30	9
4371594	21, 22	19.22	1986-01-14	2008-11-29	12,645.65	9
4371595	22, 22	15.78	1986-01-14	2008-11-29	32,971.65	9

4371601	23, 22	18.12	1986-01-14	2008-11-30	11,963.30	9
4371602	23, 23	17.88	1986-01-14	2008-11-30	0.00	9
4371603	22, 23	14.92	1986-01-14	2008-11-30	22,504.95	9
4371604	21, 23	18.60	1986-01-14	2008-11-30	4,736.30	9
4371605	20,23	16.92	1986-01-14	2008-11-30	0.00	9

4371611	23, 24	18.25	1986-01-14	2008-12-01	0.00	9
4371612	22, 24	14.86	1986-01-14	2008-12-01	0.00	9

4371621	21, 15	17.23	1986-01-14	2008-12-02	17,700.64	9
4371622	21, 14	16.15	1986-01-14	2008-12-02	34,362.64	9
4371623	22, 14	17.40	1986-01-14	2008-12-02	34,694.64	9
4371624	22, 15	17.87	1986-01-14	2008-12-02	9,572.64	9
4371625	22, 16	16.46	1986-01-14	2008-12-02	252.64	9

AGNICO-EAGLE MINES LIMITED / AMERICAN BONANZA GOLD CORP.	FRASER MILNER CASGRAIN LLP
Option Agreement – Schedule A	November 15, 2007
Vezza / Noyon-Northway Properties	Page 7

CLAIM #	LOCATION (COLUMN, ROW)	AREA (HA)	REGISTRATION DATE (YR, MONTH, DAY)	EXPIRY DATE (YR, MONTH, DAY)	WORK SURPLUS ($)	NUMBER OF RENEWAL S

4371632	27, 15	5.75	1986-01-14	2008-12-01	31,536.94	9
4371633	20, 15	16.16	1986-01-14	2008-12-01	3,543.39	9
4371634	20, 16	15.38	1986-01-14	2008-12-01	12,205.89	9
4371635	21, 16	16.77	1986-01-14	2008-12-01	68,172.54	9

4371641	22, 17	16.65	1986-01-14	2008-12-03	852.67	9
4371642	21, 17	17.41	1986-01-14	2008-12-03	25,677.17	9
4371643	20, 17	15.54	1986-01-14	2008-12-03	852.67	9
4371644	20, 18	15.69	1986-01-14	2008-12-03	14,214.67	9
4371645	21, 18	17.16	1986-01-14	2008-12-03	852.67	9

4371651	22, 18	16.12	1986-01-14	2008-12-04	13,112.23	9
4371652	22, 19	16.30	1986-01-14	2008-12-04	21,025.23	9
4371653	21, 19	17.29	1986-01-14	2008-12-04	16,414.23	9
4371654	20, 19	15.06	1986-01-14	2008-12-04	464.23	9
4371655	20, 20	16.86	1986-01-14	2008-12-04	464.23	9

4442741	21, 7	15.66	1987-11-24	2008-11-23	3,700.36	9
4442742	23, 7	16.70	1987-11-24	2008-11-23	2,200.36	9
4442743	24, 7	15.47	1987-11-24	2008-11-23	3,700.36	9
4442744	26, 8	16.94	1987-11-24	2008-11-23	3,700.36	9
4442745	27, 7	22.70	1987-11-24	2008-11-23	18,618.36	9

5009246	17, 3	14.09	1993-12-13	2009-12-12	0.00	7
5009247	16, 3	14.63	1993-12-13	2009-12-12	0.00	7
5009248	15, 3	12.31	1993-12-13	2009-12-12	0.00	7
5009249	15, 4	13.63	1993-12-13	2009-12-12	0.00	7

AGNICO-EAGLE MINES LIMITED / AMERICAN BONANZA GOLD CORP.	FRASER MILNER CASGRAIN LLP
Option Agreement – Schedule A	November 15, 2007
Vezza / Noyon-Northway Properties	Page 8

CLAIM #	LOCATION (COLUMN, ROW)	AREA (HA)	REGISTRATION DATE (YR, MONTH, DAY)	EXPIRY DATE (YR, MONTH, DAY)	WORK SURPLUS ($)	NUMBER OF RENEWAL S
5009811	14, 14	16.22	1993-12-13	2009-12-12	0.00	7
5009812	14, 15	15.33	1993-12-13	2009-12-12	0.00	7
5009813	14, 16	16.31	1993-12-13	2009-12-12	0.00	7
5009814	14, 17	15.51	1993-12-13	2009-12-12	0.00	7
5009815	14, 18	15.20	1993-12-13	2009-12-12	0.00	7
5009816	14, 19	15.40	1993-12-13	2009-12-12	0.00	7

5009820	13, 14	16.17	1993-12-13	2009-12-12	0.00	7
5009821	13, 15	15.31	1993-12-13	2009-12-12	0.00	7
5009822	13, 16	16.25	1993-12-13	2009-12-12	0.00	7
5009823	13, 17	15.27	1993-12-13	2009-12-12	0.00	7
5009824	13, 18	14.68	1993-12-13	2009-12-12	0.00	7
5009825	13, 19	15.62	1993-12-13	2009-12-12	0.00	7

5111078	20, 11	15.19	1993-10-13	2009-10-12	0.00	7

5111112	20, 10	15.86	1993-10-13	2009-10-12	0.00	7

5111157	19, 20	16.19	1993-08-04	2009-08-03	0.00	7
5111158	18, 20	15.50	1993-08-04	2009-08-03	0.00	7
5111159	20, 3	15.42	1993-08-04	2009-08-03	0.00	7
5111160	19, 3	14.51	1993-08-04	2009-08-03	0.00	7
5111161	18, 3	14.45	1993-08-04	2009-08-03	0.00	7
5111162	18, 4	16.33	1993-08-04	2009-08-03	0.00	7
5111163	19, 4	16.32	1993-08-04	2009-08-03	0.00	7
5111164	19, 12	17.20	1993-08-04	2009-08-03	0.00	7
5111165	18, 12	16.78	1993-08-04	2009-08-03	0.00	7
5111166	17, 12	16.64	1993-08-04	2009-08-03	0.00	7
5111167	16, 12	16.91	1993-08-04	2009-08-03	0.00	7
5111168	15, 12	14.70	1993-08-04	2009-08-03	0.00	7
5111169	20, 12	17.16	1993-08-04	2009-08-03	0.00	7
5111170	20, 13	14.88	1993-08-04	2009-08-03	0.00	7

AGNICO-EAGLE MINES LIMITED / AMERICAN BONANZA GOLD CORP.	FRASER MILNER CASGRAIN LLP
Option Agreement – Schedule A	November 15, 2007
Vezza / Noyon-Northway Properties	Page 9

CLAIM #	LOCATION (COLUMN, ROW)	AREA (HA)	REGISTRATION DATE (YR, MONTH, DAY)	EXPIRY DATE (YR, MONTH, DAY)	WORK SURPLUS ($)	NUMBER OF RENEWAL S
5111171	19, 13	15.41	1993-08-04	2009-08-03	0.00	7
5111172	18, 13	15.31	1993-08-04	2009-08-03	0.00	7
5111173	17, 13	15.28	1993-08-04	2009-08-03	2,049	7
5111174	20, 4	16.77	1993-08-04	2009-08-03	0.00	7
5111175	20, 5	16.56	1993-08-04	2009-08-03	0.00	7
5111176	19, 5	16.70	1993-08-04	2009-08-03	3,115	7
5111177	18, 5	16.95	1993-08-04	2009-08-03	2,372	7
5111178	17, 5	16.32	1993-08-04	2009-08-03	0.00	7
5111179	17, 4	15.79	1993-08-04	2009-08-03	0.00	7
5111180	16, 4	16.42	1993-08-04	2009-08-03	0.00	7
5111181	16, 5	16.65	1993-08-04	2009-08-03	0.00	7
5111182	15, 5	14.48	1993-08-04	2009-08-03	0.00	7
5111183	15, 6	14.03	1993-08-04	2009-08-03	0.00	7
5111184	15, 7	14.07	1993-08-04	2009-08-03	0.00	7
5111185	15, 8	13.91	1993-08-04	2009-08-03	0.00	7
5111186	16, 8	16.14	1993-08-04	2009-08-03	0.00	7
5111187	17, 8	15.65	1993-08-04	2009-08-03	0.00	7
5111188	18, 8	15.59	1993-08-04	2009-08-03	0.00	7
5111189	20, 7	16.48	1993-10-13	2009-10-12	0.00	7
5111190	19, 7	17.08	1993-10-13	2009-10-12	0.00	7
5111191	18, 7	15.93	1993-08-04	2009-08-03	0.00	7
5111192	17, 7	15.80	1993-08-04	2009-08-03	0.00	7
5111193	16, 7	16.21	1993-08-04	2009-08-03	0.00	7
5111194	19, 8	16.22	1993-08-04	2009-08-03	0.00	7
5111195	20, 8	15.37	1993-08-04	2009-08-03	0.00	7
5111196	20, 9	15.45	1993-08-04	2009-08-03	0.00	7
5111197	19, 9	16.07	1993-08-04	2009-08-03	0.00	7
5111198	18, 9	15.60	1993-08-04	2009-08-03	0.00	7
5111199	17, 9	15.65	1993-08-04	2009-08-03	0.00	7
5111200	16, 9	15.49	1993-08-04	2009-08-03	0.00	7
5111201	15, 9	13.42	1993-08-04	2009-08-03	0.00	7
5111202	15, 10	13.57	1993-08-04	2009-08-03	0.00	7

AGNICO-EAGLE MINES LIMITED / AMERICAN BONANZA GOLD CORP.	FRASER MILNER CASGRAIN LLP
Option Agreement – Schedule A	November 15, 2007
Vezza / Noyon-Northway Properties	Page 10

CLAIM #	LOCATION (COLUMN, ROW)	AREA (HA)	REGISTRATION DATE (YR, MONTH, DAY)	EXPIRY DATE (YR, MONTH, DAY)	WORK SURPLUS ($)	NUMBER OF RENEWAL S
5111203	16, 10	15.79	1993-08-04	2009-08-03	0.00	7
5111204	20, 6	16.03	1993-10-13	2009-10-12	0.00	7
5111205	19, 6	16.62	1993-10-13	2009-10-12	0.00	7
5111206	18, 6	15.94	1993-10-13	2009-10-12	0.00	7
5111207	17, 6	15.71	1993-10-13	2009-10-12	0.00	7
5111208	16, 6	16.04	1993-10-13	2009-10-12	0.00	7
5111209	17, 20	16.27	1993-08-04	2009-08-03	0.00	7
5111210	16, 20	15.97	1993-08-04	2009-08-03	0.00	7
5111211	15, 20	14.63	1993-08-04	2009-08-03	0.00	7
5111212	15, 19	14.29	1993-08-04	2009-08-03	0.00	7
5111213	16, 19	15.88	1993-08-04	2009-08-03	0.00	7
5111214	19, 18	16.35	1993-08-04	2009-08-03	0.00	7
5111215	19, 19	16.38	1993-08-04	2009-08-03	0.00	7
5111216	18, 19	15.59	1993-08-04	2009-08-03	0.00	7
5111217	17, 19	16.08	1993-08-04	2009-08-03	0.00	7
5111218	18, 18	15.50	1993-08-04	2009-08-03	0.00	7
5111219	17, 18	15.67	1993-08-04	2009-08-03	0.00	7
5111220	16, 18	15.83	1993-08-04	2009-08-03	0.00	7
5111221	15, 18	14.12	1993-08-04	2009-08-03	0.00	7
5111222	15, 17	14.52	1993-08-04	2009-08-03	0.00	7
5111223	16, 17	16.06	1993-08-04	2009-08-03	0.00	7
5111224	17, 16	16.05	1993-08-04	2009-08-03	0.00	7
5111225	16, 16	16.44	1993-08-04	2009-08-03	0.00	7
5111226	15, 16	15.25	1993-08-04	2009-08-03	0.00	7
5111227	15, 15	14.30	1993-08-04	2009-08-03	0.00	7
5111228	16, 15	15.58	1993-08-04	2009-08-03	0.00	7
5111229	20, 14	15.88	1993-08-04	2009-08-03	0.00	7
5111230	19, 14	16.65	1993-08-04	2009-08-03	0.00	7
5111231	19, 15	15.93	1993-08-04	2009-08-03	0.00	7
5111232	18, 15	15.50	1993-08-04	2009-08-03	0.00	7
5111233	17, 15	15.60	1993-08-04	2009-08-03	0.00	7
5111234	19, 16	17.11	1993-08-04	2009-08-03	0.00	7

AGNICO-EAGLE MINES LIMITED / AMERICAN BONANZA GOLD CORP.	FRASER MILNER CASGRAIN LLP
Option Agreement – Schedule A	November 15, 2007
Vezza / Noyon-Northway Properties	Page 11

CLAIM #	LOCATION (COLUMN, ROW)	AREA (HA)	REGISTRATION DATE (YR, MONTH, DAY)	EXPIRY DATE (YR, MONTH, DAY)	WORK SURPLUS ($)	NUMBER OF RENEWAL S
5111235	18, 16	16.07	1993-08-04	2009-08-03	0.00	7
5111236	19, 17	16.27	1993-08-04	2009-08-03	0.00	7
5111237	18, 17	15.74	1993-08-04	2009-08-03	0.00	7
5111238	17, 17	15.77	1993-08-04	2009-08-03	0.00	7

5111243	18, 14	16.16	1993-08-04	2009-08-03	0.00	7
5111244	16, 13	16.16	1993-08-04	2009-08-03	0.00	7
5111245	15, 13	14.40	1993-08-04	2009-08-03	0.00	7
5111246	15, 14	15.13	1993-08-04	2009-08-03	0.00	7
5111247	16, 14	16.69	1993-08-04	2009-08-03	0.00	7
5111248	17, 14	16.16	1993-08-04	2009-08-03	0.00	7

5111648	19, 11	15.64	1993-10-13	2009-10-12	0.00	7
5111649	18, 11	15.22	1993-10-13	2009-10-12	0.00	7
5111650	17, 11	15.17	1993-08-04	2009-08-03	0.00	7
5111651	16, 11	15.95	1993-08-04	2009-08-03	0.00	7
5111652	15, 11	13.82	1993-08-04	2009-08-03	0.00	7
5111653	19, 10	15.99	1993-10-13	2009-10-12	0.00	7
5111654	18, 10	15.31	1993-10-13	2009-10-12	0.00	7
5111655	17, 10	14.95	1993-10-13	2009-10-12	0.00	7

SCHEDULE B
TO THE OPTION AGREEMENT
BETWEEN
AGNICO-EAGLE AND AMERICAN BONAZA GOLD CORP.
EFFECTIVE AS OF NOVEMBER 15, 2007

VEZZA AND NOYON-NORTHWAY PROPERTIES

EXPENDITURES

1.      Work Expenditures. Expenditures on the Noyon-Northway Property and the dates on or before which such Expenditures are to be incurred, are as follows:

	AEM Contribution	BZA Contribution	Total Expenditures
	(70%)	(30%)
Year one	$374,500	$160,500	$535,000
Year two	$595,000	$255,000	$850,000
Year three	$700,000	$300,000	$1,000,000
Total	$1,669,500	$715,500	$2,385,000

2.      BZA’s Additional Expenditures. In addition to contributing $160,500 to the work programs conducted by the Operator during the Option Period, BZA shall incur a minimum of $214,500 in additional exploration expenditures during the period commencing on April 1, 2007 and expiring at the end of the first year of the Option Period to test targets outside of the known RJ and A zones on the Noyon-Northway Property, which work began in April 2007. These expenditures shall not be part of the work program and budget submitted and managed by the Operator under Section 3.2 of the Agreement. The provisions of Sections 3.4, 3.7 and 3.8 of the Agreement shall apply, mutatis mutandis, to work done by BZA under Section 2.14 of the Agreement.

SCHEDULE C

TO THE OPTION AGREEMENT
BETWEEN
AGNICO-EAGLE MINES LIMITED
AND
AMERICAN BONANZA GOLD CORP.
EFFECTIVE AS OF NOVEMBER 15, 2007

JOINT OPERATING AGREEMENT

SCHEDULE C

TO THE OPTION AGREEMENT
BETWEEN
AGNICO-EAGLE MINES LIMITED
AND
AMERICAN BONANZA GOLD CORP.
EFFECTIVE AS OF NOVEMBER 15, 2007

JOINT OPERATING AGREEMENT

1. INTERPRETATION

1.1. In this Agreement and Appendices I and II hereto the following words, phrases and expressions shall have the following meanings:

(a)	Accounting Procedure means the procedure attached to this Agreement as Appendix I.

(b)	Affiliate shall have the meaning attributed to it in the Canada Business Corporations Act, as amended.

(c)	Agreement means this agreement, including the recitals and appendices, as amended, supplemented or restated from time to time.

(d)

Assets means all corporeal and incorporeal property, movable property, improvements and other property, including land, buildings and equipment but excluding the Mining Properties, acquired for or made to the Mining Properties under the Option Agreement or this Agreement in connection with the Mining Operations.

(e)

Commercial Production means the date upon which Minerals are first delivered to purchasers on a commercial basis (other than deliveries of Minerals in respect of pilot or test operations, sampling, assaying, metallurgical testing and evaluation of the minerals potential of the Mining Properties).

(f)	Completion Date means the date on which it is demonstrated to the satisfaction of the Management Committee that the preparing and equipping of the Mine for Commercial Production is complete.

(g)

Confidential Information means all information provided to or acquired by a party, through or from another party, which is marked "Confidential" or is stated to be confidential or is by its nature intended to be confidential, and all analyses, compilations, data, studies, documents or other information prepared by a party or any other person containing or based upon, in whole or in part, any information provided to or acquired by a party, through or from another party, other than information which a party is able to establish:

AGNICO-EAGLE MINES LIMITED / AMERICAN BONANZA GOLD CORP.	FRASER MILNER CASGRAIN LLP
Option Agreement – Vezza / Noyon-Northway Properties	November 15, 2007
Schedule C – Joint Operating Agreement	Page 2

(i)	was readily available to the public at the time such information was made available to that party;

(ii)	became readily available to the public after the time such information was made available to that party other than as a result of disclosure by a party in contravention of this Agreement; or

(iii)	became available to a party on a non-confidential basis from a non-party provided such non-party was not bound by confidentiality obligations relating thereto.

(h)	Construction means every kind of work carried out during the Construction Period by the Operator in accordance with an approved Feasibility Study.

(i)	Construction Period means, unless the Production Notice is subsequently withdrawn, the period beginning on the date a Production Notice is given and ending on the Completion Date.

(j)

Costs means, except as to Prior Exploration Costs, all items of outlay and expense whatsoever, direct or indirect, with respect to Mining Operations, recorded by the Operator in accordance with this Agreement. Without limiting generality, the following categories of Costs shall have the following meanings:

	(i)	Construction Costs means those Costs recorded by the Operator during the Construction Period, including the Operator's fee contemplated in Section 11;

	(ii)	Exploration Costs means those Costs recorded by the Operator during the Exploration Period, including the Operator's fee contemplated in Section 11;

	(iii)	Mine Costs means Construction Costs and Operating Costs;

	(iv)	Operating Costs means those Costs recorded by the Operator subsequent to the Completion Date, including the Operator's fee contemplated in Section 11; and

	(v)	Prior Exploration Costs means the amounts referred to in Subsection 3.2.

(k)	Exploration Period means the period beginning on the Operative Date and ending on the date an effective Production Notice is given.

(l)	Feasibility Study shall have the meaning ascribed thereto in National Instrument 43-101 (Standards of Disclosure for Mineral Projects), namely a comprehensive study of a

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deposit in which all geological, engineering, operating, economic and other relevant factors are considered in sufficient detail that it could reasonably serve as the basis for a final decision by a financial institution to finance the development of the deposit for mineral production.

(m)

Governmental Authority means the Government of Canada, the Government of Quebec or a municipal government, and any government agency, tribunal, commission or other authority exercising or purporting to exercise executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, government.

(n)

Interest means an undivided ownership interest in the Mining Properties, the Assets and any Mine, expressed as a percentage, calculated, until the third anniversary of the Option Agreement, in the manner contemplated in Section 3, thereafter during the Exploration Period, subject to Subsection 3.3, in the manner contemplated in Section 7 and, subsequent to the Exploration Period, in the manner contemplated in Section 10.

(o)	Joint Operation shall have the meaning attributed to it in Subsection 2.1.

(p)

Laws means all laws (including principles of common and civil law), statutes, regulations, treaties, judgments and decrees and all official directives, rules, consents, approvals, authorizations, guidelines, orders and policies of any Governmental Authority having the force of law.

(q)

Lien means any lien, mortgage, charge, hypothec, claim, encumbrance, security interest or other right or interest attaching to or affecting property, whether registered or unregistered, and whether arising by agreement, statute or otherwise at law.

(r)	Management Committee means the committee established pursuant to Section 4.1.

(s)

Mine means the workings established and Assets acquired, including development headings, plant and concentrator installations, infrastructure, housing, airport and other facilities in order to bring the Mining Properties into Commercial Production in accordance with the Production Notice.

(t)

Minerals means any and all ores (and concentrates derived therefrom) and minerals, precious and base, metallic and nonmetallic, in, on or under the Mining Properties which may lawfully be explored for, mined and sold.

(u)	Mining Operations means every kind of work done by the Operator:

(i) on or in respect of the Mining Properties in accordance with a Program; or

(ii) if not provided for in a Program, unilaterally and in good faith to maintain the Mining Properties in good standing, to prevent waste or to otherwise

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discharge any obligation which is imposed upon it pursuant to this Agreement and in respect of which the Management Committee has not given it directions;

including: (1) carrying out, or causing to be carried out, the work of assessment, line cutting, geophysical, geochemical and geological surveys, library research, data compilation, report preparation, studies and mapping, assaying and metallurgical testing, drilling, designing, examining, equipping, improving, surveying, trenching, shaft-sinking, raising, crosscutting and drifting, searching for, digging, trucking, sampling, working and procuring mineral products, ground or map staking and obtaining claims, mining leases or other exploitation titles and keeping the same in good standing and doing all other work usually considered to be assessment, prospecting, exploration, development, preproduction, mining or reclamation work; (2) paying wages, salaries, bonuses and benefits of individuals (including consultants and contractors) engaged in such work and in supplying food, lodging, transportation and other reasonable needs of such individuals; (3) paying insurance premiums and assessments or premiums for workers' compensation insurance, contributions for unemployment insurance or other pay allowances or benefits customarily paid in the district to such individuals; (4) making payments in respect of mining claims, mining leases and other exploitation titles and their renewal taxes, rates, assessments or other charges levied by a Governmental Authority in respect of the Mining Properties; (5) purchasing, leasing or renting plant, buildings, machinery, tools, appliances, equipment or supplies or incurring other capital expenses, and installing, erecting, detaching or removing any such Assets on or from the Mining Properties; (6) and managing or supervising any work which is done in respect of the Mining Properties or in any other respects necessary or desirable to duly carry out such assessment, prospecting, exploration, development, pre-production, mining or reclamation work.

(v)

Mining Properties means, collectively, the Vezza and Noyon-Northway Properties contemplated by the Option Agreement that became subject to this Agreement on the Operative Date and any additional mineral properties added to the Mining Properties pursuant to the Option Agreement or this Agreement, or which the Parties agree in writing to add to this Agreement, the Minerals thereon, all information obtained from Mining Operations and those rights and benefits appurtenant to the Mining Properties that are acquired for the purpose of conducting Mining Operations.

(w)

Northway Claim Block means mining claims 4370861 to 4370865, 4370871 to 4370875, 4370881 to 4370885, 4370891 to 4370895, 4370914 and 4370915, 4370921 to 4370925, 4370931 to 4370935, 4370941 to 4370945, 4370951 to 4370955, 4370961 to 4370965, 4370971 to 4370975, 4371541 to 4371545, 4371551 to 4371555, 4371561 to 4371665, 4371571 to 4371575, 4371581 to 4371585, 4371591 to 4371595, 4371601 to 4371605, 4371611 and 4371612, 4371621 to 4371625, 4371632 to 4371635, 4371641 to 4371645,

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4371651 to 4371655 and 4442741 to 4442745, forming part of the Noyon-Northway Property;

(x)	Noyon Claim Block means mining claims 5009811 to 5009828, 5009246 to 5009249, 5111078, 5111112, 5111149 to 5111248 and 5111648 to 5111655, forming part of the Noyon-Northway Property;

(y)	Noyon-Northway Property means the 227 mining claims described in paragraph 2 of Schedule A to the Option Agreement, located in the Township of Noyon, Québec.

(z)	NSR Royalty shall have the meaning attributed to it in Appendix II to this Agreement.

(aa)	Operative Date means the date upon which this Agreement becomes effective pursuant to the terms of Section 2.10 of the Option Agreement.

(bb)	Operator means the Party appointed as the Operator in accordance with Section 5.

(cc)	Option Agreement means the Option Agreement to which this Agreement is attached as Schedule C.

(dd)	Participant means a Party that is contributing to Exploration Costs or Mine Costs, as the case may be.

(ee)	Party or Parties means the Parties to this Agreement and their respective successors and permitted assigns which become Parties pursuant to this Agreement.

(ff)

Prefeasibility Study means a written study prepared by independent consultants under the Operator’s supervision at the direction of the Management Committee in such form and of such standard as may be required by the Management Committee, which shall include a preliminary evaluation of the commercial potential of an ore body within the limits of the Mining Properties, a preliminary engineering study (mining and exploitation methods, assessment of equipment, machinery and tools required) and a preliminary economical study (costs of capital, production schedule, annual estimated yield and budget).

(gg)

Prime Rate means the annual rate of interest publicly announced from time to time by The Toronto-Dominion Bank as being its reference rate then in effect for determining interest rates on Canadian Dollar denominated commercial loans made by it in Canada.

(hh)	Production Notice means a notice which is given to each of the Parties pursuant to Subsection 9.2.

(ii)	Proportionate Share means that share which is equal to a Party's percentage Interest.

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(jj)	Simple Majority means a decision made by the Management Committee by a majority in excess of 50 percent of the votes entitled to be cast.

(kk)

Taxes means all imposts, royalties, duties, assessments and taxes (other than income and capital taxes) imposed upon or in connection with producing, transporting and selling Minerals, by any federal, state or local governmental entity or subdivision thereof.

(ll)

Underlying Royalties means, collectively, (i) with respect to the Northway Claim Block, an aggregate 5% net smelter return royalty payable as to 0.82222% to Eastern Platinum Limited (formerly Jonpol Explorations Limited), as to 0.60556% to Perrex Resources Inc., as to 0.21666% to 559505 Ontario Limited, as to 0.35556% to Ronald J. Bradshaw as to 1% to Baytex Energy Ltd. (formerly Morrison Minerals Limited), as to 1% to Energold Minerals Inc. and as to 1% to Cyprus Canada Inc.; and (ii) with respect to the Noyon Claim Block, a 2% net smelter return royalty payable to Cyprus Canada Inc., all as more fully described in Schedule D to the Option Agreement.

(mm)	Underlying Payment means the obligation of BZA under an Exploration Agreement with Option to Purchase dated July 17, 1998 (“Original Agreement”), as amended by an

Amendment to Exploration Agreement with Option to Purchase dated May 1, 2000 (“Amending Agreement”), both entered into between Cyprus Canada Inc., as optionor, and International Taurus Resources Inc., as optionee, to pay to Cyprus Canada Inc. $450,000 as follows: (i) $150,000 on achievement of commercial production (as defined in the Original Agreement”); (ii) $150,000 on or before the day which is six months after the achievement of commercial production; and (iii) $150,000 on or before the first anniversary of the achievement of commercial production.

(nn)	Vezza Property means the 43 mining claims described in paragraph 1 of Schedule A to the Option Agreement, located in the Townships of Vezza and Noyon, Québec.

(oo)

Work Program or Program means the work plan and budget of Mining Operations conducted during the Exploration Period, including Prefeasibility Studies and Feasibility Studies, and adopted pursuant to Subsection 7.1.

(pp)	"$" means Canadian Dollars unless otherwise specified.

1.2. Extended Meanings. The words "section", "subsection", "paragraph", "subparagraph", "herein", "hereto" and "hereunder" refer to this Agreement. The words "this Agreement" or "the Agreement" include this Schedule C and every Appendix attached to this Schedule C.

1.3. Headings. The captions and the emphasis of the defined terms have been inserted for convenience and do not define the scope of any provision.

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1.4. Appendices. The following appendices attached hereto form part of this Agreement:

Appendix I - Accounting Procedure
Appendix II - NSR Royalty

2. FORMATION OF THE JOINT OPERATION

2.1. This Agreement comes into effect on the Operative Date. Under this Agreement, the Parties agree to participate in a joint operation (herein called the "Joint Operation") for the purpose of exploring the Mining Properties and, if deemed warranted, bringing the Mining Properties or a portion thereof into Commercial Production by establishing and operating a Mine in accordance with the terms and conditions of this Agreement.

3. INTERESTS

3.1. Except as otherwise provided herein, the Parties shall bear all Costs and all liabilities arising under this Agreement and shall own the Mining Properties, the Assets and any Mine all in proportion to their respective Interests.

3.2. Subject to adjustment as may be applicable under Section 2.6 of the Option Agreement, on the Operative Date the respective Interests of the Parties in the Mining Properties shall be as follows: Agnico-Eagle: 70% and BZA: 30%, and the Parties shall be deemed to have expended as Prior Exploration Costs for the purpose of this Agreement the following amounts: Agnico-Eagle: $7,917,000 and BZA: $3,393,000, provided however that if Agnico-Eagle exercises the Option before the third anniversary of the effective date of the Option Agreement, BZA shall maintain its 30% Interest in the Mining Properties provided that it makes the contributions set out on Schedule B at the times set out on Schedule B to the Option Agreement.

3.3. After the Operative Date, Agnico-Eagle shall have 1 year to provide written notice to BZA of its election to increase by 10% its Interest in the Mining Properties by solely financing a Work Program in order to complete a Feasibility Study in respect of the Mining Properties. If Agnico-Eagle elects, under this Subsection 3.3, to increase its Interest in the Mining Properties, then:

(a)	Agnico-Eagle shall re-imburse BZA for any contributions made by BZA in excess of its annual share of contributions set out on Schedule B to the Option Agreement;

(b)

the respective Interests of the Parties in the Mining Properties shall be as follows: Agnico-Eagle: 80% and BZA: 20%, subject to adjustment as may be applicable under Section 2.6 of the Option Agreement; and

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(c)	the Interests of the Parties shall thereafter be based upon the total of Prior Exploration Costs plus the Costs of the Feasibility Study.

(For example, if Agnico-Eagle elected to earn an additional 10% ownership interest in the Mining Properties and expended $10,000,000 to complete a Feasibility Study, Agnico-Eagle would be deemed to have expended 80% ($17,048,000) and BZA 20% ($4,262,000) of the total expenditures ($21,310,000) on the Mining Properties, being the value of the work deemed to have been conducted upon exercise of the Option ($11,310,000) plus the costs related to the Feasibility Study ($10,000,000).

4. MANAGEMENT COMMITTEE

4.1. A Management Committee shall be established on or forthwith after the Operative Date. Except as herein otherwise provided, the Management Committee shall make all decisions in respect of Mining Operations.

4.2. Each Party shall forthwith appoint one representative and one alternate representative to the Management Committee. Both the representative and alternate representative may attend Management Committee meetings. The alternate representative may act for a Party's representative in his/her absence. Each Party’s representative shall be entitled to vote in its name at the Management Committee meetings.

4.3. The Operator shall call a Management Committee meeting at least once every 12 months, and, in any event within 30 days of being requested to do so by any representative.

4.4. The Operator shall give notice, specifying the time and place of, and the agenda for, the meeting, to all representatives at least fifteen (15) days before the time appointed for the meeting.

4.5. Notice of a meeting shall not be required if representatives of all the Parties are present and unanimously agree upon the agenda.

4.6. A quorum for any Management Committee meeting shall be present if the representatives of all Parties are present. If a quorum is present at the meeting, the Management Committee shall be competent to exercise all of the authorities, powers and discretions herein bestowed upon it hereunder. No business other than the election of a chairman, if any, and the adjournment or termination of the meeting shall be transacted at any meeting unless a quorum is present at the commencement of the meeting but the quorum need not be present throughout the meeting. If within half an hour from the time appointed for a meeting, a quorum is not present, the meeting shall, at the election of those representatives who are present:

(a)	be dissolved; or

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(b)

be adjourned to the same place but on a date and at a time, to be fixed by the chairman of the meeting before the adjournment, which shall be not less than 14 days following the date for which the meeting was called.

Notice of the adjourned meeting shall be given to the representatives of all Parties forthwith after the adjournment of the meeting. If at the adjourned meeting, a quorum is not present within half an hour from the time appointed, the representative or representatives present and entitled to attend and vote at the meeting, shall be a quorum.

4.7. The Management Committee shall decide every question submitted to it by a vote with each Party's representative entitled to vote being entitled to cast that number of votes which is equal to its Party's Interest percentage. The Management Committee shall make decisions by Simple Majority.

4.8. The representative of the Operator shall be the chairman and secretary of Management Committee meetings.

4.9. The secretary of the Management Committee meeting shall take minutes of that meeting and circulate copies thereof to each representative within 15 days following the meeting.

4.10. In lieu of considering any matter at a meeting, the Management Committee may act by instrument in writing signed by the representatives or alternate representatives of all Parties and any such instrument shall be conclusively deemed to be the act of the Committee.

4.11. Management Committee decisions made in accordance with this Agreement shall be binding upon all of the Parties.

4.12. Each Party shall bear the expenses incurred by its representative and alternative representative in attending meetings of the Management Committee.

4.13. The Management Committee may, by agreement of the representatives of all the Parties, establish such other rules of procedure, not inconsistent with this Agreement, as the Management Committee deems fit.

4.14. Reference in this Section to the "Parties" shall apply during the Exploration Period. After the date of a Production Notice this Section shall be read as if the word "Participant" appeared wherever the word "Party" appears.

5. OPERATOR

5.1. After the Operative Date, Agnico-Eagle shall be confirmed as Operator and shall continue to act as Operator until it resigns, its Interest is reduced to less than 50%, or an event contemplated in Subsection 5.4 shall occur.

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5.2. The Operator may resign as Operator on at least 90 days' prior notice to all Parties. The Management Committee shall thereupon select another Party to be Operator for the current year upon the 90th day after receipt of the Operator's notice of resignation.

5.3. The Operator whose Interest is reduced to less than 50% shall be replaced as Operator by the Party holding the highest Interest, which shall continue to act as Operator until it resigns or ceases to hold the highest Interest.

5.4. If any of the following events shall occur, namely:

(i)	the Operator makes a general assignment for the benefit of its creditors;

(ii)

a petition to have the Operator adjudged a bankrupt, or a petition for reorganization or arrangement under any law relating to bankruptcy, is filed by or against the Operator, and such is not dismissed within 60 days;

(iii)

a trustee or receiver is appointed to take possession of substantially all of the Operator’s assets located within the limits of the Mining Properties, and possession is not restored to the Operator within 30 days;

(iv)

substantially all of the Operator’s assets located in or on the Mining Properties are attached, executed upon or otherwise judicially seized, and such attachment, execution or seizure is not discharged within 30 days;.

(v)

the Operator defaults under any terms or conditions of this Agreement on its part to be performed or observed and the Operator does not commence action to cure such default within 60 days after written notice thereof shall have been given to the Operator by the Management Committee or any party hereto and thereafter diligently prosecute such action to completion;

then, the non-Operator shall replace the Operator, unless the non-Operator is also subject to one of the circumstances enumerated in sub-paragraph (i) to (v) above, in which case the new Operator shall be designated jointly by the Parties.

5.5. The new Operator shall assume all of the rights, duties, liabilities and status of the previous Operator as provided in this Agreement. The new Operator shall have no obligation to hire any of the employees of the former Operator resulting from this change of Operator.

5.6. Upon ceasing to be Operator, the former Operator shall forthwith deliver to the person nominated for that purpose by the Management Committee, the custody of all Assets, Mining Properties, books, records and other property both movable and immovable relating to this Agreement.

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5.7. If the Operator resigns and no other Party consents to act as Operator the Joint Operation shall terminate and the provisions of Section 18 shall apply mutatis mutandis.

6. RIGHTS, DUTIES AND STATUS OF OPERATOR

6.1. The Operator in its operations hereunder shall be deemed to be an independent contractor. The Operator shall not act or hold itself out as agent for any of the Parties nor make any commitments on their individual behalf unless specifically permitted by this Agreement or directed in writing by a Party.

6.2. Subject to any specific provision of this Agreement and subject to it having the right to reject any direction on reasonable grounds by virtue of its status as an independent contractor, the Operator shall perform its duties hereunder in accordance with the directions of the Management Committee and in accordance with this Agreement.

6.3. The Operator shall manage and carry out such Mining Operations as the Management Committee may direct and in connection therewith shall, in advance, if reasonably possible, notify the Management Committee of any change in Mining Operations which the Operator considers material and if it is not reasonably possible, the Operator shall notify the Management Committee as soon thereafter as is reasonably possible.

6.4. Subject to the direction of the Management Committee, the Operator shall have the sole and exclusive right and authority to manage and carry out all Mining Operations and to incur the Costs required for that purpose. In so doing the Operator shall, unless it obtains the approval of the Management Committee:

(a)	comply with the provisions of all agreements and mining title documents under which the Mining Properties or Assets are held;

(b)	pay all Costs properly incurred promptly as and when due;

(c)

keep the Mining Properties and Assets free of all Liens (other than those, if any, in effect on the Operative Date or the creation of which is permitted pursuant to this Agreement) arising out of the Mining Operations and, in the event of any Lien being registered or any action to enforce a Lien being taken, proceed with diligence to contest or discharge the same;

(d)

with the authorization of the Management Committee, prosecute claims and, where a defence is available, defend litigation arising out of the Mining Operations, provided that any Participant may join in the defence at its own expense;

(e)	subject to Subsection 21.1, perform such assessment work or make payments in lieu thereof and pay such rentals, taxes or other payments and do all such other things as may

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be necessary to maintain the Mining Properties in good standing, including ground or map staking and restaking mining claims, and applying for licences, claims, leases and other rights to and interests in the Minerals and their renewals;

(f)

maintain accounts in accordance with the Accounting Procedure; provided that the judgment of the Operator as to matters related to the accounting, for which provision is not made in the Accounting Procedure, shall govern if the Operator's accounting practices are in accordance with accounting principles generally accepted in the mining industry in Canada; and

(g)

perform its duties and obligations hereunder in a sound and workmanlike manner, in accordance with sound mining and engineering practices, and in compliance with all applicable Laws of any Governmental Authority and this Agreement.

7. EXPLORATION PROGRAMS

7.1. Within 45 days following the Operative Date, the Operator shall prepare and submit to the Management Committee, which shall, if it deems fit, adopt same within 30 days following its receipt, a draft Program for the period ending December 31 of the then current year. Thereafter, the Operator shall prepare and submit before October 1 of each year to the Management Committee, which shall, if it deems fit, adopt same before November 1 following, a draft Program for the period commencing on the next January 1 and ending on December 31 of the following year. The draft Program shall contain a statement in reasonable detail of the proposed Mining Operations and estimates of all Exploration Costs to be incurred. If the Operator fails to prepare and submit to the Management Committee a draft Program within the time frames prescribed, the non-Operator shall deliver a notice to the Operator specifying such failure and the Operator shall have 45 days following receipt of such notice to prepare and submit a draft Program to the Management Committee. If the Operator fails to prepare and submit such Program to the Management Committee within such additional time frame the non-Operator may prepare and submit such Program to the Management Committee within the following 45 days. If such Program is accepted, the non-Operator shall replace the Operator for the current year.

7.2. The Management Committee shall review the Program prepared and, if it deems fit, adopt the Program with such modifications, if any, as the Management Committee deems necessary. The Operator shall be entitled to an allowance for a Cost overrun of 10 percent in addition to any budgeted Exploration Costs and any Costs so incurred shall be deemed to be included in the Program, as adopted.

7.3. The Operator shall as soon as practicable notify the Management Committee of all exploration results as they become known and, if deemed appropriate by the Operator, prepare and submit to the Management Committee a revised draft Program for the current year taking into account such exploration results. The Management Committee shall review the

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revised Program prepared and, if it deems fit, adopt the Program with such modifications, if any, as the Management Committee deems necessary.

7.4. The Operator shall forthwith submit the adopted Program to the Parties. Each Party must within (i) 90, (ii) 120 or (iii) 180 days of receipt of a Program adopted by the Management Committee for a total amount of (i) $1,000,000 or less, (ii) greater than $1,000,000 and less than or equal to $2,000,000 or (iii) greater than $2,000,000, respectively, give notice to the Operator committing to contribute its Proportionate Share, or some portion thereof, of the Exploration Costs incurred on that Program. A Party which fails to give notice within the prescribed period shall be entitled to receive a notice of default from the other Party and, if it has not remedied such default within 10 days following receipt of such notice, it shall be deemed to have elected not to contribute to such Program.

7.5. If any Party elected not to contribute to a Program, the proportion to be contributed by the Parties who elected to contribute shall be increased pro rata, subject to the right any of them may have to elect not to contribute more than its Proportionate Share and the Interest of each Party shall be recalculated as provided in Subsection 7.9.

7.6. The Operator shall be entitled to invoice each Participant:

(a)	no more frequently than monthly for its Proportionate Share of Exploration Costs committed to by that Participant pursuant to Section 7.4 incurred and paid by the Operator; or

(b)	reasonably in advance of requirements for an advance of that Participant’s Proportionate Share of Exploration Costs committed to by that Participant pursuant to Section 7.4.

Each invoice shall be signed by some responsible official of the Operator. Each Participant shall pay to the Operator the amount invoiced, within 30 days of receipt of the invoice. If a Participant protests the correctness of an invoice it shall nevertheless be required to make the payment subject to its right of refund.

7.7. If any Participant fails to pay its Proportionate Share committed to under Section 7.4 within the 30-day period referred to in Subsection 7.6, the Operator may by notice demand payment. If no payment is made within the period of 30 days next succeeding the receipt of the demand notice, that Participant shall be deemed to have elected not to participate in the Program pursuant to Section 7.5, and the Participants’ Interest shall be adjusted in accordance with Section 7.9, except that the Interest of the Participants who contributed their Proportionate Share to the Program shall be entitled to include, in addition to their Proportionate Share of the Exploration Cost not contributed by the non-contributing Participant, a fee equal to 5% of their Proportionate Share of the Exploration Costs not contributed by the non-contributing Participant, as part of their contribution to Exploration Costs.

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7.8. If any Program is altered, suspended or terminated prematurely so that the Exploration Costs incurred on that Program as altered, suspended or terminated are less than 80 percent of the Exploration Costs originally proposed, any Party which elected not to contribute to that Program shall be given notice of the alteration, suspension or termination by the Operator and shall be entitled to contribute its Proportionate Share of the Exploration Costs incurred on that Program by payment thereof to the Operator within 30 days after receipt of the notice. If payment is not made by that Party within the 30 days aforesaid it shall forfeit its right to contribute to that Program without a demand for payment being required to be made thereafter by the Management Committee.

7.9. If a Party elected not to contribute to the Exploration Costs of any Program, then subject to Subsection 7.8, the Interest of that Party shall be decreased and the Interest of each Participant shall be increased so that, subject to Subsections 3.2 and 3.3, at all times during the Exploration Period the Interest of each Party will be that percentage which is equivalent to its Exploration Costs and Prior Exploration Costs expressed as a percentage of the Exploration Costs and Prior Exploration Costs of all Parties. The Party whose Interest has been reduced shall be entitled to receive details of and to contribute to future Programs to the extent of its then Interest. If the preceding provisions have the effect of reducing a Party's Interest to less than 10%, such Party shall be deemed to have forfeited its Interest to the Participants (if more than one then in proportion to their respective Interests) and that Party, in exchange, shall have the right to receive as sole remuneration and consideration a NSR Royalty defined, calculated and paid in the manner set forth in Appendix II to this Agreement.

8. PREFEASIBILITY AND FEASIBILITY STUDIES

8.1. A Prefeasibility Study and, subject to Subsection 3.3, a Feasibility Study shall only be prepared with the approval of the Management Committee. Such Studies shall be funded as separate Work Programs with the Costs incurred in preparing such Prefeasibility or Feasibility Study comprising Exploration Costs.

8.2. The Operator shall provide copies of the completed Prefeasibility and Feasibility Study to each of the Parties forthwith upon receipt. The Parties shall meet at reasonable intervals and times to review such Studies and, in the case of a Feasibility Study, discuss whether the establishing and bringing of a Mine into Commercial Production in conformity with the Feasibility Study is feasible or desirable.

9. PRODUCTION NOTICE

9.1. The Operator shall call a Management Committee meeting to consider the Feasibility Study for a date no sooner than 90 days after the Feasibility Study was provided to each of the Parties.

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9.2. The Management Committee shall consider each Feasibility Study prepared and may approve any Feasibility Study, with such modifications, if any, as it considers necessary or desirable. If a Feasibility Study is approved as aforesaid the Management Committee shall give a Production Notice to each of the Parties stating that the Management Committee intends that a Mine be established on title rights mentioned in the Feasibility Study with such modifications, if any, as may be necessary or desirable. Upon request the Operator shall meet with any of the Parties at mutually convenient times and places in order to discuss the planning, financing, scheduling and other matters relevant to bringing the Mine into production.

9.3. If within 120 days following the delivery of a positive Feasibility Study to the Parties no Notice of Production has been given, any Party holding an Interest of 20% or more may, during the next 90 days, give a Production Notice to the Parties. For purposes of this Agreement, a positive Feasibility Study is a Feasibility Study for any part of the Mining Properties which demonstrates a 15% internal rate of return from a Mine on the Mining Properties after tax and financing costs.

10. ELECTION TO CONTRIBUTE TO MINE COSTS

10.1. Each Party may within (i) 90, (ii) 120 or (iii) 270 days of receipt of a Production Notice for Mining Costs amounting to (i) $1,000,000 or less, (ii) greater than $1,000,000 and less than or equal to $2,000,000 or (iii) greater than $2,000,000, respectively, give the Operator notice committing to contribute its Proportionate Share of the Mine Costs.

10.2. If any Party fails to give notice pursuant to Subsection 10.1, the other Party shall give it a notice of its default and, if it has not remedied such default within 10 days following receipt of the notice, that Party shall be deemed to have forfeited its right to contribute to Mine Costs and shall suffer dilution and conversion of its Interest as provided in this subsection. Those Parties which elected to contribute as aforesaid may thereupon elect to increase their contribution to the Mine Costs (if more than one Party then in proportion to their respective Interests) by the amount which any Party has declined to contribute. If elections are made so that Mine Costs are fully committed:

(a)	the Interest of each Participant shall be increased and that of each non-Participant shall be decreased so that the Interest of each Party at all times is that percentage which is equivalent to

	(i)	the sum of its Exploration Costs, its Prior Exploration Costs and its contribution to Mine Costs;

divided by

	(ii)	the sum of the total Exploration Costs, Prior Exploration Costs and the total Mine Costs of all the Parties;

AGNICO-EAGLE MINES LIMITED / AMERICAN BONANZA GOLD CORP.	FRASER MILNER CASGRAIN LLP
Option Agreement – Vezza / Noyon-Northway Properties	November 15, 2007
Schedule C – Joint Operating Agreement	Page 16

multiplied by

(iii)	100

(b)

if, at the Completion Date, the non-Participant's Interest as so diluted is less than 10%, that non-Participant shall be deemed to have assigned and conveyed its Interests to the Participants (if more than one then in proportion to their respective Interests) and in consideration therefor shall be entitled to receive as its sole remuneration and benefit in consideration of that assignment and conveyance, by way of royalty, a NSR Royalty defined, calculated and paid in the manner provided in Appendix II to this Agreement;

(c)	the Participants shall own and have a 100% undivided interest in the Assets whether acquired before or after the date the Production Notice was given.

10.3. If, after the calculation under Subsection 10.2, Mine Costs are not fully committed, the Production Notice shall be deemed to be withdrawn, subject to the Operator's right to prepare and submit a revised Production Notice to the Management Committee.

11. OPERATOR'S FEE

11.1. The Operator may charge the following sums in return for its head office overhead functions which are not charged directly:

(a)	with respect to Programs: 10% of all Exploration Costs for work carried out by its employees and 5% of such Exploration Costs for work carried out under contract;

(b)	with respect to Mine development and Construction: 1% of all Capital Costs;

(c)	subsequent to the Completion Date: 2% of all Operating Costs.

11.2. The Operator shall submit monthly invoicing of its fees to the Management Committee.

12. MINE FINANCING

12.1. The contributions of the Participants toward the Mine Costs shall be individually and separately provided by them.

12.2. Solely in order to secure loans to meet their respective contributions toward the Mine Costs, the Participants shall each be entitled to pledge, hypothecate, mortgage, charge or otherwise encumber, as security for financing their respective contributions, the Mining Properties and Assets to the extent of their respective Interests: provided; however, that security shall not be given by any Party unless the proposed pledgee, mortgagee, holder of the hypothec, Lien or encumbrance (hereinafter called the "Chargee") first undertakes in writing with all the

AGNICO-EAGLE MINES LIMITED / AMERICAN BONANZA GOLD CORP.	FRASER MILNER CASGRAIN LLP
Option Agreement – Vezza / Noyon-Northway Properties	November 15, 2007
Schedule C – Joint Operating Agreement	Page 17

other Participants, in form reasonably satisfactory to counsel for the Operator and binding upon the Chargee, that:

(a)

the Chargee will not enter into possession or institute any proceedings for foreclosure or partition of an encumbering Participant's Interest and that that security shall be subject to the provisions of this Agreement;

(b)

the Chargee's remedies under that security shall be limited to the sale of the whole (but only of the whole) of the encumbering Participant's Interest held under that security to the other Participants (if more than one then in proportion to their respective Interests at that time) or, with their unanimous consent, to any one of them, or failing any sale as aforesaid, by a sale at a public auction to be held after 90 days' prior notice to the other Participants; provided, however, that, as a condition of the purchase, the purchaser shall covenant and agree with the Parties that it:

	(i)	assumes all the obligations of the encumbering Participant in connection with this Agreement; and

	(ii)	will be bound by this Agreement,

and prior to completing the purchase, delivers to the Parties notice to that effect in writing, in form reasonably satisfactory to counsel for the Operator.

13. CONSTRUCTION

13.1. Subject to Subsection 10.3, the Operator shall proceed with Construction with all reasonable dispatch after a Production Notice has been given. Construction shall be substantially in accordance with the Feasibility Study subject to any variations proposed in the Production Notice, and subject also to the right of the Operator to cause such other reasonable variations in Construction to be made as it deems advisable after approval by the Management Committee.

14. OPERATION OF THE MINE

14.1. Commencing with the Completion Date, all Mining Operations shall be planned and conducted and all estimates, reports and statements shall be prepared and made on the basis of an operating year, which, with the exception of the first operating year, shall be a calendar year.

14.2. With the exception of the first operating year, an operating plan for each operating year shall be submitted by the Operator to the Participants not later than September 30 in the year immediately preceding the operating year to which the operating plan relates. Each operating plan shall contain the following:

AGNICO-EAGLE MINES LIMITED / AMERICAN BONANZA GOLD CORP.	FRASER MILNER CASGRAIN LLP
Option Agreement – Vezza / Noyon-Northway Properties	November 15, 2007
Schedule C – Joint Operating Agreement	Page 18

(a)	a plan of the proposed Mining Operations;

(b)	a detailed estimate of all Mine Costs plus a reasonable allowance for contingencies;

(c)	an estimate of the quantity and quality of the ore to be mined and the Minerals to be produced; and

(d)	such other facts as may be necessary to reasonably illustrate the results intended to be achieved by the operating plan.

Upon request of any Participant the Operator shall meet with that Participant to discuss the operating plan and shall provide such additional or supplemental information as that Participant may reasonably require with respect thereto.

14.3. The Management Committee shall adopt each operating plan, with such changes as it deems necessary, by October 30 in the year immediately preceding the operating year to which the operating plan relates; provided, however, that the Management Committee may from time to time and at any time amend any operating plan.

15. PAYMENT OF MINE COSTS

15.1. The Operator may invoice each Participant for that Participant's Proportionate Share of Mine Costs incurred to the date of the invoice; or at the beginning of each month for an advance equal to that Participant's Proportionate Share of the estimated cash disbursements to be made during the month. Each Participant shall pay its Proportionate Share of the Mine Costs or the estimated cash disbursements as aforesaid to the Operator within 30 days after receipt of the invoice. If the payment or advance requested is not so made, the amount of the payment or advance shall bear interest calculated monthly not in advance from the 30th day after the date of receipt of the invoice thereof by the Participant at a rate equivalent to the Prime Rate plus two percent until paid.

16. DISTRIBUTION IN KIND

16.1. It is expressly intended that, upon implementation of any Production Notice hereunder, the Joint Operation shall be limited to the efficient production of Minerals from the Mining Properties and that, subject to the discharge of any Lien suffered by a Party to be created against the Mining Properties, each of the Parties shall be entitled to dispose of its Proportionate Share of ores returned after refining as it sees fit. Unless the Parties decide otherwise, each Participant shall take in kind its Proportionate Share of the ores returned and shall dispose thereof separately. Any costs and expenses incurred by reason of the Participants taking in kind and making separate dispositions shall be paid by each Participant directly and not through the Operator or Management Committee.

AGNICO-EAGLE MINES LIMITED / AMERICAN BONANZA GOLD CORP.	FRASER MILNER CASGRAIN LLP
Option Agreement – Vezza / Noyon-Northway Properties	November 15, 2007
Schedule C – Joint Operating Agreement	Page 19

16.2. If a Participant fails to take in kind, the Operator shall have the right, but not the obligation, for a period or time consistent with the minimum needs of the industry, but not to exceed one year, to purchase the Minerals for its own account or to sell such share as agent for the Participant at not less than the prevailing market price in the area. The Operator shall be entitled to deduct from proceeds of any sale by it for the account of the Participant reasonable expenses and commissions incurred in such a sale.

17. SURRENDER OF INTEREST

17.1. Any Party not in default hereunder may, at any time upon notice, surrender its entire Interest to the other Parties by giving those Parties notice of its intention to do so, which notice of surrender shall:

(a)	indicate a date for surrender not less than 30 days after the date on which the notice is given;

(b)	contain an undertaking that the surrendering Party will

	(i)	satisfy its Proportionate Share, based on its then Interest, of all obligations and liabilities which arose at any time prior to the date of surrender;

	(ii)	pay its Proportionate Share, based on its then Interest, of the Costs of rehabilitating the Mine site and of reclamation as at the date of surrender; and

	(iii)	hold in confidence, for a period of two years from date of surrender, all Confidential Information and data which it acquired pursuant to this Agreement;

(c)

be accompanied by an irrevocable and unconditional letter of credit, a security or guarantee policy issued on behalf of the other Parties by a bank, a savings and credit union or a trust company or a company legally authorized to act in that quality guaranteeing the execution of the obligations contemplated in paragraphs (b)(i) and (b)(ii) of this Subsection 17.1.

17.2. Upon the surrender of its entire Interest as contemplated in Subsection 17.1 and upon delivery of a release in writing, in form acceptable to counsel for the Operator, releasing the other Parties from all claims and demands hereunder, the surrendering Party shall be relieved of all obligations or liabilities hereunder except for those which arose or accrued or were accruing due on or before the date of the surrender.

17.3. A Party to whom a notice of surrender has been given as contemplated in Subsection 17.1 may elect, by notice within 90 days to the Party which first gave the notice, to

AGNICO-EAGLE MINES LIMITED / AMERICAN BONANZA GOLD CORP.	FRASER MILNER CASGRAIN LLP
Option Agreement – Vezza / Noyon-Northway Properties	November 15, 2007
Schedule C – Joint Operating Agreement	Page 20

accept the surrender, in which case Subsections 17.1 and 17.2 shall apply, or to join in the surrender. If all of the Parties join in the surrender that Joint Operation shall be terminated in accordance with Section 18.

18. TERMINATION OF MINING OPERATIONS

18.1. The Operator, with the consent of the Participants, may at any time terminate all Mining Operations permanently.

18.2. The Operator shall thereupon remove, sell and dispose of such Assets, other than structures affixed to the underground workings and the shafts of the Mine, if any, as may be removed and disposed of profitably and such other Assets as the Operator may be required to remove pursuant to applicable environmental and mining Laws. The disposal price shall be the best price obtainable and the net revenues from the sale shall be divided between the Participants in proportion to their respective Interests.

18.3. On termination of Mining Operations the Participants shall pay the Costs of rehabilitation of the Mine site and of reclamation as may be required by the applicable environmental and mining Laws in proportion to their respective Interests.

19. MINING PROPERTIES

19.1. Title to the Mining Properties shall be held by the Parties in proportion to their Interests as adjusted from time to time. Each of the Parties shall have the right to receive from the Operator, forthwith upon making demand therefor, such documents as it may reasonably require to confirm its Interest.

20. AREA OF COMMON INTEREST

20.1. If any Party (or permitted assignee) beneficially acquires any interest in mining claims or other mineral interests within one kilometre of the boundary of the Mining Properties, such mining claims or other mineral interests shall be included in the Mining Properties. This excludes property held any Party within one kilometre of the Mining Properties as of the date of the Option Agreement.

21. SURRENDER

21.1. Notwithstanding Subsection 6.4(e), the Operator shall be entitled, at any time and from time to time, to surrender all or any part of the Mining Properties or to permit the same to lapse, but only upon first either obtaining the consent of the Participants, or giving 60 days' prior notice of its intention to do so to the other Parties. In this latter event, the Parties, other than the Operator, shall be entitled to receive from the Operator, on request prior to the date of the surrender or lapse, a conveyance of that portion of the Mining Properties intended for surrender

AGNICO-EAGLE MINES LIMITED / AMERICAN BONANZA GOLD CORP.	FRASER MILNER CASGRAIN LLP
Option Agreement – Vezza / Noyon-Northway Properties	November 15, 2007
Schedule C – Joint Operating Agreement	Page 21

or lapse, together with copies of any plans, assay maps, diamond drill records and factual engineering data in the Operator's possession and relevant thereto. Any part of the Mining Properties so acquired shall cease to be subject to this Agreement.

22. INFORMATION AND DATA

22.1. At all times during the subsistence of this Agreement the duly authorized representatives of each Participant shall, at its and their sole risk and expense and at reasonable intervals and times, have access to the Mining Properties and to all technical records and other factual engineering data and information relating to the Mining Properties which are in the possession of the Operator.

22.2. During the Exploration Period while Programs are being carried out the Operator shall furnish the Participants with quarterly progress reports, except for quarters during which no Program is carried out, and with a final report on conclusion of each Program. However, the Operator shall furnish the Participants with reports as soon as practicable in the event that information material from a securities prospective is obtained during the performance of any Program. The final report shall show the Mining Operations performed and the results obtained and shall be accompanied by a statement of Costs and copies of pertinent plans, assay maps, diamond drill records and other factual engineering data. During the Construction Period the Operator shall provide monthly progress reports to the Participants, which reports shall include information on any changes or developments affecting the Mine that the Operator considers are material.

22.3. All information and data concerning or derived from the Mining Operations shall be kept confidential and, except to the extent required by law, by regulation of any Securities Commission or Stock Exchange, or in connection with the filing of a prospectus or statement of material facts by any Party or any of its Affiliates, shall not be disclosed to any person other than the Party's professional advisors or lenders or potential investors on a need-to-know basis, or to an Affiliate without the prior consent of all the Participants, which consent shall not unreasonably be withheld.

22.4. The text of any news releases or other public statements which a Party desires to make with respect to the Mining Properties shall be made available to the other Parties prior to publication. The other Parties shall have the right to suggest changes therein within 24 hours from receipt after which the Party which submits the news release or public statement shall have the right to release it.

23. LIABILITY OF THE OPERATOR

23.1. Subject to Subsection 23.2, each Party shall indemnify and save the Operator harmless from and against any loss, liability, claim, demand, damage, expense, injury and death

AGNICO-EAGLE MINES LIMITED / AMERICAN BONANZA GOLD CORP.	FRASER MILNER CASGRAIN LLP
Option Agreement – Vezza / Noyon-Northway Properties	November 15, 2007
Schedule C – Joint Operating Agreement	Page 22

(including legal fees) resulting from any acts or omissions of the Operator or its officers, employees or agents.

23.2. Notwithstanding Subsection 23.1, the Operator shall not be indemnified or held harmless by any of the Parties for any loss, liability, claim, demand, damage, expense, injury or death (including legal fees) resulting from the negligence or wilful misconduct of the Operator or its officers, employees or agents.

23.3. An act or omission of the Operator or its officers, employees or agents done or omitted to be done:

(a)	if specifically provided for, or contemplated in, a Program or Production Notice approved by the Management Committee or the Parties;

(b)	with the concurrence of the Management Committee; or

(c)	unilaterally and in good faith by the Operator to protect life or property;

shall be deemed not to be negligence or wilful misconduct.

23.4. The obligation of the other Parties to indemnify and save the Operator harmless pursuant to Subsection 23.1 shall be in proportion to their Interest as at the date that the loss, liability, claim, demand, damage, expense, injury or death occurred or arose.

23.5. The Operator shall not be liable to any other Party nor shall any Party be liable to the Operator in contract or otherwise for special or consequential damages, including loss of profits or revenues.

24. INSURANCE

24.1. Commencing on the Operative Date, the Parties shall agree upon the type and extent of insurance coverage which should be placed. The Operator shall thereupon place and maintain such insurance with a reputable insurer or insurers such insurance, if any, as the Parties may have agreed. The Operator shall, upon the written request of any Participant, provide it with evidence of that insurance.

24.2. Subsection 24.1 shall not preclude any Party from placing, for its own account, insurance for greater or other coverage than that placed by the Operator.

25. RELATIONSHIP OF PARTIES

25.1. The rights, duties, obligations and liabilities of the Parties shall be several and not joint nor joint and several, it being the express purpose and intention of the Parties that their respective Interests shall be held in undivided ownership.

AGNICO-EAGLE MINES LIMITED / AMERICAN BONANZA GOLD CORP.	FRASER MILNER CASGRAIN LLP
Option Agreement – Vezza / Noyon-Northway Properties	November 15, 2007
Schedule C – Joint Operating Agreement	Page 23

25.2. Nothing herein contained shall be construed as creating a partnership or an association of any kind or as imposing upon any Party any partnership or association duty, obligation or liability upon any other Party hereto.

25.3. Each party will take all necessary precautions to ensure that Confidential Information obtained from another party is kept confidential. Neither party may make any disclosure of such Confidential Information to any non-party to this Agreement (except to a party’s professional advisors or lenders or to potential investors, on a need to know basis) without the prior written consent of the party which provided the same except as may be required:

(i)	to comply with stock market or securities commission rules or securities legislation applicable to a party;

(ii)	by law or regulation to be made pursuant to legal process; or

(iii)	to be disclosed to any Governmental Authority to maintain the Mining Properties in good standing.

25.4. No Party shall, except when required by this Agreement or by applicable Laws, suffer or permit to be used, directly or indirectly, the name of any other Party for any purpose related to the Mining Properties.

26. PARTITION

26.1. Each of the Parties hereto waives, during the term of this Agreement, any right to partition the Mining Properties, the Assets or any part thereof and no Party shall seek or be entitled to partition the Mining Properties or the Assets whether by way of physical partition, judicial sale or otherwise during the term of this Agreement.

27. TAXATION

27.1. All Costs incurred hereunder shall be for the account of the Party or Parties making or incurring the same (if more than one then in proportion to their respective Interests) and each Party on whose behalf any Costs have been incurred shall be entitled to claim all tax benefits, write-offs and deductions with respect thereto.

28. FORCE MAJEURE

28.1. Notwithstanding anything herein contained to the contrary, if any Participant is prevented from or delayed in performing any obligation under this Agreement and such failure is occasioned by any cause beyond its reasonable control, including fire, power shortage, flooding, explosion, cave-in, landslide, inability to obtain personnel, equipment, fuel or supplies, equipment failure, adverse weather conditions, war, civil unrest, acts of God, governmental

AGNICO-EAGLE MINES LIMITED / AMERICAN BONANZA GOLD CORP.	FRASER MILNER CASGRAIN LLP
Option Agreement – Vezza / Noyon-Northway Properties	November 15, 2007
Schedule C – Joint Operating Agreement	Page 24

regulation, requirement or policy, inability to obtain or the non-issuance of any governmental approval, licence, permit, undertaking or consent, action by indigenous peoples’ groups or any other cause (whether or not similar to any of the foregoing) beyond the control of such party or its representatives, agents, contractors or employees but excluding lack of finances (in this Section 28 called a "force majeure"), then, subject to Subsection 28.2, the time for the observance of the condition or performance of the obligation in question shall be extended for a period equivalent to the total period the cause of the prevention or delay persists or remains in effect regardless of the length of such total period.

28.2. Any Party hereto claiming suspension of its obligations as aforesaid shall promptly notify the other Parties to that effect and shall take all reasonable steps to remove or remedy the cause and effect of the force majeure described in the said notice insofar as it is reasonably able so to do and as soon as possible; provided that the terms of settlement of any labour disturbance or dispute, strike or lockout shall be wholly within the discretion of the Party claiming suspension of its obligations by reason thereof and that Party shall not be required to accede to the demands of its opponents solely to remedy or remove the force majeure thereby constituted. There shall be no obligation to remove or remedy a force majeure event resulting from any actions by indigenous peoples’ groups.

28.3. The extension of time for the observance of conditions or performance of obligations as a result of force majeure shall not relieve the Operator from its obligations to keep the Mining Properties in good standing.

29. RIGHT OF FIRST OFFER

29.1. During the subsistence of this Agreement, none of the Parties shall pledge, hypothecate, mortgage, charge or otherwise encumber, sell, assign, or in any other manner dispose of or attempt to dispose of all or any part of its Interest except as provided in Sections 12 or 17 and as hereinafter provided in this Section 29. A Party wishing to sell or dispose of all or a portion of its Interest (in this Section 29 called the "Disposing Party") may, upon notice to all the Participants:

(a)

sell, as contemplated in Subsection 29.2, all or any portion thereof to the Participants who elect to purchase the same (if more than one then in proportion to their respective Interests) or, if the Participants elect not to purchase, to a third Party; or

(b)

sell to an Affiliate of the Disposing Party; provided, however, the Disposing Party shall remain liable for the obligations of the Affiliate and that the sale to the Affiliate be subject to the Affiliate entering into an agreement with the remaining Participants whereby it agrees to be bound by the provisions of this Agreement. Upon an Affiliate ceasing to be an Affiliate of the Disposing Party, the Affiliate shall transfer its Interest to the Disposing Party or to another Affiliate of the Disposing Party and the transferee shall

AGNICO-EAGLE MINES LIMITED / AMERICAN BONANZA GOLD CORP.	FRASER MILNER CASGRAIN LLP
Option Agreement – Vezza / Noyon-Northway Properties	November 15, 2007
Schedule C – Joint Operating Agreement	Page 25

enter into an agreement with the remaining Participants whereby it agrees to be bound by the provisions of this Agreement.

29.2. A Disposing Party will, prior to disposing of the Interest other than to an Affiliate, first offer to sell the Interest to the Participants for a cash consideration but upon such other terms and conditions as the Disposing Party deems fit. If, within 45 days of the Disposing Party's offer to sell, the Participants elect not to purchase the Interest upon those terms and conditions, the Disposing Party will be free to dispose of that Interest to a third Party at any time within six months of the Participants' election but only for a cash consideration, or for some consideration other than cash, provided that the fair cash equivalent of any non-cash consideration be equal to or greater than the cash consideration stated in the Disposing Party's offer to sell to the Participants, and upon the same or no more favourable terms and conditions as the offer to sell to the Participants; provided, however, that the sale of the Interest to the third Party shall be subject to the third Party entering into an agreement with the Participants whereby it agrees to be bound by the provisions of this Agreement. Any Interest not disposed of by the Disposing Party as aforesaid will remain subject to the provisions of this subsection.

29.3. Upon the Participants or a third Party acquiring all or a portion of the Disposing Party's Interest, the Participants or the third Party will be deemed to have acquired a corresponding portion of the Disposing Party's Exploration Costs and Mine Costs. Subject to the execution of the agreement contemplated in Subsection 29.2, the third Party will be entitled to all the rights and benefits accruing, and be subject to the obligations attributable, to the Interest which it has purchased from the Disposing Party, including the right to participate in any further Exploration Costs and Mine Costs and the right to have its Interest increased or reduced in the same manner as the Disposing Party in the event the third Party does not participate in Exploration Costs and Mine Costs.

30. UNDERLYING ROYALTIES

30.1. The Underlying Royalties and Underlying Payment shall be determined and paid in the manner provided in the agreements pursuant to which such royalties and payment were set up, copies of which are appended as Schedule D to the Option Agreement.

30.2. The Participants shall be responsible for the payment of the Underlying Royalties and Underlying Payment in proportion to their respective Interests. If a non-Participant’s Interest, further to dilution under Subsection 7.9 or 10.2, is converted into a right to receive a Net Smelter Return Royalty, the remaining Participants shall assume full responsibility, to the exclusion of the non-Participant, for the payment of the Underlying Royalties and Underlying Payment.

30.3. BZA shall remain solely responsible for all royalties, other than the Underlying Royalties and Underlying Payment, and other payments in the nature of a royalty, if any, affecting the Noyon-Northway Property as of the effective date of the Option Agreement.

AGNICO-EAGLE MINES LIMITED / AMERICAN BONANZA GOLD CORP.	FRASER MILNER CASGRAIN LLP
Option Agreement – Vezza / Noyon-Northway Properties	November 15, 2007
Schedule C – Joint Operating Agreement	Page 26

31. ARBITRATION

31.1. Any dispute or conflict between the parties concerning this Agreement which cannot be settled by them shall be submitted firstly to a mutually agreeable mediator who will have no authority to bind the parties and, in the event that mediation efforts are unsuccessful, to a single arbitrator pursuant to the provisions of the Arbitration Act, 1991 (Ontario), or, if the parties cannot agree upon a single arbitrator, to three arbitrators, one appointed by Agnico-Eagle, one appointed by BZA and a third appointed by the arbitrators appointed by Agnico-Eagle and BZA. The arbitrator or arbitrators, as the case may be, may order any party to produce documents prior to the arbitration or to submit a witness to discovery. Arbitration proceedings shall take place in Toronto (Ontario) at such place as the arbitrator or arbitrators shall determine.

31.2. Resorting to arbitration shall not prevent the Parties from directly petitioning a Court having jurisdiction for injunctive relief or special recourses.

31.3. The arbitration tribunal shall have the power to make determinations with respect to the costs, expenses and fees it may incur. The Parties waive their right to contest any decision of the arbitration tribunal in this regard and agree to pay any amounts so determined upon demand.

31.4. Unless the arbitration award provides otherwise, the arbitration costs shall be shared equally by the Parties. The Parties shall assume their own costs, expenses and fees irrespective of the arbitration award.

32. NOTICE

32.1. All notices or other communications required or permitted under this Agreement shall be in writing and may be delivered personally, sent by prepaid mail or courier or by telecopier or e-mail to the following addresses of the Parties:

AGNICO-EAGLE MINES LIMITED		AMERICAN BONANZA GOLD CORP.
765, chemin de la mine Goldex		Suite 305
C.P. 87		675 West Hastings Street
Val d’Or QC J9P 4N9		Vancouver BC V6B 1N2

Attention:	Mr. Guy Gosselin	Attention:	Mr. Brian Kirwin

Telephone :	(819) 874-5980	Telephone :	(604) 688-7523
Telecopier :	(819) 874-3318	Telecopier :	(604) 681-0122

E-mail:	guy.gosselin@agnico-eagle.com	E-mail:	bongold@intercomm.com

AGNICO-EAGLE MINES LIMITED / AMERICAN BONANZA GOLD CORP.	FRASER MILNER CASGRAIN LLP
Option Agreement – Vezza / Noyon-Northway Properties	November 15, 2007
Schedule C – Joint Operating Agreement	Page 27

or to such addresses as each Party may from time to time specify by notice. Any notice or communication, if delivered, shall be deemed to have been given and received upon delivery; if mailed, shall be deemed to have been given and received on the fifth business day following the date it is posted; if sent by courier, shall be deemed to have been given and received on the second business day following the date of shipping; and if sent by telecopier or e-mail, shall be deemed to have been given and received on the business day next following the date of transmission.

33. FURTHER ASSURANCES

33.1. The Parties shall, upon request, execute and cause to be executed all documents, and do and cause to be done all things, necessary or useful, to give full effect to the letter and spirit of this Agreement. After the Operative Date, each Party shall have the right, at its own expense, to register this Agreement against the Mining Properties.

34. WAIVER

34.1. No waiver of any breach of this Agreement shall be binding unless evidenced in writing executed by the Party against whom charged. Any waiver shall extend only to the particular breach so waived and shall not limit any rights with respect to any future breach.

35. AMENDMENTS

35.1. Except for those provisions, if any, of the Option Agreement specifically incorporated herein by reference, this Agreement constitutes the entire agreement between the Parties hereto with respect to the subject matter hereof. It supersedes and revokes all previous writings and all proposals, negotiations, representations, agreements, commitments and communications between the Parties. An amendment or variation of this Agreement shall only be binding upon a Party if evidenced in writing and executed by that Party.

36. TERM

36.1. Unless earlier terminated by agreement of all Parties having an Interest or as a result of one Party acquiring a 100% Interest and a 100% interest in the proceeds of production, the Joint Operation and this Agreement shall remain in full force and effect for so long as any Party has any right, title or interest in the Mining Properties. Termination of the Agreement shall not, however, relieve any Party from any obligations theretofore accrued but unsatisfied, its obligation with respect to the rehabilitation of the Mine site nor from its obligations with respect to payment of the NSR Royalty.

AGNICO-EAGLE MINES LIMITED / AMERICAN BONANZA GOLD CORP.	FRASER MILNER CASGRAIN LLP
Option Agreement – Vezza / Noyon-Northway Properties	November 15, 2007
Schedule C – Joint Operating Agreement	Page 28

37. TIME OF ESSENCE

37.1. Time is of the essence of this Agreement. Any Party shall be in default by the mere lapse of time for performing its obligations hereunder.

38. SUCCESSORS AND ASSIGNS

38.1. This Agreement shall enure to the benefit of and be binding upon the Parties hereto and their respective successors and permitted assigns.

39. GOVERNING LAW

39.1. This Agreement shall be construed, interpreted and enforced in accordance with, and the respective rights and obligations of the parties shall be governed by, the Laws of Ontario.

AGNICO-EAGLE MINES LIMITED / AMERICAN BONANZA GOLD CORP.	FRASER MILNER CASGRAIN LLP
Option Agreement – Vezza / Noyon-Northway Properties	November 15, 2007
Schedule C – Joint Operating Agreement	Page 29

The Parties have duly executed this Agreement.

AGNICO-EAGLE MINES LIMITED

/s/ Sean Boyd

Name:	Mr. Sean Boyd
Title:	Vice Chairman and Chief Executive Officer

I have authority to bind the Corporation

AMERICAN BONANZA GOLD CORP.

/s/ Brian Kirwin

Name:	Brian Kirwin
Title:	President & CEO

I have authority to bind the Corporation

APPENDIX I

TO SCHEDULE C TO THE OPTION AGREEMENT
BETWEEN
AGNICO-EAGLE AND AMERICAN BONANZA GOLD CORP.
EFFECTIVE AS OF NOVEMBER 15, 2007

ACCOUNTING PROCEDURE

APPENDIX I

TO SCHEDULE C TO THE OPTION AGREEMENT
BETWEEN
AGNICO-EAGLE AND AMERICAN BONANZA GOLD CORP.
EFFECTIVE AS OF NOVEMBER 15, 2007

ACCOUNTING PROCEDURE

1.	INTERPRETATION

1.1               In this Appendix I capitalized terms shall have the meaning ascribed to them in the Agreement. In addition, the following words, phrases and expressions shall have the following meanings:

(a)	"Agreement" means the Joint Operating Agreement to which this Accounting Procedure is attached as Appendix I.

(b)	"Count" means a physical inventory count.

(c)	"Employees" means those employees of the Operator who are assigned to and directly engaged in the conduct of Mining Operations, whether on a full-time or part-time basis.

(d)

"Employee Benefits" means the Operator's costs of holiday, vacation, sickness, disability benefits, field bonuses, paid to and the Operator's cost of established plans for employee's group life insurance, hospitalization, pension, retirement and other customary plans maintained for the benefit of Employees and Personnel, as the case may be, which costs may be charged as a percentage assessment on the salaries and wages of Employees or Personnel, as the case may be, on a basis consistent with the Operator's cost experience.

(e)	"Field Offices" means the necessary sub-office or sub-offices in each place where a Program or Construction is being conducted or a Mine is being operated.

(f)

"Government Contributions" means the costs or contributions made by the Operator pursuant to assessments imposed by governmental authority which are applicable to the salaries or wages of Employees or Personnel, as the case may be.

(g)	"Joint Account" means the books of account maintained by the Operator to record all costs, expenses, credits and other transactions arising out of or in connection with the Mining Operations.

(h)

"Material" means the movable personal property, equipment and supplies acquired or held, at the direction or with the approval of the Management Committee, for use in the Mining Operations and, without limiting generality, more particularly "Controllable Material" means such Material which is ordinarily classified as Controllable Material, as

Option Agreement	FRASER MILNER CASGRAIN LLP
Vezza / Noyon-Northway Properties	November 15, 2007
Schedule C – Joint Operating Agreement
Appendix I – Accounting Procedure	Page 2

that classification is determined or approved by the Management Committee, and controlled in mining operations.

(i)

"Personnel" means those management, supervisory, administrative, clerical and other personnel of the Operator normally associated with the Supervision Offices whose salaries and wages are charged directly to the Supervision Office in question.

(j)

"Reasonable Expenses" means the reasonable expenses of Employees or Personnel, as the case may be, for which those Employees or Personnel may be reimbursed under the Operator's usual expense account practice; including any relocation expense necessarily incurred in order to properly staff the Mining Operations if the relocation is approved by the Management Committee.

(k)	"Supervision Offices" means the Operator's offices or departments within the Operator's offices from which the Mining Operations are generally supervised.

2.	STATEMENTS AND BILLINGS

2.1                The Operator shall, by invoice, charge each Participant with its proportionate share of Exploration Costs and Mine Costs in the manner provided in Section 7 and 15 of the Agreement respectively.

2.2                The Operator shall deliver, with each invoice rendered for Costs incurred a statement indicating:

(a)	all charges or credits to the Joint Account relating to Controllable Material in detail; and

(b)	all other charges and credits to the Joint Account summarized by appropriate classifications indicative of the nature of the charges and credits.

2.3                The Operator shall deliver with each invoice for an advance of Costs a statement indicating:

(a)	the estimated Exploration Costs or, in the case of Mine Costs, the estimated cash disbursements, to be made during the next succeeding month;

(b)

the addition thereto or subtraction therefrom, as the case may be, made in respect of Exploration Costs or Mine Costs actually having been incurred in an amount greater or lesser than the advance which was made by each Participant for the penultimate month preceding the month of the invoice; and

(c)	the advances made by each Participant to date and the Exploration Costs or Mine Costs incurred to the end of the penultimate month preceding the month of the invoice.

Option Agreement	FRASER MILNER CASGRAIN LLP
Vezza / Noyon-Northway Properties	November 15, 2007
Schedule C – Joint Operating Agreement
Appendix I – Accounting Procedure	Page 3

3.	DIRECT CHARGES

3.1	The Operator shall charge the Joint Account with the following items:

(a)	Contractor's Charges: All proper costs relative to the Mining Operations incurred under contracts entered into by the Operator with third parties.

(b)	Labour Charges:

(i)

The salaries and wages of Employees in an amount calculated by taking the full salary or wage of each Employee multiplied by that fraction which has as its numerator the total time for the month that the Employee was directly engaged in the conduct of Mining Operations and as its denominator the total normal working time for the month of the Employee;

	(ii)	the field bonuses paid to Employees;

	(iii)	the Reasonable Expenses of the Employees; and

	(iv)	Employee Benefits and Government Contributions in respect of the Employees in an amount proportionate to the charge made to the Joint Account in respect to their salaries and wages.

(c)	Office Maintenance:

	(i)	The cost or a pro rata portion of the cost, as the case may be, of maintaining and operating the Offices. The basis for charging the Joint Account for Office maintenance costs shall be as follows:

		(A)	the expense of maintaining and operating Field Offices, less any revenue therefrom; and

		(B)	that portion of maintaining and operating the Supervision Offices which is equal to:

			(1)	the anticipated total operating expenses of the Supervision Offices;

divided by

			(2)	the anticipated total staff man days for the Employees whether in connection with the Mining Operations or not;

multiplied by

Option Agreement	FRASER MILNER CASGRAIN LLP
Vezza / Noyon-Northway Properties	November 15, 2007
Schedule C – Joint Operating Agreement
Appendix I – Accounting Procedure	Page 4

(3)	the actual total time spent on the Mining Operations by the Employees expressed in man days.

(ii)	Without limiting the generality of the foregoing, the anticipated total operating expenses of the Supervision Offices shall include:

	(A)	the salaries and wages of the Operator's Personnel which have been directly charged to those Offices;
	(B)	the field bonuses paid to the Operator's Personnel;
	(C)	the Reasonable Expense of the Personnel; and
	(D)	Employee Benefits and Government Contributions in respect of the Personnel.

(iii)

The Operator shall make an adjustment in respect of the Office Maintenance cost forthwith after the end of each Operating Year upon having determined the actual operating expenses and actual total staff man days referred to in clause 3.1 (c) (i) (B) of this Appendix I.

(d)	Material: Material purchased or furnished by the Operator for use on the Mining Properties as provided under Section 4 of this Appendix I.

(e)	Transportation Charges: The cost of transporting Employees and Material necessary for the Mining Operations.

(f)	Service Charges:

(i)

The cost of services and utilities procured from outside sources other than services covered by paragraph 3.1 (a) of this Appendix I. The cost of consultant services shall not be charged to the Joint Account unless the retaining of the consultant is approved in advance by the Management Committee.

(ii) Use and service of equipment and facilities furnished by the Operator as provided in Subsection 4.5 of this Appendix I.

(g)

Damages and Losses to Joint Property: All costs necessary for the repair or replacement of Assets made necessary because of damages or losses incurred by fire, flood, storm, theft, accident or other cause. The Operator shall furnish each Participant with written particulars of the damages or losses incurred as soon as practicable after the damage or loss has been discovered. The proceeds, if any, received on claims against any policies of insurance in respect of those damages or losses shall be credited to the Joint Account.

Option Agreement	FRASER MILNER CASGRAIN LLP
Vezza / Noyon-Northway Properties	November 15, 2007
Schedule C – Joint Operating Agreement
Appendix I – Accounting Procedure	Page 5

(h)

Legal Expense: All costs of handling, investigating and settling litigation or recover the Assets, including attorney's fees, court costs, costs of investigation or procuring evidence and amounts paid in settlement or satisfaction of any litigation or claims; provided, however, that, unless otherwise approved in advance by the Management Committee, no charge shall be made for the services of the Operator's legal staff or the fees and expenses of outside solicitors.

(i)

Taxes: All taxes, duties or assessments of every kind and nature (except income taxes) assessed, levied upon, or credited upon or in connection with the Mining Properties, the Mining Operations thereon, or the production therefrom, which have been paid or received by the Operator for the benefit of the parties.

(j)	Insurance: Net premiums paid for:

(i) such policies of insurance on or in connection with the Mining Operations as may be required to be carried by law; and

(ii) such other policies of insurance as the Operator may carry for the protection of the parties in accordance with the Agreement; and

the applicable deductibles in event of an insured loss.

(k)

Rentals: Fees, rentals and other similar charges required to be paid for acquiring, recording and maintaining permits, mineral licences, claims and mining leases and rentals and royalties which are paid as a consequence of the Mining Operations.

(l)	Permits: Permit costs, fees and other similar charges which are assessed by various governmental agencies.

(m)

Other Expenditures: Such other costs and expenses which are not covered or dealt with in the foregoing provisions of this Subsection 3.1 of this Appendix I as are incurred with the approval of the Management Committee for the necessary and proper conduct of the Mining Operations or as may be contemplated in the Agreement.

4.	PURCHASE OF MATERIAL

4.1                Subject to Subsection 4.4 of this Appendix I the Operator shall purchase all Materials and procure all services required in the Mining Operations.

4.2                Materials purchased and services procured by the Operator directly for the Mining Operations shall be charged to the Joint Account at the price paid by the Operator less all discounts actually received.

Option Agreement	FRASER MILNER CASGRAIN LLP
Vezza / Noyon-Northway Properties	November 15, 2007
Schedule C – Joint Operating Agreement
Appendix I – Accounting Procedure	Page 6

4.3                So far as it is reasonably practical and consistent with efficient and economical operations, the Operator shall purchase, furnish or otherwise acquire only such Material and Assets as may be required for immediate use. The Operator shall attempt to minimize the accumulation of surplus stocks of Material.

4.4                Any Participant may sell Material or services required in the Mining Operations to the Operator for such price and upon such terms and conditions as the Management Committee may approve.

4.5                Notwithstanding the foregoing provisions of this Section 4, the Operator shall be entitled to supply for use in connection with the Mining Operations equipment and facilities which are owned by the Operator and to charge the Joint Account with such reasonable Costs which is commensurate with the ownership and use thereof.

5.	DISPOSAL OF MATERIAL

5.1                The Operator, with the approval of the Management Committee, may, from time to time, sell any Material which has become surplus to the foreseeable needs of the Mining Operations for the best price and upon the most favourable terms and conditions available.

5.2                Any Participant may purchase from the Operator any Material which may from time to time become surplus to the foreseeable needs of the Mining Operations for such price and upon such terms and conditions as the Management Committee may approve.

5.3                Upon termination of the Agreement, the Management Committee may approve the division of any Material held by the Operator at that date. The division may be between the Participants in kind or be taken by a Participant in lieu of a portion of its proportionate share of the net revenues received from the disposal of the Assets and Mining Properties. If the division be in lieu to a Participant it shall be for such price and on such terms and conditions as the Management Committee may approve.

5.4                The net revenues from the sale of any Material to third parties or to a Participant shall be credited to the Joint Account.

6.	INVENTORIES

6.1               The Operator shall maintain records of Material in reasonable detail and records of Controllable Material in detail.

6.2               The Operator shall perform Counts from time to time at reasonable intervals and in connection therewith shall give notice of its intention to perform a Count to each Participant at least 30 days in advance of the date set for performing the Count. Each Participant shall be entitled to be represented at the performing of a Count upon giving notice thereof to the Operator

Option Agreement	FRASER MILNER CASGRAIN LLP
Vezza / Noyon-Northway Properties	November 15, 2007
Schedule C – Joint Operating Agreement
Appendix I – Accounting Procedure	Page 7

within 20 days of the Operator's notice. A Participant who is not represented at the performing of the Count shall be deemed to have approved the Count as taken.

6.3               Forthwith after performing a Count, the Operator shall reconcile the inventory with the Joint Account and provide each Participant with a statement listing the overages and shortages. The Operator shall not be held accountable for any shortages of inventory except such shortages as may have arisen due to a lack of diligence on the part of the Operator.

7.	ADJUSTMENTS

7.1               Payment of any invoice by a Participant shall not prejudice the right of the Participant to protest the correctness of the statement supporting the payment; provided, however, that all invoices and statements presented to each Participant by the Operator during any Operating Year shall conclusively be presumed to be true and correct upon the expiration of 12 months following the end of the Operating Year to which the invoice or statement relates, unless within that 12 month period that Participant gives notice to the Operator making claim on the Operator for an adjustment to the invoice or statement.

7.2               The Operator shall not adjust any invoice or statement in favour of itself after the expiration of 12 months following the end of the Operating Year to which the invoice or statement relates.

7.3               Notwithstanding Subsections 7.1 and 7.2 of this Appendix I, the Operator may make adjustments to an invoice or statement which arise out of a physical inventory of Material or Assets.

7.4               A Participant shall be entitled upon notice to the Operator to request that the independent external auditors of the Operator provide that Participant with their opinion that any invoice or statement delivered pursuant to the Agreement in respect of the period referred to in Subsection 7.1 of this Appendix I has been prepared in accordance with this Agreement.

7.5               The time required for giving the audit opinion contemplated in Subsection 7.1 of this Appendix I shall not extend the time for the making of exception to and making claim on the Operator for adjustment as provided in Subsection 7.1 of this Appendix I.

7.6               The cost of the auditors opinion referred to in Subsection 7.4 of this Appendix I shall be solely for the account of the Participant requesting the auditor's opinion, unless the audit disclosed a material error adverse to that Participant, in which case the cost shall be solely for the account of the Operator.

APPENDIX II
TO SCHEDULE C TO THE OPTION AGREEMENT
BETWEEN
AGNICO-EAGLE AND AMERICAN BONANZA GOLD CORP.
EFFECTIVE AS OF NOVEMBER 15, 2007

NSR ROYALTY

APPENDIX II
TO SCHEDULE C TO THE OPTION AGREEMENT
BETWEEN
AGNICO-EAGLE AND AMERICAN BONANZA GOLD CORP.
EFFECTIVE AS OF NOVEMBER 15, 2007

NSR ROYALTY

1.	INTERPRETATION

1.1               In this Appendix II capitalized terms shall have the meaning ascribed to them in the Agreement. In addition, the following terms have the meanings set out below.

(a)	Agreement means the Joint Operating Agreement to which this Appendix II is appended.

(b)

Net Smelter Return shall mean the actual proceeds received by the Operator from any mint and/or smelter and/or refinery and/or reduction works and/or other purchaser in respect of the sale of ores, metals, concentrates or other minerals from the Mining Properties, after deducting therefrom to the extent they were actually incurred and/or were not deducted by such mint and/or smelter and/or refinery and/or reduction works and/or other purchaser in computing payment, the following:

(i)

any treatment and/or smelting and/or refining charges and/or tolling, including any such costs from a custom smelter, any penalties or other charges for impurities, including metal losses or deductions in respect of metals not paid for;

(ii)

all actual transportation costs for ores, metals, concentrates or other minerals from the Mining Properties to any such mint and/or smelter and/or refinery and/or reduction works and/or other purchaser including any such costs to any ultimate buyer of metals and including storage and handling costs, purchaser's charges for preparation, treatment, refining, assaying, weighing, and sampling, marketing fees or costs, brokerage fees or costs, and all other costs incurred by Operator after the ores, metals, concentrates or other minerals leave the Mining Properties;

	(iii)	any insurance charges on all such ores, metals, concentrates or other minerals including marine insurance and chatterer’s liability insurance;

(iv)

all appropriate charges of such mint, smelter, refinery, reduction works or other purchaser and any sales, excise, production, import, export and other Taxes and levies, including mining taxes on such ores, metals, concentrates or other minerals (but excluding income taxes);

(v)

notwithstanding the foregoing, in the event that ores or minerals are processed at a milling facility owned or controlled or sub-contracted by the Operator, then any transportation or handling or related costs from the Mining Properties to such milling facility shall not be deductible in calculating the NSR. However, any

Option Agreement	FRASER MILNER CASGRAIN LLP
Vezza / Noyon-Northway Properties	November 15, 2007
Schedule C – Joint Operating Agreement
Appendix II – Net Smelter Return Royalty	Page 2

such costs incurred on concentrates or metals produced from such ores or minerals at such facility and delivered to any mint and/or smelter and/or refinery and/or reduction works and/or other purchaser shall be deductible as herein provided.

(c)	Participant means a Party which contributes to Mine Costs in accordance with Section 10 of the Agreement.

(d)

Recipient means a Party whose Interest was diluted to less than 10% in accordance with Sections 7.9 or 10.2 of the Agreement resulting in the conversion of its Interest into a right to receive a NSR Royalty in the manner set forth in this Appendix II.

(e)	NSR Royalty means, subject to Section 2.5 of this Appendix II, a net smelter royalty equal to 1% of the Net Smelter Return.

2.	THE NSR ROYALTY

2.1               Vesting. If a non-Participant's Interest, further to dilution under Sections 7.9 or 10.2 of the Agreement, is reduced to less than 10%, such Interest shall then be converted into a right to receive the NSR Royalty.

2.2               Property Right. The Participants acknowledge and agree that (i) the NSR Royalty is a property right and creates an interest in the Mining Properties that runs with the Mining Properties and such interest shall be applicable to the Participants and their successors and the permitted assigns of the Mining Properties, and (ii) the NSR Royalty shall attach to any amendments, relocations or conversions of any mining claim comprising the Mining Properties.

2.3               Payment. The NSR Royalty shall not be payable until following the commencement of Commercial Production, and shall be paid to the Recipient quarterly within 60 days after the end of each calendar quarter, commencing with the first December 31 following the commencement of Commercial Production.

2.4               Audit. The Participants shall maintain true and correct records of all products mined, processed and sold and all proceeds otherwise received from the Mining Properties, and the Recipient shall have the right to audit such records following quarterly reporting periods at the Participants’ offices during normal business hours upon reasonable prior notice, provided such audit is conducted by the Recipient or by an accounting firm of recognized standing, at least one of whose members is a member of the Canadian Institute of Chartered Accountants. The Participants shall make available all books and records, refinery statements, and other invoices, receipts and records necessary for purposes of such audit, and shall make available work space and copying facilities, or permit the Recipient and its representatives to install copying facilities for use in connection with its audit activities. Any adjustments resulting from such audit shall be made promptly after completion thereof. The Recipient shall also have the right, at its own

Option Agreement	FRASER MILNER CASGRAIN LLP
Vezza / Noyon-Northway Properties	November 15, 2007
Schedule C – Joint Operating Agreement
Appendix II – Net Smelter Return Royalty	Page 3

expense, to carry out an audit of mine property boundaries for the purpose of verifying the location of and production of all products mined from the Mining Properties.

2.5               Purchase Right. The Participants may at any time after the Completion Date, in proportion to their respective Interests, purchase 50% of the 1% NSR Royalty, namely a 0.5% NSR Royalty, by giving to the Recipient written notice to this effect, together with payment in an amount of $1,000,000. Upon receipt of such notice and coincident with such payment, the Recipient shall execute and deliver to the Participants such instruments, in registrable form, as the Participants may reasonably require to evidence the purchase of 50% of the NSR Royalty.

2.6               Termination. The NSR Royalty shall cease to be payable on the earlier of the date when the Participants:

(i)	permanently cease to process Minerals; or

(ii)	shall have purchased 100% of the NSR Royalty.

3.	FIRST REFUSAL RIGHT

3.1               First Refusal. Except with the prior written consent of the Participants, the Recipient may not sell, assign, convey, transfer or otherwise dispose of the Recipient's rights or interests in the NSR Royalty, or any part thereof, except in accordance with the following procedure.

(i)

If the Recipient wishes to make a sale, assignment, conveyance, transfer or other disposition of all (but not less than all) of the NSR Royalty (the « Offered Interest »), except to an Affiliate, the Recipient shall first make an offer in writing (an « Offer ») to the Participants, in proportion to their respective Interest, to sell the Offered Interest at a price and otherwise on such terms as may be specified in the Offer. The Participants shall have 45 days after receipt of such notice to accept the Offer in whole (but not in part) by notice in writing to the Recipient and, in the event of such acceptance, the Recipient shall be obliged to complete such sale, assignment, conveyance, transfer or other disposition to the Participant at the price and on the terms stated in the Offer.

(ii)

If the Offer is not accepted by the Participants within such period of 45 days, the Recipient shall be free, for 60 days after the end of such 45-day period, subject to section 3.1 (iii) of this Appendix II, to sell, assign, convey, transfer or otherwise dispose of all (but not less than all) of the Offered Interest, to another purchaser, at a price and otherwise on terms and conditions not more favourable to such purchaser than those contained in the Offer; provided, however, that if no sale, transfer, assignment or other disposition is effected within such 60 day period, the provisions of this Appendix II shall once again apply and so on from time to time thereafter.

Option Agreement	FRASER MILNER CASGRAIN LLP
Vezza / Noyon-Northway Properties	November 15, 2007
Schedule C – Joint Operating Agreement
Appendix II – Net Smelter Return Royalty	Page 4

(iii)

No sale, transfer, assignment or other disposition to a purchaser pursuant to section 3.1 (ii) of this Appendix II may be completed unless, as a condition thereof, such purchaser shall have first executed and delivered an undertaking in favour of the Participants, in form and substance satisfactory to the Participants, to be bound by the provisions of this Appendix II, including section 3.1 of this Appendix II, and to require any subsequent purchaser thereof to be similarly bound.

4.	COMMINGLING

4.1               Commingling. The Participants will have the right to commingle Minerals from the Mining Properties with metallurgically consistent Minerals mined or removed from other properties owned by the Participants or any Affiliate thereof, either before or after concentration or beneficiation and before or after the commencement of Commercial Production, and to process such Minerals at a common processing plant, whether located on or off the Mining Properties, provided that the Participants shall adopt and employ reasonable practices and procedures for weighing, determination of moisture content, sampling and assaying such Minerals for metal content and impurities and recording such data and utilize reasonably accurate recovery factors in order to determine the amount of economically recoverable products derived from such Minerals. In addition, comparable procedures may be used by the Participants to apportion among the commingled Minerals any penalties imposed by a purchaser. The Participants shall maintain accurate records of the results of such sampling, weighing and analysis and the Recipient shall be permitted the right, at all reasonable times and at its own cost, to observe such practices and procedures and to examine such records relating to any commingling of Minerals.

Bonanza

Mr. Brian Korney
V. P. Finance
Caspian Energy Inc.
620, 600-6th Avenue S.W.
Calgary, Alberta
T2P 0S5

November 1, 2006

Via Email

Re: Northway Project – Quebec

Dear Mr. Korney:

First of all, may I apologize for my delinquency in responding to our phone discussion on August 30th regarding the Northway Project. Caspian Energy(CE) currently holds a 25% interest in the Northway Project and American Bonanza Gold Corp(ABG) is the operator and owns the remaining 75%. As we previously discussed, ABG has been reluctant in exploring the Northway Project for several reasons including: 1) Better projects in it's portfolio with superior risk/reward potential given limited funding resources 2) The relatively low grade and depth of the gold mineralization 3) Our view of the overall high risk nature of the project. However, our primary reluctance with exploring Northway is the property's bifurcated ownership, with CE owning a 25% carried interest. With this ownership arrangement, ABG is required to provide 100% of the risk capital, but would only realize 75% of any success. Consequently, over the last several years, very little has been accomplished to advance Northway by either ABG or the property's previous operator International Taurus.

To address this untenable situation, ABG proposes to acquire 100% of CE's 25% ownership in the Northway Project. ABG would like CE to seriously consider the following terms for acquisition, subject to ABG's board approval:

Type of Agreement:	Purchase
Asset:	100% of CE's 25% ownership in the Northway exploration property; Noyon Township, Quebec
Terms:	A total consideration of C$ 150,000 dollars.
Payments:	$75,000 upon execution of purchase agreement $75,000 on first anniversary of agreement

ABG believes these terms to be very fair considering the status of the Project and hope that CE will seriously consider the merits of this solution to the current situation. If you are in principle agreement with these business terms please sign below and we will proceed with drafting a formal agreement for your review.

Best Regards,

Joe Kircher
VP & COO

Agreed:

Caspian Energy, Inc.

American Bonanza Gold Corp.
290 Gentry Way, Suite 6
Reno, Nevada 89502
Telephone: (775) 824-0707 Fax: (775) 824-0898

INTERNATIONAL TAURUS RESOURCES INC.
920 – 475 Howe Street, Vancouver, BC V6C 2B3
Ph (604) 681-9558 Fx (604) 681-0122

25 February 2003

Raj Chowdhry
Global Sortweb.com Inc.
1304 - 925 West Georgia Street
Vancouver, BC V6C 3L2

Dear Raj:

I am attaching the following documents from which we can trace the International Taurus Resources Inc. ownership of the 75 percent of the Northway – Noyon Project:

Taurus acquisition of the Cyprus Canada Inc. 75 percent interest in Northway Joint Venture:

1. Exploration Agreement with Option to Purchase, dated 17 July 1998, between Cyprus and Taurus:
   - Section 1.2.a (Conveys to Taurus the Cyprus interest in....) Joint Venture Agreement dated 26 October 1992 between Northway Explorations, Limited, T & H Resources Limited and Cyprus Canada Inc., pertaining to the Northway Project;....
2. Amendment to Exploration Agreement with Option to Purchase, dated 01 May 2000 between Cyprus and Taurus:
   - Section 1 Deletes all remaining Taurus payments to Cyprus and And the Cyprus Back-in Right and replaces them with the following:
     - A Taurus payment of 2,027,579 Taurus common shares to Cyprus (such payment has been made).
     - A Taurus payment of US$450,000 to Cyprus upon achievement of commercial production at any one of several properties conveyed by Cyprus to Taurus through the above Exploration Agreement with Option to Purchase.
     - The grant, in the case of the Northway Joint Venture, a one percent Net Smelter Return royalty on the Northway claim block and a two percent Net Smelter Return royalty on the Noyon claim block.

Raj Chowdhry
25 February 2003
Page 3.

Royalties to which the project is subject:

1. Joint Venture Agreement, dated 05 April 1990 between Northway Explorations Limited, T & H Resources Ltd. and Total Energold Corporation:
   Schedule "A" – Part II lists four Net Smelter Return royalty holders with a total of two percent Net Smelter Return royalty. At this point, only the Northway claim block is part of the Northway Joint venture and this two percent NSR only applies to this block.
2. Six letters, each dated 25 January 1994, to separate holders of Net Smelter Return royalties. Cyprus wrote these letters to insure that holders of royalties on production from the Northway claim block understood that they would not receive royalties on production from the Noyon claim block, which Cyprus was about to include in the Northway Joint Venture.
   The letters are addressed to the four royalty holders recorded in Schedule "A" – Part II above; however, OGY Petroleums Limited and Energold Minerals Inc. also received letters acknowledging their respective one percent Net Smelter Return royalties on production from the Northway claim block. The provenance of these two additional one percent NSR's is not supported by the attached documents. These royalties resulted from Cyprus' 1992 acquisition of a larger group of properties, which included the Northway Joint Venture Agreement.
3. Exploration Agreement with Option to Purchase, dated 17 July 1998, between Cyprus and Taurus and Amendment to Exploration Agreement with Option to Purchase, dated 01 May 2000 between Cyprus and Taurus:
   Taurus agreed to pay Cyprus a two percent NSR royalty on production from all properties on which there were no extant royalties. On properties where other royalties were extant, the two-percent Cyprus NSR royalty would be reduced by 1/3 of a percent for each one percent in place. Notwithstanding this formula, the minimum Cyprus royalty would be one percent. Since the Noyon claim block has no extant royalties, Taurus must pay the two percent to Cyprus on any Noyon production. Since the Northway claim block has a total of four percent NSR on production, Taurus must pay only an additional one percent NSR to Cyprus on the Northway claim Block.
4. total NSR royalties on production:

Northway claim block -	five percent.
Noyon claim block -	two percent.

COPY

JOINT VENTURE AGREEMENT

THIS AGREEMENT is made as of the 5th day of April, 1990.

AMONG:

NORTHWAY EXPLORATIONS LIMITED
(herein called "NORTHWAY")

-and-

T&H RESOURCES LTD.
(herein called "THR")

(NORTHWAY and THR are hereinafter collectively called the "Optionor")

-and-

TOTAL ENERGOLD CORPORATION
(herein called "TEC")

WHEREAS:

A. The Optionor is the owner of the mineral claims located in the Noyon Township, in the Province of Quebec and described in Schedule "A" hereto (the "Property");

B. The Optionor wishes to grant TEC an exclusive option to earn an interest in the Property, and the parties hereto wish to provide for the formation of a joint venture following such earn-in on the terms and conditions set forth herein.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration for the sum of $10.00 paid by TEC to the Optionor (the receipt of which is hereby acknowledged) and the mutual covenants and agreements herein contained, the parties hereto agree as follows:

SECTION ONE

Definitions

The following terms, whether singular or plural, shall have the respective meanings assigned to them in the paragraphs below:

1.1 "Accounting Procedure" means the accounting procedure set out in Schedule "B" hereto.

1.2 "Agreement" means this Joint Venture Agreement, together with all attached Schedules.

-2-

1.3 "Assets" means the Property, Other Tenements, Facilities, Supplies, Products and all other assets acquired or held by the Participants with respect thereto or pursuant to this Agreement as the same may exist from time to time.

1.4 "Associated Company" means any corporation of which a party hereto owns or controls directly or through any other means no less than 30% of the outstanding voting capital stock.

1.5 "Commercial Production" means the commercial exploitation of Products from the Property or any part thereof but does not include milling for the purpose of testing or milling by a pilot plant. Commercial Production shall be deemed to have commenced:

(a) If a processing facility is located on the Property, on the first day of the month following the first period of 30 consecutive days during which products have been processed through such processing facility for not less than 15 days at an average rate not less than 70% of the initial rated capacity of such processing facility; or

(b) If no processing facility is located on the Property, on the first day of the month following the first period of 30 consecutive days during which Products have been shipped from the Property on a reasonably regular basis for the purpose of earning revenue.

1.6 Cost Share" means the respective shares of Costs and other liabilities to be borne by each Participant and shall be equal to the respective Interest of each Participant as determined from time to time.

1.7 "Costs" means Expenditures, Permitted Program Overruns, Development Program Costs, Development Program Overruns and Operating Costs, as applicable.

1.8 "Development and Operating Procedure" means the Development and Operating Procedure attached hereto as Schedule "C" hereto.

1.9 "Development Program" means a detailed development plan and budget for Development Program Costs prepared with a view to achieving Commercial Production from the Property in accordance with a Feasibility Report.

1.10 "Development Program Costs" means all cash, expenses, obligations and liabilities of whatever kind or nature spent or incurred by the Participants in connection with a Development Program in order to equip the Property for Commercial Production, including a charge made by the Operator equal to 5% of all of the foregoing costs and expenses for management, administration and supervision for providing all technical, management and/or supervisory services in connection with the Development Program (for which no other charge will be made by the Operator), and working capital required for up to four months of operation of the Property as a mine, or such longer or shorter period as may be reasonably justified in the circumstances.

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1.11 "Expenditures" means all cash, expenses and obligations spent or incurred by TEC from the date of this Agreement to the exercise of the Option and thereafter by the Participants up to the commencement of a Development Program in connection with the exploration and development of the Property in accordance with the terms of this Agreement, including, without limiting the generality of the foregoing, monies expended in maintaining the Property in good standing by making tax payments and other required payments, in doing geophysical, geochemical and geological surveys, drilling, drifting and other underground work, assaying, metallurgical testing and engineering, in acquiring Facilities, in preparing a Feasibility Report and a Development Program, in paying the fees, wages, salaries and traveling expenses and fringe benefits (whether or not required by law) paid to all persons directly engaged in work with respect to and for the benefit of the Property, in paying for the food, lodging and other reasonable needs of such persons, and including a charge made by the Operator (which charge shall be in lieu of all indirect supervision, management and administration costs including office overload) in the amount of 10% of the foregoing costs and expenses, and any amounts deemed to be Expenditures pursuant to the terms hereof.

1.12 "Facilities" means all mines, plants and facilities, including, without limitation, all pits, shafts, haulageways and other underground workings, all buildings, plants, facilities and other structures, fixtures and improvements, and all other property, whether fixed or moveable, as the same may exist at any time in, under or on the Property and relating to the operation of the Property as a mine or outside the Property if for the exclusive benefit of the Property only.

1.13 "Feasibility Report" means a detailed report prepared or verified by an independent firm of consultants demonstrating the feasibility of placing the Property into Commercial Production at an acceptable rate of return on capital in such form and including such details as is customarily required by institutional lenders of major financings for mining projects, and shall include a reasonable assessment of the mineable ore reserves and their amenability to metallurgical treatment; a complete description of the work, equipment and supplies required to bring the Property into Commercial Production and the estimated cost thereof; a description of the mining methods to be employed; and a financial appraisal of the proposed operations supported by at least the following:

(a) A description of that part of the Property to be covered by the proposed mine;

(b) The estimated recoverable reserves of minerals and the estimated composition and content thereof;

(c) The proposed procedure for development, mining and production;

(d) Results of ore amenability tests (if any);

(e) The nature and extent of the Facilities proposed to be acquired or constructed which may include mill facilities, if the size, extent and location of the ore body makes such mill facilities feasible, in which event the study shall also include a

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preliminary design for such mill, or appropriate provisions for custom milling facilities;

(f) A reasonably detailed cost analysis of the total estimates of costs and expenses required to purchase, construct and install all structures, machinery and equipment required for the proposed mine, including a schedule of timing of such requirements;

(g) Detailed operating cost estimates;

(h) The results of all environmental impact studies and costs;

(i) A critical path time schedule for bringing the Property to Commercial Production;

(j) Such other data and information as are reasonably necessary to substantiate the existence of an ore deposit of sufficient size and grade to justify development of a mine, taking into account all relevant business, tax and other economic considerations;

(k) Disclosure of all price assumptions, together with a market analysis;

(l) A sensitivity analysis;

(m) A proposed procedure or method of disposing of tailings;

(o) A discussion of governmental requirements with respect to the development of the mine;

(p) A discounted cash flow (net of income taxes) and return on investment analysis; and

(q) The initial budget for Development Program Costs, including working capital requirements for the initial four months of operations of the Property as a mine or such longer or shorter period as may be reasonably justified in the circumstances.

1.14 "Full Contribution Election" shall have the meaning ascribed to it in Section 7.4.

1.15 "Interest" means:

(a) When used with respect to the Assets relating to the Property, the respective undivided percentage interests of the Participants therein which shall be equal to their respective interests in the Property as determined pursuant to this Agreement; and

(b) When used with respect to any obligation of the Participants hereunder, means their respective liabilities therefor which shall be equal to their respective Interests in the Property as determined pursuant to this Agreement.

1.16 "Joint Venture" means the joint venture contemplated by Section 4.1.

1.17 "Management Committee" means that committee formed pursuant to Section 5.1.

1.18 "No Contribution Election" shall have the meaning ascribed to it in Section 7.4.

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1.19 "Non-Operator" means a party hereto which is not the Operator.

1.20 "Operating Costs" means, for any period after commencement of Commercial Production and without duplication, all costs, expenses, obligations, liabilities and charges of whatsoever kind or nature incurred or chargeable, by the Operator in connection with the operation of the Property or part thereof as a mine during such period, which costs, expenses, obligations, liabilities and charges include, without duplication and without limiting the generality of the foregoing, the following:

(a) Such amount of cash for working capital as, in the opinion of the Operator, is required for the operation of the mine;

(b) All costs of or related to operating employee facilities, including housing;

(c) All duties, charges, levies, royalties, taxes (excluding taxes levied on the income of the parties) and other payments imposed by any government or municipality or department or agency thereof upon or in connection with operating the mine;

(d) Fees, wages, salaries, travelling expenses and fringe benefits (whether or not required by law), such fringe benefits not to exceed such limitations as may be set by the Management Committee pursuant to Section 5.9 (b) hereof, paid to all persons directly engaged in respect of and for the benefit of the Property and all costs involved in paying for the food, lodging and other reasonable needs of such persons;

(e) A charge by the Operator approved by the Management Committee pursuant to Section 5.9 (b) hereof to cover and in lieu of unallocable overhead costs of providing all technical, management and/or supervisory services.;

(f) All costs of consulting, legal, accounting, insurance and other services;

(g) All exploration expenditures incurred after commencement of Commercial Production;

(h) All capital costs of operating the mine including all costs of construction, equipment and mine development including maintenance, repairs and replacements, and any capital expenditures relating to an improvement, expansion, modernization or replacement of the Facilities;

(i) All costs for pollution control, reclamation costs and any other related costs incurred or to be incurred by the Operator; and

(j) Any costs or expenses incurred or to be incurred relating to the termination of the operation of the mine;

Except where specific provision is made otherwise, all Operating Costs shall be determined in accordance with generally accepted accounting principles applied consistently from year to year but such costs shall not include any amount in respect of amortization of Costs, depletion or depreciation;

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1.21 "Operator" means the firm or corporation which is acting as Operator pursuant to this Agreement.

1.22 "Option" means the exclusive right and option granted by the Optionor to TEC to earn an undivided 60% right, title and interest in and to the Property as more particularly set forth in Section 2.

1.23 "Option Term" means the period commencing on the date hereof and ending on the Participation Date.

1.24 "Optionor's Property" means all of the right, title and interest of the Optionor in and to the Property and any interest, right or agreement relating to the Property.

1.25 "Other Tenements" means all surface rights of and to any lands within or outside the Property, including surface rights held in fee or under lease, license, easement, right of way or other rights of any kind (and all renewals, extensions and amendments thereof or substitutions therefor) acquired by or on behalf of the parties with respect to the Property.

1.26 "Partial Contribution Election" shall have the meaning ascribed to it in Section 7.4.

1.27 "Participant" means, after the Participation Date, TEC or the Optionor, as the context requires, and its successors and permitted assigns, and Participants means collectively TEC and the Optionor and their successors and permitted assigns.

1.28 "Participation Date" means the date on which TEC completes the requirements set forth in Section 2 for the exercise of the Option.

1.29 "Prime Rate" means, for any month, the annual rate of interest declared to a Participant by the main branch in Vancouver, British Columbia of The Royal Bank of Canada as the reference rate of interest for determining Canadian dollar loans to credit worthy corporate clients at noon on its first business day in that month.

1.30 "Products" means the mineral products derived from operating the Property as a mine.

1.31 "Program" means any program and budget to carry out work and incur Expenditures on the Property and includes as the context requires:

(a) A document wherein there is specified in reasonable detail an outline of the exploration and development work proposed to be carried out during such Program, the estimated Expenditures or other costs to be incurred in connection therewith and the area of the Property on which such work is to be carried out; and

(b) The preparation of any Feasibility Report and the preparation of any Development Program.

1.32 "Property" means the mineral claims described on Schedule "A" hereto together with the surface rights, mineral rights, personal property and permits associated therewith, subject to those encumbrances and royalty, reversionary and other interests set forth in Schedule "A", and any renewal thereof.

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1.33 "Supplies" means all tangible personal property of a non-capital nature (other than Products or Facilities) acquired or held by the parties with respect to the Property.

SECTION TWO

Option to Earn Participating Interest

2.1 Option Grant The Optionor hereby grants to TEC the sole and exclusive right and option to acquire an undivided sixty percent (60%) right, title and interest in and to the Optionor's Property by satisfying the earn-in requirements set forth in Section 2.4 (the "Option").

2.2 Right of Entry During Option During the term of the Option, TEC and its employees, agents and independent contractors shall have the sole and exclusive right to:

(a) Enter upon the Property;

(b) Have exclusive and quiet possession thereof;

(c) Do such prospecting, exploration, development or other mining work thereon and thereunder as TEC may consider advisable;

(d) Remove minerals or material from the Property solely for purposes of assaying and testing.

2.3 Obligations During Option During the Option Term, TEC agrees to satisfy the following obligations:

(a) To make all payments, complete all necessary work obligations, and take such other steps as may be required to maintain the Property in good standing and in full force and effect;

(b) To keep the Property free and clear of all liens, charges and encumbrances arising from its operations hereunder;

(c) To permit the Optionor or its representatives, at their own risk and expense, access to the Property at all reasonable times and to all records prepared by TEC in connection with work done on or with respect to the Property and deliver to the Optionor timely current reports and information on any material results obtained;

(d) To conduct all work on or with respect to the Property in a careful and miner-like manner and in compliance with all applicable federal, provincial and local laws, rules, orders and regulations, and indemnify and save the Optionor harmless from any and all claims, suits or actions made or brought against it as a result of the activities of TEC on or with respect to the Property except to the extent that such claims, suits or actions relate to issues or disputes regarding title to the Property;

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(e) To respond promptly to all reasonable requests made by the Optionor for information relating to exploration and development work done on the Property;

(f) To store safely all drill core on the Property to the extent it is not used for assay purposes;

(g) To obtain and maintain adequate insurance for its operations in such amounts and against such risks as it shall determine;

(h) To indemnify and hold harmless the Optionor from any claim of or liability to any third party as a result of any breach by TEC of its obligations hereunder during the Option Term.

2.4 Earn-in Requirements In order to earn an undivided sixty percent (60%) right, title and interest in and to the Optionor's Property (and thereby exercise the Option), TEC shall be required to:

(a) make the following payments to the Optionor:

(i) the sum of $50,000 currently with the execution of this Agreement (the receipt of which is hereby acknowledged by the Optionor);

(ii) the sum of $50,000 on or before May 1, 1991;

(iii) the sum of $50,000 on or before May 1, 1992;

(iv) the sum of $50,000 on or before May 1, 1993;

(v) the sum of $50,000 on or before May 1, 1994;

(vi) the sum of $250,000 on or before May 1, 1994;

(b) Fund or incur Expenditures in the aggregate amount of $2,000,000 on or before May 1, 1994, $500,000 of such Expenditures to be funded or incurred on or before May 1, 1991.

2.5 Commitment Amount Notwithstanding anything contained in this Agreement, except for the obligation of TEC to fund or incur a minimum of $250,000 of Expenditures on or before January 1, 1991, which TEC hereby covenants and agrees to fund or incur, (and the initial Option payment paid upon execution and delivery of this Agreement) all Option payment requirements and all Option Expenditure requirements set forth in Section 2.4 are entirely optional at TEC's election, and nothing herein shall obligate TEC to make or incur such payments or Expenditures.

2.6 Programs and Budgets During Option Period During the Option Term, TEC shall have absolute and exclusive authority to determine Expenditure programs and to determine the manner in which Expenditures shall be made or incurred, and to carry out and implement the same.

2.7 Interest of Participants

(a) On the Participation Date the Participants shall be deemed to have the following respective Interests:

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necessary to enable TEC to register its interest in the Property in all applicable government offices or registries.

2.8 Termination of Option The Option and this Agreement shall terminate on the earlier of:

(a) If TEC does not complete the requirements set forth in Section 2.4, the date on which TEC first fails to meet such requirements (subject to Section 10.2); or

(b) Written notice by TEC to Optionor that it does not intend to exercise the Option, provided such notice is delivered prior to TEC completing the requirements in Section 2.4.

2.9 Obligations Following Termination Following termination of this Agreement pursuant to Section 2.8, the terms and conditions of this Agreement and the Option shall be of no further force and effect except that TEC shall:

(a) Leave the Property in good standing with respect to the payment of taxes and other assessment and charges for at least 60 days from the date of termination, free and clear of all liens, charges and encumbrances arising from TEC's operations hereunder;

(b) Carry out all reclamation work required by law;

(c) Deliver to the Optionor, within 120 days of such termination, a comprehensive report on all work carried out by TEC on the Property not previously reported on, together with all assay samples, pulps, rejects and copies of all maps, drill logs, assay results and other factual technical data compiled by TEC with respect thereto;

(d) Have the right to remove from the Property and, if requested by the Optionor, the obligation to remove from the Property, within 60 days of the date of termination all buildings, machinery and equipment erected, installed or brought upon the Property by or on behalf of TEC;

(e) Assign and quitclaim to the Optionor all right, title and interest of TEC in and to the Property.

SECTION THREE

Representations and Warranties

3.1 Mutual Representations NORTHWAY, THR, and TEC each represent and warrant to one another (and only in respect of itself) that:

(a) It is a company duly incorporated, organized and validly subsisting under the laws of its incorporating jurisdiction and is qualified to do business in Quebec;

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(b) It has full power and authority to carry on its business and to enter into this Agreement and any agreement or instrument referred to or contemplated by this Agreement;

(c) Neither the execution and delivery of this Agreement nor any of the agreements referred to herein or contemplated hereby, or the consummation of the transactions hereby contemplated conflict with, result in the breach of, or accelerate the performance required by any agreement to which it is a party; and

(d) The execution and delivery of this Agreement will not violate or result in the breach of the laws of any jurisdiction applicable or pertaining thereto or of its constating documents.

3.2 Representations of the Optionor Each of NORTHWAY and THR further represents and warrants to TEC that:

(a) the Optionor owns 100% of the Property, subject only to those royalty or other interests reserved or granted to third parties described in Schedule "A";

(b) the mineral claims constituting the Property have been duly and validly located and recorded under the applicable mineral legislation and are in good standing;

(c) it is not aware of any interests in the Property except the interests of the other parties referred to in Schedule "A";

(d) The Property is accurately described in Schedule "A", the Property is, to the extent applicable, in good standing with respect to the payment of taxes and other matters under the laws of the jurisdiction in which it is located and, except as indicated on Schedule "A", the Property is free and clear of all liens, charges and encumbrances;

(e) it has the exclusive right to enter into this Agreement and to dispose of its interest in the Property in accordance with the terms thereof;

(f) It has delivered to TEC all information concerning title to the Property in its possession or control;

(g) There are no consents, approvals, or conditions precedent to the acquisition by TEC of the interest in the Property contemplated by the terms of this Agreement.

(h) The interest held by it in the Property is not conditional upon, and is not subject to the satisfaction of, any terms, provisions, conditions, payments, or acts, of or under any agreement by which it derived or obtained such interest, and no further acts or things need to be done or performed now or at any time in the future in favour of any third party pursuant to any agreement or undertaking to maintain its interest in the Property.

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SECTION FOUR

Relationship of Participants

4.1 Formation of Joint Venture On the Participation Date TEC and the Optionor will become associated as a joint venture (the "Joint Venture") for the following limited functions and purposes:

(a) To further explore the Property and, if warranted, develop the Property;

(b) To operate the Property as a mine; and

(c) To engage in such other activities as may be necessary or appropriate in connection with the foregoing.

4.2 Agreements by Operator On and after the Participation Date all transactions, contracts, employments, purchases, operations, negotiations with third parties and any other matter or act undertaken on behalf of the Participants in connection with the Property shall be done, transacted, undertaken or performed in the name of the Operator only, and no party shall do, transact, perform or undertake anything in the name of any other party or in the joint names of the Participants.

4.3 Several Liability Except as specifically set forth in Section 15, after the Participation Date, the rights and obligations of the Participants will be, in each case, several, and shall not be or be construed to be either joint or joint and several. Nothing contained in this Agreement shall, except to the extent specifically authorized hereunder, be deemed to constitute a Participant a partner, an agent or legal representative of any other party. It is intended that this Agreement shall not create the relationship of a partnership between the Participants and no act done by any Participant pursuant to the provisions hereof shall operate to create such a relationship.

4.4 Cost Shares After the Participation Date each Participant shall be liable for its Cost Share of Costs and any other expenses associated with operating the Property as a mine at such time as the liability is incurred by the Operator. Each Participant shall be liable for its Cost Share of any debts, liabilities or obligations arising from operations hereunder. In addition, with respect to Expenditures incurred by TEC in excess of the earn-in requirements set forth in Section 2.4 and not constituting Expenditures under an approved Program, TEC shall as soon as reasonably practicable following the making of such Expenditures provide to the Optionor a written summary thereof. Within 30 days following receipt of the said written summary of Expenditures, the Optionor may elect to contribute its Cost Share of such Expenditures by paying to TEC the amount of its Cost Share of such Expenditures within the said 30 day period. If the Optionor fails to elect to contribute its Cost Share of Expenditures in the manner aforesaid, the provisions of Section 2.7(d) shall apply.

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4.5 Hold Harmless Each Participant, in proportion to its Interest, shall indemnify and hold harmless the other Participant from any claim of or liability to any third person asserted upon the ground that any action taken under this Agreement after the Participation Date has resulted in or will result in any loss or damage to such third person, but only to the extent that such claim or liability is paid by such other Participant in any amount in excess of such other Participant's Interest.

SECTION FIVE

Management Committee

5.1 Formation and Membership Forthwith after the Participation Date, the parties shall establish a Management Committee consisting of two members appointed by each Participant.

5.2 Substitute and Alternate Members A Participant may from time to time revoke in writing the appointment of its members to the Management Committee and appoint in writing another such member in his place. A Participant may from time to time in writing appoint one alternate member for any member theretofore appointed by such Participant. Alternate members may attend meetings of the Management Committee, and in the absence of the member, such member's alternate may vote and otherwise act in the place and stead of a member and shall be deemed a member. Wherever any member or alternate member votes or acts, such member's votes or actions shall for all purposes of this Agreement be considered the actions of the Participant whom such member or alternate represents. The Participants shall give written notice to each other from time to time as to names, addresses and telephone numbers of their respective members and alternates on the Management Committee. Technical and professional advisors of a member of the Management Committee may attend at Management Committee meetings if accompanied by the member or such member's alternate.

5.3 Place of Meetings; Notice All meetings of the Management Committee shall be held in Toronto, Ontario, unless all members of the Management Committee agree otherwise. Any member of the Management Committee may call a meeting at any time by giving 10 business days notice to the other members of the time and place of such meeting and the general nature of the business to be conducted. Any member of the Management Committee or such member's alternate may waive in writing the giving of such notice before or at such meeting. The Operator shall call a meeting of the Management Committee at least once every calendar quarter for the purpose of reviewing the progress of work on or with respect to the Property.

5.4 Resolutions Any resolution in writing signed by all members of the Management Committee in one or more counterparts shall be as valid and binding as if passed at a meeting of the Management Committee duly called and constituted.

5.5 Voting Interests Subject to Section 6.7, each Participant shall have the number of votes on matters to be decided by the Management Committee equal to the Interest held by such Participant,

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and such votes may be voted by the Participant through the member(s) appointed by such Participant to represent it at duly convened Management Committee meetings.

5.6 Quorum A quorum for any meeting of the Management Committee shall be two members, provided the two members are not both appointees of the same Participant. If a quorum is not present within 30 minutes after the time fixed for holding a meeting, the meeting shall be adjourned to the same day of the next following week (unless such day is a non-business day in which case it shall be adjourned to the next following business day thereafter) at the same time and place. At the adjourned meeting the members or alternate members present in person (which may be only one person) shall form a quorum and may transact the business for which the meeting was originally convened.

5.7 Majority Vote Subject to other provisions of this Agreement limiting voting rights (including, without limitation, Section 6.7) or requiring unanimous votes, the Management Committee shall decide all matters coming before it by the affirmative vote of a majority of the votes entitled to be cast by members present at the meeting. In the event of deadlock, the representative(s) of the Operator shall have the deciding vote.

5.8 Conduct of Meetings One member representing the Operator shall be the Chairman of the Management Committee. The Management Committee shall appoint a Secretary who need not be a member of the Management Committee to keep minutes of the meetings of the Management Committee. The Secretary shall distribute such minutes to the members of the Management Committee inviting comments. If no comments are received by the Secretary within 15 business days after their distribution, the minutes shall be deemed correct. If comments are received, they shall be settled at the next Management Committee meeting and, failing agreement, shall be voted on, provided that where the matter dealt within the minutes is a matter in respect of which any party is not entitled to vote or is subject to a unanimous vote pursuant to any provisions of this Agreement, such party not eligible to vote shall be excluded from such votes or the matter shall be subject to unanimous vote, as applicable. Each party shall have the right to examine and take extracts of all records of the Management Committee (which shall be maintained by the Operator), at reasonable times at the Operator's offices during regular business hours.

5.9 Powers and Responsibilities of Management Committee The Management Committee shall plan and direct the activities of the Participants hereunder and, without limiting any of its powers as specified elsewhere in the Agreement and subject to the terms hereof, shall have the exclusive right, power and authority to:

(a) Review promptly and approve, modify or reject all Programs, Feasibility Reports and Development Programs proposed by the Operator, except a Program proposed pursuant to Section 6.4 or Section 7.5(b);

(b) Review and determine, where required, the overhead charges to be paid to the Operator hereunder. The overhead charges of the Operator shall be reviewed

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periodically and, notwithstanding any other term hereof, if proven to be excessive or insufficient may be adjusted by the Management Committee, it being the intention of the parties that in its capacity as Operator, a party should not realize any substantial profits or suffer any substantial losses;

(c) Direct and assist the Operator in carrying out the objectives of the parties hereunder;

(d) Change the Operator by a majority vote of 51% or greater of the votes eligible to be cast at a meeting of the Management Committee;

(e) Approve or reject the abandonment or disposition of any part of the Assets;

(f) After consultation with the Operator, determine the amount of working capital for a mine.

SECTION SIX

Operator of Property

6.1 Initial Operator On and after the Participation Date, the initial Operator of the Joint Venture shall be TEC. Such party shall have the right to remain the Operator until it has been dismissed, has resigned, or has been replaced as Operator pursuant to Section 6.7 hereof.

6.2 Power and Authority of Operator After the Participation Date, subject to the control and direction of the Management Committee, the Operator shall have the right, power and authority to do everything necessary or appropriate to carry out the purposes of the Joint Venture, including, without limiting the generality of the foregoing, the right, power and authority to:

(a) Prepare and present to the Management Committee Programs, any Feasibility Reports and any Development Programs;

(b) Implement any Program in accordance with Section 7 and any Development Program in accordance with Section 8;

(c) Subject only to the right of representatives of the Participants to have access to the Property at all reasonable times for the purpose of inspecting work being done thereon, to regulate access to the Property;

(d) To employ and engage such employees, agents, and independent contractors as it may consider necessary or advisable to carry out its duties and obligations hereunder but the Operator shall not enter into contractual relationships with any party hereto or with an Associated Company, except on terms which are commercially competitive in accordance with prevailing industry standards.

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6.3 Duties and Obligations of the Operator. After the Participation Date, the Operator shall have such duties and obligations as the Management Committee may from time to time determine which, without limitations, shall include the following duties and obligations:

(a) To prepare and propose to the Management Committee and, if approved, to implement Programs and any Development Programs in respect of the Property;

(b) To manage, direct and control all work on or with respect to the Property in a prudent and workmanlike manner and in compliance with all applicable federal, provincial and local laws, rules, orders, and regulations and indemnify and save the Participants harmless from any and all claims, suits or actions made or brought against it as a result of such work;

(c) To prepare and deliver to the Participants during periods of active field work quarterly progress reports within 45 days of the end of each calendar quarter of the work in progress and comprehensive reports within 90 days of the completion of each Program covering the activities thereunder and results obtained during the Program immediately preceding, together with timely current reports and information on any material results obtained. All reports shall be supported by the technical data used in the preparation thereof;

(d) To keep the Property in good standing and free of liens, charges and encumbrances arising from operations hereunder (except liens for taxes not yet due and liens contested in good faith by the Operator) and to proceed with all diligence to contest or discharge any lien that is filed;

(e) To account to the Participants for all contributions to Expenditures and Development Program Costs and, after the commencement of Commercial Production, for all contributions to Operating Costs in accordance with generally accepted accounting procedures consistently applied and to otherwise maintain the accounts and financial books and records of the Joint Venture in accordance with the Accounting Procedure;

(f) To permit the Participants, at their own expense, to inspect, take abstracts from, or audit any or all of the records and accounts referred to in Section 6.3(e) hereof during normal business hours;

(g) To obtain and maintain the following insurance:

(i) Comprehensive general liability insurance protecting the Operator and the Participants and their respective officers, employees, agents, servants, subcontractors, invitees and licensees against damages arising from personal injury (including death) and from claims for property damage which may arise directly or indirectly out of the operations of the

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Operator, its officers, employees, agents, servants, subcontractors, invitees and licensees including coverage for liability arising out of contingent employer's liability and contractual liability with a limit of not less than that established by the Management Committee;

(ii) Automobile insurance on the Operator's owned and non-owned vehicles, protecting the Operator and the Participants and their respective officers, employees, agents servants, sub-contractors, invitees and licensees against damages arising from bodily injury (including death) and from claims for property damage arising out of the operations of the Operator, it officers, employees, agents, servants, subcontractors, invitees and licensees with a limit of not less than that established by the Management Committee. Each policy of insurance shall name the Participants as insureds, include a standard form of cross-liability clause and contain a clause waiving the insurer's right of subrogation against the Participants;

(h) To permit the Participants or their representatives appointed in writing, at their own expense and risk, access to the Property and all data derived from carrying out work thereon and provide them with copies thereof;

(i) To arrange for and maintain Workers' Compensation or equivalent coverage for all eligible employees engaged by the Operator in accordance with statutory requirements;

(j) To perform its duties and obligations in a manner consistent with good exploration and mining practices;

(k) To transact, undertake and perform all transactions, contracts, employments, purchases, operations, negotiations with third parties and any other matter or thing undertaken on behalf of the Participants in the Operator's name.

6.4 Change of Operator If the Operator has at any time failed to submit to the Management Committee a Program as required under subsection 7.3 and the Operator fails to cure the failure within 30 days of receipt by the Operator of notice from the Non-Operator of such failure, the Non-Operator may, within 30 days following such second failure, present the Operator with a Program, and unless the Operator, within 30 days of being presented with such Program, agrees to adopt the Program as the next Program and to implement the same as Operator, the provisions of Section 6.7 shall apply.

6.5 Resignation of Operator An Operator may resign as Operator at any time by giving 90 days' prior written notice to the Management Committee, and in which event the provisions of Section 6.7 shall apply.

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6.6 Termination as Operator An Operator shall automatically cease to be Operator, and the provisions of Section 6.7 shall apply, if:

(a) It becomes bankrupt or insolvent or makes an assignment for the benefit of creditors;

(b) Any foreclosure, execution or attachment issues against the Operator whereby all or part of its Interest hereunder is taken by any creditor or by any custodian, receiver or trustee;

(c) It is removed by the Management Committee pursuant to Section 5.10(d).

6.7 Replacing Operator In the event the Operator does not within the required 30 day period set forth in Section 6.4 adopt a Program submitted by a Non-Operator, or an Operator resigns pursuant to Section 6.5, or an Operator automatically ceases to be an Operator pursuant to Section 6.6 or 7.8, the Management Committee shall be deemed to have appointed the Non-Operator, if it consents to act, as the Operator. In the event the Non-Operator does not consent to act as the Operator this Agreement shall terminate. Notwithstanding anything contrary contained in this Agreement, the Operator who is being replaced pursuant to this Section 6.7 shall not, so long as it has an Interest equal to 50% or greater, have any voting rights in respect of a Program proposed and implemented by a successor Operator for a period of one year.

6.8 Transfer between Operators Any Operator that is replaced shall turn over to its successor all control and possession of the Property and all documents, books, records and accounts pertaining to the performance of its functions as Operator, together with all monies held by it in its capacity as Operator. Upon the transfer and delivery thereof the departing Operator shall be released and discharged from and the successor Operator shall assume all duties and obligations of Operator except the unsatisfied duties and obligations of the departing Operator accrued prior to the effective date of the change of Operator and for which the departing Operator shall, notwithstanding its release or discharge, continue to remain liable. If the title to any Assets, other than the Property, is held in the name of the departing Operator, it shall transfer such title to the successor Operator in trust for the parties hereto.

6.9 Audit of Operator's Account Upon replacement of an Operator an audit of the records of the departing Operator shall be made at the option of the new Operator within 120 days of the replacement, with the cost thereof to be borne by the Participants in accordance with their respective Cost Shares.

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SECTION SEVEN

Programs

7.1 Program Expenditures After the Participation Date, Expenditures shall be incurred only under and pursuant to Programs approved, or deemed to be approved, by the Management Committee. Any Feasibility Report shall be prepared pursuant to a separate Program.

7.2 Program Content Each Program shall be designed to delineate ore reserves so that the Property can be brought to Commercial Production at the earliest possible date and will contain the following minimum details:

(a) An up-to-date statement of aggregate Expenditures incurred by the Participants as of the date of the Program and an estimate of further Expenditures to be incurred under the then current Program;

(b) An outline of the proposed exploration and development work to be carried out under the proposed Program;

(c) An estimate of the Expenditures to be incurred under the proposed Program.

7.3 Program Review Within 120 days of the Participation Date and within 120 days of the completion of each Program, the Operator shall prepare and submit to the Management Committee a proposed Program for the following 12 months and shall at the same time call a meeting of the Management Committee for the purpose of reviewing such proposed Program.

7.4 Participation by the Non-Operator Within 30 days of approval by the Management Committee of a Program the Non-Operator shall give written notice to the Operator electing:

(a) To contribute all of its Cost Share of Expenditures under such Program (the "Full Contribution Election"); or

(b) To contribute 50% or more (but not all) of its Cost Share of Expenditures under such Program and specifying the percentage of its Cost Share of Expenditures it is electing to contribute (the "Partial Contribution Election");or

(c) Not to contribute its Cost Share, or any part thereof, of Expenditures to such Program (the "No Contribution Election").

If the Non-Operator fails to give such notice within the said 30 day period or if the Non-Operator purports to make a Partial Contribution Election but fails to elect to contribute at least 50% of its Cost Share of Expenditures to the Program, then the Non-Operator shall be deemed to have made a No Contribution Election with respect to such Program. For the purposes of this Agreement, the term "Contribution Deficiency" shall mean in respect of any Program approved by the Management Committee (including any Program revised by the Operator pursuant to Section 7.5(b)), the difference between the Non-Operator's Cost Share of Expenditures under such Program and the portion of such Expenditures which the Non-Operator has elected to contribute to such Program in accordance with this Section 7.4.

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7.5 Non-Contribution If the Non-Operator at any time makes or is deemed to have made a Partial Contribution Election or a No Contribution Election to a Program, the provisions of Section 2.7(d) shall apply. If the Non-Operator makes or is deemed to have made a Partial Contribution Election or a No Contribution Election to a Program, the Operator may either:

(a) Proceed with such Program and contribute all Expenditures under or pursuant to such Program and thereafter the Participants' respective Interests will be adjusted in accordance with Section 2.7(d); or

(b) Revise such Program and propose the revised Program to the Non-Operator, in which case the Non-Operator shall, within 15 days of receipt of the revised Program, give notice to the Operator electing a Full Contribution Election, a Partial Contribution Election, or a No Contribution Election with respect to the revised Program. If the Non-Operator fails to give such notice within the said 15 day period or purports to make a Partial Contribution Election but fails to elect to contribute at least 50% of its Cost Share of Expenditures under such revised Program, the Operator will be entitled to proceed under Section 7.5(a).

7.55 Post Program Contributions The Non-Operator who has made or is deemed to have made a Partial Contribution Election or a No Contribution Election respecting a Program implemented pursuant to Section 7.5 (a) shall have the right to subsequently elect to contribute the Contribution Deficiency to the Program on the following basis:

(a) If the Program was completed to the extent of less than 80% of the Expenditures proposed thereunder, the Non-Operator may elect to contribute the Contribution Deficiency by paying to the Operator the full amount of the Contribution Deficiency relating to the Program within 30 days after receipt of notice from the Operator that work pursuant to the Program has ceased and a statement of the amount of Expenditures incurred in connection therewith; or

(b) If the Program was completed to 80% or more of the Expenditure's proposed thereunder, the Non-Operator may elect to contribute the Contribution Deficiency by paying to the Operator 150% of the Contribution Deficiency relating to the Program within 30 days after receipt from the Operator of notice that work pursuant to the Program has ceased and a statement of the amount of Expenditures incurred under the Program.

If the payment required by (a) or (b) above, as the case may be, is made in the required manner, the Interest of the Non-Operator shall not be affected by its initial election not to fully participate in the Program.

7.6 Program Contributions. An election to contribute to a program shall make the Non-Operator liable to pay its Cost Share (or, if the Non-Operator has made a Partial Contribution Election,

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the percentage of its Costs Share the Non-Operator has elected to contribute) of the Expenditures actually incurred under or pursuant to the Program to which the election relates, including Program overruns of up to but not exceeding 10% ("Permitted Program Overruns"). By submitting a Program, the Operator shall be deemed to have committed to contribute its Cost Share of the Expenditures actually incurred under or pursuant to that Program, its Cost Share of Permitted Program Overruns, and 100% of all other additional Program overruns. These additional Program overruns shall be deemed not to be Expenditures for purposes of the calculation of each Participant's Interest as set out in Section 2.7(d), provided that the Management Committee may, by unanimous consent, approve Program overruns in excess of 10%. If approved, such overruns shall be Permitted Program Overruns, the Participants shall be liable to pay their Cost Shares of such Permitted Program Overruns and such Permitted Program Overruns shall be deemed to be Expenditures for purposes of Section 2.7(d).

7.7 Cash Calls After having elected to contribute to a Program which is implemented, the Non-Operator shall pay its Cost Share (or, if the Non-Operator has made a Partial Contribution Election, the percentage of its Costs Share the Non-Operator has elected to contribute) of Expenditures incurred under or pursuant to such Program. The Operator shall have the right to make cash calls for advances on Expenditures 30 days in advance of the month in which they are scheduled to be made.

7.8 Failure to Contribute If, after having elected to contribute to a Program (whether by way of a Full Contribution Election or a Partial Contribution Election), a Non-Operator at any time fails to pay any invoice for Expenditures or cash calls issued pursuant to Section 7.7 within 30 days of receipt of such invoice or cash call, as applicable, the Operator may give written notice to the Non-Operator demanding payment, and if the Non-Operator has not paid within 15 days after receipt of such notice, the Non-Operator shall be deemed to:

(a) Be in default under Section 7.6; and

(b) Have lost its right to contribute to any future Programs and any Development Programs relating to the Property as it is then constituted.

Thereafter the respective Interests of the Participants shall be adjusted in accordance with Section 2.7(d) and the Operator shall have the right to curtail or abandon that Program. If, after a Non-Operator has elected to contribute to a Program, the Operator fails to pay its share of Expenditures incurred in connection with such Program, the Operator shall cease to be the Operator, shall have lost its right to contribute to any future Programs and the Interests of the Participants shall be adjusted thereafter in accordance with Section 2.7(d).

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SECTION EIGHT

Development Programs

8.1 Development If the Operator determines that the economic potential of the Property warrants development, it shall propose to the Management Committee the preparation of a feasibility study and will present a Program in accordance with Section 7 contemplating the preparation of a Feasibility Report. On completion of a Feasibility Report pursuant to such Program, the Operator shall forthwith deliver to the Management Committee a Feasibility Report and, provided the Feasibility Report recommends placing the Property into Commercial Production, a Development Program in connection therewith.

8.2 Feasibility Studies So long as it has not lost its right to contribute to Programs and to any Development Program, the Non-Operator may at any time request the Operator to present a Program contemplating the preparation of a Feasibility Report in respect of the Property. If the Operator fails to do so within a reasonable period of time, such Participant may complete such a Program at its own cost and expense and upon completion of a Feasibility Report shall forthwith deliver a copy to the Management Committee together with a Development Program. If the Feasibility Report is approved by the Management Committee, the costs and expenses incurred by the Non-Operator in connection therewith shall be borne by the Joint Venture.

8.3 Contribution to Development Programs Within six months of the approval by the Management Committee of a Feasibility Report and Development Program delivered by either the Operator or the Non-Operator pursuant to Section 8.1 or 8.2, each Participant shall give written notice to the Operator stating whether it elects to contribute its Cost Share of the Development Program. Failure by any Participant to give such notice within such six month period shall be deemed to be an election by such Participant not to contribute to such Development Program. If a Participant elects or is deemed to have elected not to contribute to the Development Program, the other Participant may elect to proceed with such Development Program and contribute all Development Program Costs under such Development Program and thereafter the Participants' respective Interests will be adjusted in accordance with Section 2.7(d). If all Participants elect to contribute their respective Cost Shares of the Development Program, the Operator shall implement the Development Program. The Operator will not proceed with any Development Program the cost of which is not fully committed.

8.4 Cost Shares An election to fund a Development Program shall make a Participant liable to pay its Cost Share of:

(a) All of the Development Program Costs actually incurred under or pursuant to such Development Program, including Development Program Overruns, as hereafter defined;

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(b) Operating Costs and any other costs associated with establishing and operating the Property as a mine at such time as the liability is incurred by the Operator; and

(c) Any debts, liabilities or obligations arising from operations hereunder.

8.5 Cash Calls After having elected to fund a Development Program which is implemented, each Participant shall, within 15 days after being requested in writing to do so by the Operator, pay such amount of Development Program Costs incurred or to be incurred under or pursuant to such Development Program as the Operator may require. The Operator shall not require payment of any funds more than one month in advance of the period during which the same are to be expended.

8.6 Cost Overruns If it appears that Development Program Costs will exceed by greater than 10% those estimated under a Development Program, the Operator shall immediately give written notice to the Participants outlining the nature and extent of the additional costs and expenses (hereinafter called "Development Program Overruns"). If Development Program Overruns are accepted by all Participants, then, within 15 days after the receipt of a written request from the Operator, each Participant shall pay to the Operator its Cost Share of such Development Program Overruns. If a Participant does not accept Development Program Overruns, the other Participant shall be entitled to pay the Cost Share of such Participant. If the other Participant pays such Cost Share it will be deemed to have paid an amount equal to 200% of such payment on behalf of such Participant and will be entitled to recoup such amount pursuant to Section 9.2.

8.7 Default in Payment If a Participant at any time fails to pay such amount of Development Program Costs as is requested by the Operator in accordance with Section 8.5, the Operator may give written notice to such Participant demanding payment. If such Participant has not paid such amount within 15 days after receipt of such notice, such Participant shall be deemed to be in default under Section 8.4 and to have lost its right to contribute to the Development Program. The other Participant will have the right but not the obligation to contribute all Development Program Costs to be incurred under or pursuant to the Development Program and, if so, the Operator will proceed with the Development Program and the Participants' respective Interests shall thereafter be adjusted in accordance with Section 2.7 (d).

8.8 Conduct of Development Program In implementing a Development Program and in operating the Property as a mine, the Operator will act in accordance with the terms and conditions of this Agreement and the Development and Operating Procedure. In such circumstances, the Non-Operator will also comply with the terms and conditions of this Agreement and the Development and Operating Procedure.

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SECTION NINE

Disposition of Production

9.1 Distributions in Kind Subject to the provisions of Section 9.3, for any period after the commencement of Commercial Production in respect of the Property, and provided that each Participant has paid to the Operator its respective Cost Share of Operating Costs for that period, each Participant shall take in kind and separately dispose of Products in the ratio of the Participants' respective Interests.

9.2 Preferred Rights to Products If a Participant makes any payment on behalf of the other Participant pursuant to Section 8.6, it shall have the prior and preferred right to receive such Participant's share of Products pursuant to Section 9.1 until it has received Products in kind of a value equal to 200% of the actual payment made on behalf of the other Participant. If the Operator makes payments on behalf of a Participant pursuant to Sections 9.1 or 9.2 of the Development and Operating Procedure, it shall have the prior and preferred right to receive such Participant's share of Products pursuant to Section 9.1 until it has received Products in kind of a value equal to 200% of the actual payments made on behalf of the Participant.

9.3 Valuation of Products For purposes of determining the value of Products taken in kind pursuant to Section 9.1 and 9.2, each Participant's share of Products shall, subject to Section 9.35 hereof, be valued at the time of delivery to the Participants (or purchase or sale by the Operator pursuant to Section 9.5) at a value equal to that received by the Operator for its share of Products after deduction of:

(a) All costs of transporting Products, including insurance, from the Property to the place of delivery designated by the purchaser of such Products;

(b) Such reasonable charge for marketing products as is consistent with generally accepted industry marketing practices; and

(c) All taxes (other than income taxes), royalties or other charges or imposts provided for pursuant to any law or legal obligation imposed by any government if paid in connection with the disposition of Products taken in kind.

9.35 Notwithstanding the provisions of section 9.3, in the event that the Operator has, at the time of sale of its share of Products referred to in section 9.3 hereof, entered into hedging or forward sale transactions in respect of such Products, then, for the purposes of determining the valuation of a Participant's share of Products under section 9.3, such Participant's share of Products shall be deemed to be sold on the date of final reconciliation between the Operator and its smelter or refinery, as the case may be, in relation to the Operator's share of such Products for a value per ounce for:

(a) Gold which is equal to the average afternoon gold price fix on the London Bullion Exchange for that month as published by Metals Week;

(b) Silver which is equal to the average silver price quoted on the London Metal Exchange during that month as published by Metals Week;

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Prices quoted or fixed in United States Dollars will be converted to Canadian Dollars at the average noon exchange rate quoted by the Bank of Canada during that month for the exchange of U.S. Dollars into Canadian Dollars. Notwithstanding the foregoing, in the event that the above value determination is not available for any reason, or is not applicable to the Products in question, then the value of the Products sold shall be equal to the value received by the Operator for its share of Products in accordance with Section 9.3.

9.4 Costs of In-Kind Distribution Any extra expenditure incurred by reason of the taking in kind or separate disposition by a Participant of its proportionate share of Products shall be borne by that Participant. That Participant shall be required to construct, operate and maintain, at its own expense, any and all facilities which may be necessary to receive, store and dispose of its share of Products.

9.5 Sale of Products If any Participant fails to make the necessary arrangements to take in kind or separately dispose of its proportionate share of Products, the Operator as agent may purchase for its own account (at a price not less than the prevailing market price) or sell such share, subject to the right of the Participant owning such share to revoke at will the Operator's authority under this section in respect of Products not then purchased by the Operator or committed for sale to others. The Operator shall be entitled to deduct from the sale proceeds all costs of or related to marketing such Products as is consistent with generally accepted industry marketing practices including, without limitation, transportation, storage, commissions, and discounts. All contracts of sale executed by the Operator for a Participant's share of Products shall be only for such reasonable periods of time as are consistent with the minimum needs of the industry under the circumstances and in no event shall any such contract be for a period in excess of one year. Proceeds, if any, from the sale by the Operator of Products pursuant to this Section shall be calculated by the Operator separately for each Participant at the end of each calendar month, and shall be paid monthly within 20 days after the end of each such calendar month following payment to the Operator by each Participant of its respective Cost Share of Operating Costs outstanding as at the end of that calendar month.

9.6 Annual Audits The records relating to Products taken in kind or to the calculation of proceeds from the sale thereof shall be audited annually at the end of each fiscal year of the Operator and:

(a) Any adjustments required by such audit shall be made forthwith;

(b) A copy of the audited statements shall be delivered to the Participants;

All such accounts and records shall be deemed to be correct and accurate unless questioned by a Participant within 12 months following the end of each calendar year to which the accounts relate.

9.7 Inspection of Accounts The Participants, or any of them, at reasonable times and upon notice in writing to the Operator, shall have the right to inspect, audit and copy the Operator's accounts and records relating to the accounting for Products taken in kind or to the determination of proceeds from the sale thereof for any calendar year within 12 months following the end of such calendar year. The

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Participants shall make all reasonable efforts to conduct audits in a manner which will result in a minimum of inconvenience to the Operator.

SECTION TEN

Withdrawal and Default

10.1 Voluntary Withdrawal After the commencement of Commercial Production in respect of the Property, a Participant shall have the right to voluntarily withdraw under this Agreement and terminate its Interest in the Property by giving written notice of such withdrawal to the other Participant. In the case of such voluntary withdrawal, all of the rights and obligations of the withdrawing Participant under this Agreement in respect of the Property shall terminate as of the date of the giving of notice of such withdrawal, and all of its Interest shall be deemed to have been transferred to the other Participant. However, the withdrawing Participant shall:

(a) Remain liable for its Cost Share of all amounts chargeable to it as at the date of the withdrawal with respect to which it is committed to pay as well as all liabilities and obligations relating to the Property, other than those owned to the other Participant, as of the date of the withdrawal;

(b) Secure to the satisfaction of the other Participant its Cost Share of the costs of reclamation of the surface lands to the Property as may be required at the time of withdrawal by any governmental regulatory or other body having jurisdiction; and

(c) Remain obligated to execute and deliver such instruments as may be necessary to formally effect the transfer of its Interest to the other Participant.

10.2 Default Notwithstanding anything in this Agreement to the contrary (other than the Expenditure requirements in Section 2 and the provisions of this Agreement providing for elections to contribute and contributions to Programs and any Development Program for which no notice need be given pursuant to this section), if any party (a "Defaulting Party") is in default of any requirement herein set forth, including, without limitation, the Option payment requirements of TEC in Section 2, the party affected by such default shall give written notice to the Defaulting Party specifying the default. The Defaulting Party shall not lose any rights (including the Option rights of TEC) under this Agreement unless the Defaulting Party does not either cure the default within 30 days after the giving of notice of default by the affected party or diligently commence proceedings to cure the default within the said 30 day period and diligently prosecute the same to completion. If the Defaulting Party fails to cure the default or to commence and prosecute the same as aforesaid, the affected party shall be entitled to seek any remedy it may have on account of such default.

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SECTION 11

Competition

With respect to any mineral rights or other rights outside of the area of the Property, nothing in this Agreement shall restrict, hinder or prevent any party hereto from, independently or in combination with others, engaging and receiving the full benefits of any and all business endeavors of any sort whatsoever, including but not limited to the acquisition of properties, interests, or rights in and the exploration for production and sale of minerals whether or not competitive with the endeavors contemplated herein. It is expressly agreed that a party shall not have any obligation or duty of whatsoever character to any other party hereto as a result of this Agreement or the Joint Venture created hereby that would prevent it from engaging in or enjoying the benefits of such competing endeavors or would require it to consult with or allow such other party to participate therein.

SECTION TWELVE

Disputes

12.1 Disputes The parties hereto agree that any issue or matter in dispute arising out of this Agreement will be submitted to a court of competent jurisdiction.

SECTION THIRTEEN

Force Majeure

13.1 Force Majeure Defined "Force Majeure" shall mean any one or more of the following events:

(a) An act of God;

(b) A war, revolution, insurrection, riot, blockade, or any other unlawful act against public order or authority;

(c) A strike, lockout, or other industrial disturbance;

(d) A storm, fire, flood, explosion or lightning;

(e) The failure to obtain the approval of a government, governmental agency, commission, board or other tribunal having jurisdiction in the circumstances as may be required to the conduct of operations hereunder or any governmental or legal restraint upon such operation;

(f) Any other event (whether or not of the kind enumerated in paragraphs (a) to (e) of this section) which is not reasonably within the control of the party claiming suspension of its obligations hereunder due to force majeure.

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13.2 Suspension of Obligations If any party hereto is prevented by force majeure from carrying out any obligation hereunder, then, if that party promptly gives the other party hereto notice of the force majeure (including reasonably full particulars thereof), the obligations of the party giving such notice are suspended, insofar as its obligations are affected by the force majeure, but only so long as the force majeure continues to prevent the performance of such obligations.

13.3 Remedial Action The party claiming suspension of its obligations as aforesaid shall promptly remedy the cause and effect of the force majeure described in the said notice insofar as it is reasonably able to do so, provided that the terms of settlement of any strike, lockout or other industrial disturbance shall be wholly in the discretion of the party claiming suspension of its obligations hereunder by reason thereof; and that party shall not be required to accede to the demands of its opponents in any strike, lockout, or industrial disturbance solely to remedy promptly the force majeure thereby constituted.

13.4 Funding Notwithstanding anything contained in this section, lack of finances shall never be considered a force majeure nor shall any force majeure suspend any obligation of the approval and funding of Programs.

SECTION FOURTEEN

Encumbrances and Assignment

14.1 Limited Charging It is agreed that either party may at any time mortgage, charge, or otherwise encumber the whole or any part of its Interest solely for the purpose of financing the payment or performance of such party's obligations under this Agreement, but only on the condition that the holder of such encumbrance shall have first entered into a written agreement with the other party, in form reasonably satisfactory to counsel for such other party and binding upon the holder of such encumbrance, to the effect that:

(a) In enforcing its encumbrance, the holder shall be bound by and shall honor the terms of this Agreement with respect to the relationship between the party whose Interest is so encumbered and the other party hereto;

(b) The holder of the encumbrance will not enter into possession or institute any proceedings for foreclosure or partition of an encumbering party's Interest, and that such encumbrance shall be subject to the provisions of this Agreement; and

(c) The remedies of the holder of the encumbrance shall be limited to the sale of the whole, but only the whole, of the encumbering party's Interest to the other party hereto or to a purchaser not then party to the Agreement by means of private sale. Such sale shall be subject to the purchaser entering into a written agreement with the remaining party in form satisfactory to counsel for such

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remaining party whereby such purchaser assumes all obligations of the encumbering party under the terms of this Agreement.

A Participant shall have the ability to freely assign all or part of its Interest in the Joint Venture subject, however, to the provisions of Section 14.2 below.

14.2 Assumption of Obligations The right of any party hereto to sell, transfer or assign all or part of its Interest and rights under this Agreement (the "Selling Party") shall be conditional upon the person acquiring the Interest or rights first entering in an agreement in writing with the other party hereto assuming and agreeing to be bound by all of the obligations of the Selling Party hereunder as it relates to the the Selling Party's Interest or part thereof being transferred including any obligation due at the time of the sale, transfer or assignment. If less than the whole of the Selling Party's Interest is being transferred, then notwithstanding such transfer the Selling Party and the transferee shall act and be treated as one Participant.

SECTION FIFTEEN

Obligations of the Optionor

15.1 Joint and Several The obligations of the Optionor in this Agreement shall be joint and several obligations of NORTHWAY and THR.

15.2 NORTHWAY and THR shall act jointly and in concert with respect to the rights and obligations of the Optionor (including the Optionor as a Participant) hereunder. For greater certainty, but not so as to limit the generality of the foregoing, all notices to be given by, all elections to be made by, and the exercise of all other rights by the Optionor hereunder shall be in writing and shall be duly signed by each of NORTHWAY and THR, and NORTHWAY and THR shall in all respects hereunder act as one party.

15.3 All amounts payable by TEC to the Optionor shall be made payable to "Wengle Associates In Trust" and delivered to Suite 300, 106 Adelaide Street West, Toronto, Ontario, M6H 1B2.

15.4 TEC shall not be subject to nor bound by any dispute between NORTHWAY and THR, TEC shall not be bound by any notice, election, or the exercise of any rights by the Optionor unless given, made or exercised in accordance herewith, and TEC shall not be bound by any agreements which may be entered into between NORTHWAY and THR to which TEC is not a party.

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SECTION SIXTEEN

Miscellaneous Provisions

16.1 Notices Any notice, election, consent, or other writing required or permitted to be given hereunder (herein collectively called a "Notice") shall be deemed to be sufficiently given if delivered or if mailed by registered air mail or by telegram or by telecopier addressed as follows:

If to the Optionor:

Northway Explorations Limited
420 - 111 Richmond Street West
Toronto, Ontario M5H 2G4
Attention: President

T & H Resources Ltd.
420 - 111 Richmond Street West
Toronto, Ontario M5H 2G4
Attention: President

If to TEC:

TOTAL Energold Corporation
1500 - 700 West Pender Street
Vancouver, British Columbia V6C 1G8
Attention: Vice-President, Exploration

Any such Notice shall be deemed to have been given to the parties hereto if delivered, when delivered; or, if mailed, on the seventh business day following the date of mailing; or, if telegraphed or telecopied, or the next succeeding business day following the telegraphing or telecopying thereof. Any party may from time to time by Notice in writing change its address for the purpose of this section.

16.2 Confidential Information Each of the parties agrees that all information of whatsoever nature and kind arising out of operations conducted pursuant to this Agreement shall be for the sole and exclusive benefit of the parties, shall be treated as confidential by the parties hereto and shall not be disclosed by any party to any third party except to prospective customers, prospective purchasers, technical, financial and legal advisors and consultants, or except to the extent that such disclosure may be necessary:

(a) In order to satisfy any legal requirements or requirements of any recognized stock exchange;

(b) In order for a party to arrange any financing of its Cost Share of any Program pursuant to this Agreement;

(c) In order for a party to sell its Interest as permitted in this Agreement; PROVIDED HOWEVER that any party proposing to disclose such information to a third party obtains a written undertaking from such third party that any confidential information disclosed to it shall be kept confidential and not be disclosed to

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others and that a party proposing to make such disclosure shall first confer with the other party concerning the nature and extent of such disclosure. Except as aforesaid, information shall be disclosed or disseminated only with the mutual and unanimous consent of the parties, which consent shall not be unreasonably withheld. The requirement of confidentiality for which provision is made in this section shall continue to bind any party hereto which is no longer a party to this Agreement for a period of two years following the date upon which such party ceases to be a party to this Agreement.

16.3 Public Announcements If a party wishes to issue or make any public announcement or statement which contains material and non-public information about this Agreement or any operations conducted pursuant to this Agreement, it shall not do so unless prior thereto it furnishes the other party with a copy of such announcement or statement and obtains the approval of the other party which approval shall not be unreasonably withheld; PROVIDED HOWEVER, that a party shall not be prohibited from issuing or making any such public announcement or statement in connection with any reports to its stockholders or others in order to comply with any law or regulation of any government or governmental agency having or purporting to have jurisdiction with respect thereto, including, but not limited to, any securities commission or stock exchange.

16.4 Waiver No waiver by a party of any breach of any of the covenants and provisions herein contained, whether negative or positive in form, shall take effect or be binding upon the party unless the same be expressed in writing. Any waiver so expressed shall not limit or affect the rights of a party with respect to any other or future breach.

16.5 Use of Name Except with the written consent of the other party no party, hereto will use, suffer or permit to be used, directly or indirectly, the name of the other party hereto for the purpose of or in connection with the financing of or obtaining financial assistance for any operations hereunder or the promotion of any corporate enterprise, syndicate, partnership or other association designed, intended or purporting to control, direct or finance, either directly or indirectly, the operations hereunder.

16.6 Severability If any provision of this Agreement is wholly or partially invalid, this Agreement shall be interpreted as if the invalid provision had not been a part hereof so that the invalidity shall not affect the validity of the remainder of the Agreement, which shall be construed as if the Agreement had been executed without the invalid portion. It is hereby declared to be the intention of the parties that this Agreement would have been executed without reference to any portion which may, for any reason, hereafter be declared or held invalid.

16.7 Term of Agreement This Agreement shall be effective as of the date of execution and delivery hereof and shall continue in full force and effect until such time as it is terminated by unanimous agreement of the parties or until such time as one of the parties hereunder owns a 100% Interest, or as otherwise provided for herein.

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16.8 Partition Each of the parties hereto waives, during the term of this Agreement, the benefits of all laws of the jurisdiction in which the Property is situated relating to the partition or sale of the Property, the Facilities, and the Assets. Each of the parties hereto further covenants and agrees with the other that such party will not seek partition through a court order or otherwise.

16.9 Previous Agreements This Agreement wholly replaces and supersedes any and all other agreements, whether oral or written, between the parties hereto covering the Property, prior to the date hereof.

16.10 Number and Gender Wherever in this Agreement the singular number or masculine gender occurs, the same shall be respectively construed as the plural, feminine or neuter and vice versa, as the context or reference to the Parties may require.

16.11 Schedules All Schedules hereto attached are incorporated herein by reference as fully as though contained in the body hereof. Wherever any term or condition, express or implied, of any Schedule conflicts or is at variance with any term or condition of this Agreement, such term or condition of this Agreement shall prevail.

16.12 Further Assurances The parties agree to do or cause to be done all acts or things necessary to implement and carry into effect this Agreement to the full extent including without limiting the generality of the foregoing such revisions to the Agreement as may be required as a result of any permitted assignment by a party hereto of all or part of its Interest hereunder.

16.13 Rule Against Perpetuities Any right, power, or interest of any party under this Agreement governed by the rule against perpetuities shall terminate at the expiration of 20 years after the death of the last survivor of all the direct lineal descendants Her Majesty, Queen Elizabeth the Second of England, living on the date hereof.

16.14 Headings and Sub-Headings The headings and subheadings in this Agreement have been inserted for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

16.15 Applicable Law This Agreement shall be construed in accordance with the laws of the Province of Ontario.

16.16 Successors and Assigns This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

16.17 Effective Date of Agreement Notwithstanding the date of execution and delivery of this Agreement, the same shall take effect as of April 5, 1990.

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SCHEDULE "A" - PART I

DESCRIPTION OF CLAIMS COMPRISING THE PROPERTY

NORTHWAY

The property consists of 113 claims, about 1808 hectares described as follows:

Licence	No. of Claims
437086	1 to 5 inclusive
437087	1 to 5 "
437088	1 to 5 "
437089	1 to 5 "
437091	4 and 5
437092	1 to 5 inclusive
437093	1 to 5 "
437094	1 to 5 "
437095	1 to 5 "
437096	1 to 5 "
437097	1 to 5 "
437154	1 to 5 "
437155	1 to 5 "
437156	1 to 5 "
437157	1 to 5 "
437158	1 to 5 "
437159	1 to 5 "
437160	1 to 5 "
437161	1 and 2
437162	1 to 5 inclusive
437163	2 to 5 "
437164	1 to 5 "
437165	1 to 5 "
444274	1 to 5 "

SCHEDULE "A" - PART I

DESCRIPTION OF CLAIMS COMPRISING THE PROPERTY

NORTHWAY

The property consists of 113 claims, about 1808 hectares described as follows:

Licence	No. of Claims
437086	1 to 5 inclusive
437087	1 to 5 "
437088	1 to 5 "
437089	1 to 5 "
437091	4 and 5
437092	1 to 5 inclusive
437093	1 to 5 "
437094	1 to 5 "
437095	1 to 5 "
437096	1 to 5 "
437097	1 to 5 "
437154	1 to 5 "
437155	1 to 5 "
437156	1 to 5 "
437157	1 to 5 "
437158	1 to 5 "
437159	1 to 5 "
437160	1 to 5 "
437161	1 and 2
437162	1 to 5 inclusive
437163	2 to 5 "
437164	1 to 5 "
437165	1 to 5 "
444274	1 to 5 "

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SCHEDULE "B"

ACCOUNTING PROCEDURE

1. GENERAL PROVISIONS

1.1 Definitions

(a) "Mining Operation" shall mean the work performed by the Operator on the Property.

(b) "Material" shall mean personal property, equipment or supplies acquired or held for use on the Property.

(c) Unless specifically provided otherwise any words or phrases used herein and defined in the attached Agreement shall have the same meaning herein as in the attached Agreement.

1.2 Audits

From and after the approval by the Management Committee of a Feasibility Report and Development Program, all operations and accounts shall be audited annually by an independent firm of chartered accountants appointed by the Management Committee.

1.3 Accounting Records

The information systems and accounting records of the Joint Venture shall be established and maintained in accordance with the minimum standards required by generally accepted accounting principles.

2. CONSTRUCTION ACCOUNTING

2.1 Prior to the commencement of a Development Program, the Operator will prepare a Construction Accounting Manual which will set out the detailed accounting procedures to be followed during construction of the Facilities. These procedures will be consistent with generally accepted accounting principles and methods of financial control, and shall be subject to review and revision by the Management Committee.

2.2 The Operator will prepare a detailed budget of estimated construction costs. During the construction period, a monthly cost to budget report shall be prepared within 30 days after the end of each month. The cost to budget report shall include:

(a) a detailed report showing for each cost centre:

(i) Development Program costs, current month and total to date;

(ii) commitments;

(iii) estimated Development Program Costs to complete;

(iv) budget costs; and

(b) a summary report summarizing detailed information by major cost centre.

SCHEDULE "B"

ACCOUNTING PROCEDURE

1. GENERAL PROVISIONS

1.1 Definitions

(a) "Mining Operation" shall mean the work performed by the Operator on the Property.

(b) "Material" shall mean personal property, equipment or supplies acquired or held for use on the Property.

(c) Unless specifically provided otherwise any words or phrases used herein and defined in the attached Agreement shall have the same meaning herein as in the attached Agreement.

1.2 Audits

From and after the approval by the Management Committee of a Feasibility Report and Development Program, all operations and accounts shall be audited annually by an independent firm of chartered accountants appointed by the Management Committee.

1.3 Accounting Records

The information systems and accounting records of the Joint Venture shall be established and maintained in accordance with the minimum standards required by generally accepted accounting principles.

2. CONSTRUCTION ACCOUNTING

2.1 Prior to the commencement of a Development Program, the Operator will prepare a Construction Accounting Manual which will set out the detailed accounting procedures to be followed during construction of the Facilities. These procedures will be consistent with generally accepted accounting principles and methods of financial control, and shall be subject to review and revision by the Management Committee.

2.2 The Operator will prepare a detailed budget of estimated construction costs. During the construction period, a monthly cost to budget report shall be prepared within 30 days after the end of each month. The cost to budget report shall include:

(a) a detailed report showing for each cost centre:

(i) Development Program costs, current month and total to date;

(ii) commitments;

(iii) estimated Development Program Costs to complete;

(iv) budget costs; and

(b) a summary report summarizing detailed information by major cost centre.

CYPRUS AMAX
Minerals Company

Cyprus Amax Minerals Company
9100 East Mineral Circle
Post Office Box 3299
Englewood, Colorado 80155
303-643-5000

April 21, 1995

Northway Explorations Limited/T&H Resources Ltd.
Attn: President
410 - 111 Richmond Street West
Toronto, Ontario
Canada M5H 2G4

C-10,128 - Northway Joint Venture Agreement

Dear Sir:

In accordance with the Joint Venture Agreement dated April 5, 1990, as amended, enclosed is our check in the amount of C$35,000.00 due May 1, 1995. Per the Amendment dated February 16, 1995, this cash payment will vest Cyprus in a seventy-five percent (75%) working interest in the Agreement.

Please acknowledge receipt of this payment by dating and signing one copy of this letter and return it in the enclosed self-addressed envelope provided for your convenience.

Should you have any questions, please do not hesitate to contact me at (303) 643-5188.

Sincerely,

Pat Brady

Pat Brady
Land Administrator

/pb

Enclosures

S. E. Parry

Received this 26 day of April, 1995

By: John A Pollock

Title: PRESIDENT

JOINT VENTURE AGREEMENT

THIS AGREEMENT is made as of the 5th day of April, 1990.

AMONG:

NORTHWAY EXPLORATIONS LIMITED
(herein called "NORTHWAY")

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T&H RESOURCES LTD.
(herein called "THR")

(NORTHWAY and THR are hereinafter collectively called the "Optionor")

-and-

TOTAL ENERGOLD CORPORATION
(herein called "TEC")

WHEREAS:

A. The Optionor is the owner of the mineral claims located in the Noyon Township, in the Province of Quebec and described in Schedule "A" hereto (the "Property");

B. The Optionor wishes to grant TEC an exclusive option to earn an interest in the Property, and the parties hereto wish to provide for the formation of a joint venture following such earn-in on the terms and conditions set forth herein.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration for the sum of $10.00 paid by TEC to the Optionor (the receipt of which is hereby acknowledged) and the mutual covenants and agreements herein contained, the parties hereto agree as follows:

SECTION ONE

Definitions

The following terms, whether singular or plural, shall have the respective meanings assigned to them in the paragraphs below:

1.1 "Accounting Procedure" means the accounting procedure set out in Schedule "B" hereto.

1.2 "Agreement" means this Joint Venture Agreement, together with all attached Schedules.

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1.3 "Assets" means the Property, Other Tenements, Facilities, Supplies, Products and all other assets acquired or held by the Participants with respect thereto or pursuant to this Agreement as the same may exist from time to time.

1.4 "Associated Company" means any corporation of which a party hereto owns or controls directly or through any other means no less than 30% of the outstanding voting capital stock.

1.5 "Commercial Production" means the commercial exploitation of Products from the Property or any part thereof but does not include milling for the purpose of testing or milling by a pilot plant. Commercial Production shall be deemed to have commenced:

(a) If a processing facility is located on the Property, on the first day of the month following the first period of 30 consecutive days during which products have been processed through such processing facility for not less than 15 days at an average rate not less than 70% of the initial rated capacity of such processing facility; or

(b) If no processing facility is located on the Property, on the first day of the month following the first period of 30 consecutive days during which Products have been shipped from the Property on a reasonably regular basis for the purpose of earning revenue.

1.6 Cost Share" means the respective shares of Costs and other liabilities to be borne by each Participant and shall be equal to the respective Interest of each Participant as determined from time to time.

1.7 "Costs" means Expenditures, Permitted Program Overruns, Development Program Costs, Development Program Overruns and Operating Costs, as applicable.

1.8 "Development and Operating Procedure" means the Development and Operating Procedure attached hereto as Schedule "C" hereto.

1.9 "Development Program" means a detailed development plan and budget for Development Program Costs prepared with a view to achieving Commercial Production from the Property in accordance with a Feasibility Report.

1.10 "Development Program Costs" means all cash, expenses, obligations and liabilities of whatever kind or nature spent or incurred by the Participants in connection with a Development Program in order to equip the Property for Commercial Production, including a charge made by the Operator equal to 5% of all of the foregoing costs and expenses for management, administration and supervision for providing all technical, management and/or supervisory services in connection with the Development Program (for which no other charge will be made by the Operator), and working capital required for up to four months of operation of the Property as a mine, or such longer or shorter period as may be reasonably justified in the circumstances.

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1.11 "Expenditures" means all cash, expenses and obligations spent or incurred by TEC from the date of this Agreement to the exercise of the Option and thereafter by the Participants up to the commencement of a Development Program in connection with the exploration and development of the Property in accordance with the terms of this Agreement, including, without limiting the generality of the foregoing, monies expended in maintaining the Property in good standing by making tax payments and other required payments, in doing geophysical, geochemical and geological surveys, drilling, drifting and other underground work, assaying, metallurgical testing and engineering, in acquiring Facilities, in preparing a Feasibility Report and a Development Program, in paying the fees, wages, salaries and traveling expenses and fringe benefits (whether or not required by law) paid to all persons directly engaged in work with respect to and for the benefit of the Property, in paying for the food, lodging and other reasonable needs of such persons, and including a charge made by the Operator (which charge shall be in lieu of all indirect supervision, management and administration costs including office overload) in the amount of 10% of the foregoing costs and expenses, and any amounts deemed to be Expenditures pursuant to the terms hereof.

1.12 "Facilities" means all mines, plants and facilities, including, without limitation, all pits, shafts, haulageways and other underground workings, all buildings, plants, facilities and other structures, fixtures and improvements, and all other property, whether fixed or moveable, as the same may exist at any time in, under or on the Property and relating to the operation of the Property as a mine or outside the Property if for the exclusive benefit of the Property only.

1.13 "Feasibility Report" means a detailed report prepared or verified by an independent firm of consultants demonstrating the feasibility of placing the Property into Commercial Production at an acceptable rate of return on capital in such form and including such details as is customarily required by institutional lenders of major financings for mining projects, and shall include a reasonable assessment of the mineable ore reserves and their amenability to metallurgical treatment; a complete description of the work, equipment and supplies required to bring the Property into Commercial Production and the estimated cost thereof; a description of the mining methods to be employed; and a financial appraisal of the proposed operations supported by at least the following:

(a) A description of that part of the Property to be covered by the proposed mine;

(b) The estimated recoverable reserves of minerals and the estimated composition and content thereof;

(c) The proposed procedure for development, mining and production;

(d) Results of ore amenability tests (if any);

(e) The nature and extent of the Facilities proposed to be acquired or constructed which may include mill facilities, if the size, extent and location of the ore body makes such mill facilities feasible, in which event the study shall also include a

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preliminary design for such mill, or appropriate provisions for custom milling facilities;

(f) A reasonably detailed cost analysis of the total estimates of costs and expenses required to purchase, construct and install all structures, machinery and equipment required for the proposed mine, including a schedule of timing of such requirements;

(g) Detailed operating cost estimates;

(h) The results of all environmental impact studies and costs;

(i) A critical path time schedule for bringing the Property to Commercial Production;

(j) Such other data and information as are reasonably necessary to substantiate the existence of an ore deposit of sufficient size and grade to justify development of a mine, taking into account all relevant business, tax and other economic considerations;

(k) Disclosure of all price assumptions, together with a market analysis;

(l) A sensitivity analysis;

(m) A proposed procedure or method of disposing of tailings;

(o) A discussion of governmental requirements with respect to the development of the mine;

(p) A discounted cash flow (net of income taxes) and return on investment analysis; and

(q) The initial budget for Development Program Costs, including working capital requirements for the initial four months of operations of the Property as a mine or such longer or shorter period as may be reasonably justified in the circumstances.

1.14 "Full Contribution Election" shall have the meaning ascribed to it in Section 7.4.

1.15 "Interest" means:

(a) When used with respect to the Assets relating to the Property, the respective undivided percentage interests of the Participants therein which shall be equal to their respective interests in the Property as determined pursuant to this Agreement; and

(b) When used with respect to any obligation of the Participants hereunder, means their respective liabilities therefor which shall be equal to their respective Interests in the Property as determined pursuant to this Agreement.

1.16 "Joint Venture" means the joint venture contemplated by Section 4.1.

1.17 "Management Committee" means that committee formed pursuant to Section 5.1.

1.18 "No Contribution Election" shall have the meaning ascribed to it in Section 7.4.

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1.19 "Non-Operator" means a party hereto which is not the Operator.

1.20 "Operating Costs" means, for any period after commencement of Commercial Production and without duplication, all costs, expenses, obligations, liabilities and charges of whatsoever kind or nature incurred or chargeable, by the Operator in connection with the operation of the Property or part thereof as a mine during such period, which costs, expenses, obligations, liabilities and charges include, without duplication and without limiting the generality of the foregoing, the following:

(a) Such amount of cash for working capital as, in the opinion of the Operator, is required for the operation of the mine;

(b) All costs of or related to operating employee facilities, including housing;

(c) All duties, charges, levies, royalties, taxes (excluding taxes levied on the income of the parties) and other payments imposed by any government or municipality or department or agency thereof upon or in connection with operating the mine;

(d) Fees, wages, salaries, travelling expenses and fringe benefits (whether or not required by law), such fringe benefits not to exceed such limitations as may be set by the Management Committee pursuant to Section 5.9 (b) hereof, paid to all persons directly engaged in respect of and for the benefit of the Property and all costs involved in paying for the food, lodging and other reasonable needs of such persons;

(e) A charge by the Operator approved by the Management Committee pursuant to Section 5.9 (b) hereof to cover and in lieu of unallocable overhead costs of providing all technical, management and/or supervisory services.;

(f) All costs of consulting, legal, accounting, insurance and other services;

(g) All exploration expenditures incurred after commencement of Commercial Production;

(h) All capital costs of operating the mine including all costs of construction, equipment and mine development including maintenance, repairs and replacements, and any capital expenditures relating to an improvement, expansion, modernization or replacement of the Facilities;

(i) All costs for pollution control, reclamation costs and any other related costs incurred or to be incurred by the Operator; and

(j) Any costs or expenses incurred or to be incurred relating to the termination of the operation of the mine;

Except where specific provision is made otherwise, all Operating Costs shall be determined in accordance with generally accepted accounting principles applied consistently from year to year but such costs shall not include any amount in respect of amortization of Costs, depletion or depreciation;

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1.21 "Operator" means the firm or corporation which is acting as Operator pursuant to this Agreement.

1.22 "Option" means the exclusive right and option granted by the Optionor to TEC to earn an undivided 60% right, title and interest in and to the Property as more particularly set forth in Section 2.

1.23 "Option Term" means the period commencing on the date hereof and ending on the Participation Date.

1.24 "Optionor's Property" means all of the right, title and interest of the Optionor in and to the Property and any interest, right or agreement relating to the Property.

1.25 "Other Tenements" means all surface rights of and to any lands within or outside the Property, including surface rights held in fee or under lease, license, easement, right of way or other rights of any kind (and all renewals, extensions and amendments thereof or substitutions therefor) acquired by or on behalf of the parties with respect to the Property.

1.26 "Partial Contribution Election" shall have the meaning ascribed to it in Section 7.4.

1.27 "Participant" means, after the Participation Date, TEC or the Optionor, as the context requires, and its successors and permitted assigns, and Participants means collectively TEC and the Optionor and their successors and permitted assigns.

1.28 "Participation Date" means the date on which TEC completes the requirements set forth in Section 2 for the exercise of the Option.

1.29 "Prime Rate" means, for any month, the annual rate of interest declared to a Participant by the main branch in Vancouver, British Columbia of The Royal Bank of Canada as the reference rate of interest for determining Canadian dollar loans to credit worthy corporate clients at noon on its first business day in that month.

1.30 "Products" means the mineral products derived from operating the Property as a mine.

1.31 "Program" means any program and budget to carry out work and incur Expenditures on the Property and includes as the context requires:

(a) A document wherein there is specified in reasonable detail an outline of the exploration and development work proposed to be carried out during such Program, the estimated Expenditures or other costs to be incurred in connection therewith and the area of the Property on which such work is to be carried out; and

(b) The preparation of any Feasibility Report and the preparation of any Development Program.

1.32 "Property" means the mineral claims described on Schedule "A" hereto together with the surface rights, mineral rights, personal property and permits associated therewith, subject to those encumbrances and royalty, reversionary and other interests set forth in Schedule "A", and any renewal thereof.

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1.33 "Supplies" means all tangible personal property of a non-capital nature (other than Products or Facilities) acquired or held by the parties with respect to the Property.

SECTION TWO

Option to Earn Participating Interest

2.1 Option Grant The Optionor hereby grants to TEC the sole and exclusive right and option to acquire an undivided sixty percent (60%) right, title and interest in and to the Optionor's Property by satisfying the earn-in requirements set forth in Section 2.4 (the "Option").

2.2 Right of Entry During Option During the term of the Option, TEC and its employees, agents and independent contractors shall have the sole and exclusive right to:

(a) Enter upon the Property;

(b) Have exclusive and quiet possession thereof;

(c) Do such prospecting, exploration, development or other mining work thereon and thereunder as TEC may consider advisable;

(d) Remove minerals or material from the Property solely for purposes of assaying and testing.

2.3 Obligations During Option During the Option Term, TEC agrees to satisfy the following obligations:

(a) To make all payments, complete all necessary work obligations, and take such other steps as may be required to maintain the Property in good standing and in full force and effect;

(b) To keep the Property free and clear of all liens, charges and encumbrances arising from its operations hereunder;

(c) To permit the Optionor or its representatives, at their own risk and expense, access to the Property at all reasonable times and to all records prepared by TEC in connection with work done on or with respect to the Property and deliver to the Optionor timely current reports and information on any material results obtained;

(d) To conduct all work on or with respect to the Property in a careful and miner-like manner and in compliance with all applicable federal, provincial and local laws, rules, orders and regulations, and indemnify and save the Optionor harmless from any and all claims, suits or actions made or brought against it as a result of the activities of TEC on or with respect to the Property except to the extent that such claims, suits or actions relate to issues or disputes regarding title to the Property;

-8-

(e) To respond promptly to all reasonable requests made by the Optionor for information relating to exploration and development work done on the Property;

(f) To store safely all drill core on the Property to the extent it is not used for assay purposes;

(g) To obtain and maintain adequate insurance for its operations in such amounts and against such risks as it shall determine;

(h) To indemnify and hold harmless the Optionor from any claim of or liability to any third party as a result of any breach by TEC of its obligations hereunder during the Option Term.

2.4 Earn-in Requirements In order to earn an undivided sixty percent (60%) right, title and interest in and to the Optionor's Property (and thereby exercise the Option), TEC shall be required to:

(a) make the following payments to the Optionor:

(i) the sum of $50,000 currently with the execution of this Agreement (the receipt of which is hereby acknowledged by the Optionor);

(ii) the sum of $50,000 on or before May 1, 1991;

(iii) the sum of $50,000 on or before May 1, 1992;

(iv) the sum of $50,000 on or before May 1, 1993;

(v) the sum of $50,000 on or before May 1, 1994;

(vi) the sum of $250,000 on or before May 1, 1994;

(b) Fund or incur Expenditures in the aggregate amount of $2,000,000 on or before May 1, 1994, $500,000 of such Expenditures to be funded or incurred on or before May 1, 1991.

2.5 Commitment Amount Notwithstanding anything contained in this Agreement, except for the obligation of TEC to fund or incur a minimum of $250,000 of Expenditures on or before January 1, 1991, which TEC hereby covenants and agrees to fund or incur, (and the initial Option payment paid upon execution and delivery of this Agreement) all Option payment requirements and all Option Expenditure requirements set forth in Section 2.4 are entirely optional at TEC's election, and nothing herein shall obligate TEC to make or incur such payments or Expenditures.

2.6 Programs and Budgets During Option Period During the Option Term, TEC shall have absolute and exclusive authority to determine Expenditure programs and to determine the manner in which Expenditures shall be made or incurred, and to carry out and implement the same.

2.7 Interest of Participants

(a) On the Participation Date the Participants shall be deemed to have the following respective Interests:

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necessary to enable TEC to register its interest in the Property in all applicable government offices or registries.

2.8 Termination of Option The Option and this Agreement shall terminate on the earlier of:

(a) If TEC does not complete the requirements set forth in Section 2.4, the date on which TEC first fails to meet such requirements (subject to Section 10.2); or

(b) Written notice by TEC to Optionor that it does not intend to exercise the Option, provided such notice is delivered prior to TEC completing the requirements in Section 2.4.

2.9 Obligations Following Termination Following termination of this Agreement pursuant to Section 2.8, the terms and conditions of this Agreement and the Option shall be of no further force and effect except that TEC shall:

(a) Leave the Property in good standing with respect to the payment of taxes and other assessment and charges for at least 60 days from the date of termination, free and clear of all liens, charges and encumbrances arising from TEC's operations hereunder;

(b) Carry out all reclamation work required by law;

(c) Deliver to the Optionor, within 120 days of such termination, a comprehensive report on all work carried out by TEC on the Property not previously reported on, together with all assay samples, pulps, rejects and copies of all maps, drill logs, assay results and other factual technical data compiled by TEC with respect thereto;

(d) Have the right to remove from the Property and, if requested by the Optionor, the obligation to remove from the Property, within 60 days of the date of termination all buildings, machinery and equipment erected, installed or brought upon the Property by or on behalf of TEC;

(e) Assign and quitclaim to the Optionor all right, title and interest of TEC in and to the Property.

SECTION THREE

Representations and Warranties

3.1 Mutual Representations NORTHWAY, THR, and TEC each represent and warrant to one another (and only in respect of itself) that:

(a) It is a company duly incorporated, organized and validly subsisting under the laws of its incorporating jurisdiction and is qualified to do business in Quebec;

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(b) It has full power and authority to carry on its business and to enter into this Agreement and any agreement or instrument referred to or contemplated by this Agreement;

(c) Neither the execution and delivery of this Agreement nor any of the agreements referred to herein or contemplated hereby, or the consummation of the transactions hereby contemplated conflict with, result in the breach of, or accelerate the performance required by any agreement to which it is a party; and

(d) The execution and delivery of this Agreement will not violate or result in the breach of the laws of any jurisdiction applicable or pertaining thereto or of its constating documents.

3.2 Representations of the Optionor Each of NORTHWAY and THR further represents and warrants to TEC that:

(a) the Optionor owns 100% of the Property, subject only to those royalty or other interests reserved or granted to third parties described in Schedule "A";

(b) the mineral claims constituting the Property have been duly and validly located and recorded under the applicable mineral legislation and are in good standing;

(c) it is not aware of any interests in the Property except the interests of the other parties referred to in Schedule "A";

(d) The Property is accurately described in Schedule "A", the Property is, to the extent applicable, in good standing with respect to the payment of taxes and other matters under the laws of the jurisdiction in which it is located and, except as indicated on Schedule "A", the Property is free and clear of all liens, charges and encumbrances;

(e) it has the exclusive right to enter into this Agreement and to dispose of its interest in the Property in accordance with the terms thereof;

(f) It has delivered to TEC all information concerning title to the Property in its possession or control;

(g) There are no consents, approvals, or conditions precedent to the acquisition by TEC of the interest in the Property contemplated by the terms of this Agreement.

(h) The interest held by it in the Property is not conditional upon, and is not subject to the satisfaction of, any terms, provisions, conditions, payments, or acts, of or under any agreement by which it derived or obtained such interest, and no further acts or things need to be done or performed now or at any time in the future in favour of any third party pursuant to any agreement or undertaking to maintain its interest in the Property.

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SECTION FOUR

Relationship of Participants

4.1 Formation of Joint Venture On the Participation Date TEC and the Optionor will become associated as a joint venture (the "Joint Venture") for the following limited functions and purposes:

(a) To further explore the Property and, if warranted, develop the Property;

(b) To operate the Property as a mine; and

(c) To engage in such other activities as may be necessary or appropriate in connection with the foregoing.

4.2 Agreements by Operator On and after the Participation Date all transactions, contracts, employments, purchases, operations, negotiations with third parties and any other matter or act undertaken on behalf of the Participants in connection with the Property shall be done, transacted, undertaken or performed in the name of the Operator only, and no party shall do, transact, perform or undertake anything in the name of any other party or in the joint names of the Participants.

4.3 Several Liability Except as specifically set forth in Section 15, after the Participation Date, the rights and obligations of the Participants will be, in each case, several, and shall not be or be construed to be either joint or joint and several. Nothing contained in this Agreement shall, except to the extent specifically authorized hereunder, be deemed to constitute a Participant a partner, an agent or legal representative of any other party. It is intended that this Agreement shall not create the relationship of a partnership between the Participants and no act done by any Participant pursuant to the provisions hereof shall operate to create such a relationship.

4.4 Cost Shares After the Participation Date each Participant shall be liable for its Cost Share of Costs and any other expenses associated with operating the Property as a mine at such time as the liability is incurred by the Operator. Each Participant shall be liable for its Cost Share of any debts, liabilities or obligations arising from operations hereunder. In addition, with respect to Expenditures incurred by TEC in excess of the earn-in requirements set forth in Section 2.4 and not constituting Expenditures under an approved Program, TEC shall as soon as reasonably practicable following the making of such Expenditures provide to the Optionor a written summary thereof. Within 30 days following receipt of the said written summary of Expenditures, the Optionor may elect to contribute its Cost Share of such Expenditures by paying to TEC the amount of its Cost Share of such Expenditures within the said 30 day period. If the Optionor fails to elect to contribute its Cost Share of Expenditures in the manner aforesaid, the provisions of Section 2.7(d) shall apply.

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4.5 Hold Harmless Each Participant, in proportion to its Interest, shall indemnify and hold harmless the other Participant from any claim of or liability to any third person asserted upon the ground that any action taken under this Agreement after the Participation Date has resulted in or will result in any loss or damage to such third person, but only to the extent that such claim or liability is paid by such other Participant in any amount in excess of such other Participant's Interest.

SECTION FIVE

Management Committee

5.1 Formation and Membership Forthwith after the Participation Date, the parties shall establish a Management Committee consisting of two members appointed by each Participant.

5.2 Substitute and Alternate Members A Participant may from time to time revoke in writing the appointment of its members to the Management Committee and appoint in writing another such member in his place. A Participant may from time to time in writing appoint one alternate member for any member theretofore appointed by such Participant. Alternate members may attend meetings of the Management Committee, and in the absence of the member, such member's alternate may vote and otherwise act in the place and stead of a member and shall be deemed a member. Wherever any member or alternate member votes or acts, such member's votes or actions shall for all purposes of this Agreement be considered the actions of the Participant whom such member or alternate represents. The Participants shall give written notice to each other from time to time as to names, addresses and telephone numbers of their respective members and alternates on the Management Committee. Technical and professional advisors of a member of the Management Committee may attend at Management Committee meetings if accompanied by the member or such member's alternate.

5.3 Place of Meetings; Notice All meetings of the Management Committee shall be held in Toronto, Ontario, unless all members of the Management Committee agree otherwise. Any member of the Management Committee may call a meeting at any time by giving 10 business days notice to the other members of the time and place of such meeting and the general nature of the business to be conducted. Any member of the Management Committee or such member's alternate may waive in writing the giving of such notice before or at such meeting. The Operator shall call a meeting of the Management Committee at least once every calendar quarter for the purpose of reviewing the progress of work on or with respect to the Property.

5.4 Resolutions Any resolution in writing signed by all members of the Management Committee in one or more counterparts shall be as valid and binding as if passed at a meeting of the Management Committee duly called and constituted.

5.5 Voting Interests Subject to Section 6.7, each Participant shall have the number of votes on matters to be decided by the Management Committee equal to the Interest held by such Participant,

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and such votes may be voted by the Participant through the member(s) appointed by such Participant to represent it at duly convened Management Committee meetings.

5.6 Quorum A quorum for any meeting of the Management Committee shall be two members, provided the two members are not both appointees of the same Participant. If a quorum is not present within 30 minutes after the time fixed for holding a meeting, the meeting shall be adjourned to the same day of the next following week (unless such day is a non-business day in which case it shall be adjourned to the next following business day thereafter) at the same time and place. At the adjourned meeting the members or alternate members present in person (which may be only one person) shall form a quorum and may transact the business for which the meeting was originally convened.

5.7 Majority Vote Subject to other provisions of this Agreement limiting voting rights (including, without limitation, Section 6.7) or requiring unanimous votes, the Management Committee shall decide all matters coming before it by the affirmative vote of a majority of the votes entitled to be cast by members present at the meeting. In the event of deadlock, the representative(s) of the Operator shall have the deciding vote.

5.8 Conduct of Meetings One member representing the Operator shall be the Chairman of the Management Committee. The Management Committee shall appoint a Secretary who need not be a member of the Management Committee to keep minutes of the meetings of the Management Committee. The Secretary shall distribute such minutes to the members of the Management Committee inviting comments. If no comments are received by the Secretary within 15 business days after their distribution, the minutes shall be deemed correct. If comments are received, they shall be settled at the next Management Committee meeting and, failing agreement, shall be voted on, provided that where the matter dealt within the minutes is a matter in respect of which any party is not entitled to vote or is subject to a unanimous vote pursuant to any provisions of this Agreement, such party not eligible to vote shall be excluded from such votes or the matter shall be subject to unanimous vote, as applicable. Each party shall have the right to examine and take extracts of all records of the Management Committee (which shall be maintained by the Operator), at reasonable times at the Operator's offices during regular business hours.

5.9 Powers and Responsibilities of Management Committee The Management Committee shall plan and direct the activities of the Participants hereunder and, without limiting any of its powers as specified elsewhere in the Agreement and subject to the terms hereof, shall have the exclusive right, power and authority to:

(a) Review promptly and approve, modify or reject all Programs, Feasibility Reports and Development Programs proposed by the Operator, except a Program proposed pursuant to Section 6.4 or Section 7.5(b);

(b) Review and determine, where required, the overhead charges to be paid to the Operator hereunder. The overhead charges of the Operator shall be reviewed

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periodically and, notwithstanding any other term hereof, if proven to be excessive or insufficient may be adjusted by the Management Committee, it being the intention of the parties that in its capacity as Operator, a party should not realize any substantial profits or suffer any substantial losses;

(c) Direct and assist the Operator in carrying out the objectives of the parties hereunder;

(d) Change the Operator by a majority vote of 51% or greater of the votes eligible to be cast at a meeting of the Management Committee;

(e) Approve or reject the abandonment or disposition of any part of the Assets;

(f) After consultation with the Operator, determine the amount of working capital for a mine.

SECTION SIX

Operator of Property

6.1 Initial Operator On and after the Participation Date, the Initial Operator of the Joint Venture shall be TEC. Such party shall have the right to remain the Operator until it has been dismissed, has resigned, or has been replaced as Operator pursuant to Section 6.7 hereof.

6.2 Power and Authority of Operator After the Participation Date, subject to the control and direction of the Management Committee, the Operator shall have the right, power and authority to do everything necessary or appropriate to carry out the purposes of the Joint Venture, including, without limiting the generality of the foregoing, the right, power and authority to:

(a) Prepare and present to the Management Committee Programs, any Feasibility Reports and any Development Programs;

(b) Implement any Program in accordance with Section 7 and any Development Program in accordance with Section 8;

(c) Subject only to the right of representatives of the Participants to have access to the Property at all reasonable times for the purpose of inspecting work being done thereon, to regulate access to the Property;

(d) To employ and engage such employees, agents, and independent contractors as it may consider necessary or advisable to carry out its duties and obligations hereunder but the Operator shall not enter into contractual relationships with any party hereto or with an Associated Company, except on terms which are commercially competitive in accordance with prevailing industry standards.

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6.3 Duties and Obligations of the Operator. After the Participation Date, the Operator shall have such duties and obligations as the Management Committee may from time to time determine which, without limitations, shall include the following duties and obligations:

(a) To prepare and propose to the Management Committee and, if approved, to implement Programs and any Development Programs in respect of the Property;

(b) To manage, direct and control all work on or with respect to the Property in a prudent and workmanlike manner and in compliance with all applicable federal, provincial and local laws, rules, orders, and regulations and indemnify and save the Participants harmless from any and all claims, suits or actions made or brought against it as a result of such work;

(c) To prepare and deliver to the Participants during periods of active field work quarterly progress reports within 45 days of the end of each calendar quarter of the work in progress and comprehensive reports within 90 days of the completion of each Program covering the activities thereunder and results obtained during the Program immediately preceding, together with timely current reports and information on any material results obtained. All reports shall be supported by the technical data used in the preparation thereof;

(d) To keep the Property in good standing and free of liens, charges and encumbrances arising from operations hereunder (except liens for taxes not yet due and liens contested in good faith by the Operator) and to proceed with all diligence to contest or discharge any lien that is filed;

(e) To account to the Participants for all contributions to Expenditures and Development Program Costs and, after the commencement of Commercial Production, for all contributions to Operating Costs in accordance with generally accepted accounting procedures consistently applied and to otherwise maintain the accounts and financial books and records of the Joint Venture in accordance with the Accounting Procedure;

(f) To permit the Participants, at their own expense, to inspect, take abstracts from, or audit any or all of the records and accounts referred to in Section 6.3(e) hereof during normal business hours;

(g) To obtain and maintain the following insurance:

(i) Comprehensive general liability insurance protecting the Operator and the Participants and their respective officers, employees, agents, servants, subcontractors, invitees and licensees against damages arising from personal injury (including death) and from claims for property damage which may arise directly or indirectly out of the operations of the

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Operator, its officers, employees, agents, servants, subcontractors, invitees and licensees including coverage for liability arising out of contingent employer's liability and contractual liability with a limit of not less than that established by the Management Committee;

(ii) Automobile insurance on the Operator's owned and non-owned vehicles, protecting the Operator and the Participants and their respective officers, employees, agents servants, sub-contractors, invitees and licensees against damages arising from bodily injury (including death) and from claims for property damage arising out of the operations of the Operator, it officers, employees, agents, servants, subcontractors, invitees and licensees with a limit of not less than that established by the Management Committee. Each policy of insurance shall name the Participants as insureds, include a standard form of cross-liability clause and contain a clause waiving the insurer's right of subrogation against the Participants;

(h) To permit the Participants or their representatives appointed in writing, at their own expense and risk, access to the Property and all data derived from carrying out work thereon and provide them with copies thereof;

(i) To arrange for and maintain Workers' Compensation or equivalent coverage for all eligible employees engaged by the Operator in accordance with statutory requirements;

(j) To perform its duties and obligations in a manner consistent with good exploration and mining practices;

(k) To transact, undertake and perform all transactions, contracts, employments, purchases, operations, negotiations with third parties and any other matter or thing undertaken on behalf of the Participants in the Operator's name.

6.4 Change of Operator If the Operator has at any time failed to submit to the Management Committee a Program as required under subsection 7.3 and the Operator fails to cure the failure within 30 days of receipt by the Operator of notice from the Non-Operator of such failure, the Non-Operator may, within 30 days following such second failure, present the Operator with a Program, and unless the Operator, within 30 days of being presented with such Program, agrees to adopt the Program as the next Program and to implement the same as Operator, the provisions of Section 6.7 shall apply.

6.5 Resignation of Operator An Operator may resign as Operator at any time by giving 90 days' prior written notice to the Management Committee, and in which event the provisions of Section 6.7 shall apply.

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6.6 Termination as Operator An Operator shall automatically cease to be Operator, and the provisions of Section 6.7 shall apply, if:

(a) It becomes bankrupt or insolvent or makes an assignment for the benefit of creditors;

(b) Any foreclosure, execution or attachment issues against the Operator whereby all or part of its Interest hereunder is taken by any creditor or by any custodian, receiver or trustee;

(c) It is removed by the Management Committee pursuant to Section 5.10(d).

6.7 Replacing Operator In the event the Operator does not within the required 30 day period set forth in Section 6.4 adopt a Program submitted by a Non-Operator, or an Operator resigns pursuant to Section 6.5, or an Operator automatically ceases to be an Operator pursuant to Section 6.6 or 7.8, the Management Committee shall be deemed to have appointed the Non-Operator, if it consents to act, as the Operator. In the event the Non-Operator does not consent to act as the Operator this Agreement shall terminate. Notwithstanding anything contrary contained in this Agreement, the Operator who is being replaced pursuant to this Section 6.7 shall not, so long as it has an Interest equal to 50% or greater, have any voting rights in respect of a Program proposed and implemented by a successor Operator for a period of one year.

6.8 Transfer between Operators Any Operator that is replaced shall turn over to its successor all control and possession of the Property and all documents, books, records and accounts pertaining to the performance of its functions as Operator, together with all monies held by it in its capacity as Operator. Upon the transfer and delivery thereof the departing Operator shall be released and discharged from and the successor Operator shall assume all duties and obligations of Operator except the unsatisfied duties and obligations of the departing Operator accrued prior to the effective date of the change of Operator and for which the departing Operator shall, notwithstanding its release or discharge, continue to remain liable. If the title to any Assets, other than the Property, is held in the name of the departing Operator, it shall transfer such title to the successor Operator in trust for the parties hereto.

6.9 Audit of Operator's Account Upon replacement of an Operator an audit of the records of the departing Operator shall be made at the option of the new Operator within 120 days of the replacement, with the cost thereof to be borne by the Participants in accordance with their respective Cost Shares.

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SECTION SEVEN

Programs

7.1 Program Expenditures After the Participation Date, Expenditures shall be incurred only under and pursuant to Programs approved, or deemed to be approved, by the Management Committee. Any Feasibility Report shall be prepared pursuant to a separate Program.

7.2 Program Content Each Program shall be designed to delineate ore reserves so that the Property can be brought to Commercial Production at the earliest possible date and will contain the following minimum details:

(a) An up-to-date statement of aggregate Expenditures incurred by the Participants as of the date of the Program and an estimate of further Expenditures to be incurred under the then current Program;

(b) An outline of the proposed exploration and development work to be carried out under the proposed Program;

(c) An estimate of the Expenditures to be incurred under the proposed Program.

7.3 Program Review Within 120 days of the Participation Date and within 120 days of the completion of each Program, the Operator shall prepare and submit to the Management Committee a proposed Program for the following 12 months and shall at the same time call a meeting of the Management Committee for the purpose of reviewing such proposed Program.

7.4 Participation by the Non-Operator Within 30 days of approval by the Management Committee of a Program the Non-Operator shall give written notice to the Operator electing:

(a) To contribute all of its Cost Share of Expenditures under such Program (the "Full Contribution Election"); or

(b) To contribute 50% or more (but not all) of its Cost Share of Expenditures under such Program and specifying the percentage of its Cost Share of Expenditures it is electing to contribute (the "Partial Contribution Election");or

(c) Not to contribute its Cost Share, or any part thereof, of Expenditures to such Program (the "No Contribution Election").

If the Non-Operator fails to give such notice within the said 30 day period or if the Non-Operator purports to make a Partial Contribution Election but fails to elect to contribute at least 50% of its Cost Share of Expenditures to the Program, then the Non-Operator shall be deemed to have made a No Contribution Election with respect to such Program. For the purposes of this Agreement, the term "Contribution Deficiency" shall mean in respect of any Program approved by the Management Committee (including any Program revised by the Operator pursuant to Section 7.5(b)), the difference between the Non-Operator's Cost Share of Expenditures under such Program and the portion of such Expenditures which the Non-Operator has elected to contribute to such Program in accordance with this Section 7.4.

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7.5 Non-Contribution If the Non-Operator at any time makes or is deemed to have made a Partial Contribution Election or a No Contribution Election to a Program, the provisions of Section 2.7(d) shall apply. If the Non-Operator makes or is deemed to have made a Partial Contribution Election or a No Contribution Election to a Program, the Operator may either:

(a) Proceed with such Program and contribute all Expenditures under or pursuant to such Program and thereafter the Participants' respective Interests will be adjusted in accordance with Section 2.7(d); or

(b) Revise such Program and propose the revised Program to the Non-Operator, in which case the Non-Operator shall, within 15 days of receipt of the revised Program, give notice to the Operator electing a Full Contribution Election, a Partial Contribution Election, or a No Contribution Election with respect to the revised Program. If the Non-Operator fails to give such notice within the said 15 day period or purports to make a Partial Contribution Election but fails to elect to contribute at least 50% of its Cost Share of Expenditures under such revised Program, the Operator will be entitled to proceed under Section 7.5(a).

7.55 Post Program Contributions The Non-Operator who has made or is deemed to have made a Partial Contribution Election or a No Contribution Election respecting a Program implemented pursuant to Section 7.5 (a) shall have the right to subsequently elect to contribute the Contribution Deficiency to the Program on the following basis:

(a) If the Program was completed to the extent of less than 80% of the Expenditures proposed thereunder, the Non-Operator may elect to contribute the Contribution Deficiency by paying to the Operator the full amount of the Contribution Deficiency relating to the Program within 30 days after receipt of notice from the Operator that work pursuant to the Program has ceased and a statement of the amount of Expenditures incurred in connection therewith; or

(b) If the Program was completed to 80% or more of the Expenditure's proposed thereunder, the Non-Operator may elect to contribute the Contribution Deficiency by paying to the Operator 150% of the Contribution Deficiency relating to the Program within 30 days after receipt from the Operator of notice that work pursuant to the Program has ceased and a statement of the amount of Expenditures incurred under the Program.

If the payment required by (a) or (b) above, as the case may be, is made in the required manner, the Interest of the Non-Operator shall not be affected by its initial election not to fully participate in the Program.

7.6 Program Contributions. An election to contribute to a program shall make the Non-Operator liable to pay its Cost Share (or, if the Non-Operator has made a Partial Contribution Election,

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the percentage of its Costs Share the Non-Operator has elected to contribute) of the Expenditures actually incurred under or pursuant to the Program to which the election relates, including Program overruns of up to but not exceeding 10% ("Permitted Program Overruns"). By submitting a Program, the Operator shall be deemed to have committed to contribute its Cost Share of the Expenditures actually incurred under or pursuant to that Program, its Cost Share of Permitted Program Overruns, and 100% of all other additional Program overruns. These additional Program overruns shall be deemed not to be Expenditures for purposes of the calculation of each Participant's Interest as set out in Section 2.7(d), provided that the Management Committee may, by unanimous consent, approve Program overruns in excess of 10%. If approved, such overruns shall be Permitted Program Overruns, the Participants shall be liable to pay their Cost Shares of such Permitted Program Overruns and such Permitted Program Overruns shall be deemed to be Expenditures for purposes of Section 2.7(d).

7.7 Cash Calls After having elected to contribute to a Program which is implemented, the Non-Operator shall pay its Cost Share (or, if the Non-Operator has made a Partial Contribution Election, the percentage of its Costs Share the Non-Operator has elected to contribute) of Expenditures incurred under or pursuant to such Program. The Operator shall have the right to make cash calls for advances on Expenditures 30 days in advance of the month in which they are scheduled to be made.

7.8 Failure to Contribute If, after having elected to contribute to a Program (whether by way of a Full Contribution Election or a Partial Contribution Election), a Non-Operator at any time fails to pay any invoice for Expenditures or cash calls issued pursuant to Section 7.7 within 30 days of receipt of such invoice or cash call, as applicable, the Operator may give written notice to the Non-Operator demanding payment, and if the Non-Operator has not paid within 15 days after receipt of such notice, the Non-Operator shall be deemed to:

(a) Be in default under Section 7.6; and

(b) Have lost its right to contribute to any future Programs and any Development Programs relating to the Property as it is then constituted.

Thereafter the respective Interests of the Participants shall be adjusted in accordance with Section 2.7(d) and the Operator shall have the right to curtail or abandon that Program. If, after a Non-Operator has elected to contribute to a Program, the Operator fails to pay its share of Expenditures incurred in connection with such Program, the Operator shall cease to be the Operator, shall have lost its right to contribute to any future Programs and the Interests of the Participants shall be adjusted thereafter in accordance with Section 2.7(d).

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SECTION EIGHT

Development Programs

8.1 Development If the Operator determines that the economic potential of the Property warrants development, it shall propose to the Management Committee the preparation of a feasibility study and will present a Program in accordance with Section 7 contemplating the preparation of a Feasibility Report. On completion of a Feasibility Report pursuant to such Program, the Operator shall forthwith deliver to the Management Committee a Feasibility Report and, provided the Feasibility Report recommends placing the Property into Commercial Production, a Development Program in connection therewith.

8.2 Feasibility Studies So long as it has not lost its right to contribute to Programs and to any Development Program, the Non-Operator may at any time request the Operator to present a Program contemplating the preparation of a Feasibility Report in respect of the Property. If the Operator fails to do so within a reasonable period of time, such Participant may complete such a Program at its own cost and expense and upon completion of a Feasibility Report shall forthwith deliver a copy to the Management Committee together with a Development Program. If the Feasibility Report is approved by the Management Committee, the costs and expenses incurred by the Non-Operator in connection therewith shall be borne by the Joint Venture.

8.3 Contribution to Development Programs Within six months of the approval by the Management Committee of a Feasibility Report and Development Program delivered by either the Operator or the Non-Operator pursuant to Section 8.1 or 8.2, each Participant shall give written notice to the Operator stating whether it elects to contribute its Cost Share of the Development Program. Failure by any Participant to give such notice within such six month period shall be deemed to be an election by such Participant not to contribute to such Development Program. If a Participant elects or is deemed to have elected not to contribute to the Development Program, the other Participant may elect to proceed with such Development Program and contribute all Development Program Costs under such Development Program and thereafter the Participants' respective Interests will be adjusted in accordance with Section 2.7(d). If all Participants elect to contribute their respective Cost Shares of the Development Program, the Operator shall implement the Development Program. The Operator will not proceed with any Development Program the cost of which is not fully committed.

8.4 Cost Shares An election to fund a Development Program shall make a Participant liable to pay its Cost Share of:

(a) All of the Development Program Costs actually incurred under or pursuant to such Development Program, including Development Program Overruns, as hereafter defined;

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(b) Operating Costs and any other costs associated with establishing and operating the Property as a mine at such time as the liability is incurred by the Operator; and

(c) Any debts, liabilities or obligations arising from operations hereunder.

8.5 Cash Calls After having elected to fund a Development Program which is implemented, each Participant shall, within 15 days after being requested in writing to do so by the Operator, pay such amount of Development Program Costs incurred or to be incurred under or pursuant to such Development Program as the Operator may require. The Operator shall not require payment of any funds more than one month in advance of the period during which the same are to be expended.

8.6 Cost Overruns If it appears that Development Program Costs will exceed by greater than 10% those estimated under a Development Program, the Operator shall immediately give written notice to the Participants outlining the nature and extent of the additional costs and expenses (hereinafter called "Development Program Overruns"). If Development Program Overruns are accepted by all Participants, then, within 15 days after the receipt of a written request from the Operator, each Participant shall pay to the Operator its Cost Share of such Development Program Overruns. If a Participant does not accept Development Program Overruns, the other Participant shall be entitled to pay the Cost Share of such Participant. If the other Participant pays such Cost Share it will be deemed to have paid an amount equal to 200% of such payment on behalf of such Participant and will be entitled to recoup such amount pursuant to Section 9.2.

8.7 Default In Payment If a Participant at any time fails to pay such amount of Development Program Costs as is requested by the Operator in accordance with Section 8.5, the Operator may give written notice to such Participant demanding payment. If such Participant has not paid such amount within 15 days after receipt of such notice, such Participant shall be deemed to be in default under Section 8.4 and to have lost its right to contribute to the Development Program. The other Participant will have the right but not the obligation to contribute all Development Program Costs to be incurred under or pursuant to the Development Program and, if so, the Operator will proceed with the Development Program and the Participants' respective Interests shall thereafter be adjusted in accordance with Section 2.7 (d).

8.8 Conduct of Development Program In implementing a Development Program and in operating the Property as a mine, the Operator will act in accordance with the terms and conditions of this Agreement and the Development and Operating Procedure. In such circumstances, the Non-Operator will also comply with the terms and conditions of this Agreement and the Development and Operating Procedure.

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SECTION NINE

Disposition of Production

9.1 Distributions in Kind Subject to the provisions of Section 9.3, for any period after the commencement of Commercial Production in respect of the Property, and provided that each Participant has paid to the Operator its respective Cost Share of Operating Costs for that period, each Participant shall take in kind and separately dispose of Products in the ratio of the Participants' respective Interests.

9.2 Preferred Rights to Products If a Participant makes any payment on behalf of the other Participant pursuant to Section 8.6, it shall have the prior and preferred right to receive such Participant's share of Products pursuant to Section 9.1 until it has received Products in kind of a value equal to 200% of the actual payment made on behalf of the other Participant. If the Operator makes payments on behalf of a Participant pursuant to Sections 9.1 or 9.2 of the Development and Operating Procedure, it shall have the prior and preferred right to receive such Participant's share of Products pursuant to Section 9.1 until it has received Products in kind of a value equal to 200% of the actual payments made on behalf of the Participant.

9.3 Valuation of Products For purposes of determining the value of Products taken in kind pursuant to Section 9.1 and 9.2, each Participant's share of Products shall, subject to Section 9.35 hereof, be valued at the time of delivery to the Participants (or purchase or sale by the Operator pursuant to Section 9.5) at a value equal to that received by the Operator for its share of Products after deduction of:

(a) All costs of transporting Products, including insurance, from the Property to the place of delivery designated by the purchaser of such Products;

(b) Such reasonable charge for marketing products as is consistent with generally accepted industry marketing practices; and

(c) All taxes (other than income taxes), royalties or other charges or imposts provided for pursuant to any law or legal obligation imposed by any government if paid in connection with the disposition of Products taken in kind.

9.35 Notwithstanding the provisions of section 9.3, in the event that the Operator has, at the time of sale of its share of Products referred to in section 9.3 hereof, entered into hedging or forward sale transactions in respect of such Products, then, for the purposes of determining the valuation of a Participant's share of Products under section 9.3, such Participant's share of Products shall be deemed to be sold on the date of final reconciliation between the Operator and its smelter or refinery, as the case may be, in relation to the Operator's share of such Products for a value per ounce for:

(a) Gold which is equal to the average afternoon gold price fix on the London Bullion Exchange for that month as published by Metals Week;

(b) Silver which is equal to the average silver price quoted on the London Metal Exchange during that month as published by Metals Week;

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Prices quoted or fixed in United States Dollars will be converted to Canadian Dollars at the average noon exchange rate quoted by the Bank of Canada during that month for the exchange of U.S. Dollars into Canadian Dollars. Notwithstanding the foregoing, in the event that the above value determination is not available for any reason, or is not applicable to the Products in question, then the value of the Products sold shall be equal to the value received by the Operator for its share of Products in accordance with Section 9.3.

9.4 Costs of In-Kind Distribution Any extra expenditure incurred by reason of the taking in kind or separate disposition by a Participant of its proportionate share of Products shall be borne by that Participant. That Participant shall be required to construct, operate and maintain, at its own expense, any and all facilities which may be necessary to receive, store and dispose of its share of Products.

9.5 Sale of Products If any Participant fails to make the necessary arrangements to take in kind or separately dispose of its proportionate share of Products, the Operator as agent may purchase for its own account (at a price not less than the prevailing market price) or sell such share, subject to the right of the Participant owning such share to revoke at will the Operator's authority under this section in respect of Products not then purchased by the Operator or committed for sale to others. The Operator shall be entitled to deduct from the sale proceeds all costs of or related to marketing such Products as is consistent with generally accepted industry marketing practices including, without limitation, transportation, storage, commissions, and discounts. All contracts of sale executed by the Operator for a Participant's share of Products shall be only for such reasonable periods of time as are consistent with the minimum needs of the industry under the circumstances and in no event shall any such contract be for a period in excess of one year. Proceeds, if any, from the sale by the Operator of Products pursuant to this Section shall be calculated by the Operator separately for each Participant at the end of each calendar month, and shall be paid monthly within 20 days after the end of each such calendar month following payment to the Operator by each Participant of its respective Cost Share of Operating Costs outstanding as at the end of that calendar month.

9.6 Annual Audits The records relating to Products taken in kind or to the calculation of proceeds from the sale thereof shall be audited annually at the end of each fiscal year of the Operator and:

(a) Any adjustments required by such audit shall be made forthwith;

(b) A copy of the audited statements shall be delivered to the Participants;

All such accounts and records shall be deemed to be correct and accurate unless questioned by a Participant within 12 months following the end of each calendar year to which the accounts relate.

9.7 Inspection of Accounts The Participants, or any of them, at reasonable times and upon notice in writing to the Operator, shall have the right to inspect, audit and copy the Operator's accounts and records relating to the accounting for Products taken in kind or to the determination of proceeds from the sale thereof for any calendar year within 12 months following the end of such calendar year. The

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Participants shall make all reasonable efforts to conduct audits in a manner which will result in a minimum of inconvenience to the Operator.

SECTION TEN

Withdrawal and Default

10.1 Voluntary Withdrawal After the commencement of Commercial Production in respect of the Property, a Participant shall have the right to voluntarily withdraw under this Agreement and terminate its Interest in the Property by giving written notice of such withdrawal to the other Participant. In the case of such voluntary withdrawal, all of the rights and obligations of the withdrawing Participant under this Agreement in respect of the Property shall terminate as of the date of the giving of notice of such withdrawal, and all of its Interest shall be deemed to have been transferred to the other Participant. However, the withdrawing Participant shall:

(a) Remain liable for its Cost Share of all amounts chargeable to it as at the date of the withdrawal with respect to which it is committed to pay as well as all liabilities and obligations relating to the Property, other than those owned to the other Participant, as of the date of the withdrawal;

(b) Secure to the satisfaction of the other Participant its Cost Share of the costs of reclamation of the surface lands to the Property as may be required at the time of withdrawal by any governmental regulatory or other body having jurisdiction; and

(c) Remain obligated to execute and deliver such instruments as may be necessary to formally effect the transfer of its Interest to the other Participant.

10.2 Default Notwithstanding anything in this Agreement to the contrary (other than the Expenditure requirements in Section 2 and the provisions of this Agreement providing for elections to contribute and contributions to Programs and any Development Program for which no notice need be given pursuant to this section), if any party (a "Defaulting Party") is in default of any requirement herein set forth, including, without limitation, the Option payment requirements of TEC in Section 2, the party affected by such default shall give written notice to the Defaulting Party specifying the default. The Defaulting Party shall not lose any rights (including the Option rights of TEC) under this Agreement unless the Defaulting Party does not either cure the default within 30 days after the giving of notice of default by the affected party or diligently commence proceedings to cure the default within the said 30 day period and diligently prosecute the same to completion. If the Defaulting Party fails to cure the default or to commence and prosecute the same as aforesaid, the affected party shall be entitled to seek any remedy it may have on account of such default.

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SECTION 11

Competition

With respect to any mineral rights or other rights outside of the area of the Property, nothing in this Agreement shall restrict, hinder or prevent any party hereto from, independently or in combination with others, engaging and receiving the full benefits of any and all business endeavors of any sort whatsoever, including but not limited to the acquisition of properties, interests, or rights in and the exploration for production and sale of minerals whether or not competitive with the endeavors contemplated herein. It is expressly agreed that a party shall not have any obligation or duty of whatsoever character to any other party hereto as a result of this Agreement or the Joint Venture created hereby that would prevent it from engaging in or enjoying the benefits of such competing endeavors or would require it to consult with or allow such other party to participate therein.

SECTION TWELVE

Disputes

12.1 Disputes The parties hereto agree that any issue or matter in dispute arising out of this Agreement will be submitted to a court of competent jurisdiction.

SECTION THIRTEEN

Force Majeure

13.1 Force Majeure Defined "Force Majeure" shall mean any one or more of the following events:

(a) An act of God;

(b) A war, revolution, insurrection, riot, blockade, or any other unlawful act against public order or authority;

(c) A strike, lockout, or other industrial disturbance;

(d) A storm, fire, flood, explosion or lightning;

(e) The failure to obtain the approval of a government, governmental agency, commission, board or other tribunal having jurisdiction in the circumstances as may be required to the conduct of operations hereunder or any governmental or legal restraint upon such operation;

(f) Any other event (whether or not of the kind enumerated in paragraphs (a) to (e) of this section) which is not reasonably within the control of the party claiming suspension of its obligations hereunder due to force majeure.

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13.2 Suspension of Obligations If any party hereto is prevented by force majeure from carrying out any obligation hereunder, then, if that party promptly gives the other party hereto notice of the force majeure (including reasonably full particulars thereof), the obligations of the party giving such notice are suspended, insofar as its obligations are affected by the force majeure, but only so long as the force majeure continues to prevent the performance of such obligations.

13.3 Remedial Action The party claiming suspension of its obligations as aforesaid shall promptly remedy the cause and effect of the force majeure described in the said notice insofar as it is reasonably able to do so, provided that the terms of settlement of any strike, lockout or other industrial disturbance shall be wholly in the discretion of the party claiming suspension of its obligations hereunder by reason thereof; and that party shall not be required to accede to the demands of its opponents in any strike, lockout, or industrial disturbance solely to remedy promptly the force majeure thereby constituted.

13.4 Funding Notwithstanding anything contained in this section, lack of finances shall never be considered a force majeure nor shall any force majeure suspend any obligation of the approval and funding of Programs.

SECTION FOURTEEN

Encumbrances and Assignment

14.1 Limited Charging It is agreed that either party may at any time mortgage, charge, or otherwise encumber the whole or any part of its Interest solely for the purpose of financing the payment or performance of such party's obligations under this Agreement, but only on the condition that the holder of such encumbrance shall have first entered into a written agreement with the other party, in form reasonably satisfactory to counsel for such other party and binding upon the holder of such encumbrance, to the effect that:

(a) In enforcing its encumbrance, the holder shall be bound by and shall honor the terms of this Agreement with respect to the relationship between the party whose Interest is so encumbered and the other party hereto;

(b) The holder of the encumbrance will not enter into possession or institute any proceedings for foreclosure or partition of an encumbering party's Interest, and that such encumbrance shall be subject to the provisions of this Agreement; and

(c) The remedies of the holder of the encumbrance shall be limited to the sale of the whole, but only the whole, of the encumbering party's Interest to the other party hereto or to a purchaser not then party to the Agreement by means of private sale. Such sale shall be subject to the purchaser entering into a written agreement with the remaining party in form satisfactory to counsel for such

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remaining party whereby such purchaser assumes all obligations of the encumbering party under the terms of this Agreement.

A Participant shall have the ability to freely assign all or part of its Interest in the Joint Venture subject, however, to the provisions of Section 14.2 below.

14.2 Assumption of Obligations The right of any party hereto to sell, transfer or assign all or part of its Interest and rights under this Agreement (the "Selling Party") shall be conditional upon the person acquiring the Interest or rights first entering in an agreement in writing with the other party hereto assuming and agreeing to be bound by all of the obligations of the Selling Party hereunder as it relates to the the Selling Party's Interest or part thereof being transferred including any obligation due at the time of the sale, transfer or assignment. If less than the whole of the Selling Party's Interest is being transferred, then notwithstanding such transfer the Selling Party and the transferee shall act and be treated as one Participant.

SECTION FIFTEEN

Obligations of the Optionor

15.1 Joint and Several The obligations of the Optionor in this Agreement shall be joint and several obligations of NORTHWAY and THR.

15.2 NORTHWAY and THR shall act jointly and in concert with respect to the rights and obligations of the Optionor (including the Optionor as a Participant) hereunder. For greater certainty, but not so as to limit the generality of the foregoing, all notices to be given by, all elections to be made by, and the exercise of all other rights by the Optionor hereunder shall be in writing and shall be duly signed by each of NORTHWAY and THR, and NORTHWAY and THR shall in all respects hereunder act as one party.

15.3 All amounts payable by TEC to the Optionor shall be made payable to "Wengle Associates In Trust" and delivered to Suite 300, 106 Adelaide Street West, Toronto, Ontario, M6H 182.

15.4 TEC shall not be subject to nor bound by any dispute between NORTHWAY and THR, TEC shall not be bound by any notice, election, or the exercise of any rights by the Optionor unless given, made or exercised in accordance herewith, and TEC shall not be bound by any agreements which may be entered into between NORTHWAY and THR to which TEC is not a party.

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SECTION SIXTEEN

Miscellaneous Provisions

16.1 Notices Any notice, election, consent, or other writing required or permitted to be given hereunder (herein collectively called a "Notice") shall be deemed to be sufficiently given if delivered or if mailed by registered air mail or by telegram or by telecopier addressed as follows:

If to the Optionor:

Northway Explorations Limited
420 - 111 Richmond Street West
Toronto, Ontario M5H 2G4
Attention: President

T & H Resources Ltd.
420 - 111 Richmond Street West
Toronto, Ontario M5H 2G4
Attention: President

If to TEC:

TOTAL Energold Corporation
1500 - 700 West Pender Street
Vancouver, British Columbia V6C 1G8
Attention: Vice-President, Exploration

Any such Notice shall be deemed to have been given to the parties hereto if delivered, when delivered; or, if mailed, on the seventh business day following the date of mailing; or, if telegraphed or telecopied, or the next succeeding business day following the telegraphing or telecopying thereof. Any party may from time to time by Notice in writing change its address for the purpose of this section.

16.2 Confidential Information Each of the parties agrees that all information of whatsoever nature and kind arising out of operations conducted pursuant to this Agreement shall be for the sole and exclusive benefit of the parties, shall be treated as confidential by the parties hereto and shall not be disclosed by any party to any third party except to prospective customers, prospective purchasers, technical, financial and legal advisors and consultants, or except to the extent that such disclosure may be necessary:

(a) In order to satisfy any legal requirements or requirements of any recognized stock exchange;

(b) In order for a party to arrange any financing of its Cost Share of any Program pursuant to this Agreement;

(c) In order for a party to sell its Interest as permitted in this Agreement; PROVIDED HOWEVER that any party proposing to disclose such information to a third party obtains a written undertaking from such third party that any confidential information disclosed to it shall be kept confidential and not be disclosed to

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others and that a party proposing to make such disclosure shall first confer with the other party concerning the nature and extent of such disclosure. Except as aforesaid, information shall be disclosed or disseminated only with the mutual and unanimous consent of the parties, which consent shall not be unreasonably withheld. The requirement of confidentiality for which provision is made in this section shall continue to bind any party hereto which is no longer a party to this Agreement for a period of two years following the date upon which such party ceases to be a party to this Agreement.

16.3 Public Announcements If a party wishes to issue or make any public announcement or statement which contains material and non-public information about this Agreement or any operations conducted pursuant to this Agreement, it shall not do so unless prior thereto it furnishes the other party with a copy of such announcement or statement and obtains the approval of the other party which approval shall not be unreasonably withheld; PROVIDED HOWEVER, that a party shall not be prohibited from issuing or making any such public announcement or statement in connection with any reports to its stockholders or others in order to comply with any law or regulation of any government or governmental agency having or purporting to have jurisdiction with respect thereto, including, but not limited to, any securities commission or stock exchange.

16.4 Waiver No waiver by a party of any breach of any of the covenants and provisions herein contained, whether negative or positive in form, shall take effect or be binding upon the party unless the same be expressed in writing. Any waiver so expressed shall not limit or affect the rights of a party with respect to any other or future breach.

16.5 Use of Name Except with the written consent of the other party no party, hereto will use, suffer or permit to be used, directly or indirectly, the name of the other party hereto for the purpose of or in connection with the financing of or obtaining financial assistance for any operations hereunder or the promotion of any corporate enterprise, syndicate, partnership or other association designed, intended or purporting to control, direct or finance, either directly or indirectly, the operations hereunder.

16.6 Severability If any provision of this Agreement is wholly or partially invalid, this Agreement shall be interpreted as if the invalid provision had not been a part hereof so that the invalidity shall not affect the validity of the remainder of the Agreement, which shall be construed as if the Agreement had been executed without the invalid portion. It is hereby declared to be the intention of the parties that this Agreement would have been executed without reference to any portion which may, for any reason, hereafter be declared or held invalid.

16.7 Term of Agreement This Agreement shall be effective as of the date of execution and delivery hereof and shall continue in full force and effect until such time as it is terminated by unanimous agreement of the parties or until such time as one of the parties hereunder owns a 100% interest, or as otherwise provided for herein.

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16.8 Partition Each of the parties hereto waives, during the term of this Agreement, the benefits of all laws of the jurisdiction in which the Property is situated relating to the partition or sale of the Property, the Facilities, and the Assets. Each of the parties hereto further covenants and agrees with the other that such party will not seek partition through a court order or otherwise.

16.9 Previous Agreements This Agreement wholly replaces and supersedes any and all other agreements, whether oral or written, between the parties hereto covering the Property, prior to the date hereof.

16.10 Number and Gender Wherever in this Agreement the singular number or masculine gender occurs, the same shall be respectively construed as the plural, feminine or neuter and vice versa, as the context or reference to the Parties may require.

16.11 Schedules All Schedules hereto attached are incorporated herein by reference as fully as though contained in the body hereof. Wherever any term or condition, express or implied, of any Schedule conflicts or is at variance with any term or condition of this Agreement, such term or condition of this Agreement shall prevail.

16.12 Further Assurances The parties agree to do or cause to be done all acts or things necessary to implement and carry into effect this Agreement to the full extent including without limiting the generality of the foregoing such revisions to the Agreement as may be required as a result of any permitted assignment by a party hereto of all or part of its Interest hereunder.

16.13 Rule Against Perpetuities Any right, power, or interest of any party under this Agreement governed by the rule against perpetuities shall terminate at the expiration of 20 years after the death of the last survivor of all the direct lineal descendants Her Majesty, Queen Elizabeth the Second of England, living on the date hereof.

16.14 Headings and Sub-Headings The headings and subheadings in this Agreement have been inserted for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

16.15 Applicable Law This Agreement shall be construed in accordance with the laws of the Province of Ontario.

16.16 Successors and Assigns This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

16.17 Effective Date of Agreement Notwithstanding the date of execution and delivery of this Agreement, the same shall take effect as of April 5, 1990.

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SCHEDULE "A" - PART I

DESCRIPTION OF CLAIMS COMPRISING THE PROPERTY

NORTHWAY

The property consists of 113 claims, about 1808 hectares described as follows:

Licence	No. of Claims
437086	1 to 5 inclusive
437087	1 to 5 "
437088	1 to 5 "
437089	1 to 5 "
437091	4 and 5
437092	1 to 5 inclusive
437093	1 to 5 "
437094	1 to 5 "
437095	1 to 5 "
437096	1 to 5 "
437097	1 to 5 "
437154	1 to 5 "
437155	1 to 5 "
437156	1 to 5 "
437157	1 to 5 "
437158	1 to 5 "
437159	1 to 5 "
437160	1 to 5 "
437161	1 and 2
437162	1 to 5 inclusive
437163	2 to 5 "
437164	1 to 5 "
437165	1 to 5 "
444274	1 to 5 "

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SCHEDULE "A" - PART II

NORTHWAY

<u>Encumbrances</u>

1. 0.82222% * Net Smelter Returns payable to Jonpol Explorations Limited.

2. 0.60556% Net Smelter Returns payable to Perrex Resources Inc.

3. 0.21666% Net Smelter Returns payable to 559505 Ontario Limited.

4. 0.35556% Net Smelter Returns payable to Ronald J. Bradshaw.

* The term "Net Smelter Returns", as used in this Schedule, means the net proceeds realized from the sale to a bona fide purchaser in an arms length transaction of minerals recovered from ore mined from the claims. The net proceeds shall be determined by deducting from the dollar value paid for the recovered minerals, the costs of smelting and refining the ore and\or concentrates thereof, marketing and insurance charges, and transportation costs including the costs of transporting the ore and\or concentrates thereof to the smelter or refinery. The royalty is to be remitted to the holders thereof within 30 days of receipt of payment for minerals recovered from ores mined from the claims together with a full and complete statement of the moneys recovered from the minerals recovered and the permitted deductions pursuant to the aforementioned definition of Net Smelter Returns.

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SCHEDULE "B"

ACCOUNTING PROCEDURE

1. GENERAL PROVISIONS

1.1 Definitions

(a) "Mining Operation" shall mean the work performed by the Operator on the Property.

(b) "Material" shall mean personal property, equipment or supplies acquired or held for use on the Property.

(c) Unless specifically provided otherwise any words or phrases used herein and defined in the attached Agreement shall have the same meaning herein as in the attached Agreement.

1.2 Audits

From and after the approval by the Management Committee of a Feasibility Report and Development Program, all operations and accounts shall be audited annually by an independent firm of chartered accountants appointed by the Management Committee.

1.3 Accounting Records

The information systems and accounting records of the Joint Venture shall be established and maintained in accordance with the minimum standards required by generally accepted accounting principles.

2. CONSTRUCTION ACCOUNTING

2.1 Prior to the commencement of a Development Program, the Operator will prepare a Construction Accounting Manual which will set out the detailed accounting procedures to be followed during construction of the Facilities. These procedures will be consistent with generally accepted accounting principles and methods of financial control, and shall be subject to review and revision by the Management Committee.

2.2 The Operator will prepare a detailed budget of estimated construction costs. During the construction period, a monthly cost to budget report shall be prepared within 30 days after the end of each month. The cost to budget report shall include:

(a) a detailed report showing for each cost centre:

(i) Development Program costs, current month and total to date;

(ii) commitments;

(iii) estimated Development Program Costs to complete;

(iv) budget costs; and

(b) a summary report summarizing detailed information by major cost centre.

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3. OPERATING AND PRODUCTION ACCOUNTING

3.1 Commencing on the first calendar month after the commencement of Commercial Production, the Operator shall prepare a monthly accounting report on each month's mine operations to be delivered to the Participants within 30 days after the end of each month. The report shall include a summary of Operating Costs and each Participant's share of Products for the current month and year to date compared to budget.

3.2 Prior to the commencement of Commercial Production, the Operator will prepare a mine accounting manual setting out the accounting and financial control procedures to be followed during the operation of the Property as a mine. The accounting manual shall be subject to review and revision by the Management Committee.

4. DIRECT CHARGES

During the Development Program the Operator will include in Development Program Costs and the Participants will pay in accordance with their interests and after the commencement of Commercial Production the Operator shall include in Operating Costs and charge the joint account, with all costs and expenditures relative to the Mining Operation incurred by the Operator including, without duplication, and without limiting the generality of the foregoing:

4.1 Labour

(a) Salaries and wages of the Operators employees directly engaged on the Property in the conduct of the Mining Operation, and salaries and wages of technical employees who are temporarily assigned to and directly employed on or in connection with the Property. Such technical employees shall include engineers, technologists, geologists, geophysicists, engineering assistants, technicians, draftsmen, engineering clerks, and other personnel performing technical services within the technical organization.

(b) The Operator's cost of holiday, vacation, sickness and disability benefits and other customary allowances and fringe benefits paid to the employees whose salaries and wages are chargeable under paragraph 4.1(a) except in the case of those employees only a pro-rata portion of whose salaries and wages are chargeable, not more than the same pro-rata portion of the benefits and allowance herein provided for shall be charged to the Participants.

(c) Expenditures or contributions made pursuant to assessments imposed by governmental authority which are applicable to the Operator's labour costs of salaries and wages chargeable under paragraphs 4.1(a) and (b).

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(d) Reasonable living expenses of those employees whose salaries and wages are chargeable under paragraph 4.1(a) and for which expenses the employees are reimbursed under the Operator's usual practice.

(e) Salaries, wages, payroll burden, employee benefits, and personal expenses of technical employees engaged in other requisite services which may be provided by the Operator's corporate or technical groups as mutually agreed upon.

4.2 Employee Benefits

The Operator's current cost of established plans for employee's group life insurance, hospitalization, pension, retirement bonus and other benefit plans of a like nature, applicable to the Operator's labour cost chargeable to the joint account shall be chargeable the Operator's actual costs.

4.3 Material

Material purchased or furnished by the Operator for use on the Property as provided under Section 5. So far as it is reasonably practical and consistent with efficient and economical operations, only such material shall be purchased for or transferred to the Property as may be required for immediate use, and the accumulation of surplus stocks shall be avoided.

4.4 Transportation

Transportation of employees and material necessary for the Mining Operation.

4.5 Services

(a) The cost of services and utilities procured from outside sources necessary for the Mining Operation other than services covered by Section 4.7.

4.6 Damages and Losses

All costs or expenses necessary for repair or replacement of Material or fixtures made necessary because of damages or losses incurred by fire, flood, storm, theft, accident, or other cause.

4.7 Legal Expense

All costs and expenses of handling, investigating and settling litigation or claims arising by reason of the Mining Operation or necessary to protect, or recover the Property or a portion thereof, including but not limited to, fees, court costs, cost of investigation or procuring evidence and amounts paid in settlement or satisfaction of any such litigation or claims. Notwithstanding the foregoing, the Operator shall not agree to a settlement with respect to litigation arising out of the Mining Operation in excess of $25,000 without first obtaining unanimous approval from the Participants for such settlement.

4.8 Claims

All taxes, duties, or assessments of any kind and nature, except those based on income, assessed or levied upon or in connection with the Property, the operation thereof, or the production therefrom.

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4.9 Insurance

Net premiums paid for insurance required to be carried by laws and regulations and other insurance carried for the protection of the Operator and the Participants.

4.10 Rentals

Fees, rentals, etc., for development licences, mining leases or rentals and royalties in connection with the Mining Operation.

4.11 Permits

Permits, fees and other charges which are assessed by various governmental agencies in connection with the Mining Operation.

4.12 Other Expenditures

Any other expenditures, not covered or dealt with in the foregoing provisions of this Section 4, or in Section 5, incurred for the necessary and proper conduct of the Mining Operation.

5. BASIC CHARGES

Subject to further provisions of this Section 5, the Operator will procure all Material and services for the Property.

5.1 Purchases

Material purchases and services procured shall be charged at the price paid by the Operator after deduction of all discounts actually received.

5.2 Material Furnished from the Operator's Warehouse or Other Properties

(a) New Material

Material shall be priced at the current replacement cost of the same kind of material, effective at date of movement and f.o.b. the supply store or railway receiving point nearest the Property where material of the same kind is normally available.

(b) The Participant shall not be credited with cash discounts applicable to prices provided for in paragraph 5.2(a)

(c) Used Material

Material in sound and serviceable condition and suitable for re-use without reconditioning, shall be priced at 75% of the current price of new material.

5.3 Warranty of Material Furnished by the Operator

The Operator does not warrant the Material furnished. In case of defective Material, credit shall not be passed to the Participants until adjustment has been received by the Operator from the manufacturers or their agents.

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SCHEDULE "C"

DEVELOPMENT AND OPERATING PROCEDURE

1. DEFINITIONS

1.1 In this Development and Operating Procedure, unless the context otherwise requires, the words and phrases hereinafter used shall have the same meaning as under the Agreement.

2. OPERATOR

2.1 The Operator under the Agreement shall initially be the Operator hereunder.

2.2 Where an Operator resigns or otherwise ceases to be Operator, a successor Operator may be appointed under the Agreement.

2.3 At the effective time of a resignation or cessation, the departing Operator shall turn over to its successor, control and possession of the Assets, all Products on hand, all documents, books, records and accounts pertaining to the performance of its functions as Operator, together with all monies held by it in its capacity as Operator. Upon the transfer and delivery thereof the departing Operator shall be released and discharged from and the successor Operator shall assume all duties and obligations of Operator except the unsatisfied duties and obligations of the departing Operator accrued prior to the effective date of the change of Operator and for which the departing Operator shall, notwithstanding its release or discharge, continue to remain liable. If the title to the Assets or any part of the Assets is held in the name of the departing Operator, it shall transfer it to the successor Operator in trust for the Participants, or if no successor Operator has been designated, to the Participants in proportion to their Interests.

2.4 Upon the resignation or removal of an Operator, an audit of the records of the departing Operator shall be made, at the option of the new Operator within 120 days of such resignation or removal.

2.5 The Operator shall not assign or delegate to others or subcontract its duties and responsibilities as Operator hereunder without the consent of the Non-Operators, but this clause shall not prevent the Operator from entering into contracts for work or for the supply of services to the Operator in connection with the development of the Property and operation of a Property as a mine in accordance with this Development and Operating Procedure.

3. RIGHT, DUTIES AND OBLIGATIONS OF OPERATOR

3.1 Subject to the terms, provisions and limitations of this Development and Operating Procedure and the direction of the Management Committee, the Operator shall have exclusive charge and control of operations for the development of the Property and shall do and perform for and on behalf of the Joint Venture any and all acts and things which are necessary, requisite or proper and in

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connection with the implementation of a Development Program and operating a Property as a mine, including but not limited to:

(a) obtaining all permits, licenses, and authorizations necessary to conduct any contemplated operations hereunder;

(b) purchasing all materials, supplies, lubricants, equipment and spare parts;

(c) procuring and executing all contracts for the supply of power, fuel and other utilities, communication facilities and all other services;

(d) acquiring any additional surface rights and leases of office or warehouse space which may be required;

(e) obtaining, supervising and managing personnel as may be necessary for efficiently carrying out the Operator's duties hereunder;

(f) providing insurance for the benefit of the Participants in such amounts and to cover such risk as may be required hereunder;

(g) keeping true and correct books, accounts and records of the operations hereunder;

(h) making all necessary reports relating to operations hereunder to appropriate Governmental agencies;

(i) paying and discharging promptly for and on behalf of the Joint Venture all costs and expenses incurred in connection with operations conducted by the Operator and keeping the Property free from all liens and encumbrances occasioned by such operations, except a lien of the Operator hereunder and except liens being contested in good faith;

(j) giving the Participants access to all technical records at all reasonable times, furnishing annual reports of the operations hereunder including copies of all technical data and keeping the Participants advised of all matters arising in connection with the operations hereunder which the Operator considers important. Any materially significant factual information shall be furnished promptly as it becomes available; and

(k) permitting each Participant or its duly authorized representative and at their own risk, cost and expense, full and free access to the Property at all reasonable times for the purpose of inspection and observation of all operations of every kind and character being conducted on or with respect to the Property and to the records of operations conducted thereon and any factual information obtained as a result thereof.

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4. MANNER OF PERFORMANCE BY OPERATOR

4.1 All rights, duties and obligations of the Operator hereunder shall be performed in a good and workmanlike manner, in accordance with good operating and mining practice, in full compliance with all applicable laws, rules and regulations and with the provisions of this Development and Operating Procedure and shall be undertaken with due diligence.

5. INDEPENDENT STATUS OF OPERATOR

5.1 The Operator in its operations hereunder shall be and shall be deemed to have the status of an independent contractor. The Operator shall furnish or cause to be furnished all material, labour and services necessary for the exploration, development and operations of the Property. The Operator shall determine the number of employees, their selection, and the hours of labour and the compensation for services to be paid them in connection with its operations hereunder. All employees and contractors used in its operations hereunder shall be the employees and contractors of the Operator.

6. MEETINGS OF THE PARTIES

6.1 The Operator shall give at least 20 business days' notice to the Participants of any meeting called for the purpose of review of operations conducted upon the Property. Notice of the meeting shall be accompanied by an agenda and any documents or proposals to be considered. The Operator or the Participants may call additional meetings of the parties as it or they see fit. The meetings shall be for informational purposes only except where all of the parties expressly agree in writing by their duly authorized representatives in that behalf to be bound by any decision made at such meeting. The Operator shall call meetings no less than once every calendar quarter for the purpose of reviewing the status of the Development Program or operation of the Property as a mine, as the case may be.

7. AUTHORITY TO EXPEND FUNDS

7.1 The authority of the Operator to expend funds on behalf of any Participant shall be derived solely from that Participant's election to participate in the implementation of the Development Program.

8. OPERATING THE PROPERTY AS A MINE

8.1 Except as expressly provided otherwise by the Management Committee, the following provisions shall apply with respect to the operation of the Property as a mine following completion of the Development Program:

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(a) Beginning with the Production Date (being the date on which the first regular shipment of Products is made) all mining operations shall be planned and conducted and all estimates, reports and statements shall be prepared and made on the basis of an operating year. The operating year shall be determined as follows:

(i) if the Production Date is between 1 January and 30 June, inclusive, the first operating year shall be the period from the Production Date to the next immediately succeeding 31 December, inclusive; but

(ii) if the Production Date is between 1 July and 31 December, inclusive, the first operating year shall be the Period from the Production Date to December 31 of the next immediately succeeding calendar year.

(b) Prior to the beginning of each operating year the Operator shall prepare and submit to the Management Committee an operating plan for the ensuing operating year. The operating plan applicable to the first operating year shall be submitted not later than three months prior to the date estimated by the Operator as the Production Date, and the operating plan for each subsequent year shall be submitted not later than November 15 in the year immediately preceding the operating year to which such plan relates. Each operating plan shall contain, with reference to the operating year to which it relates, the following:

(i) a plan of proposed mining operations, including, without limiting the generality of the foregoing, particulars of any special items such as:

(a) a major increase in the capacity of the concentrating unit,

(b) additional general exploration of the Property outside the mine workings,

(c) opening and equipping an additional mine or mines on the Property,

(d) a substantial or radical departure from development or mining plans previously followed by the Operator, or

(e) any plans for stockpiling of Products from the mine;

(ii) a detailed estimate of all expenditures plus a reasonable allowance for contingencies;

(iii) an estimate of the quantity and quality of Products to be produced; and

(iv) such other facts and figures as may be necessary to give the other Participants a reasonable complete picture of the results the Operator plans to achieve.

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The Operator shall promptly supply to the Management Committee any additional or supplemental information which they shall reasonably require in respect to the operating plan.

(c) The Participants shall have a period of thirty days from receipt of any annual operating plan within which to submit written objections to such plan, and if no objections are submitted the plan shall be deemed to be approved by them. If a Participant submits written objections to any operating plan to the Operator within a period of thirty days from receipt of such plan the objections shall, where possible, include a statement of the alternative provisions, amendments or modifications to the operating plan which will satisfy the objections. The Operator shall circulate the written objections to all Participants and shall call a meeting of the Management Committee to consider, and if thought fit, approve the operating plan with such modifications or amendments considered appropriate by the Management Committee.

9. COSTS AND EXPENSES

9.1 The Operator in carrying out operations for the joint account shall initially advance and pay all costs and expenses of operations conducted for the joint account. The Operator shall charge to each Participant its Cost Share of the costs and expenses, and the Participants shall pay the same to the Operator within thirty days after receipt of the Operator's statement thereof. Failing payment when due, the amount unpaid shall be, recoverable by the Operator together with interest thereon at the Prime Rate plus 2% out of the defaulting Participant's share of Products in accordance with Section 9.2 of the Agreement.

9.2 The Operator may, at its election, require the Participants to advance their proportionate share of all costs and expenses to be incurred for the joint account. If the Operator so elects, it may, not later than the 30th day prior to the beginning of any month, submit to the Participants an itemized estimate of the costs and expenses proposed to be charged to the joint account during such month, with a request for payment by each Participant of its Cost Share thereof. Each Participant shall pay the Operator its Cost Share of the costs and expenses so estimated by the first day of the month to which the estimate relates. Adjustments between estimated and actual costs shall be made by the Operator at the close of each calendar quarter and the accounts of the Participants shall be adjusted accordingly. If a Participant fails to pay any advances as required, any amounts paid by the Operator on behalf of the Participant together with the interest thereon at the Prime rate plus 2%, shall be recoverable by the Operator out of the Participant's share of Products in accordance with Section 9.2 of the Agreement.

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9.3 The Operator shall establish a separate project account and shall not commingle with its own funds the monies which it receives from or for the account of the Participants pursuant to their Development and Operating Procedure except those contributed by the Operator for the project account.

9.4 For acting as Operator, the Operator shall be entitled to the overhead charges provided for in the Agreement.

10. OPERATOR'S LIEN

10.1 The Operator shall have a lien on each Participant's Cost Share of Products to secure payment of the Participant's Cost Share of Operating Costs.

10.2 If a Participant fails to pay or advance any of the costs hereby agreed to be paid or advanced by it and the default continues for thirty days after the Operator has served notice upon the Participant specifying the default the same to be remedied the Operator may, without limiting the Operator's other rights of law:

(a) withhold from the Participant any further information and privileges with respect to operation;

(b) treat the default as an immediate and automatic assignment to the Operator of the Participant's share of Products and from and after the Operator making such election, the Operator may require the purchaser of the Participant's share of Products to make payment therefor to the Operator while default continues, and

(c) enforce the lien created by the default in payment by taking possession of all or any part of the defaulting Participant's share of Products and selling the same. The proceeds of the sale shall be firstly applied by the Operator in payment of any costs to be paid by the defaulting Participant and not paid by it and any balance remaining shall be paid to the defaulting Participant after deducting reasonable costs of the sale. Any sale made as aforesaid shall be a perpetual bar both at law and in equity against any claims to the Products sold by the defaulting participant and its assigns and against all other persons claiming the Products or any part or parcel thereof, sold as aforesaid, from, through or under the defaulting Participant or it assigns.

11. APPLICABILITY OF PROVISIONS OF AGREEMENT TO SCHEDULE "C"

11.1 Notwithstanding the applicability of this Development and Operating Procedure to the implementation of a Development Program and the operation of a Property as a mine as provided in Section 8.8 of the Agreement, wherever any term or condition, express or implied, of this Schedule "C" conflicts or is at variance with any term or condition of the Agreement, such term or condition of the Agreement shall prevail.

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SCHEDULE "D"

NET SMELTER ROYALTY

1. For the purposes of this Schedule, all terms or expressions given defined meaning in the agreement to which this Schedule is attached (the "Agreement") shall have a corresponding meaning in this Schedule unless they are otherwise defined in this Schedule or the context otherwise requires.

2. "Net Smelter Returns" means the actual proceeds from any refinery, smelter or other purchaser for the sale of ores, concentrates, metals and mineral products of every nature and kind whatsoever extracted, mined, removed or produced from the Property and sold, after deducting therefrom the following charges to the extent they are not deducted by the purchaser in computing payment: all assay and representation charges, all smelting and refining charges, penalties, and all costs related to transporting, marketing and insuring the minerals from the Property to the refinery, smelter or other point of sale. In the event that any of the said actual proceeds are derived from other than an arms-length bona fide transaction, such proceeds shall be deemed to be the amount that would have been received in a bona fide arms-length transaction determined by prevailing market prices.

3. In the event that a party (the "Payee") is entitled to receive a Net Smelter Royalty pursuant to section 2.7(d) of the Agreement, the Payee shall be entitled to receive from the Remaining Participant the percentage of Net Smelter Returns received from and after the commencement of Commercial Production equal to the Net Smelter Royalty percentage the Payee is entitled to under Section 2.7(d) of the Agreement.

4. The Net Smelter Royalty shall be paid to the Payee within 30 days of the receipt by the Remaining Participant of the proceeds constituting the Net Smelter Returns.

5. The Remaining Participant shall at all times maintain adequate records which shall be made available to the Payee in order that the Payee may verify the correctness of the Net Smelter Royalty payable hereunder.

TERMINATION AGREEMENT

This Termination Agreement respecting the Northway Participation Agreement is entered into as of the 14 day of October, 1992, among Morrison Minerals Limited ("Morrison") and Cyprus Canada, Inc. ("Cyprus").

WHEREAS, Total Energold Corporation ("TEC") and Morrison are parties to a Participation Agreement dated May 1, 1990 ("Participation Agreement") respecting the Joint Venture Agreement among Northway Explorations Limited and T&H Resources Limited dated April 5, 1990 ("Northway Joint Venture Agreement");

WHEREAS, TEC wishes to assign all of its interests under the Northway Joint Venture Agreement and the Participation Agreement to Cyprus; and

WHEREAS, the parties wish to terminate the Participation Agreement upon TEC's assignment of its interests under the Northway Joint Venture Agreement to Cyprus.

NOW THEREFORE, for good and valuable consideration, including without limitation, the performance and observance of the terms and conditions hereinafter provided, the parties agree as follows:

1. Morrison represents and warrants that no party is in default of any of its obligations under the Participation Agreement.

2. The Participation Agreement is terminated and the parties thereto release each other with respect to all obligations and liabilities thereunder. Cyprus grants Morrison a 1% Net Smelter Return (to be calculated and paid in accordance with attached Exhibit "A" Net Smelter Return) on Cyprus' share of production revenues under the Northway Joint Venture Agreement.

3. Morrison consents to the sale and assignment of TEC's interest under the Participation Agreement to Cyprus.

4. The parties agree to do or cause to be done all acts or things necessary to implement and carry into effect this Termination Agreement to the fullest extent.

5. This Termination Agreement may be entered into through counterparts.

6. This Termination Agreement shall be construed in accordance with the laws of the Province of Ontario.

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7. This Amendment shall not be effective until Cyprus acquires TEC's interest under the Northway Joint Venture Agreement and the Participation Agreement and Cyprus shall be under no obligation to acquire such interests by virtue of entering into this Termination Agreement.

8. This Termination Agreement shall be binding upon and enure to the benefit of the parties and their respective successors and assigns.

IN WITNESS WHEREOF, the parties hereto enter into this Termination Agreement as the date first above written.

CYPRUS CANADA, INC.

By_______________

By_______________

Date October 28, 1992 C/S

MORRISON MINERALS LIMITED

By_______________

By_______________

Date Oct 14/92 C/S

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EXHIBIT "A"

1. <u>Net Smelter Return</u>

1.01 The One (1%) Per Cent Net Smelter Return which a Participant is entitled to receive by virtue of the provisions of Paragraph 2 of the Termination Agreement shall be based upon the other Participant's interest in, or share of, the Property and shall be payable in accordance with the provisions of this Exhibit "A".

2. <u>Interpretation</u>

2.01 In this Exhibit "A", the capitalized terms shall have the meanings ascribed thereto in the Agreement, and, in addition, the following terms shall have the following meanings:

(a) <u>"Agreement"</u> shall mean the Joint Venture Agreement dated April 5, 1990 entered into between Northway Explorations Limited, T&H Resources Limited and Total Energold Corporation;

(b) <u>"Net Smelter Return"</u> shall mean the amount of production payments received and attributable to such Participant's interest in, or share of the Property, by the smelter or other buyer to which any Product is delivered for treatment and sale after deduction has been made for all smelter and treatment charges, freight and cost of transportation and haulage from the Property to the smelter or other buyer;

(c) <u>"Product"</u> shall mean the end result of Production from a mine situated on the Property;

(d) <u>"Production"</u> shall mean mining, extracting, processing and handling the ores of minerals and concentrates derived therefrom, which are discovered and developed on or in the Property and all other work related thereto as may be incidental or reasonably required; and

(e) <u>"Property"</u> shall mean the mineral properties or rights therein acquired by the Participant required to pay the Net Smelter Return pursuant to the provisions of the Agreement;

(f) <u>"Termination Agreement"</u> shall mean the Termination Agreement among Morrison Minerals Limited, Total Energold Corporation and Cyprus Canada, Inc., to which these provisions are attached as Exhibit "A".

3. Payment

3.01 Pursuant to Paragraph 2 of the Termination Agreement, a Participant may be entitled to receive One (1%) Per Cent of the Net Smelter Return calculated quarterly in each calendar year following the date Production from the Property commences.

3.02 Payments relative to the One (1%) Per Cent Net Smelter Return shall commence in the first calendar year following the date Production from the Property commences, and shall be made on a quarterly basis during each calendar year. Within sixty (60) days following the end of each quarter of a calendar year, the Participant paying the Net Smelter Return shall provide to the other Participant a written statement reflecting the amount of Product mined and sold from the Property during the quarter to which such statement relates, the price obtained therefor or the value attributable thereto, the cost of treatment and smelter charges, the cost of transporting the Product to the smelter or other buyer and other Net Smelter Return payments. At the time of delivery of such statement by the paying Participant to the other Participant, the paying Participant shall pay to the other Participant the One (1%) Per Cent Net Smelter Return as provided herein.

3.03 At the time of making payment to or otherwise crediting the account of paying Participant, the smelter, refiner, processor, purchaser, or other user ("Payor") of the Product mined and sold shall contemporaneously pay the NSR in accordance with the written instructions given to the Payor by other Participant as provided below. Once the Payor has received instructions from the other Participant, such instructions shall remain in effect until the Payor has received different instructions from the other Participant. All contractual or other arrangements entered into by the paying Participant with the Payor shall contain provisions allowing for the implementation of the terms and conditions of payment as set forth in this paragraph. Other Participant may, from time to time in its discretion, change the place or account number listed in this section, by giving written notice to the paying Participant and the Payor; such notice shall be effective upon actual receipt by the paying Participant or the Payor, or upon the fourth day after deposit of such notice in the mail, first call postage prepaid, addressed to the paying Participant or the Payor whichever occurs first. The Payor shall pay the NSR for each shipment of gold "in kind" in the form of gold bullion (.995+ fine gold) ("Gold") directly to the other Participant's account maintained with the Payor as directed by the other Participant.

The Payor shall pay the NSR for each shipment of minerals other than Gold by delivery of a check or draft payable to an account designated by the other Participant.

AMENDMENT TO THE NORTHWAY JOINT VENTURE AGREEMENT

This Amendment is entered into effective on this 26th day of October 1992 among Northway Explorations, Limited ("Northway"), T&H Resources, Limited ("THR") and Cyprus Canada, Inc. ("Cyprus").

WHEREAS, Northway and THR and Total Energold Corporation ("TEC"), are parties to a Joint Venture Agreement dated April 5, 1990, respecting certain mineral claims located in the Noyon Township, in the Province of Quebec (the "Northway Joint Venture Agreement"); and

WHEREAS, the Northway Joint Venture Agreement was amended by a letter agreement among the Parties dated July 3, 1990, and

WHEREAS, TEC wishes to assign all of its interests under the Northway Joint Venture Agreement to Cyprus Canada, Inc. ("Cyprus"), and

WHEREAS, the Parties wish to amend the Northway Joint Venture Agreement in certain respects effective upon TEC's assignment of its interests thereunder to Cyprus.

NOW THEREFORE, for good an valuable consideration, including without limitation, the performance and observance of the terms and conditions hereinafter provided, the parties agree as follows:

1. Northway and THR represent and warrant as of the date hereof as follows:

    a) TEC has made all Expenditures, as defined by and required under the Northway Joint Venture Agreement through the date hereof in order for TEC to earn an undivided sixty percent (60%) interest under the Northway Joint Venture Agreement if the future years' required expenditures are made.

    b) TEC is not in default of any of its obligations under the Northway Joint Venture Agreement; and

    c) The representations in Section 3.2 of the Northway Joint Venture Agreement are true and correct.

2. Effective upon the assignment of TEC's interest under the Northway Joint Venture Agreement, including without limitation, TEC's interest in the "Assets", as defined in the Northway Joint Venture Agreement, the Joint Venture Agreement shall be amended as follows:

a) Section 2.4(a)(iv)(v) and (vi) is replaced with the following Sections 2.4(a)(iv)(v)(vi) and (vii):

(iv) the sum of $35,000 on or before May 1, 1993 as a firm commitment;

(v) the sum of $35,000 on or before May 1, 1994;

(vi) the sum of $35,000 on or before May 1, 1995; and

(vii) the sum of $200,000 ninety days after production has occurred for a thirty consecutive day period.

b) In Section 2.4(b), the date, "May 1, 1994", is replaced by the date "May 1, 1995", in order that the Option Term as defined in the Northway Joint Venture Agreement shall be extended by one (1) year;

c) In Section 2.5 after "1991" in the third line, the following language is inserted, "and except for the obligation to make the $35,000 option payment under Section 2.4(a)(iv)"; and

d) In Section 16 the reference to TEC and its address is replaced with the following: Cyprus Canada, Inc., Box 1120, South Porcupine, Ontario, P0N 1H0, Attention: Steven Parry, Fax No.: (705) 235-5700."

3. Northway and THC consent to the sale and assignment of TEC's interest under the Northway Joint Venture Agreement, including without limitation, its interests in the "Assets" as defined in the Northway Joint Venture Agreement, and Cyprus agrees to assume and be bound by all of TEC's obligations under the Northway Joint Venture Agreement, as such obligations relate to the interest of TEC being acquired.

4. The parties to the Northway Joint Venture Agreement, including Cyprus, upon the acquisition of TEC's interest thereunder, ratify and confirm the Joint Venture Agreement as amended herein.

5. The parties agree to do or cause to be done all acts or things necessary to implement and carry into effect this Amendment to the fullest extent.

6. This Amendment may be entered into through counterparts.

7. This Amendment shall be construed in accordance with the laws of the Province of Ontario.

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"**Data**" shall mean all of the data, information and reports in the possession of the Joint Venture Agreement participants that relate to the Properties and any reproductions thereof, including without limitation, a 76,000 line km. airborne EM/MAG survey of a portion of the Properties which is defined as "Data" in the CB Joint Venture Agreement, and the autocad-based compilation of assessment data and related files defined as "Additional Data" in the CB Joint Venture Agreement. Such EM/MAG survey and Additional Data shall be called the "CB Data".

"**Equipment**" shall mean the Calcomp Plotter Model 1025, SN 907Y097; Eltech Computer, SN 10162; Kurta IS/Three Digitizer, SN 89064471; and NEC Monitor 94K15737A.

"**GST**" means taxes payable in respect of the federal goods and sales tax.

"**Joint Venture Agreements**" shall mean collectively the CB Joint Venture Agreement, the La Peltrie Joint Venture Agreement and the Northway Joint Venture Agreement.

"**La Peltrie Joint Venture Agreement**" shall mean the joint venture agreement among MML, MPL and Total Energold Corporation dated September 1, 1991, as amended by the assignment and novation agreement among MML, MPL, Total Energold Corporation and Seller dated as of October 1, 1992.

"**NSR Royalty**" shall have the meaning set forth in the agreement attached hereto as Schedule B.

"**Northway Joint Venture Agreement**" shall mean the joint venture agreement among Northway Explorations Limited, T&H Resources Limited and Total Energold Corporation dated April 5, 1990, as amended by a letter agreement among the parties dated July 3, 1990 as amended by the amendment agreement dated June 21, 1990 between Northway Explorations Limited, T & H Resources Ltd. and Total Energold Corporation and by the assignment and novation agreement among Northway Explorations Limited, T&H Resources Limited, Total Energold Corporation and Seller dated as of October 1, 1992.

"**Properties**" shall mean the mining claims described in Schedule A hereto.

"**PST**" means taxes payable in respect of provincial sales taxes other than Quebec.

"**QST**" means taxes payable in respect of the Quebec provincial sales tax.

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2. TRANSFER AND ASSIGNMENT OF RIGHTS AND ASSUMPTION OF DUTIES AND OBLIGATIONS

(a) Seller agrees to sell, transfer, grant and assign to Buyer all of Seller's rights and interests under the Joint Venture Agreements and in the Assets, including without limitation, the Equipment, Data and Properties on the Closing Date for the amount of eight hundred thousand dollars ($800,000), with Buyer retaining and reserving a NSR Royalty as described in and governed by the agreement set forth in Schedule B. Seller shall execute and deliver to Buyer and Buyer shall file with the proper authorities all documents required to legally record the sale, transfer, grant and assignment hereunder. Buyer shall pay the costs associated with such recordation. Seller hereby grants Buyer an option to purchase the NSR Royalty upon payment of $3,000,000 to Seller within 30 days of receiving written notice from Buyer of its intention to exercise this option.

(b) The parties agree that the purchase price of $800,000 shall be allocated among the Assets as follows:

La Peltrie Assets	$150,000
Northway Assets	$150,000
Casa Berardi Assets (Other than CB Data)	$ 50,000
CB Data	$ 445,000
Equipment	$ 5,000

(c) Buyer shall pay to Seller in addition to the Purchase Price all amounts which Seller is required by law to collect from Buyer on account of GST, PST and QST. Seller represents and warrants to Buyer that Seller's GST registration number is R133670711 and Buyer represents and warrants to Seller that Buyer's GST registration number is R125230433 and Buyer's QST registration number is 1003615533. Buyer shall not be responsible for and Seller shall indemnify Buyer for any liability incurred by Buyer in the event Seller fails to remit to the appropriate governmental authority GST taxes collected from Buyer on a timely basis. In respect of any liability of the Buyer for GST, PST, QST or any other applicable transfer tax payable in respect of the transaction contemplated herein which the Buyer is required to self-assess and remit directly to the appropriate taxing authority, the Buyer shall indemnify Seller for any liability incurred by Seller in the event Buyer fails to so remit on a timely basis.

(d) Buyer shall be liable for and shall pay all sales taxes, goods and services taxes and other duties, governmental fees or like charges properly payable whether under

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federal, state, provincial, municipal or local legislation or the laws of any foreign jurisdiction upon or in connection with the transaction contemplated herein, and any such taxes, duties, government fees or like charges that Seller is not required by law to collect but that are payable shall be remitted by Buyer as required by law.

(e) Notwithstanding the terms of the royalty agreement attached as Schedule B hereto, the said royalty shall not become payable by Buyer to Seller until cumulative production from any or all of the Properties shall have exceeded 100,000 ounces of gold, if a gold deposit, or one million tonnes of ore if a base metal or polymetallic deposit, and Buyer shall have the option to purchase all of Seller's right, title, and interest in the said royalty for $3,000,000 in accordance with Subsection 2(a) hereof.

3. <u>REPRESENTATIONS AND WARRANTIES OF SELLER</u>

Seller represents and warrants to Buyer as follows:

(a) Seller is a corporation duly organized, validly existing and in good standing under the laws of Canada, has full corporate power and authority to enter into this Agreement and entering into this Agreement does not conflict with any applicable laws or with its charter documents, and will not result in a breach of any material agreement or arrangement, including without limitation, any joint venture agreement entered into pursuant to the CB Joint Venture Agreement; and this Agreement has been duly executed and delivered by Seller and is valid and binding upon Seller and enforceable in accordance with its terms, and the Joint Venture Agreements are binding and enforceable on Seller and Seller has received no notice that any party thereunder is in default of any of its respective material obligations.

(b) Seller and the other parties to the Joint Venture Agreements together own a 100% beneficial interest in the Properties, including without limitation the mineral claims described in Schedule A, such Properties are free and clear of any mortgages, liens, charges, security interests, encumbrances, royalties, or conflicting claims, granted by or binding on Seller except for the following:

(i) the terms and conditions of the Joint Venture Agreements and contracts entered into pursuant thereto, including but not limited to the rights by the parties to the Joint Venture Agreements to acquire additional interests as stated therein;

(ii) liens for current taxes, assessments or governmental charges or levies on property not yet due or delinquent;

(iii) liens consisting of easements, rights of way, servitudes, permits or other restrictions or limitations on the use of real property or irregularities of title thereto which do not in the aggregate materially detract from the value of, or impair the use of, such assets;

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(iv) rights reserved or vested in and priorities in favour of any government or other authority and third parties which may be established by the terms of any of the claims or leases constituting the mineral rights, or by statute;

(v) the reservations, limitations, provisos and conditions in original grants from the Crown or any of the mineral rights or interests therein and statutory exceptions to title;

(vi) minor encumbrances which would not materially impair the value or usefulness thereof; and

(vii) the royalty payable pursuant to the Mineral Claims and Data Purchase Agreement date May 6, 1991 between Seller, as successor in title to Total Energold Corporation, and Glen Auden Resources Ltd.

(c) To Seller's knowledge, the claims described in Schedule A hereto are in good standing under the applicable mineral legislation and their expiry dates are as set forth opposite each claim in Schedule A hereto.

(d) To Seller's knowledge, all activities of the parties to the Joint Venture Agreements with respect to the Properties have been conducted in material compliance with all applicable laws.

(e) Seller has no knowledge or notice of any order or direction by any governmental authority to reclaim any disturbed lands or mediate any environmental condition with respect to the Properties and has no knowledge of any material environmental condition requiring the present commencement of reclamation or mediation.

(f) Seller is not a party to, or is in any way obligated under, and has no knowledge of, any contract or outstanding claim for the payment of any brokers' or finders' fee in connection with the transaction contemplated hereunder.

(g) Seller is a resident of Canada for tax purposes.

4. <u>EXCLUSION OF REPRESENTATIONS, WARRANTIES, ETC.</u>

Buyer acknowledges that, except as expressly provided in Section 3 hereof (but notwithstanding anything otherwise herein contained), none of Seller or any of its respective employees, agents, or advisors have provided any warranty, representation, or covenant of any kind to Buyer with respect to the quality, state, fitness, or value of the Equipment and Data, or any other matter in relation to the Equipment and Data and the Buyer has conducted its own investigation and is

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relying on its own advisors with respect to such matters. Without limitation to the foregoing:

(a) BUYER IS PURCHASING AND ACCEPTING THE EQUIPMENT AND DATA ABSOLUTELY "AS IS";

(b) SELLER HEREBY EXPRESSLY DISCLAIMS THE FOLLOWING WARRANTIES AND CONDITIONS:

(i) ANY WARRANTY THAT THE EQUIPMENT AND DATA WILL MEET BUYER'S REQUIREMENTS; AND

(ii) ANY IMPLIED WARRANTIES OR CONDITIONS (STATUTORY OR OTHERWISE) OF QUALITY, CONDITION, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

5. <u>COVENANTS OF SELLER</u>: Seller covenants with Buyer as follows:

(a) Seller shall defend, indemnify and hold harmless Buyer, including its affiliates and its and their officers, directors, employees and agents, with respect to and from and against any and all costs (including without limitation attorney's fees), liabilities, expenses, charges, penalties, and levies arising out of or related to any breach by Seller of a representation, warranty or covenant under this Agreement.

(b) Seller shall perform all of its material obligations arising under the Joint Venture Agreements prior to the Closing, and otherwise not by act or omission be in material default under any of the Joint Venture Agreements and Seller hereby indemnifies Buyer from and against any loss, expense or claim in respect of such duties and obligations.

6. <u>REPRESENTATIONS AND WARRANTIES OF BUYER</u>

Buyer represents and warrants to Seller as follows:

(a) Buyer is a corporation duly organized, validly existing and in good standing under the laws of Canada, has full corporate power and authority to enter into this Agreement and entering into this Agreement does not conflict with any applicable laws or with its charter documents, and will not result in a breach of any material agreement or arrangement and this Agreement has been duly executed and delivered by it and is enforceable against Buyer in accordance with its terms.

(b) Buyer is not a party to, or in any way obligated under, and has no knowledge of, any contract or outstanding claim for the payment of any brokers' or finders' fee in connection with the transaction contemplated hereunder.

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7. COVENANTS OF BUYER: Buyer covenants with Seller as follows:

(a) Buyer shall defend, indemnify and hold harmless Seller, including its affiliates and its and their officers, directors, employees and agents, with respect to and from and against any and all costs (including without limitation attorney's fees), liabilities, expenses, charges, penalties, and levies arising out of or related to any breach by Buyer of a representation, warranty or covenant under this Agreement.

(b) Buyer shall assume from and after Closing all of Seller's duties and obligations under the Joint Venture Agreements and the Mineral Claims and Data Purchase Agreement dated May 6, 1991 between Seller, as successor in title to Total Energold Corporation, and Glen Auden Resources Ltd. and Buyer hereby indemnifies Seller from and against any loss, expense or claim in respect of such duties and obligations.

8. SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS

(a) A claim for breach of any representations or warranties contained in this Agreement, or in any schedule, certificate, document or statement delivered hereunder, must be made within one year following the Closing. A claim for breach of covenant may be made at any time following the Closing.

9. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF BUYER

(a) The obligations of Buyer to be performed by or at the Closing shall be subject to the satisfaction, at or prior to the Closing of each of the following conditions, each of which may be waived by Buyer, except as otherwise required by law:

(i) All and necessary governmental approvals of the transactions contemplated hereunder shall have been received.

(ii) All necessary third party consents to the transactions contemplated hereunder shall have been obtained in writing.

(iii) Seller shall have delivered to Buyer all documents required to be delivered under this Agreement by or at the Closing.

(iv) The representations and warranties of Seller contained in this Agreement shall be true and correct in all material respects as of the date hereof and as of the Closing date, as though made on and as of such date, except for changes as permitted or contemplated by the Agreement or otherwise specifically consented to by Buyer in writing, and each of the obligations of Seller required by this Agreement to be performed and complied with at or prior to the Closing shall have been duly performed and complied with prior to or at the Closing.

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(v) All corporate action necessary to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereunder shall have been duly and validly taken by Seller.

(vi) No proceeding shall be pending (or threatened) and no investigation shall have been commenced (or be pending), seeking to restrain or prohibit, or questioning the validity or legality of the consummation of the transaction contemplated by this Agreement or seeking damages in connection therewith, which Buyer believes make it undesirable to proceed with the consummation of the transactions contemplated hereby.

(vii) Seller shall have furnished Buyer with such certificates of its officers as Buyer may reasonably have requested to evidence compliance with the representations and warranties as set forth in Subsection 9(a)(iv).

10. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF SELLER

(a) The obligations of Seller to be performed by or at the Closing shall be subject to the satisfaction, at or prior to the Closing, of each of the following conditions, each of which may be waived by Seller, except as otherwise required by law:

(i) All and necessary governmental approvals of the transactions contemplated hereunder shall have been received.

(ii) All necessary third party consents to the transactions contemplated hereunder shall have been obtained in writing.

(iii) Buyer shall have delivered to Seller all documents required to be delivered under this Agreement by or at the Closing.

(iv) The representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects as of the date hereof and as of the Closing date, as though made on and as of such date, except for changes as permitted or contemplated by the Agreement or otherwise specifically consented to by Seller in writing, and each of the obligations of Buyer required by this Agreement to be performed and complied with at or prior to the Closing shall have been duly performed and complied with prior to or at the Closing.

(v) All corporate action necessary to authorize the execution, delivery and performance of this Agreement and the consummation of the

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transactions contemplated hereunder shall have been duly and validly taken by Buyer.

(vi) No proceeding shall be pending (or threatened) and no investigation shall have been commenced (or be pending), seeking to restrain or prohibit, or questioning the validity or legality of the consummation of the transaction contemplated by this Agreement or seeking damages in connection therewith, which Seller believes make it undesirable to proceed with the consummation of the transactions contemplated hereby.

(vii) Buyer shall have furnished Seller with such certificates of its officers as Seller may reasonably have requested to evidence compliance with the representations and warranties as set forth in Subsection 10(a)(iv).

11. CLOSING

(a) The closing of the transaction contemplated under Subsection 2(a) hereunder shall occur as soon as practicable but no later than October 31, 1992, unless the parties otherwise agree (the "Closing"). The Closing shall take place at 9:00 a.m. Toronto time at the offices of Osler, Hoskin & Harcourt or at such other time and place as shall be agreed upon by the parties.

(b) At the Closing, the following documents shall be delivered to Buyer by Seller:

(i) General Conveyance and Transfers of Properties;

(ii) Assignment of Joint Venture Agreements;

(iii) Third party consents, if any;

(iv) Officer's certificate required pursuant to Subsection 9(a)(vii); and

(v) Certified copies of Seller's directors' resolutions.

(c) At the Closing, the following shall be delivered to Seller by Buyer:

(i) A bank draft in the amount of eight hundred thousand dollars ($800,000) payable to Seller or such other person as Seller directs.

(ii) Officer's certificate required pursuant to Subsection 10(a)(vii);

(iii) Assumption Agreements duly executed by Buyer in form satisfactory to Seller acting reasonably; and

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(iv) Royalty Agreement substantially in the form of Schedule B hereto duly executed by Buyer.

12. FURTHER ASSURANCES

(a) The parties agree to do or cause to be done all acts or things necessary to implement and carry into effect this Agreement to the fullest extent.

13. CONFIDENTIALITY

(a) The parties agree to maintain as confidential the terms of this Agreement, except to the extent required by law or the rules of a stock exchange, in which cases the party required to make a disclosure hereunder shall first notify the other as soon as reasonably possible after it becomes aware of the disclosure requirement.

14. NOTICES

(a) Any notice required to be given under this Agreement shall be in writing and shall be deemed to be well and sufficiently given if delivered personally, sent by prepaid registered mail, or sent by fax, to the other party at its address as follows:

If to Energold Minerals, Inc.:

Energold Minerals, Inc.
1500 - 700 West Pender Street
Vancouver, B.C.
V6C 1G8
Fax Number: (604) 681-6813

If to Cyprus Canada, Inc.:

Cyprus Canada, Inc.
Box 1120
South Porcupine, Ontario
P0N 1H0

Fax Number: (705) 235-5700

Cyprus Canada, Inc.
9100 East Mineral Circle
Englewood, Colorado 80112
Fax Number: (303) 643-5181

Attention: General Counsel

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or at such other address as the party to whom such writing is given shall have last given notice to the party giving the same in the manner provided in this section. Any notice delivered to the party to whom it is addressed as provided in this section shall be deemed to have been given and received on the day it is so delivered at such address, provided if such day is not a business day then notice shall be deemed to have been given and received on the next following business day. Any notice mailed as aforesaid shall be deemed to have been given and received on the fifth business day next following the date of mailing. Any notice transmitted by fax or other form of recorded communication shall be deemed given and received on the first business day after its transmission.

15. APPLICABLE LAW

(a) This Agreement shall be construed in accordance with the laws of Ontario.

(b) If any provision of the Agreement is in conflict or inconsistent with the applicable law then that provision shall be severed from the Agreement and an equitable adjustment shall be made and necessary further provisions shall be agreed upon so as to give effect to the intention of the parties as expressed in this Agreement at the time of its execution.

16. CURRENCY

(a) Reference to monies in this Agreement are references to Canadian dollars.

17. SUCCESSORS AND ASSIGNS

18. TIME OF THE ESSENCE

(a) Time shall be of the essence with respect to performance under this Agreement.

19. COUNTERPARTS

(a) This Agreement may be executed in one or more counterparts which together shall be deemed to constitute one valid and binding agreement.

1 of 14
C-10128
11/01/1999

CYPRUS AMAX
Minerals Company

LAND PROPERTY SUMMARY

Corporation: CYPRUS CANADA INC.	Report Date: 11/01/1999
Division: CYPRUS GOLD DIVISION	Land Administrator: ALICE EVANS
Region NONE	System ID#: 5672
District: NONE	Legacy ID#: C-10128
Project: NORTHWAY JV ENGP0131	Physical ID#: ZCG-026-0005-CO00

PROPERTY NAME NORTHWAY EXPLORATION	AGREEMENT DATE 10/26/1992	# TRACTS 1
TRANSACTION TYPE JOINT VENTURE	EFFECTIVE DATE 10/26/1992	# PAYMENT OBLIGATIONS 1
DOCUMENT TYPE ASSIGNMENT	EXPIRATION DATE	# SPECIAL OBLIGATIONS 6
PURCHASE CONSIDERATIONS	CANCEL/TERM DATE	# US CLAIMS 0
OPERATOR INTERNATIONAL TAURUS RESOURCES INC.	PERM STORAGE YES	# FOREIGN CLAIMS 113

INTEREST HOLDERS

PARTNER NAME	OWNERSHIP %	BILLING %
CYPRUS CANADA INC.	75.00	75.00
NORTHWAY EXPLORATIONS LTD/T&H RESOURCES LTD	25.00	25.00

PARTY TYPE	PARTY NAME
ASSIGNEE	CYPRUS CANADA INC.
ASSIGNOR	ENERGOLD MINERALS, INC.
OPTIONEE	INTERNATIONAL TAURUS RESOURCES INC.
OPTIONEE	TOTAL ENERGOLD CORPORATION
OPTIONOR	CYPRUS CANADA INC.
OPTIONOR	NORTHWAY EXPLORATIONS LIMITED/T&H RESOURCES LTD.

CROSS REFERENCES

RELATED CONTRACT/AGREEMENT NUMBERS

101089	ZCG-061-0001-0000	CMX-101089	INTERNATIONAL TAURUS RESOURCES
5664	ZCG-010-0003-CO00	C-10125	ENERGOLD MINERALS
6010	ZCG-026-0006-CO00	C-10128 01	NOYON CLAIMS

TRACT LOCATION AND LEGAL DESCRIPTION

LOCATION INFORMATION

TRACT#	COUNTRY	STATE/PROVINCE	COUNTY/PARISH	TOWNSHIP/DISTRICT
1	CANADA	QUEBEC	NONE	NONE

LEGAL DESCRIPTION-TRACT NUMBER: 1

TRACT ACRES AND TITLE SUMMARY

	GROSS ACRES	%INTEREST	NET ACRES	TITLE	CODE	SEAM NAME
S	0.0000	0.0000	0.0000	JOINT VENTURE	UNDEFINED	
M	1,808.0000	100.0000	1,808.0000	MINERAL		

ONE HUNDRED THIRTEEN (113) MINERAL CLAIMS LOCATED IN NOYON TOWNSHIP, PROVINCE OF QUEBEC, CANADA, DESCRIBED AS FOLLOWS:

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Minerals Company

TRACT LOCATION AND LEGAL DESCRIPTION

CLAIM	REC. DATE
4370861 THRU 4370865	14/01/1986
4370871 THRU 4370875	14/01/1986
4370881 THRU 4370885	14/01/1986
4370891 THRU 4370895	14/01/1986
4370914	14/01/1986
4370915	14/01/1986
4370921 THRU 4370925	14/01/1986
4370931 THRU 4370935	14/01/1986
4370941 THRU 4370945	14/01/1986
4370951 THRU 4370955	14/01/1986
4370961 THRU 4370965	14/01/1986
4370971 THRU 4370975	14/01/1986
4371541 THRU 4371545	14/01/1986
4371551 THRU 4371555	14/01/1986
4371561 THRU 4371565	14/01/1986
4371571 THRU 4371575	14/01/1986
4371581 THRU 4371585	14/01/1986
4371591 THRU 4371595	14/01/1986
4371601 THRU 4371605	14/01/1986
4371611	14/01/1986
4371612	14/01/1986
4371621 THRU 4371625	14/01/1986
4371632 THRU 4371635	14/01/1986
4371641 THRU 4371645	14/01/1986
4371651 THRU 4371655	14/01/1986
4442741 THRU 4442745	14/01/1986

TOTAL NUMBER OF CLAIMS: 113   ACRES: 4467.568   HECTARES: 1808

NOTE: ONE HUNDRED THIRTY-TWO (132) CYPRUS-STAKED CLAIMS BECAME PART OF THE NORTHWAY JV EFFECTIVE JANUARY 1, 1994 (REFER TO C-10,128 01).

NOTE: THESE CLAIMS ARE MAINTAINED BY INTERNATIONAL TAURUS RESOURCES INC.

MAP REFERENCE

SECTION	TOWNSHIP	RANGE	MERIDIAN

SUMMARY OF PAYMENT OBLIGATIONS

#	FREQ	BEG DATE	END DATE	OBLIGATION TYPE	AMOUNT $
1	012	05/01/1993	05/01/1995	MINIMUM PAYMENT	$35,000.00

ANNUAL EARN-IN PAYMENT PAYABLE TO NORTHWAY EXPLORATIONS LIMITED AND T&H RESOURCE S LTD. PURSUANT TO JOINT VENTURE AGREEMENT DATED 5 APRIL, 1990, AS AMENDED, AMON G NORTHWAY EXPLORATIONS LIMITED AND T&H RESOURCES LTD., OPTIONORS, AND CYPRUS CA NADA INC., OPTIONEE. **CANADIAN FUNDS** (NORTHWAY JOINT VENTURE)

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Minerals Company

SUMMARY OF PAYMENT OBLIGATIONS

#	FREQ	BEG DATE	END DATE	OBLIGATION TYPE	AMOUNT $

PAYEE 1 OF 1

NORTHWAY EXPLORATIONS LIMITED/T&H RESOURCES
420 - 111 RICHMOND STREET WEST

TORONTO ONTARIO M5H 2G4
VENDOR # 103339 741473
TAX ID #
PERCENT INTEREST 100
BANK ACCOUNT #

DEPOSITORY - PAY TO

NORTHWAY EXPLORATIONS LIMITED/T&H RESOURC
420 - 111 RICHMOND STREET WEST

TORONTO ONTARIO M5H 2G4
103339

ACCT CHARGED

SUMMARY OF SPECIAL OBLIGATIONS

#	FREQ	BEG DATE	END DATE	OBLIGATION TYPE
1	003	01/01/1995		SUBMIT PLAN OR REPORT

DURING PERIODS OF ACTIVE FIELD WORK, CYPRUS SHALL PROVIDE QUARTERLY PROGRESS REPORTS WITHIN 45 DAYS OF THE END OF EACH CALENDAR QUARTER OF THE WORK IN PROGRESS AND COMPREHENSIVE REPORTS WITHIN 90 DAYS OF THE COMPLETION OF EACH PROGRAM COVERING THE ACTIVITIES AND RESULTS OBTAINED DURING THE PROGRAM IMMEDIATELY PRECEDING.

#	FREQ	BEG DATE	END DATE	OBLIGATION TYPE
2	003	01/01/1995		NOTICE TO OUTSIDE PARTY

CYPRUS, AS INITIAL OPERATOR, SHALL CALL A MEETING OF THE MANAGEMENT COMMITTEE AT LEAST ONCE EVERY CALENDAR QUARTER TO REVIEW PROGRESS. ANY MEMBER OF THE COMMITTEE MAY CALL A MEETING AT ANY TIME BY GIVING TEN (10) BUSINESS DAYS' NOTICE TO THE OTHER MEMBERS.

#	FREQ	BEG DATE	END DATE	OBLIGATION TYPE
3	006	05/01/1995		OTHER - OPERATIONS

CYPRUS SHALL FUND ALL EXPLORATION EXPENDITURES AND DEVELOPMENT PROGRAM COSTS UNTIL COMMERCIAL PRODUCTION IS COMMENCED. CYPRUS SHALL RECOUP SUCH EXPENDITURES AND COSTS FROM NINETY PERCENT (90%) OF NORTHWAY/T&H'S SHARE OF NET PROCEEDS RECEIVED FROM THE SALE OF PRODUCTS RESULTING FROM COMMERCIAL PRODUCTION.

#	FREQ	BEG DATE	END DATE	OBLIGATION TYPE
4	006	05/01/1995		OTHER - OPERATIONS

NINETY (90) DAYS AFTER COMMENCEMENT OF COMMERCIAL PRODUCTION, CYPRUS SHALL PAY NORTHWAY/T&H $200,000 CASH. AN ADDITIONAL $250,000 CASH (DIFFERENCE BETWEEN $2,000,000 WORK REQUIREMENT SET FORTH IN SEC. 2.4(B) AND $1,750,000 CUMULATIVE WORK EXPENDITURE ALREADY INCURRED BY CYPRUS BY 1-195) SHALL ALSO BE PAID WITHIN 90 DAYS AFTER COMMENCEMENT OF COMMERCIAL PRODUCTION.

#	FREQ	BEG DATE	END DATE	OBLIGATION TYPE
5	006	05/01/1995		SUBMIT PLAN OR REPORT

WITHIN 120 DAYS OF THE PARTICIPATION DATE AND WITHIN 120 DAYS OF THE COMPLETION OF EACH PROGRAM, CYPRUS SHALL PREPARE AND SUBMIT TO THE MANAGEMENT COMMITTEE A PROPOSED PROGRAM FOR THE FOLLOWING TWELVE (12) MONTHS AND SHALL AT THE SAME TIME CALL A MEETING OF THE COMMITTEE FOR THE PURPOSE OF REVIEWING SUCH PROPOSED PROGRAM.

#	FREQ	BEG DATE	END DATE	OBLIGATION TYPE
6	012	05/01/1993	05/01/1995	WORK REQUIREMENT

IN ORDER TO EARN A 75% INTEREST IN THE PROPERTY, CYPRUS MUST FUND OR INCUR EXPEN DITURES IN THE AGGREGATE AMOUNT OF $2,000,000 ON OR BEFORE 1 MAY, 1995, IN ADDIT ION TO THE PAYMENTS REQUIRED BY SECTION 2.4(A).

FOREIGN MINING CLAIM INFORMATION

SEQ#	CLAIM NAME	CLAIM TYPE	NO. UNITS	LOC DATE	EXP DATE	WRK REQ DATE	WORK CF AMOUNT	CLAIM CANCEL DATE
1	4370861	MINERAL	0	01/14/1986	11/27/2000	09/26/2000	$399.63	
3	4370863	MINERAL	0	01/14/1986	11/27/2000	09/26/2000	$399.63	
4	4370864	MINERAL	0	01/14/1986	11/27/2000	09/26/2000	$17,454.63

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Minerals Company
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FOREIGN MINING CLAIM INFORMATION

SEQ#	CLAIM NAME	CLAIM TYPE	NO. UNITS	LOC DATE	EXP DATE	WRK REQ DATE	WORK CF AMOUNT	CLAIM CANCEL DATE
5	4370865	MINERAL	0	01/14/1986	11/27/2000	09/26/2000	$33,562.13	
6	4370871	MINERAL	0	01/14/1986	11/28/2000	09/27/2000	$399.63	
7	4370872	MINERAL	0	01/14/1986	11/28/2000	09/27/2000	$399.63	
8	4370873	MINERAL	0	01/14/1986	11/28/2000	09/27/2000	$399.63	
9	4370874	MINERAL	0	01/14/1986	11/28/2000	09/27/2000	$399.63	
10	4370875	MINERAL	0	01/14/1986	11/28/2000	09/27/2000	$399.63	
11	4370881	MINERAL	0	01/14/1986	11/29/2000	09/28/2000	$399.63	
12	4370882	MINERAL	0	01/14/1986	11/29/2000	09/28/2000	$14,892.63	
13	4370883	MINERAL	0	01/14/1986	11/29/2000	09/28/2000	$126,823.63	
14	4370884	MINERAL	0	01/14/1986	11/29/2000	09/28/2000	$399.63	
15	4370885	MINERAL	0	01/14/1986	11/29/2000	09/28/2000	$399.63	
16	4370891	MINERAL	0	01/14/1986	11/30/2000	09/29/2000	$116.30	
17	4370892	MINERAL	0	01/14/1986	11/30/2000	09/29/2000	$116.30	
18	4370893	MINERAL	0	01/14/1986	11/30/2000	09/29/2000	$116.30	
19	4370894	MINERAL	0	01/14/1986	11/30/2000	09/29/2000	$116.30	
20	4370895	MINERAL	0	01/14/1986	11/30/2000	09/29/2000	$2,828.30	
21	4370914	MINERAL	0	01/14/1986	12/02/2000	10/01/2000	$0.00	
22	4370915	MINERAL	0	01/14/1986	12/02/2000	10/01/2000	$0.00	
23	4370921	MINERAL	0	01/14/1986	12/01/2000	09/30/2000	$80,794.36	
24	4370922	MINERAL	0	01/14/1986	12/01/2000	09/30/2000	$0.00	
25	4370923	MINERAL	0	01/14/1986	12/01/2000	09/30/2000	$0.00	
26	4370924	MINERAL	0	01/14/1986	12/01/2000	09/30/2000	$0.00	
27	4370925	MINERAL	0	01/14/1986	12/01/2000	09/30/2000	$0.00	
28	4370931	MINERAL	0	01/14/1986	12/02/2000	10/01/2000	$0.00	
29	4370932	MINERAL	0	01/14/1986	12/02/2000	10/01/2000	$60,826.78	
30	4370933	MINERAL	0	01/14/1986	12/02/2000	10/01/2000	$141,504.12	
31	4370934	MINERAL	0	01/14/1986	12/02/2000	10/01/2000	$42,739.12	
32	4370935	MINERAL	0	01/14/1986	12/02/2000	10/01/2000	$11,519.12	
33	4370941	MINERAL	0	01/14/1986	11/27/2000	09/26/2000	$51,261.15	
34	4370942	MINERAL	0	01/14/1986	11/27/2000	09/26/2000	$0.00	
35	4370943	MINERAL	0	01/14/1986	11/27/2000	09/26/2000	$0.00	
36	4370944	MINERAL	0	01/14/1986	11/27/2000	09/26/2000	$0.00	
37	4370945	MINERAL	0	01/14/1986	11/27/2000	09/26/2000	$0.00	
38	4370951	MINERAL	0	01/14/1986	11/28/2000	09/27/2000	$0.00	
39	4370952	MINERAL	0	01/14/1986	11/28/2000	09/27/2000	$35,829.65	
40	4370953	MINERAL	0	01/14/1986	11/28/2000	09/27/2000	$33,991.65	
41	4370954	MINERAL	0	01/14/1986	11/28/2000	09/27/2000	$255,682.65	
42	4370955	MINERAL	0	01/14/1986	11/28/2000	09/27/2000	$27,024.65	
43	4370961	MINERAL	0	01/14/1986	11/29/2000	09/28/2000	$30,053.65	
44	4370962	MINERAL	0	01/14/1986	11/29/2000	09/28/2000	$0.00

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Minerals Company
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FOREIGN MINING CLAIM INFORMATION

SEQ#	CLAIM NAME	CLAIM TYPE	NO. UNITS	LOC DATE	EXP DATE	WRK REQ DATE	WORK CF AMOUNT	CLAIM CANCEL DATE
45	4370963	MINERAL	0	01/14/1986	11/29/2000	09/28/2000	$260,412.45	
46	4370964	MINERAL	0	01/14/1986	11/29/2000	09/28/2000	$0.00	
47	4370965	MINERAL	0	01/14/1986	11/29/2000	09/28/2000	$36,820.15	
48	4370971	MINERAL	0	01/14/1986	11/30/2000	09/29/2000	$68,825.17	
49	4370972	MINERAL	0	01/14/1986	11/30/2000	09/29/2000	$10,894.41	
50	4370973	MINERAL	0	01/14/1986	11/30/2000	09/29/2000	$55,861.67	
51	4370974	MINERAL	0	01/14/1986	11/30/2000	09/29/2000	$36,476.67	
52	4370975	MINERAL	0	01/14/1986	11/30/2000	09/29/2000	$10,894.17	
53	4371541	MINERAL	0	01/14/1986	12/03/2000	10/02/2000	$26,220.08	
54	4371542	MINERAL	0	01/14/1986	12/03/2000	10/02/2000	$26,220.08	
55	4371543	MINERAL	0	01/14/1986	12/03/2000	10/02/2000	$16,220.08	
56	4371544	MINERAL	0	01/14/1986	12/03/2000	10/02/2000	$17,220.08	
57	4371545	MINERAL	0	01/14/1986	12/03/2000	10/02/2000	$26,220.08	
58	4371551	MINERAL	0	01/14/1986	12/04/2000	10/03/2000	$11,841.35	
59	4371552	MINERAL	0	01/14/1986	12/04/2000	10/03/2000	$11,841.35	
60	4371553	MINERAL	0	01/14/1986	12/04/2000	10/03/2000	$23,516.35	
61	4371554	MINERAL	0	01/14/1986	12/04/2000	10/03/2000	$11,841.35	
62	4371555	MINERAL	0	01/14/1986	12/04/2000	10/03/2000	$11,841.35	
63	4371561	MINERAL	0	01/14/1986	12/05/2000	10/04/2000	$37,579.67	
64	4371562	MINERAL	0	01/14/1986	12/05/2000	10/04/2000	$18,629.67	
65	4371563	MINERAL	0	01/14/1986	12/05/2000	10/04/2000	$18,629.67	
66	4371564	MINERAL	0	01/14/1986	12/05/2000	10/04/2000	$18,629.67	
67	4371565	MINERAL	0	01/14/1986	12/05/2000	10/04/2000	$37,674.42	
68	4371571	MINERAL	0	01/14/1986	12/06/2000	10/05/2000	$19,384.74	
69	4371572	MINERAL	0	01/14/1986	12/06/2000	10/05/2000	$9,395.74	
70	4371573	MINERAL	0	01/14/1986	12/06/2000	10/05/2000	$54,875.74	
71	4371574	MINERAL	0	01/14/1986	12/06/2000	10/05/2000	$97,091.49	
72	4371575	MINERAL	0	01/14/1986	12/06/2000	10/05/2000	$9,395.74	
73	4371581	MINERAL	0	01/14/1986	11/28/2000	09/27/2000	$36,917.65	
74	4371582	MINERAL	0	01/14/1986	11/28/2000	09/27/2000	$36,366.65	
75	4371583	MINERAL	0	01/14/1986	11/28/2000	09/27/2000	$11,167.65	
76	4371584	MINERAL	0	01/14/1986	11/28/2000	09/27/2000	$0.00	
77	4371585	MINERAL	0	01/14/1986	11/28/2000	09/27/2000	$42,641.65	
78	4371591	MINERAL	0	01/14/1986	11/29/2000	09/28/2000	$63,641.65	
79	4371592	MINERAL	0	01/14/1986	11/29/2000	09/28/2000	$0.00	
80	4371593	MINERAL	0	01/14/1986	11/29/2000	09/28/2000	$12,541.65	
81	4371594	MINERAL	0	01/14/1986	11/29/2000	09/28/2000	$17,145.65	
82	4371595	MINERAL	0	01/14/1986	11/29/2000	09/28/2000	$41,471.65	
83	4371601	MINERAL	0	01/14/1986	11/30/2000	09/29/2000	$18,731.65	
84	4371602	MINERAL	0	01/14/1986	11/30/2000	09/29/2000	$0.00

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Minerals Company

FOREIGN MINING CLAIM INFORMATION

SEQ#	CLAIM NAME	CLAIM TYPE	NO. UNITS	LOC DATE	EXP DATE	WRK REQ DATE	WORK CF AMOUNT	CLAIM CANCEL DATE
85	4371603	MINERAL	0	01/14/1986	11/30/2000	09/29/2000	$33,754.65	
86	4371604	MINERAL	0	01/14/1986	11/30/2000	09/29/2000	$12,736.65	
87	4371605	MINERAL	0	01/14/1986	11/30/2000	09/29/2000	$0.00	
88	4371611	MINERAL	0	01/14/1986	12/01/2000	09/30/2000	$0.00	
89	4371612	MINERAL	0	01/14/1986	12/01/2000	09/30/2000	$0.00	
90	4371621	MINERAL	0	01/14/1986	12/02/2000	10/01/2000	$22,200.64	
91	4371622	MINERAL	0	01/14/1986	12/02/2000	10/01/2000	$38,862.64	
92	4371623	MINERAL	0	01/14/1986	12/02/2000	10/01/2000	$39,194.64	
93	4371624	MINERAL	0	01/14/1986	12/02/2000	10/01/2000	$20,449.64	
94	4371625	MINERAL	0	01/14/1986	12/02/2000	10/01/2000	$4,752.64	
95	4371632	MINERAL	0	01/14/1986	12/01/2000	09/30/2000	$40,536.94	
96	4371633	MINERAL	0	01/14/1986	12/01/2000	09/30/2000	$8,043.39	
97	4371634	MINERAL	0	01/14/1986	12/01/2000	09/30/2000	$27,205.89	
98	4371635	MINERAL	0	01/14/1986	12/01/2000	09/30/2000	$96,672.54	
99	4371641	MINERAL	0	01/14/1986	12/03/2000	10/02/2000	$5,352.67	
100	4371642	MINERAL	0	01/14/1986	12/03/2000	10/02/2000	$30,177.17	
101	4371643	MINERAL	0	01/14/1986	12/03/2000	10/02/2000	$5,352.67	
102	4371644	MINERAL	0	01/14/1986	12/03/2000	10/02/2000	$18,714.67	
103	4371645	MINERAL	0	01/14/1986	12/03/2000	10/02/2000	$5,352.67	
104	4371651	MINERAL	0	01/14/1986	12/04/2000	10/03/2000	$17,612.23	
105	4371652	MINERAL	0	01/14/1986	12/04/2000	10/03/2000	$22,525.23	
106	4371653	MINERAL	0	01/14/1986	12/04/2000	10/03/2000	$23,914.23	
107	4371654	MINERAL	0	01/14/1986	12/04/2000	10/03/2000	$4,964.23	
108	4371655	MINERAL	0	01/14/1986	12/04/2000	10/03/2000	$4,964.23	
109	4442741	MINERAL	0	01/14/1986	11/23/2000	09/22/2000	$8,200.36	
110	4442742	MINERAL	0	01/14/1986	11/23/2000	09/22/2000	$8,200.36	
111	4442743	MINERAL	0	01/14/1986	11/23/2000	09/22/2000	$8,200.36	
112	4442744	MINERAL	0	01/14/1986	11/23/2000	09/22/2000	$8,200.36	
113	4442745	MINERAL	0	01/14/1986	11/23/2000	09/22/2000	$23,118.36	
114	4370862	MINERAL	0	01/14/1986	11/27/2000	09/26/2000	$399.63	

PROVISION AND ROYALTY (TEXT)

**OPTION: CYPRUS MAY EARN A 75% INTEREST IN THE PROPERTY BY SATISFYING THE EARN-IN REQUIREMENTS.

**TERM: COMMENCING 5 APRIL, 1990 AND ENDING THE DATE ON WHICH CYPRUS COMPLETES THE EARN-IN REQUIREMENTS ("PARTICIPATION DATE").

**EARN-IN REQUIREMENTS: (SECTION 2.4)

(A) THE FOLLOWING PAYMENTS TO NORTHWAY/THR:

(I) ON EXECUTION $ 50,000)
(II) MAY 1, 1991 35,000) PAID BY TOTAL
(III) MAY 1, 1992 35,000)

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Minerals Company

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(IV)	MAY 1, 1993	35,000 (FIRM COMMITMENT OF CYPRUS)
(V)	MAY 1, 1994	35,000
(VI)	MAY 1, 1995	35,000

(VII) THE SUM OF $200,000 NINETY (90) DAYS AFTER PRODUCTION HAS OCCURRED FOR A THIRTY (30) CONSECUTIVE DAY PERIOD.

(B) FUND OR INCUR EXPENDITURES IN THE AGGREGATE AMOUNT OF $2,000,000 ON OR BEFORE 1 MAY, 1995, $350,000 OF SUCH EXPENDITURES TO BE FUNDED OR INCURRED ON OR BEFORE 1 MAY, 1991.

(C) WITHIN NINETY (90) DAYS AFTER COMMENCEMENT OF COMMERCIAL PRODUCTION, CYPRUS SHALL PAY NORTHWAY/THR THE SUM OF $200,000 CASH. AN ADDITIONAL $250,000 CASH, REPRESENTING THE DIFFERENCE BETWEEN THE $2,000,000 WORK REQUIREMENT SET FORTH IN SECTION 2.4(B) OF THE AGREEMENT AND THE $1,750,000 CUMULATIVE WORK EXPENDITURE ALREADY INCURRED BY CYPRUS BY JANUARY 1, 1995, SHALL ALSO BE MADE TO NORTHWAY/THR NINETY (90) DAYS AFTER COMMENCEMENT OF COMMERCIAL PRODUCTION.

**************************JOINT VENTURE AGREEMENT*******************************

**FORMATION OF JOINT VENTURE: ON MAY 1, 1995 EARN-IN REQUIREMENTS WERE MET BY CYPRUS AND A JOINT VENTURE WAS FORMED BETWEEN CYPRUS AND NORTHWAY/THR TO (A) FURTHER EXPLORE THE PROPERTY AND, IF WARRANTED, DEVELOP THE PROPERTY; (B) OPERATE THE PROPERTY AS A MINE; AND (C) ENGAGE IN SUCH OTHER ACTIVITIES AS MAY BE NECESSARY OR APPROPRIATE IN CONNECTION WITH THE FOREGOING.

**PARTICIPATING INTEREST: CYPRUS 75% - NORTHWAY/THR 25%.

**FUNDING BY CYPRUS (SECTION 2.10): CYPRUS SHALL FUND ALL EXPLORATION EXPENDITURES AND DEVELOPMENT PROGRAM COSTS UNTIL COMMERCIAL PRODUCTION IS COMMENCED. CYPRUS SHALL RECOUP SUCH EXPENDITURES AND COSTS FROM NINETY PERCENT (90%) OF NORTHWAY/THR'S SHARE OF NET PROCEEDS RECEIVED FROM THE SALE OF PRODUCTS RESULTING FROM COMMERCIAL PRODUCTION. UPON COMMENCEMENT OF COMMERCIAL PRODUCTION, EACH PARTICIPANT SHALL BE REQUIRED TO FUND THEIR SHARE OF COSTS IN PROPORTION TO THEIR INTERESTS PURSUANT TO SECTION 4.4 AND/OR SECTION 7. (SECTION 2.10 MADE EFFECTIVE PER 1/1/94 AMENDMENT.)

**MANAGEMENT COMMITTEE:

A MANAGEMENT COMMITTEE SHALL BE ESTABLISHED CONSISTING OF TWO MEMBERS APPOINTED BY EACH PARTICIPANT.

ALL MEETINGS OF THE MANAGEMENT COMMITTEE SHALL BE HELD IN TORONTO, ONTARIO UNLESS ALL MEMBERS AGREE OTHERWISE. ANY MEMBER MAY CALL A MEETING AT ANY TIME BY GIVING TEN (10) BUSINESS DAYS NOTICE TO THE OTHER MEMBERS. CYPRUS SHALL CALL A MEETING OF THE MANAGEMENT COMMITTEE AT LEAST ONCE EVERY CALENDAR QUARTER TO REVIEW PROGRESS.

POWERS AND RESPONSIBILITIES OF MANAGEMENT COMMITTEE:

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(A) REVIEW PROMPTLY AND APPROVE, MODIFY OR REJECT ALL PROGRAMS, FEASIBILITY REPORTS AND DEVELOPMENT PROGRAMS PROPOSED BY THE OPERATOR, EXCEPT A PROGRAM PROPOSED PURSUANT TO SECTION 6.4 OR SECTION 7.5(B);

(B) REVIEW AND DETERMINE, WHERE REQUIRED, THE OVERHEAD CHARGES TO BE PAID TO THE OPERATOR. THE OVERHEAD CHARGES OF THE OPERATOR SHALL BE REVIEWED PERIODICALLY AND, IF PROVEN TO BE EXCESSIVE OR INSUFFICIENT MAY BE ADJUSTED BY THE MANAGEMENT COMMITTEE, IT BEING THE INTENTION OF THE PARTIES THAT IN ITS CAPACITY AS OPERATOR, A PARTY SHOULD NOT REALIZE ANY SUBSTANTIAL PROFITS OR SUFFER ANY SUBSTANTIAL LOSSES;

(C) DIRECT AND ASSIST THE OPERATOR IN CARRYING OUT THE OBJECTIVES OF THE PARTIES HEREUNDER;

(D) CHANGE THE OPERATOR BY A MAJORITY VOTE OF 51% OR GREATER OF THE VOTES ELIGIBLE TO BE CAST AT A MEETING OF THE MANAGEMENT COMMITTEE.

(E) APPROVE OR REJECT THE ABANDONMENT OR DISPOSITION OF ANY PART OF THE ASSETS;

(F) AFTER CONSULTATION WITH THE OPERATOR, DETERMINE THE AMOUNT OF WORKING CAPITAL FOR A MINE.

**OPERATOR:

CYPRUS SHALL BE THE INITIAL OPERATOR OF THE JOINT VENTURE AND HAS THE RIGHT TO REMAIN THE OPERATOR UNTIL IT HAS BEEN DISMISSED, HAS RESIGNED, OR HAS BEEN REPLACED AS OPERATOR PURSUANT TO SECTION 6.7.

DUTIES AND OBLIGATIONS OF MANAGER:

(A) TO PREPARE AND PROPOSE TO THE MANAGEMENT COMMITTEE AND, IF APPROVED, TO IMPLEMENT PROGRAMS AND ANY DEVELOPMENT PROGRAMS IN RESPECT OF THE PROPERTY;

(B) TO MANAGE, DIRECT AND CONTROL ALL WORK ON OR WITH RESPECT TO THE PROPERTY IN A PRUDENT AND WORKMANLIKE MANNER AND IN COMPLIANCE WITH ALL APPLICABLE FEDERAL, PROVINCIAL AND LOCAL LAWS, RULES, ORDERS, AND REGULATIONS AND INDEMNIFY AND SAVE THE PARTICIPANTS HARMLESS FROM ANY AND ALL CLAIMS, SUITS OR ACTIONS MADE OR BROUGHT AGAINST IT AS A RESULT OF SUCH WORK;

(C) TO PREPARE AND DELIVER TO THE PARTICIPANTS DURING PERIODS OF ACTIVE FIELD WORK QUARTERLY PROGRESS REPORTS WITHIN 45 DAYS OF THE END OF EACH CALENDAR QUARTER OF THE WORK IN PROGRESS AND COMPREHENSIVE REPORTS WITHIN 90 DAYS OF THE COMPLETION OF EACH PROGRAM COVERING THE ACTIVITIES AND RESULTS OBTAINED DURING THE PROGRAM IMMEDIATELY PRECEDING, TOGETHER WITH TIMELY CURRENT REPORTS AND INFORMATION ON ANY MATERIAL RESULTS OBTAINED. ALL REPORTS SHALL BE SUPPORTED BY THE TECHNICAL DATA USED IN THE PREPARATION;

(D) TO KEEP THE PROPERTY IN GOOD STANDING AND FREE OF LIENS, CHARGES AND EMCUMBRANCES ARISING FROM OPERATIONS HEREUNDER (EXCEPT LIENS FOR TAXES NOT YET DUE AND LIENS CONTESTED IN GOOD FAITH BY THE OPERATOR) AND TO

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PROCEED WITH ALL DILIGENCE TO CONTEST OR DISCHARGE ANY LIEN THAT IS FILED;

(E) TO ACCOUNT TO THE PARTICIPANTS FOR ALL CONTRIBUTIONS TO EXPENDITURES AND DEVELOPMENT PROGRAM COSTS AND, AFTER THE COMMENCEMENT OF COMMERCIAL PRODUCTION, FOR ALL CONTRIBUTIONS TO OPERATING COSTS IN ACCORANCE WITH GENERALLY ACCEPTED ACCOUNTING PROCEDURES CONISTENTLY APPLIED TO AND TO OTHERWISE MAINTAIN THE ACCOUNTS AND FINANCIAL BOOKS AND RECORDS OF THE JOINT VENTURE IN ACCORDANCE WITH THE ACCOUNTING PROCEDURE;

PROCEDURE;

(F) TO PERMIT THE PARTICIPANTS, AT THEIR OWN EXPENSE, TO INSPECT, TAKE ABSTRACTS FROM, OR AUDIT ANY OR ALL OF THE RECORDS AND ACCOUNTS REFERRED TO IN SECTION 6.3(E) DURING NORMAL BUSINESS HOURS;

(G) TO OBTAIN AND MAINTAIN THE FOLLOWING INSURANCE: (I) COMPREHENSIVE GENERAL LIABILITY INSURANCE AND (II) AUTOMOBILE INSURANCE ON THE OPERATOR'S OWNED AND NON-OWNED VEHICLES.

(H) TO PERMIT THE PARTICIPANTS OR THEIR REPRESENTATIVES APPOINTED IN WRITING, AT THEIR OWN EXPENSE AND RISK, ACCESS TO THE PROPERTY AND ALL DATA DERIVED FROM CARRYING OUT WORK THEREON AND PROVIDE THEM WITH COPIES THEREOF;

(I) TO ARRANGE FOR AND MAINTAIN WORKERS' COMPENSATION OR EQUIVALENT COVERAGE FOR ALL ELIGIBLE EMPLOYEES ENGAGED BY OPERATOR IN ACCORDANCE WITH STATUTORY REQUIREMENTS;

(J) TO PERFORM ITS DUTIES AND OBLIGATIONS IN A MANNER CONSISTENT WITH GOOD EXPLORATION AND MINING PRACTICES;

(K) TO TRANSACT, UNDERTAKE AND PERFORM ALL TRANSACTIONS, CONTRACTS, EMPLOYMENTS, PURCHASES, OPERATIONS, NEGOTIATIONS WITH THIRD PARTIES AND ANY OTHER MATTER OR THING UNDERTAKEN ON BEHALF OF THE PARTICIPANTS IN THE OPERATOR'S NAME.

**PROGRAMS:

PROGRAM EXPENDITURES: EXPENDITURES SHALL BE INCURRED ONLY UNDER AND PURSUANT TO PROGRAMS APPROVED, OR DEEMED TO BE APPROVED, BY THE MANAGEMENT COMMITTEE. ANY FEASIBILITY REPORT SHALL BE PREPARED PURSUANT TO A SEPARATE PROGRAM.

PROGRAM CONTENT: EACH PROGRAM SHALL BE DESIGNED TO DELINEATE ORE RESERVES SO THAT THE PROPERTY CAN BE BROUGHT TO COMMERCIAL PRODUCTION AT THE EARLIEST POSSIBLE DATE AND WILL CONTAIN THE FOLLOWING MINIMUM DETAILS:

(A) AN UP-TO-DATE STATEMENT OF AGGREGATE EXPENDITURES INCURRED BY THE PARTICIPANTS AS OF THE DATE OF THE PROGRAM AND AN ESTIMATE OF FURTHER EXPENDITURES TO BE INCURRED UNDER THE THEN CURRENT PROGRAM;

(B) AN OUTLINE OF THE PROPOSED EXPLORATION AND DEVELOPMENT WORK TO BE CARRIED OUT UNDER THE PROPOSED PROGRAM;

(C) AN ESTIMATE OF THE EXPENDITURES TO BE INCURRED UNDER THE PROGRAM.

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PROGRAM REVIEW: WITHIN 120 DAYS OF THE PARTICIPATION DATE AND WITHIN 120 DAYS OF THE COMPLETION OF EACH PROGRAM, THE OPERATOR SHALL PREPARE AND SUBMIT TO THE MANAGEMENT COMMITTEE A PROPOSED PROGRAM FOR THE FOLLOWING 12 MONTHS AND SHALL AT THE SAME TIME CALL A MEETING OF THE MANAGEMENT COMMITTEE FOR THE PURPOSE OF REVIEWING SUCH PROPOSED PROGRAM.

PARTICIPATION BY THE NON-OPERATOR: WITHIN THIRTY (30) DAYS OF APPROVAL BY THE MANAGEMENT COMMITEE OF A PROGRAM, THE NON-OPERATOR SHALL GIVE WRITTEN NOTICE TO THE OPERATOR ELECTING:

(A) TO CONTRIBUTE ALL OF ITS COST SHARE OF EXPENDITURES UNDER SUCH PROGRAM (THE "FULL CONTRIBUTION ELECTION"); OR
(B) TO CONTRIBUTE 50% OR MORE (BUT NOT ALL) OF ITS COST SHARE OF EXPENDITURES UNDER SUCH PROGRAM AND SPECIFYING THE PERCENTAGE OF ITS COST SHARE OF EXPENDITURES IT IS ELECTING TO CONTRIBUTE (THE "PARTIAL CONTRIBUTION ELECTION"); OR
(C) NOT TO CONTRIBUTE ITS COST SHARE, OR ANY PART THEREOF, OF EXPENDITURES TO SUCH PROGRAM (THE "NO CONTRIBUTION ELECTION").

IF THE NON-OPERATOR FAILS TO GIVE SUCH NOTICE WITHIN THE SAID 30-DAY PERIOD OR IF THE NON-OPERATOR PURPORTS TO MAKE A PARTIAL CONTRIBUTION ELECTION BUT FAILS TO ELECT TO CONTRIBUTE AT LEAST 50% OF ITS COST SHARE OF EXPENDITURES TO THE PROGRAM, THEN THE NON-OPERATOR SHALL BE DEEMED TO HAVE MADE A NO CONTRIBUTION ELECTION WITH RESPECT TO SUCH PROGRAM. REFER TO SECTION 7.5 FOR FURTHER INFORMATION REGARDING NON-CONTRIBUTION AND POST PROGRAM CONTRIBUTIONS.

PROGRAM CONTRIBUTIONS: AN ELECTION TO CONTRIBUTE TO A PROGRAM SHALL MAKE THE NON-OPERATOR LIABLE TO PAY ITS COST SHARE (OR, IF THE NON-OPERATOR HAS MADE A PARTIAL CONTRIBUTION ELECTION, THE PERCENTAGE OF ITS COST SHARE THE NON-OPERATOR HAS ELECTED TO CONTRIBUTE) OF THE EXPENDITURES ACTUALLY INCURRED UNDER OR PURSUANT TO THE PROGRAM TO WHICH THE ELECTION RELATES, INCLUDING PROGRAM OVERRUNS OF UP TO BUT NOT EXCEEDING 10% (PERMITTED PROGRAM OVERRUNS). BY SUBMITTING A PROGRAM, THE THE OPERATOR SHALL BE DEEMED TO HAVE COMMITTED TO CONTRIBUTE ITS COST SHARE OF THE EXPENDITURES ACTUALLY INCURRED UNDER OR PURSUANT TO THAT PROGRAM, ITS COST SHARE OF PERMITTED PROGRAM OVERRUNS, AND 100% OF ALL OTHER ADDITIONAL PROGRAM OVERRUNS. THESE ADDITIONAL PROGRAM OVERRUNS SHALL BE DEEMED NOT TO BE EXPENDITURES FOR PURPOSES OF THE CALCULATION OF EACH PARTICIPANT'S INTEREST AS SET OUT IN SECTION 2.7(D), PROVIDED THAT THE MANAGEMENT COMMITTEE MAY, BY UNANIMOUS CONSENT, APPROVE PROGRAM OVERRUNS IN EXCESS OF 10%. IF APPROVED, SUCH OVERRUNS SHALL BE PERMITTED PROGRAM OVERRUNS, THE PARTICIPANTS SHALL BE LLIABLE TO PAY THEIR COST SHARES OF SUCH PERMITTED PROGRAM OVERRUNS AND SUCH PERMITTED PROGRAM PROGRAM OVERRUNS SHALL BE DEEMED TO BE EXPENDITURES FOR PURPOSES OF SECTION 2.7(D).

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CASH CALLS: AFTER HAVING ELECTED TO CONTRIBUTE TO A PROGRAM WHICH IS IMPLEMENTED, THE NON-OPERATOR SHALL PAY ITS COST SHARE (OR, IF THE NON-OPERATOR HAS MADE A PARTIAL CONTRIBUTION ELECTION, THE PERCENTAGE OF ITS COSTS SHARE THE NON-OPERATOR HAS ELECTED TO CONTRIBUTE) OF EXPENDITURES INCURRED UNDER OR PURSUANT TO SUCH PROGRAM. THE OPERATOR HAS THE RIGHT TO MAKE CASH CALLS FOR ADVANCES ON EXPENDITURES THIRTY (30) DAYS IN ADVANCE OF THE MONTH IN WHICH THEY ARE SCHEDULED TO BE MADE.

IF, AFTER HAVING ELECTED TO CONTRIBUTE TO A PROGRAM (FULL CONTRIBUTION ELECTION OR A PARTIAL CONTRIBUTION ELECTION), A NON-OPERATOR FAILS TO PAY ANY INVOICE FOR EXPENDITURES OR CASH CALLS WITHIN 30 DAYS OF RECEIPT OF SUCH INVOICE OR CASH CALL, OPERATOR MAY GIVE WRITTEN NOTICE DEMANDING PAYMENT, AND IF THE NON-OPERATOR HAS NOT PAID WITHIN 15 DAYS AFTER RECEIPT OF SUCH NOTICE THE NON-OPERATOR SHALL BE IN DEFAULT UNDER SECTION 7.6 AND HAVE LOST ITS RIGHT TO CONTRIBUTE TO ANY FUTURE PROGRAMS AND ANY DEVELOPMENT PROGRAMS RELATING TO THE PROPERTY AS IT IS THEN CONSTITUTED.

**WITHDRAWAL AND DEFAULT:

VOLUNTARY WITHDRAWAL: AFTER COMMENCEMENT OF COMMERCIAL PRODUCTION IN RESPECT OF THE PROPERTY, A PARTICIPANT SHALL HAVE THE RIGHT TO VOLUNTARILY WITHDRAW UNDER THE AGREEMENT AND TERMINATE ITS INTEREST IN THE PROPERTY BY GIVING WRITTEN NOTICE OF SUCH WITHDRAWAL TO THE OTHER PARTICIPANT. IN THE CASE OF SUCH VOLUNTARY WITHDRAWAL, ALL OF THE RIGHTS AND OBLIGATIONS OF THE WITHDRAWING PARTICIPANT UNDER THIS AGREEMENT IN RESPECT OF THE PROPERTY SHALL TERMINATE AS OF THE DATE OF THE GIVING OF NOTICE OF SUCH WITHDRAWAL, AND ALL OF ITS INTEREST-SHALL BE DEEMED TO HAVE BEEN TRANSFERRED TO THE OTHER PARTICIPANT. HOWEVER, THE WITHDRAWING PARTICIPANT SHALL:

(A) REMAIN LIABLE FOR ITS COST SHARE OF ALL AMOUNTS CHARGEABLE TO IT AS AT THE DATE OF THE WITHDRAWAL WITH RESPECT TO WHICH IT IS COMMITTED TO PAY AS WELL AS ALL LIABILITIES AND OBLIGATIONS RELATING TO THE PROPERTY OTHER THAN THOSE OWNED TO THE OTHER PARTICIPANT, AS OF THE DATE OF THE WITHDRAWAL.
(B) SECURE TO THE SATISFACTION OF THE OTHER PARTICIPANT ITS COST SHARE OF THE COSTS OF RECLAMATION OF THE SURFACE LANDS TO THE PROPERTY AS MAY BE REQUIRED AT THE TIME OF WITHDRAWAL BY ANY GOVERNMENTAL REGULATORY OR OTHER BODY HAVING JURISDICTION; AND
(C) REMAIN OBLIGATED TO EXECUTE AND DELIVER SUCH INSTRUMENTS AS MAY BE NECESSARY TO FORMALLY EFFECT THE TRANSFER OF ITS INTEREST TO THE OTHER PARTICIPANT.

DEFAULT: THE PARTY AFFECTED BY A DEFAULT SHALL GIVE WRITTEN NOTICE TO THE DEFAULTING PARTY SPECIFYING THE DEFAULT. THE DEFAULTING PARTY MUST EITHER CURE THE DEFAULT WITHIN THIRTY (30) DAYS AFTER THE GIVING OF NOTICE OF DEFAULT BY THE AFFECTED PARTY OR DILIGENTLY COMMENCE PROCEEDINGS TO CURE

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THE DEFAULT WITHIN THE SAID 30-DAY PERIOD AND DILIGENTLY PROSECUTE THE SAME TO COMPLETION. IF THE DEFAULTING PARTY FAILS TO CURE THE DEFAULT OR COMMENCE TO CURE, THE AFFECTED PARTY SHALL BE ENTITLED TO SEEK ANY REMEDY IT MAY HAVE ON ACCOUNT OF SUCH DEFAULT.

**ASSIGNMENT: THE RIGHT OF ANY PARTY TO SELL, TRANSFER OR ASSIGN ALL OR PART OF ITS INTEREST AND RIGHTS SHALL BE CONDITIONAL UPON THE PERSON ACQUIRING THE INTEREST OR RIGHTS FIRST ENTERING IN AN AGREEMENT IN WRITING WITH THE OTHER PARTY ASSUMING AND AGREEING TO BE BOUND BY ALL OF THE OBLIGATIONS OF THE SELLING PARTY AS IT RELATES TO THE SELLING PARTY'S INTEREST OR PART THEREOF BEING TRANSFERRED INCLUDING ANY OBLIGATION DUE AT THE TIME OF THE SALE, TRANSFER OR ASSIGNMENT. IF LESS THAN THE WHOLE OF THE SELLING PARTY'S INTEREST IS BEING TRANSFERRED, THEN NOTWITHSTANDING SUCH TRANSFER THE SELLING PARTY AND THE TRANSFEREE SHALL ACT AND BE TREATED AS ONE PARTICIPANT.

**PUBLIC ANNOUNCEMENTS: IF A PARTY WISHES TO ISSUE OR MAKE ANY PUBLIC ANNOUNCEMENT OR STATEMENT WHICH CONTAINS MATERIAL AND NON-PUBLIC INFORMATION ABOUT THE AGREEMENT OR ANY OPERATIONS CONDUCTED PURSUANT TO THE AGREEMENT. IT SHALL NOT DO SO UNLESS PRIOR THERETO IT FURNISHES THE OTHER PARTY WITH A COPY AND OBTAINS THE APPROVAL OF THE OTHER PARTY.

**NOTICES: ANY NOTICE, ELECTION, CONSENT, OR OTHER WRITING REQUIRED OR PERMITTED TO BE GIVEN SHALL BE SUFFICIENTLY GIVEN IF DELIVERED OR IF MAILED BY REGISTERED AIR MAIL OR BY TELEGRAM OR BY TELECOPIER ADDRESSED AS FOLLOWS:

IF TO NORTHWAY:

NORTHWAY EXPLORATIONS LIMITED
420 - 111 RICHMOND STREET WEST
TORONTO, ONTARIO M5H 2G4
ATTENTION: PRESIDENT

IF TO T & H RESOURCES LTD.

T & H RESOURCES LTD.
420 111 RICHMOND STREET WEST
TORONTO, ONTARIO M5H 2G4
ATTENTION: PRESIDENT

IF TO CYPRUS CANADA:

CYPRUS CANADA INC.
BOX 1120
SOUTH PORCUPINE, ONTARIO P0N 1H0
ATTENTION: STEVEN PARRY
FAX NO. 705/235-5700

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ANY NOTICE WILL BE DEEMED TO HAVE BEEN GIVEN IF DELIVERED, WHEN DELIVERED; OR, IF MAILED, ON THE SEVENTH BUSINESS DAY FOLLOWING DATE OF MAILING; OR, IF TELEGRAPHED OR TELECOPIED, ON THE NEXT SUCCEEDING BUSINESS DAY FOLLOWING THE TELEGRAPHING OR TELECOPYING THEREOF.

OVERRIDING ROYALTY

**1% NET SMELTER RETURN OF CYPRUS' SHARE PAYABLE TO ENERGOLD MINERALS, INC. ON THOSE CLAIMS IDENTIFIED IN THE ROYALTY AGREEMENT DATED OCTOBER 26, 1992. REFER TO C-10125.

PERM STORAGE FILE

YES

PRODUCTION ROYALTY

**AFTER THE COMMENCEMENT OF COMMERCIAL PRODUCTION, NORTHWAY/T&H AND CYPRUS WILL TAKE IN KIND AND SEPARATELY DISPOSE OF PRODUCTS IN THE RATIO OF THEIR RESPECTIVE INTERESTS, PROVIDED THEIR RESPECTIVE COST SHARE OF OPERATING COSTS FOR THAT PERIOD HAS BEEN PAID. (SEE SECTION NINE OF AGREEMENT)

**A STANDARD DILUTION PROVISION IS INCORPORATED INTO THE AGREEMENT. IF EITHER PARTY'S INTEREST IS REDUCED TO LESS THAN 20%, SUCH PARTY SHALL REVERT TO A NSR ROYALTY. IN THE CASE OF CYPRUS BEING DILUTED, ITS NSR WILL BE 3%. IN THE EVENT NORTHWAY/T&H ARE DILUTED, THEIR NSR WILL BE A TOTAL OF 1%.

RECORDING INFORMATION AND HISTORY

05/04/1990 - JOINT VENTURE AGREEMENT AMONG NORTHWAY EXPLORATIONS LIMITED, T&H RESOURCES LTD., AND TOTAL ENERGOLD CORPORATION.

01/05/1990 - PARTICIPATION AGREEMENT (NORTHWAY/T&H) BETWEEN TOTAL ENERGOLD CORPORATION AND MORRISON MINERALS LIMITED.

21/06/1990 - LETTER AMENDMENT AMONG NORTHWAY EXPLORATIONS LIMITED, T&H RESOURCES LTD., AND TOTAL ENERGOLD CORPORATION. (JOINT VENTURE)

01/10/1992 - ASSIGNMENT AND NOVATION AGREEMENT AMONG TOTAL ERICKSON RESOURCES LTD., ASSIGNOR, ENERGOLD MINERALS INC./MINERAUX ENERGOLD INC., ASSIGNEE, AND MORRISON MINERALS LIMITED, THIRD PARTY. (PARTICIPATION AGREEMENT)

01/10/1992 - ASSIGNMENT AND NOVATION AGREEMENT AMONG TOTAL ERICKSON RESOURCES LTD., ASSIGNOR, ENERGOLD MINERALS INC./MINERAUX ENERGOLD INC., ASSIGNEE, AND NORTHWAY EXPLORATIONS LTD AND T&H RESOURCES LTD, THIRD PARTIES. (JOINT VENTURE AGREEMENT)

14/10/1992 - TERMINATION AGREEMENT BETWEEN MORRISON MINERALS LIMITED AND CYPRUS CANADA, INC. (PARTICIPATION AGREEMENT)

26/10/1992 - AMENDMENT TO THE NORTHWAY JOINT VENTURE AGREEMENT AMONG NORTHWAY EXPLORATIONS, LIMITED, T&H RESOURCES, LIMITED AND CYPRUS CANADA, INC.

26/10/1992 - ASSIGNMENT AND NOVATION AGREEMENT AMONG ENERGOLD MINERALS INC./ MINERAUX ENERGOLD INC., ASSIGNOR, CYPRUS CANADA INC., ASSIGNEE,

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3. OPERATING AND PRODUCTION ACCOUNTING

3.1 Commencing on the first calendar month after the commencement of Commercial Production, the Operator shall prepare a monthly accounting report on each month's mine operations to be delivered to the Participants within 30 days after the end of each month. The report shall include a summary of Operating Costs and each Participant's share of Products for the current month and year to date compared to budget.

3 2 Prior to the commencement of Commercial Production, the Operator will prepare a mine accounting manual setting out the accounting and financial control procedures to be followed during the operation of the Property as a mine. The accounting manual shall be subject to review and revision by the Management Committee.

4. DIRECT CHARGES

During the Development Program the Operator will include in Development Program Costs and the Participants will pay in accordance with their interests and after the commencement of Commercial Production the Operator shall include in Operating Costs and charge the joint account, with all costs and expenditures relative to the Mining Operation incurred by the Operator including, without duplication, and without limiting the generality of the foregoing:

4.1 Labour

(a) Salaries and wages of the Operators employees directly engaged on the Property in the conduct of the Mining Operation, and salaries and wages of technical employees who are temporarily assigned to and directly employed on or in connection with the Property. Such technical employees shall include engineers, technologists, geologists, geophysicists, engineering assistants, technicians, draftsmen, engineering clerks, and other personnel performing technical services within the technical organization.

(b) The Operator's cost of holiday, vacation, sickness and disability benefits and other customary allowances and fringe benefits paid to the employees whose salaries and wages are chargeable under paragraph 4.1(a) except in the case of those employees only a pro-rata portion of whose salaries and wages are chargeable, not more than the same pro-rata portion of the benefits and allowance herein provided for shall be charged to the Participants.

(c) Expenditures or contributions made pursuant to assessments imposed by governmental authority which are applicable to the Operator's labour costs of salaries and wages chargeable under paragraphs 4.1(a) and (b).

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(d) Reasonable living expenses of those employees whose salaries and wages are chargeable under paragraph 4.1(a) and for which expenses the employees are reimbursed under the Operator's usual practice.

(e) Salaries, wages, payroll burden, employee benefits, and personal expenses of technical employees engaged in other requisite services which may be provided by the Operator's corporate or technical groups as mutually agreed upon.

4.2 Employee Benefits

The Operator's current cost of established plans for employee's group life insurance, hospitalization, pension, retirement bonus and other benefit plans of a like nature, applicable to the Operator's labour cost chargeable to the joint account shall be chargeable the Operator's actual costs.

4.3 Material

Material purchased or furnished by the Operator for use on the Property as provided under Section 5. So far as it is reasonably practical and consistent with efficient and economical operations, only such material shall be purchased for or transferred to the Property as may be required for immediate use, and the accumulation of surplus stocks shall be avoided.

4.4 Transportation

Transportation of employees and material necessary for the Mining Operation.

4.5 Services

(a) The cost of services and utilities procured from outside sources necessary for the Mining Operation other than services covered by Section 4.7.

4.6 Damages and Losses

All costs or expenses necessary for repair or replacement of Material or fixtures made necessary because of damages or losses incurred by fire, flood, storm, theft, accident, or other cause.

4.7 Legal Expense

All costs and expenses of handling, investigating and settling litigation or claims arising by reason of the Mining Operation or necessary to protect, or recover the Property or a portion thereof, including but not limited to, fees, court costs, cost of investigation or procuring evidence and amounts paid in settlement or satisfaction of any such litigation or claims. Notwithstanding the foregoing, the Operator shall not agree to a settlement with respect to litigation arising out of the Mining Operation in excess of $25,000 without first obtaining unanimous approval from the Participants for such settlement.

4.8 Claims

All taxes, duties, or assessments of any kind and nature, except those based on income, assessed or levied upon or in connection with the Property, the operation thereof, or the production therefrom.

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4.9 Insurance

Net premiums paid for insurance required to be carried by laws and regulations and other insurance carried for the protection of the Operator and the Participants.

4.10 Rentals

Fees, rentals, etc., for development licences, mining leases or rentals and royalties in connection with the Mining Operation.

4.11 Permits

Permits, fees and other charges which are assessed by various governmental agencies in connection with the Mining Operation.

4.12 Other Expenditures

Any other expenditures, not covered or dealt with in the foregoing provisions of this Section 4, or in Section 5, incurred for the necessary and proper conduct of the Mining Operation.

5. BASIC CHARGES

Subject to further provisions of this Section 5, the Operator will procure all Material and services for the Property.

5.1 Purchases

Material purchases and services procured shall be charged at the price paid by the Operator after deduction of all discounts actually received.

5.2 Material Furnished from the Operator's Warehouse or Other Properties

(a) New Material

Material shall be priced at the current replacement cost of the same kind of material, effective at date of movement and f.o.b. the supply store or railway receiving point nearest the Property where material of the same kind is normally available.

(b) The Participant shall not be credited with cash discounts applicable to prices provided for in paragraph 5.2(a)

(c) Used Material

Material in sound and serviceable condition and suitable for re-use without reconditioning, shall be priced at 75% of the current price of new material.

5.3 Warranty of Material Furnished by the Operator

The Operator does not warrant the Material furnished. In case of defective Material, credit shall not be passed to the Participants until adjustment has been received by the Operator from the manufacturers or their agents.

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SCHEDULE "C"

DEVELOPMENT AND OPERATING PROCEDURE

1. DEFINITIONS

1.1 In this Development and Operating Procedure, unless the context otherwise requires, the words and phrases hereinafter used shall have the same meaning as under the Agreement.

2. OPERATOR

2.1 The Operator under the Agreement shall initially be the Operator hereunder.

2.2 Where an Operator resigns or otherwise ceases to be Operator, a successor Operator may be appointed under the Agreement.

2.3 At the effective time of a resignation or cessation, the departing Operator shall turn over to its successor, control and possession of the Assets, all Products on hand, all documents, books, records and accounts pertaining to the performance of its functions as Operator, together with all monies held by it in its capacity as Operator. Upon the transfer and delivery thereof the departing Operator shall be released and discharged from and the successor Operator shall assume all duties and obligations of Operator except the unsatisfied duties and obligations of the departing Operator accrued prior to the effective date of the change of Operator and for which the departing Operator shall, notwithstanding its release or discharge, continue to remain liable. If the title to the Assets or any part of the Assets is held in the name of the departing Operator, it shall transfer it to the successor Operator in trust for the Participants, or if no successor Operator has been designated, to the Participants in proportion to their Interests.

2.4 Upon the resignation or removal of an Operator, an audit of the records of the departing Operator shall be made, at the option of the new Operator within 120 days of such resignation or removal.

2.5 The Operator shall not assign or delegate to others or subcontract its duties and responsibilities as Operator hereunder without the consent of the Non-Operators, but this clause shall not prevent the Operator from entering into contracts for work or for the supply of services to the Operator in connection with the development of the Property and operation of a Property as a mine in accordance with this Development and Operating Procedure.

3. RIGHT, DUTIES AND OBLIGATIONS OF OPERATOR

3.1 Subject to the terms, provisions and limitations of this Development and Operating Procedure and the direction of the Management Committee, the Operator shall have exclusive charge and control of operations for the development of the Property and shall do and perform for and on behalf of the Joint Venture any and all acts and things which are necessary, requisite or proper and in

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connection with the implementation of a Development Program and operating a Property as a mine, including but not limited to:

(a) obtaining all permits, licenses, and authorizations necessary to conduct any contemplated operations hereunder;

(b) purchasing all materials, supplies, lubricants, equipment and spare parts;

(c) procuring and executing all contracts for the supply of power, fuel and other utilities, communication facilities and all other services;

(d) acquiring any additional surface rights and leases of office or warehouse space which may be required;

(e) obtaining, supervising and managing personnel as may be necessary for efficiently carrying out the Operator's duties hereunder;

(f) providing insurance for the benefit of the Participants in such amounts and to cover such risk as may be required hereunder;

(g) keeping true and correct books, accounts and records of the operations hereunder;

(h) making all necessary reports relating to operations hereunder to appropriate Governmental agencies;

(i) paying and discharging promptly for and on behalf of the Joint Venture all costs and expenses incurred in connection with operations conducted by the Operator and keeping the Property free from all liens and encumbrances occasioned by such operations, except a lien of the Operator hereunder and except liens being contested in good faith;

(j) giving the Participants access to all technical records at all reasonable times, furnishing annual reports of the operations hereunder including copies of all technical data and keeping the Participants advised of all matters arising in connection with the operations hereunder which the Operator considers important. Any materially significant factual information shall be furnished promptly as it becomes available; and

(k) permitting each Participant or its duly authorized representative and at their own risk, cost and expense, full and free access to the Property at all reasonable times for the purpose of inspection and observation of all operations of every kind and character being conducted on or with respect to the Property and to the records of operations conducted thereon and any factual information obtained as a result thereof.

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4. MANNER OF PERFORMANCE BY OPERATOR

4.1 All rights, duties and obligations of the Operator hereunder shall be performed in a good and workmanlike manner, in accordance with good operating and mining practice, in full compliance with all applicable laws, rules and regulations and with the provisions of this Development and Operating Procedure and shall be undertaken with due diligence.

5. INDEPENDENT STATUS OF OPERATOR

5.1 The Operator in its operations hereunder shall be and shall be deemed to have the status of an independent contractor. The Operator shall furnish or cause to be furnished all material, labour and services necessary for the exploration, development and operations of the Property. The Operator shall determine the number of employees, their selection, and the hours of labour and the compensation for services to be paid them in connection with its operations hereunder. All employees and contractors used in its operations hereunder shall be the employees and contractors of the Operator.

6. MEETINGS OF THE PARTIES

6.1 The Operator shall give at least 20 business days' notice to the Participants of any meeting called for the purpose of review of operations conducted upon the Property. Notice of the meeting shall be accompanied by an agenda and any documents or proposals to be considered. The Operator or the Participants may call additional meetings of the parties as it or they see fit. The meetings shall be for informational purposes only except where all of the parties expressly agree in writing by their duly authorized representatives in that behalf to be bound by any decision made at such meeting. The Operator shall call meetings no less than once every calendar quarter for the purpose of reviewing the status of the Development Program or operation of the Property as a mine, as the case may be.

7. AUTHORITY TO EXPEND FUNDS

7.1 The authority of the Operator to expend funds on behalf of any Participant shall be derived solely from that Participant's election to participate in the implementation of the Development Program.

8. OPERATING THE PROPERTY AS A MINE

8.1 Except as expressly provided otherwise by the Management Committee, the following provisions shall apply with respect to the operation of the Property as a mine following completion of the Development Program:

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(a) Beginning with the Production Date (being the date on which the first regular shipment of Products is made) all mining operations shall be planned and conducted and all estimates, reports and statements shall be prepared and made on the basis of an operating year. The operating year shall be determined as follows:

(i) if the Production Date is between 1 January and 30 June, inclusive, the first operating year shall be the period from the Production Date to the next immediately succeeding 31 December, inclusive; but

(ii) if the Production Date is between 1 July and 31 December, inclusive, the first operating year shall be the Period from the Production Date to December 31 of the next immediately succeeding calendar year.

(b) Prior to the beginning of each operating year the Operator shall prepare and submit to the Management Committee an operating plan for the ensuing operating year. The operating plan applicable to the first operating year shall be submitted not later than three months prior to the date estimated by the Operator as the Production Date, and the operating plan for each subsequent year shall be submitted not later than November 15 in the year immediately preceding the operating year to which such plan relates. Each operating plan shall contain, with reference to the operating year to which it relates, the following:

(i) a plan of proposed mining operations, including, without limiting the generality of the foregoing, particulars of any special items such as:

(a) a major increase in the capacity of the concentrating unit,

(b) additional general exploration of the Property outside the mine workings,

(c) opening and equipping an additional mine or mines on the Property,

(d) a substantial or radical departure from development or mining plans previously followed by the Operator, or

(e) any plans for stockpiling of Products from the mine;

(ii) a detailed estimate of all expenditures plus a reasonable allowance for contingencies;

(iii) an estimate of the quantity and quality of Products to be produced; and

(iv) such other facts and figures as may be necessary to give the other Participants a reasonable complete picture of the results the Operator plans to achieve.

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The Operator shall promptly supply to the Management Committee any additional or supplemental information which they shall reasonably require in respect to the operating plan.

(c) The Participants shall have a period of thirty days from receipt of any annual operating plan within which to submit written objections to such plan, and if no objections are submitted the plan shall be deemed to be approved by them. If a Participant submits written objections to any operating plan to the Operator within a period of thirty days from receipt of such plan the objections shall, where possible, include a statement of the alternative provisions, amendments or modifications to the operating plan which will satisfy the objections. The Operator shall circulate the written objections to all Participants and shall call a meeting of the Management Committee to consider, and if thought fit, approve the operating plan with such modifications or amendments considered appropriate by the Management Committee.

9. COSTS AND EXPENSES

9.1 The Operator in carrying out operations for the joint account shall initially advance and pay all costs and expenses of operations conducted for the joint account. The Operator shall charge to each Participant its Cost Share of the costs and expenses, and the Participants shall pay the same to the Operator within thirty days after receipt of the Operator's statement thereof. Failing payment when due, the amount unpaid shall be, recoverable by the Operator together with interest thereon at the Prime Rate plus 2% out of the defaulting Participant's share of Products in accordance with Section 9.2 of the Agreement.

9.2 The Operator may, at its election, require the Participants to advance their proportionate share of all costs and expenses to be incurred for the joint account. If the Operator so elects, it may, not later than the 30th day prior to the beginning of any month, submit to the Participants an itemized estimate of the costs and expenses proposed to be charged to the joint account during such month, with a request for payment by each Participant of its Cost Share thereof. Each Participant shall pay the Operator its Cost Share of the costs and expenses so estimated by the first day of the month to which the estimate relates. Adjustments between estimated and actual costs shall be made by the Operator at the close of each calendar quarter and the accounts of the Participants shall be adjusted accordingly. If a Participant fails to pay any advances as required, any amounts paid by the Operator on behalf of the Participant together with the interest thereon at the Prime rate plus 2%, shall be recoverable by the Operator out of the Participant's share of Products in accordance with Section 9.2 of the Agreement.

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9.3 The Operator shall establish a separate project account and shall not commingle with its own funds the monies which it receives from or for the account of the Participants pursuant to their Development and Operating Procedure except those contributed by the Operator for the project account.

9.4 For acting as Operator, the Operator shall be entitled to the overhead charges provided for in the Agreement.

10. OPERATOR'S LIEN

10.1 The Operator shall have a lien on each Participant's Cost Share of Products to secure payment of the Participant's Cost Share of Operating Costs.

10.2 If a Participant fails to pay or advance any of the costs hereby agreed to be paid or advanced by it and the default continues for thirty days after the Operator has served notice upon the Participant specifying the default the same to be remedied the Operator may, without limiting the Operator's other rights of law:

(a) withhold from the Participant any further information and privileges with respect to operation;

(b) treat the default as an immediate and automatic assignment to the Operator of the Participant's share of Products and from and after the Operator making such election, the Operator may require the purchaser of the Participant's share of Products to make payment therefor to the Operator while default continues, and

(c) enforce the lien created by the default in payment by taking possession of all or any part of the defaulting Participant's share of Products and selling the same. The proceeds of the sale shall be firstly applied by the Operator in payment of any costs to be paid by the defaulting Participant and not paid by it and any balance remaining shall be paid to the defaulting Participant after deducting reasonable costs of the sale. Any sale made as aforesaid shall be a perpetual bar both at law and in equity against any claims to the Products sold by the defaulting participant and its assigns and against all other persons claiming the Products or any part or parcel thereof, sold as aforesaid, from, through or under the defaulting Participant or it assigns.

11. APPLICABILITY OF PROVISIONS OF AGREEMENT TO SCHEDULE "C"

11.1 Notwithstanding the applicability of this Development and Operating Procedure to the implementation of a Development Program and the operation of a Property as a mine as provided in Section 8.8 of the Agreement, wherever any term or condition, express or implied, of this Schedule "C" conflicts or is at variance with any term or condition of the Agreement, such term or condition of the Agreement shall prevail.

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SCHEDULE "D"

NET SMELTER ROYALTY

1. For the purposes of this Schedule, all terms or expressions given defined meaning in the agreement to which this Schedule is attached (the "Agreement") shall have a corresponding meaning in this Schedule unless they are otherwise defined in this Schedule or the context otherwise requires.

2. "Net Smelter Returns" means the actual proceeds from any refinery, smelter or other purchaser for the sale of ores, concentrates, metals and mineral products of every nature and kind whatsoever extracted, mined, removed or produced from the Property and sold, after deducting therefrom the following charges to the extent they are not deducted by the purchaser in computing payment: all assay and representation charges, all smelting and refining charges, penalties, and all costs related to transporting, marketing and insuring the minerals from the Property to the refinery, smelter or other point of sale. In the event that any of the said actual proceeds are derived from other than an arms-length bona fide transaction, such proceeds shall be deemed to be the amount that would have been received in a bona fide arms-length transaction determined by prevailing market prices.

3. In the event that a party (the "Payee") is entitled to receive a Net Smelter Royalty pursuant to section 2.7(d) of the Agreement, the Payee shall be entitled to receive from the Remaining Participant the percentage of Net Smelter Returns received from and after the commencement of Commercial Production equal to the Net Smelter Royalty percentage the Payee is entitled to under Section 2.7(d) of the Agreement.

4. The Net Smelter Royalty shall be paid to the Payee within 30 days of the receipt by the Remaining Participant of the proceeds constituting the Net Smelter Returns.

5. The Remaining Participant shall at all times maintain adequate records which shall be made available to the Payee in order that the Payee may verify the correctness of the Net Smelter Royalty payable hereunder.

FILE COPY

PARTICIPATION AGREEMENT
(Northway/T&H)

THIS AGREEMENT is made as of the 1st day of May, 1990

BETWEEN:

TOTAL ENERGOLD CORPORATION, a corporation with an office at Suite 1500 - 700 West Pender Street Vancouver, British Columbia V6C 1G8

(hereinafter called "TEC")

OF THE FIRST PART

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MORRISON MINERALS LIMITED, a corporation with an office at Suite 2900, 400 - 3rd Avenue S. W. Calgary, Alberta T2P 4H2

(hereinafter called "Morrison")

OF THE SECOND PART

WHEREAS:

A. TEC has entered into an agreement (the "Joint Venture Agreement") with Northway Explorations Limited and T&H Resources Ltd. (as amended by letter agreement made as of July 3, 1990) dated April 5, 1990, a copy of which is set forth in Schedule "A" attached hereto, pursuant to which TEC has the exclusive option (the "Option") to earn a 60% interest in certain mineral claims as stipulated therein;

B. TEC wishes to offer to Morrison the right to participate in the Option in the manner provided herein.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration for the sum of $10.00 paid by Morrison to TEC (the receipt of which is hereby acknowledged), the mutual covenants and agreements herein contained and other good and valuable consideration, the parties hereto agree as follows:

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ARTICLE ONE

Definitions

The following terms, whether singular or plural, shall have the respective meanings assigned to them in the paragraphs below:

1.1 "Agreement" means this Participation Agreement together with all attached Schedules.

1.2 "Alternate Program" shall have the meaning ascribed to it in paragraph 2 of Schedule "D".

1.3 "Assets" shall have the meaning ascribed to it in the Joint Venture Agreement.

1.4 "Associates" means TEC or Morrison, as the context requires, and its successors and permitted assigns, and Associates means collectively TEC and Morrison and their successors and permitted assigns.

1.5 "Commercial Production" shall have the meaning ascribed to it in the Joint Venture Agreement.

1.6 "Co-ordinating Committee" means the committee formed pursuant to Section 7.1 hereof.

1.7 "Contract Year" means each or any particular, as the context requires, 12 month period during the term of this Agreement commencing on May 1 and ending on April 30.

1.8 "Deadlock Vote" means a vote on a matter properly before a duly constituted meeting of the Co-ordinating Committee which may be decided by a majority of votes and in respect of which one Associate holding a 50% Participating Share has voted in favour and the other Associate holding a 50% Participating Share has voted against; any matter requiring mutual or unanimous agreement or more than a simple majority of votes to be effective or implemented may not under any circumstances be subject to a Deadlock Vote.

1.9 "Development Program" shall have the meaning ascribed to it in the Joint Venture Agreement.

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1.10 "Development and Operating Costs" shall mean:

(a) all of the Development Program Costs actually incurred under or pursuant to a Development Program, including Development Program Overruns;

(b) Operating Costs and any other costs associated with establishing and operating the Property as a mine at such time as the liability is incurred by the Operator; and

(c) any debts, liabilities, or obligations arising from operations under the Joint Venture Agreement.

1.11 Development Program Overruns" shall have the meaning ascribed to it in the Joint Venture Agreement.

1.12 "Development Program Costs" shall have the meaning ascribed to it in the Joint Venture Agreement provided that, for the purposes of determining the amount of Development Program Costs payable by the Non-Manager to the Manager as Operator during an Operatorship Period (and for no other purpose), the portion of Development Program Costs constituting the charge made by the Operator for management, administration, and supervision and for providing all technical, management, and/or supervisory services in connection with a Development Program, shall be determined as follows based on the calendar year (and for which no other charge shall be attributed to the Operator);

(a) 5% of all Development Program Costs incurred by the Operator in each year and not constituting such overhead charge up to $5,000,000;

(b) 3% of all Development Program Costs incurred by the Operator in each year and not constituting such overhead charge in excess of $5,000,000 but less than or equal to $10,000,000 in each year; and

(c) 2% of all Development Program Costs incurred by the Operator in each year and not constituting such overhead charge in excess of $10,000,000.

(such overhead charge shall be included in and paid pursuant to cash calls under Section 10.6 hereof)

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1.13 "Directing Associate" shall have the meaning ascribed to it in paragraph 3 of Schedule "D".

1.14 "Expenditures" shall have the meaning ascribed to it in the Joint Venture Agreement, subject to the following provisions:

(a) Expenditures shall be deemed to include all Option payments made under Section 2.4(a) of the Joint Venture Agreement and any other amounts deemed to be Expenditures pursuant to the terms hereof; and

(b) for the purposes of determining the amount of Expenditures payable by the Non-Manager to the Manager as Operator during the Option Period and during any Operatorship Period (and for no other purpose), the charge made by the Operator for supervision, management, and administration (which charge is in lieu of all indirect supervision, management, and administration costs including office overhead) shall be determined as follows based on the calendar year:

(i) subject to (ii), 10% of all Expenditures not constituting such overhead charge and not constituting Option payments made under Section 2.4(a) of the Joint Venture Agreement (such Expenditures are herein referred to as "Applicable Expenditures");

(ii) the charge on Applicable Expenditures incurred by the Operator under any one contract or invoice with a third party where the amount under such contract exceeds $250,000 shall be limited to 5%.

(such overhead charge shall be included in and paid pursuant to cash calls under Section 9.6 hereof)

1.15 "Facilities" shall have the meaning ascribed to it in the Joint Venture Agreement.

1.16 "Feasibility Report" shall have the meaning ascribed to it in the Joint Venture Agreement.

1.17 "Full Contribution Election" shall have the meaning ascribed to in the Joint Venture Agreement.

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1.18 "Joint Cost Share" means the Cost Share (as defined in the Joint Venture Agreement) of the Joint Interest Holder as a Participant.

1.19 "Joint Interest" means all of the rights and benefits of the Joint Interest Holder under the Joint Venture Agreement including the Interest (as defined in the Joint Venture Agreement) held by the Joint Interest Holder.

1.20 "Joint Interest Holder" means TEC as a party under the Joint Venture Agreement and any successor or assignee of TEC under the Joint Venture Agreement.

1.21 "Joint Venture Agreement" shall have the meaning ascribed to it in the preamble to this Agreement.

1.22 "Management Committee" shall have the meaning ascribed to it under the Joint Venture Agreement.

1.23 "Manager" means the person acting as Manager pursuant to this Agreement.

1.24 "No Contribution Election" shall have the meaning ascribed to it in the Joint Venture Agreement.

1.25 "Non-Directing Associate" shall have the meaning ascribed to it in paragraph 3 of Schedule "D".

1.26 "Net Profits Royalty" shall have the meaning ascribed to it in Section 4.4 hereof and Schedule "B".

1.27 "Non-Manager" means the party hereto which is not the Manager.

1.28 "Non-Operator" shall have the meaning ascribed to it in the Joint Venture Agreement.

1.29 "Non-Operatorship Period" means any period of time following the Vesting Date and during which the Joint Interest Holder is not the Operator under the Joint Venture Agreement.

1.30 "Operating Costs" shall have the meaning ascribed to it in the Joint Venture Agreement.

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1.31 "Operator" shall have the meaning ascribed to it in the Joint Venture Agreement.

1.32 "Other Participant" means the Optionor as defined in the Joint Venture Agreement and its successors and assigns.

1.33 "Operatorship Period" means any period of time after the Vesting Date and during which the Joint Interest Holder is the Operator under the Joint Venture Agreement.

1.34 "Option" shall have the meaning ascribed to it in the Joint Venture Agreement.

1.35 "Option Period" means the period of time commencing on the date of the Joint Venture Agreement and ending on the Vesting Date.

1.36 "Participant" shall have the meaning ascribed to it in the Joint Venture Agreement.

1.37 "Participating Share" means:

(a) when used in respect to the Assets relating to the Property, the respective undivided interests of the Associates in the Joint Interest as it relates to the Property determined pursuant to this Agreement; and

(b) when used in respect to any obligations of the Associates hereunder, means their respective liabilities therefor which equal their respective undivided interests in the Joint Interest.

1.38 "Partial Contribution Election" shall have the meaning ascribed to it in the Joint Venture Agreement.

1.39 "Percentage Rate" shall mean the percentage rate applicable to any Net Profits Royalty acquired by an Associate pursuant to Section 4.4 or Section 4.5 hereof.

1.40 Permitted Program Overruns" means Expenditures incurred under a Program which exceed the amount of Expenditures budgeted under the Program but not by more than 10%.

1.41 "Prime Rate" shall have the meaning ascribed to it in the Joint Venture Agreement.

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1.42 "Products" shall have the meaning ascribed to it in the Joint Venture Agreement.

1.43 "Program" shall have the meaning ascribed to it in the Joint Venture Agreement and shall be deemed to include any Program for Expenditures to be incurred during the Option Period.

1.44 "Property" shall have the meaning ascribed to it in the Joint Venture Agreement.

1.45 "Supplies" shall have the meaning ascribed to it in the Joint Venture Agreement.

1.46 "Vesting Date" shall the mean the date that the Manager informs the Associates that the Option is exercised provided that if an audit subsequently establishes that the Option was not exercised on such date but was actually exercised later, then such later date shall be the Vesting Date.

ARTICLE TWO
Purpose

2.1 The purpose of this Agreement is to establish the terms and conditions pursuant to which TEC and Morrison will govern their relationship to each other and the manner in which they act with respect to the exercise of rights and discharge of obligations of the Joint Interest Holder pursuant to the Joint Venture Agreement.

2.2 TEC and Morrison shall act with respect to all material matters related to the Joint Venture Agreement and make decisions or establish policy with respect to all matters before they are brought forward pursuant to the Joint Venture Agreement in accordance with the terms and conditions of this Agreement.

ARTICLE THREE
Assignment

3.1 Subject to the terms and conditions hereinafter contained, TEC hereby assigns unto Morrison an undivided 25% of all its right, title, and interest in and to the Joint Interest and Morrison hereby assumes and agrees to be bound by 25% of TEC's obligations under the Joint Venture Agreement, including any and all obligations due as of the date hereof.

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3.2 TEC and Morrison hereby agree that the Joint Interest shall be managed pursuant to the provisions of this Agreement in order to ensure that TEC and Morrison act as and are accorded all of the rights and privileges of the Joint Interest Holder represented by the Manager for all purposes of the Joint Venture Agreement.

3.3 TEC and Morrison hereby agree to share the benefits and burdens of the Joint Interest in the manner herein provided.

ARTICLE FOUR
Relationship of the Parties

4.1 TEC and Morrison hereby associate with each other as joint venturers for the purpose of jointly exercising all rights and bearing each proportionate obligation related to the Joint Interest and for the purpose of acting as one party under the Joint Venture Agreement and discharging the following functions and purposes:

(a) To further explore the Property and, if warranted, develop the Property;

(b) To operate the Property as a mine; and

(c) To engage in such other activities as may be necessary or appropriate in connection with the foregoing.

Nothing herein shall constitute or make either party a partner of the other, or otherwise create a partnership between the parties.

4.2 The Associates shall be deemed to have the following initial Participating Shares:

Associate	Participating Share
TEC	75%
Morrison	25%

4.3 The Associates will own and hold the Joint Interest as tenants-in-common with each party having such proportionate share of the Joint Interest as is determined from time to time in accordance with this Agreement.

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4.4 If, prior to the Vesting Date, an Associate (the "Non-Participating Associate") elects or is deemed to have elected not to contribute its Participating Share of Expenditures to a Program, or if an Associate is deemed pursuant to Section 9.7 to be in default, then, subject to Section 4.6 and paragraph 5 of Schedule "C", such Associate shall cease to have any right to contribute to any future Programs and its Participating Share shall be deemed to have been transferred to the other Associate (the "Participating Associate") which contributes to the Program in exchange for a net profits royalty ("Net Profits Royalty") determined pursuant, and subject, to the terms and conditions set forth in Schedule "B", having the Percentage Rate calculated at the Vesting Date as follows:

Percentage Rate = (A/B) x 10%

WHERE:

"A" refers to the actual contributions made by the Non-Participating Associate to Expenditures during the Option Period.

"B" refers to the actual contributions made by both Associates to Expenditures required to exercise the Option multiplied by:

- 25% if Morrison is the Non-Participating Associate

- 75% if TEC is the Non-Participating Associate.

It is understood and agreed that if the Option is not exercised, the Non-Participating Associate shall not be entitled to any Net Profits Royalty hereunder whatsoever.

4.5 Subject to Section 4.4, from and after the Vesting Date the percentage level of each Associate's Participating Share shall be determined from time to time as contributions are made hereunder to Programs, any Development Program, and all others costs and expenses required in connection herewith as equal to the product attained by multiplying 100% by a fraction of which the numerator shall be the amount of such Associate's contributions and deemed contributions to Expenditures and Development and Operating Costs, and the common denominator of which shall be the amount of all contributions and deemed contributions to Expenditures and Development and Operating Costs by both Associates. If, as a result of such calculation, the percentage level of an Associate's Participating Share is reduced to 10% or less, then, subject to paragraph 7 of Schedule "D" and paragraph 2 of Schedule E", the Participating Share of such Associate shall be deemed to be transferred

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to the other Associate absolutely in exchange for the right to receive a Net Profits Royalty having a Percentage Rate determined in accordance with Schedule "B".

4.6 Subject to Section 9.7, the Non-Participating Associate, if any, under Section 4.4 hereof shall have the option, exercisable at any time prior to the Exercise Termination Date (as defined in Section 4.7), to re-acquire the Participating Share transferred to the other Associate pursuant to Section 4.4 (the "Transferred Participating Share") by giving written notice (the "Re-acquisition Notice") to the other Associate prior to the Vesting Date of its intention to re-acquire the Transferred Participating Share and by:

(a) paying to the Participating Associate 125% of the Transferred Participating Share of all Expenditures under the Program in respect of which the Non-Participating Associate elected or was deemed to have elected not to contribute which are incurred during the Contract Year in which such election was made or deemed to have been made (the "Election Year"); and

(b) 150% of the Transferred Participating Share of all Expenditures incurred for the purpose of exercising the Option in the first Contract Year following the Election Year, unless the Re-acquisition Notice is given during the Election Year; and

(c) 200% of the Transferred Participating Share of all Expenditures incurred for the purpose of exercising the Option in the second Contract Year following the Election Year, unless the Re-acquisition Notice is given prior to or during the first Contract Year following the Election Year; and

(d) 200% of the Transferred Participating Share of all Expenditures incurred for the purpose of exercising the Option in the third Contract Year following the Election Year, unless the Re-acquisition Notice is given prior to or during the second Contract Year following the Election Year.

Upon receipt of a Re-acquisition Notice, the Participating Associate shall within a reasonable time provide to the Non-Participating Associate a statement of Expenditures incurred to the date of receipt of the Re-acquisition Notice by the Participating Associate and a projection of the Expenditures expected to be incurred under the then current Program. The Non-Participating Associate shall within 15 days of receipt of the statement pay to the Participating Associate the required percentages of Expenditures incurred to the date of receipt of the Re-acquisition Notice by the Participating Associate, as set forth above, and

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thereafter the Non-Participating Associate shall pay within 15 days of invoicing from the Participating Associate the required percentage of Expenditures to be paid by it, as set forth above, in respect to the balance of the then current Contract Year. In the event that the Non-Participating Associate fails to make any of the aforesaid payments within the times required, it shall not have exercised its rights under Section 4.6 and it shall have no further rights whatsoever to re-acquire the Transferred Participating Share. Upon exercise of its rights under this Section, the Non-Participating Associate shall re-acquire the Transferred Participating Share and the Nets Profits Royalty previously acquired by it pursuant to Section 4.4 shall be deemed to be surrendered and extinguished in exchange therefor.

4.7 For the purpose of Section 4.6, the "Exercise Termination Date" shall be determined as follows:

(a) if the Participating Associate gives written notice to the Non-Participating Associate at any time prior to the Vesting Date advising that the Participating Associate anticipates the Option to be exercised within 90 days following the date of such notice (the "Notice Date") and provided that the Option is exercised within such 90 day period, the Exercise Termination Date shall be the 90th day following the Notice Date;

(b) if subparagraph (a) above is not applicable, then the Exercise Termination Date shall be the 90th day following the date on which the Participating Associate gives written notice to the Non-Participating Associate advising that the Option has been exercised.

4.8 If, after the Vesting Date, the Joint Interest is subsequently reduced to a 3% Net Smelter Return royalty pursuant to the Joint Venture Agreement, the parties hereto will share all Net Smelter Return payments made in respect of such royalty in accordance with the respective percentages determined as follows: the percentage of such royalty payments a party will be entitled shall be equal to the product obtained by multiplying 100% by a fraction of which the numerator shall be the amount of such party's contributions and deemed contributions to Expenditures and Development and Operating Costs, and the common denominator of which shall be the amount of all contributions and deemed contributions to Expenditures and Development and Operating Costs of both of the parties.

SECTION FIVE

Title

5.1 Title to the Joint Interest as evidenced by the Joint Venture Agreement shall remain in the name of the Manager, in trust, for the purposes of administrative convenience only and shall be held by

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the Manager at all times for the benefit of the Associates in proportion to their share of the Joint Interest as determined pursuant to this Agreement.

5.2 The Manager shall endeavor to have the Property recorded in its name, subject to the Joint Venture Agreement and this Agreement.

ARTICLE SIX
Obligations

6.1 Agreements by Manager All transactions, contracts, negotiations with third parties on behalf of the Associates and/or the Joint Interest, including the exercise of all rights and discharge obligations of the Joint Interest Holder, and any other matter or act undertaken behalf of the Associates in connection with the Joint Venture Agreement shall be done, transacted, undertaken or performed in the name of the Manager only, and no Associate shall do, transact, perform or undertake anything in the name of any other party or in the joint names of the parties.

6.2 Several Liability The rights and obligations of the Associates will be, in each case, several, and shall not be or be construed to be either joint or joint and several. Nothing contained in this Agreement shall, except to the extent specifically authorized hereunder, be deemed to constitute an Associate a partner, an agent, or legal representative of any other party. It is intended that this Agreement shall not create the relationship of a partnership between the Associates and no act done by any Associate pursuant to the provisions hereof shall operate to create such a relationship.

6.3 Cost Shares Each Associate shall be liable for its Participating Share of the Joint Cost Share of all costs and expenses associated with operating the Property as a mine under the Joint Venture Agreement at such time as such costs and expenses become a liability of the Manager. Except as expressly provided otherwise hereunder, each Associate shall be liable for its Participating Share of any debts, liabilities or obligations arising from operations hereunder.

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6.4 Hold Harmless Each Associate, in proportion to its Participating Share, shall indemnify and hold harmless the other Associate from any claim or liability to any third person asserted upon the ground that any action taken under this Agreement has resulted in or will result in any loss or damage to such third person, but only to the extent that such claim or liability is paid by such other Associate in any amount in excess of such other Associate's Participating Share.

ARTICLE SEVEN
Co-ordinating Committee

7.1 Formation and Membership As soon as reasonably practicable following the date hereof, the Associates shall establish a Co-ordinating Committee consisting of two members appointed by each Associate.

7.2 Substitute and Alternate Members An Associate may from time to time revoke in writing the appointment of its members to the Co-ordinating Committee and appoint in writing another such member in his place. An Associate may from time to time in writing appoint one alternate member for any member theretofore appointed by such Associate. Alternate members may attend meetings of the Co-ordinating Committee, and in the absence of the member, such member's alternate may vote and otherwise act in the place and stead of a member and shall be deemed a member. Wherever any member or alternate member votes or acts, such member's votes or actions shall for all purposes of this Agreement be considered the actions of the Associate whom such member or alternate represents. The Associates shall give written notice to each other from time to time as to names, addresses and telephone numbers of their respective members and alternates on the Co-ordinating Committee. Technical and professional advisors of a member of the Co-ordinating Committee may attend at Co-ordinating Committee meetings if accompanied by the member or such member's alternate.

7.3 Place of Meetings; Notice All meetings of the Co-ordinating Committee shall be held in Toronto, Ontario, unless all members of the Co-ordinating Committee agree otherwise. Any member of the Co-ordinating Committee may call a meeting at any time by giving 10 business days notice to the other members of the time and place of such meeting and the general nature of the business to be conducted. Any member of the Co-ordinating Committee or such member's alternate may waive in writing the giving of such notice before or at such meeting. The Manager shall call a meeting of the Co-ordinating Committee at least once every calendar quarter for the purpose of reviewing the progress of work on or with respect to the Property.

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7.4 Resolutions Any resolution in writing signed by all members of the Co-ordinating Committee in one or more counterparts shall be as valid and binding as if passed at a meeting of the Co-ordinating Committee duly called and constituted.

7.5 Voting Interests Subject to Section 8.7, each Associate shall have the number of votes on matters to be decided by the Co-ordinating Committee equal to the Participating Share held by such Associate, and such votes may be voted by the Associate through the member(s) appointed by such Associate to represent it at duly convened Co-ordinating Committee meetings.

7.6 Quorum A quorum for any meeting of the Co-ordinating Committee shall be two members, provided the two members are not both appointees of the same Associate. If a quorum is not present within 30 minutes after the time fixed for holding a meeting, the meeting shall be adjourned to the same day of the next following week (unless such day is a non-business day in which case it shall be adjourned to the next following business day thereafter) at the same time and place. At the adjourned meeting the members or alternate members present in person (which may be only one person) shall form a quorum and may transact the business for which the meeting was originally convened.

7.7 Majority Vote Subject to the other provisions of this Agreement limiting voting rights, requiring a special majority of votes or mutual or unanimous agreement of the Associates, or otherwise providing for the manner in which matters before the Co-ordinating Committee are to be decided upon or dealt with, the Co-ordinating Committee shall decide all matters coming before it by the affirmative vote of a majority of the votes entitled to be cast by the members at the meeting. In the event of a Deadlock Vote on any matter before the Co-ordinating Committee, other than a Deadlock Vote in the circumstances described in paragraph 2 of Schedule "D" hereof, the following provisions shall apply:

(a) each Associate shall alternately hold the right to cast the deciding vote on matters subject to a Deadlock Vote (the "Deciding Vote Right");

(b) the Associate entitled to use the Deciding Vote Right shall hold the Deciding Vote Right until such time as such Associate uses the Deciding Vote Right to resolve a Deadlock Vote, following which the Deciding Vote Right shall be passed to and held by the other Associate for use in the same manner;

(c) the Deciding Vote Right shall alternate accordingly between the Associates during the term of this Agreement;

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(d) TEC shall initially hold the Deciding Vote Right.

7.8 Conduct of Meetings One member representing the Manager shall be the Chairman of the Co-ordinating Committee. The Co-ordinating Committee shall appoint a Secretary who need not be a member of the Co-ordinating Committee to keep minutes of the Co-ordinating Committee. The Secretary shall distribute such minutes to the members of the Co-ordinating Committee inviting comments. If no comments are received by the Secretary within 15 business days after their distribution, the minutes shall be deemed correct. If comments are received, they shall be settled at the next Co-ordinating Committee meeting and, failing agreement, shall be voted on, provided that where the matter dealt with in the minutes is a matter in respect of which any Associate is not entitled to vote or is subject to a unanimous vote pursuant to any provisions of this Agreement, such Associate not eligible to vote shall be excluded from such votes or the matter shall be subject to unanimous vote, as applicable. Each party shall have the right to examine and take extracts of all records of the Co-ordinating Committee committee (which shall be maintained by the Manager), at reasonable times at the Manager's offices during regular business hours.

7.9 Powers and Responsibilities of Co-ordinating Committee The Co-ordinating Committee shall, unless otherwise provided herein, plan and direct the activities of the Associates hereunder with respect to the Joint Interest and, without limiting any of its powers as specified elsewhere in this Agreement and subject to the terms hereof and the provisions of the Joint Venture Agreement, shall have the exclusive right, power and authority on behalf of the Associates to:

(a) except to the extent otherwise provided in this Agreement or limited by the Joint Venture Agreement, review promptly and approve, modify or reject all Programs, Feasibility Reports and Development Programs proposed by the Operator;

(b) review and determine during any Operatorship Period the overhead charges to be included in Expenditures, Development Program Costs, and Operating Costs for the purposes of this Agreement. Such overhead charges of the Operator shall be reviewed periodically during an Operatorship Period and, notwithstanding any other term hereof, if found to be excessive or insufficient may be adjusted by the Co-ordinating Committee, it being the intention of the parties that in its capacity as Operator, a party should not realize any profits or suffer any losses;

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(c) except to the extent otherwise provided for in this Agreement, exercise any right or election of the Joint Interest Holder under the Joint Venture Agreement;

(d) direct and assist the Manager in carrying out the objectives of the parties hereunder;

(e) change the Manager by a majority vote of 60% or greater of the votes eligible to be cast at a meeting of the Co-ordinating Committee.

7.10 Members of the Management Committee Each Associate shall have the right to appoint (and replace from time to time) one of the two members of the Management Committee which the Joint Interest Holder may appoint under Section 5.1 of the Joint Venture Agreement by notice in writing to the other Associate. Each such member shall be entitled to attend Management Committee meetings but only the member appointed by the Manager shall be entitled to vote at such meetings on behalf of the Joint Interest Holder.

ARTICLE EIGHT

Manager

8.1 Initial Manager The initial Manager shall be TEC. Such party shall have the right to remain the Manager until it has been dismissed, has resigned, or has been replaced as a Manager pursuant to Section 8.7 or paragraph 6 of Schedule "D".

8.2 Power and Authority of Manager Subject to the control and direction of the Co-ordinating Committee, the Manager shall have the right, power and authority to do everything necessary or appropriate to carry out the purposes of the Associates hereunder, including, without limiting the generality of the foregoing, but subject always to the express terms of this Agreement, the right, power and authority to:

(a) prepare and present Programs and Development Programs to the Co-ordinating Committee;

(b) proceed with any Program in accordance with Article 9 hereof and any Development Program in accordance with Article 10 hereof.

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8.3 Duties of Manager The Manager shall:

(a) during an Operatorship Period, carry out the duties and obligations of the Operator under the Joint Venture Agreement;

(b) attend, through its representative, all Management Committee meetings and represent the Joint Interest Holder and vote on behalf of the Joint Interest Holder, as directed by the Co-ordinating Committee and this Agreement;

(c) vote on behalf of the Joint Interest Holder under the Joint Venture Program to approve any Program or Development Program which has been approved or deemed to be approved by the Co-ordinating Committee.

(d) keep the other Associate informed in a timely manner of all relevant proceedings respecting the Joint Venture Agreement so as to enable such Associate to exercise its rights hereunder; and

(e) carry out all other obligations and duties of the Manager hereunder.

8.4 Change of Manager If the Manager has at any time failed to submit to the Management Committee a Program as required under paragraph 1 of Schedule "C" or paragraph 1 of Schedule "D", and the Manager fails to cure the failure within 30 days of receipt from the Non-Manager of notice of such failure, the Non-Manager may, within 30 days following such second failure, present the Manager with a Program and unless the Manager within 30 days of being presented with such Program agrees to proceed with the Program as the next Program and, subject to approval of the Program under to the Joint Venture Agreement if required, to implement the same as Operator, the provisions of Section 8.7 shall apply.

8.5 Resignation of Manager A Manager may resign as Manager at any time by giving 90 days' prior written notice to the Co-ordinating Committee, in which event the provisions of Section 8.7 shall apply.

8.6 Termination as Manager A Manager shall automatically cease to be Manager, and the provisions of Section 8.7 shall apply, if:

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(a) It becomes bankrupt or insolvent or makes an assignment for the benefit of creditors;

(b) Any foreclosure, execution or attachment issues against the Manager whereby all or part of its Participating Share hereunder is taken by any creditor or by any custodian, receiver or trustee;

(c) It is removed by the Co-ordinating Committee pursuant to Section 7.9 (e).

8.7 Replacing Manager In the event the Manager does not within the required 30 day period set forth in Section 8.4 agree to proceed with a Program submitted by the Non-Manager, or a Manager resigns pursuant to Section 8.5, or a Manager automatically ceases to be a Manager pursuant to Section 8.6, Section 9.7, or paragraph 7 of Schedule "C", the Co-ordinating Committee shall be deemed to have appointed the Non-Manager, if it consents to act, as the Manager. In the event the Non-Manager does not consent to act as the Manager this Agreement shall terminate. Notwithstanding anything contrary contained in this Participation Agreement, the Manager who is being replaced shall not, so long as it has 50% or greater share of the Joint Interest, have any voting rights in respect of a Program proposed and implemented by a successor Manager for a period of one year.

8.8 Transfer between Managers Any Manager that is replaced shall turn over to its successor all control and possession of all documents, books, records and accounts pertaining to the performance of its functions as Manager, together with all monies held by it in its capacity as Manager, and the parties shall do all such things and execute all such documents and assurances as are necessary to have the new Manager formally recognized as the Joint Interest Holder under the Joint Venture Agreement (including a formal assignment and novation agreement respecting the Joint Venture Agreement). Thereupon, the departing Manager shall be released and discharged from all duties and obligations of Manager except the unsatisfied duties and obligations of the departing Manager accrued prior to the effective date of the change of Manager and for which the departing Manager shall, notwithstanding its release or discharge, continue to remain liable.

8.9 Audit of Manager's Account Upon replacement of a Manager an audit of the records of the departing Manager shall be made at the option of the new Manager within 120 days of the replacement, with the cost thereof to be borne by the Associates in accordance with their proportionate share of the Joint Interest.

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ARTICLE NINE

Programs

9.1 Program Expenditures During the Option Period and any Operatorship Period, Expenditures shall be incurred only under and pursuant to Programs approved, or deemed to be approved, by the Co-ordinating Committee and, following the Vesting Date, by the Management Committee. During any Non-Operatorship Period, Expenditures shall be incurred in accordance with the provisions of the Joint Venture Agreement. Any Feasibility Report shall be prepared pursuant to a separate Program. Any amendment to a Program previously approved by the Co-ordinating Committee must be approved by the Co-ordinating Committee prior to implementation.

9.2 Program Content Each Program shall be designed to delineate ore reserves so that the Property can be brought to Commercial Production at the earliest possible date and will contain the following minimum details:

(a) An up-to-date statement of aggregate Expenditures incurred by the Associates as of the date of the Program and an estimate of further Expenditures to be incurred under the then current Program;

(b) An outline of the proposed exploration and development work to be carried out under the proposed Program;

(c) An estimate of the Expenditures to be incurred under the proposed Program.

9.3 Program Preparation, Review, and Contribution. The rights and obligations of the parties with respect to preparation, review, and contribution to Programs are as follows:

(a) For Programs during the Option Period, the provisions of Schedule "C" attached hereto shall apply;

(b) For Programs during an Operatorship Period, the provisions of Schedule "D" attached hereto shall apply;

(c) For Programs during a Non-Operatorship Period, the provisions of Schedule "E" attached hereto shall apply.

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9.4 Liability For Elections An election to contribute (including all deemed elections to contribute) to a Program shall make the electing Associate liable for the percentage share of Expenditures applicable to such election, as more particularly set forth in the governing provisions of Schedule "C", "D", or "E", as the case may be, together with such percentage of Permitted Program Overruns. In addition, the electing Associate will be liable for such percentage of any other Program overruns as are unanimously approved by the Associates. The Manager shall not vote on behalf of the Joint Interest Holder to approve any such other Program overruns unless they are first unanimously approved by the Associates. Permitted Program Overruns and such other unanimously approved Program overruns are deemed to be Expenditures approved under the Program to which they relate.

9.5 Adjustment to Participating Shares The Associates' Participating Shares shall be adjusted from time to time pursuant to Sections 4.4 or 4.5 (as required) as contributions to Programs are made in accordance with this Article.

9.6 Cash Calls After having elected to contribute to a Program which is implemented, the Non-Manager shall pay the percentage share of Expenditures incurred under or pursuant to such Program which it has elected to contribute. The Manager shall have the right to make cash calls for advances on Expenditures 30 days in advance of the month in which they are scheduled to be paid.

9.7 Failure to Contribute If, after having elected to contribute to a Program, the Non-Manager at any time fails to pay any invoice for Expenditures or cash calls issued pursuant to Section 9.6 within 30 days of receipt of such invoice or cash call, as applicable, the Manager may give written notice to the Non-Manager demanding payment, and if the Non-Manager has not paid within 15 days after receipt of such notice, the Non-Manager shall be deemed to:

(a) have not fulfilled its obligations under Section 9.4 and to be in default; and

(b) have lost its right to contribute to any future Programs and any Development Programs relating to the Property as it is then constituted;

Thereafter the respective Participating Shares of the Participants shall be adjusted in accordance with Section 4.4 or 4.5, as the case may be, and the Manager shall have the right, subject to the Joint Venture Agreement, to curtail or abandon that Program. If, after a Non-Manager has elected to contribute to a Program, the Manager fails to pay its share of Expenditures incurred in connection with such Program, the Manager shall cease to be the Manager, shall have lost its right to contribute to any future Programs and any Development Programs relating to the Property and each Associate's Participating Share shall

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be adjusted thereafter in accordance with Sections 4.4 or 4.5, as the case may be. In the event that such default by the Manager or the Non-Manager occurs during the Option Period, then the defaulting Associate shall, notwithstanding anything herein contained, have no right to re-acquire its Participating Share under Section 4.6.

ARTICLE TEN

Development Programs

10.1 Development If the Manager determines that the economic potential of the Property warrants development, it may propose to the Co-ordinating Committee the preparation of a feasibility study pursuant to the Joint Venture Agreement and may present a Program in accordance with Article 9 hereof contemplating the preparation of a Feasibility Report.

10.2 Consideration of Development Programs Prior to any Management Committee meeting at which a Development Program is to be considered, the Co-ordinating Committee shall meet to review and consider the Development Program. The Manager shall act and vote, as the representative of the Associates, at all Management Committee meetings held in connection with a Development Program in accordance with such directions as are determined by the Co-ordinating Committee and this Article 10. Notwithstanding any other provision of this Agreement, during any time in which the Interest (as defined in the Joint Venture Agreement) held by the Joint Interest Holder is greater than 50%, the Manager shall not vote on behalf of the Joint Interest Holder to approve any Feasibility Report or Development Program, or any amendment thereto, unless such Feasibility Report or Development Program has first been approved at a meeting of the Co-ordinating Committee by the affirmative vote of at least 60% of the votes entitled to be cast by the members present at such meeting.

10.3 Contribution to Development Programs Within five months of the approval by the Management Committee of a Development Program, each Associate shall advise the other Associate in writing whether or not it elects to contribute its Participating Share of the Joint Cost Share of Development and Operating Costs pertaining to the Development Program. Failure by an Associate to give such notice within the required time shall be deemed to be an election by such Associate not to contribute. Following the expiration of the said five month period, the following provisions shall apply:

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(a) if each Associate elects to contribute to the Development Program, the Manager shall, on behalf of the Joint Interest Holder, elect to contribute to the Development Program pursuant to Section 8.3 of the Joint Venture Agreement.

(b) if one Associate elects to contribute to the Development Program and the other Associate elects or is deemed to have elected not to contribute to the Development Program, the Associate which elected to contribute shall have 15 days to further elect to contribute the other Associate's Participating Share of the Joint Cost Share of the Development and Operating Costs by advising the other Associate in writing of its election to do so. If such contributing Associate makes this further election, the Manager shall, on behalf of the Joint Interest Holder, elect to contribute to the Development Program pursuant to Section 8.3 of the Joint Venture Agreement; otherwise the Manager shall, on behalf of the Joint Interest Holder Associates elect not to contribute to the Development Program;

(c) if each Associate elects or is deemed to have elected not to contribute to the Development Program, the Manager shall, on behalf of the Joint Interest Holder, elect not to contribute to the Development Program.

10.4 <u>Further Contribution Election</u> In the event that the Other Participant elects or is deemed to have elected not to contribute to a Development Program approved by the Management Committee:

(a) if only one Associate has elected to contribute to the Development Program, such Associate may direct the Manager to, and the Manager shall, elect on behalf of the Joint Interest Holder under Section 8.3 of the Joint Venture Agreement to contribute all of the Development Program Costs (which shall be deemed to be an election to contribute all Development and Operating Costs);

(b) if both Associates have elected to contribute to the Development Program, either Associate may further elect each by notice in writing to the other Associate within 60 days following the Other Participant's election not to contribute to the Development Program:

(i) to contribute all of the Other Participant's Cost Share (as defined in the Joint Venture Agreement) of Development and Operating Costs;

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provided that if both Associates elect under this (i) they shall each be deemed to have elected under (ii) below; or

(ii) to contribute its Participating Share of the Other Participant's Cost Share (as defined in the Joint Venture Agreement) of Development and Operating Costs;

If one Associate elects under (i), or each Associate elects or is deemed to have elected under (ii), the Manager shall proceed with the Development Program under the Joint Venture Agreement.

10.5 Liability For Elections An election to contribute to a Development Program which is implemented shall make the electing Associate liable for the percentage share of Development and Operating Costs applicable to such election, as more particularly set forth in the foregoing provisions of this Article.

10.6 Cash Calls After having elected to fund a Development Program which is implemented, each Associate shall, within 15 days after being requested in writing to do so by the Manager, pay such amount of Development Program Costs incurred or to be incurred under or pursuant to such Development Program as the Manager may require. The Manager shall not require payment of any funds more than one month in advance of the period during which the same are to be expended.

10.7 Cost Overruns The Manager shall give written notice to the Non-Manager of all Development Program Overruns. If Development Program Overruns are accepted by each party, then, within 15 days after the receipt of a written request from the Manager, each Associate shall pay to the Manager the percentage share of such Development Program Overruns equal to the percentage share of Development and Operating Costs such Associate has elected to contribute. If an Associate does not accept Development Program Overruns, the other Associate shall be entitled to pay the share attributable to such Associate. If the other Associate pays such Participating Share, it will be deemed to have paid an amount equal to 200% of such payment on behalf of such Associate and will be entitled to recoup such amount in the manner provided in section 9.2 of the Joint Venture Agreement.

10.8 Default in Payment If an Associate at any time fails to pay such amount of Development Program Costs as is requested by the Manager in accordance with Section 10.6, the other Associate may give written notice to such defaulting Associate demanding payment. If such Associate has not paid such amount within 15 days after receipt of such notice, the defaulting Associate shall be deemed to be in

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default under Section 10.5 and to have lost its right to contribute to the Development Program. The other Associate will have the right but not the obligation to contribute all Development Program Costs to be incurred by or on behalf of the Associates under or pursuant to the Development Program. In addition, the non-defaulting Associate may pursue any other remedies or rights against the defaulting Associate available at law.

10.9 Adjustment to Participating Shares The Associates' Participating Shares shall be adjusted from time to time pursuant to Section 4.5 (as required) as contributions are made by the Associates to Development and Operating Costs.

ARTICLE ELEVEN
Disposition of Production

Subject to the requirement that the Associates bear all associated costs and obligations provided for in Section 9 of the Joint Venture Agreement in proportion to their respective Participating Shares, each Associate shall take in kind and separately dispose its corresponding Participating Share of Products accruing to the Joint Interest Holder pursuant to the Joint Venture in the manner and in accordance with the procedure set forth in Section 9 of the Joint Venture Agreement.

ARTICLE TWELVE
Withdrawal and Default

12.1 Voluntary Withdrawal After the commencement of Commercial Production in respect of the Property, an Associate shall have the right to voluntarily withdraw under this Agreement and terminate its Participating Share in the Property by giving written notice of such withdrawal to the other Associate. In the case of such voluntary withdrawal, all of the rights and obligations of the withdrawing Associate under this Agreement in respect of the Property shall terminate as of the date of the giving of notice of such withdrawal, and all of its Participating Share shall be deemed to have been transferred to the other Associate. However, the withdrawing Associate shall:

(a) Remain liable for its share of all amounts chargeable to it in accordance with this Agreement as at the date of the withdrawal with respect to which it is committed

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to pay as well as its Participating Share of all liabilities and obligations relating to the Property, other than those owed by the other Associate and the Other Participant, as of the date of the withdrawal;

(b) Secure to the satisfaction of the other Associate its Participating Share of the Joint Cost Share of the costs of reclamation of the surface lands to the Property as may be required at the time of withdrawal by any governmental regulatory or other body having jurisdiction; and

(c) Remain obligated to execute and deliver such instruments as may be necessary to formally effect the transfer of its Interest to the other Associate.

12.2 Default Notwithstanding anything in this Agreement to the contrary (other than the provisions of this Agreement providing for elections to contribute and contributions to Programs and any Development Program for which no notice need be given pursuant to this Section), if any party (a "Defaulting Party") is in default of any requirement herein set forth, the party affected by such default shall give written notice to the Defaulting Party specifying the default. The Defaulting Party shall not lose any rights under this Agreement unless the Defaulting Party does not either cure the default within 30 days after the giving of notice of default by the affected party or diligently commence proceedings to cure the default within the said 30 day period and diligently prosecute the same to completion. If the Defaulting Party fails to cure the default or to commence and prosecute the same as aforesaid, the affected party shall be entitled to seek any remedy it may have on account of such default.

ARTICLE THIRTEEN

Competition

With respect to any mineral rights or other rights outside of the area of the Property, nothing in this Agreement shall restrict, hinder or prevent any party hereto from, independently or in combination with others, engaging and receiving the full benefits of any and all business endeavors of any sort whatsoever, including but not limited to the acquisition of properties, interests, or rights in and the exploration for production and sale of minerals whether or not competitive with the endeavors contemplated herein. It is expressly agreed that a party shall not have any obligation or duty of whatsoever character to any other party hereto as a result of this Agreement the relationship created hereby, or the Joint Venture Agreement, that would prevent it from engaging in or enjoying the benefits of such competing endeavors or would require it to consult with or allow such other party to participate therein.

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ARTICLE FOURTEEN

Arbitration

14.1 Any dispute between the parties regarding the interpretation, effect, performance, or non-performance of this Agreement or of rights, obligations, or operations hereunder, which cannot be resolved by mutual agreement shall be submitted to arbitration in accordance with the terms of this Article.

14.2 Either party may, upon at least 10 days written notice to the other party, demand arbitration of any dispute hereunder.

14.3 Following the expiration of the notice period in Section 14.2, the party desiring arbitration may appoint one arbitrator and shall upon such appointment, forthwith notify the other party of the appointment and the other party shall, within 15 days after receiving such notice, appoint an arbitrator, and the arbitrators so named, before proceeding to act, shall within 30 days of the appointment of the last appointed arbitrator, unanimously agree on the appointment of an additional arbitrator to act with them and be Chairman of the arbitration for which provision is made herein. In the event the other party fails to appoint an arbitrator within 15 days after receiving notice of the appointment of the first arbitrator, the arbitrator so appointed shall be the sole arbitrator hereunder. If the arbitrators appointed by the parties are unable to agree on the appointment of a Chairman, the Chairman shall be appointed under the provisions of the Arbitrations Act (Ontario).

14.4 Except as specifically provided in this section, any arbitration for which provision is made in this section shall be conducted in accordance with the Arbitrations Act (Ontario). The Chairman or sole arbitrator shall determine all questions of procedure not provided for under the aforesaid Act or this section. After hearing any evidence and representations that the parties may submit, the arbitrators or the sole arbitrator shall make an award and reduce the same to writing and deliver one copy thereof to each of the parties. The expense of the arbitration shall be paid as specified in the award. The parties agree that the award of the majority of the arbitrators (or in default of such agreement by such majority, then by the Chairman), or the sole arbitrator, as the case may be, shall be final and binding upon each of them.

14.5 No dispute hereunder shall be made the subject matter of any action in any court of law or equity by either party unless the dispute has first been submitted to arbitration and finally determined in accordance with the provisions hereof. Any such action commenced thereafter shall be only for judgment in accordance with the decision of the arbitrator and the costs incidental to the action.

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ARTICLE FIFTEEN

Force Majeure

15.1 Force Majeure Defined "Force Majeure" shall mean any one or more of the following events:

(a) An act of God;

(b) A war, revolution, insurrection, riot, blockade, or any other unlawful act against public order or authority;

(c) A strike, lockout, or other industrial disturbance;

(d) A storm, fire, flood, explosion or lightning;

(e) The failure to obtain the approval of a government, governmental agency, commission, board or other tribunal having jurisdiction in the circumstances as may be required for the conduct of operations hereunder or any governmental or legal restraint upon such operation;

(f) Any other event (whether or not of the kind enumerated in paragraphs (a) to (e) of this section) which is not reasonably within the control of the party claiming suspension of its obligations hereunder due to force Majeure.

15.2 Suspension of Obligations If any party hereto is prevented by force Majeure from carrying out any obligation hereunder, then, if that party promptly gives the other party hereto notice of the force Majeure (including reasonably full particulars thereof), the obligations of the party giving such notice are suspended, insofar as its obligations are affected by the force Majeure , but only so long as the force Majeure continues to prevent the performance of such obligations.

15.3 Remedial Action The party claiming suspension of its obligations as aforesaid shall promptly remedy the cause and effect of the force Majeure described in the said notice insofar as it is reasonably able to do so, provided that the terms of settlement of any strike, lockout or other industrial disturbance shall be wholly in the discretion of the party claiming suspension of its obligations hereunder by reason thereof; and that party shall not be required to accede to the demands of its opponents in any strike, lockout, or industrial disturbance solely to remedy promptly the force Majeure thereby constituted.

15.4 Funding Notwithstanding anything contained in this section, lack of finances shall never be considered a force Majeure nor shall any force Majeure suspend any obligation of the approval and funding of Programs.

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ARTICLE SIXTEEN

Encumbrances and Assignment

16.1 Limited Charging It is agreed that either party may at any time mortgage, charge, or otherwise encumber the whole or any part of its Participating Share solely for the purpose of financing the payment or performance of such party's obligations under this Agreement, but only on the condition that the holder of such encumbrance shall have first entered into a written agreement with the other party, in form reasonably satisfactory to counsel for such other party and binding upon the holder of such encumbrance, to the effect that:

(a) In enforcing its encumbrance, the holder shall be bound by and shall honor the terms of this Agreement with respect to the relationship between the party whose Participating Share is so encumbered and the other party hereto;

(b) The holder of the encumbrance will not enter into possession or institute any proceedings for foreclosure or partition of an encumbering party's Participating Share, and that such encumbrance shall be subject to the provisions of this Agreement; and

(c) The remedies of the holder of the encumbrance shall be limited to the sale of the whole, but only the whole, of the encumbering party's Participating Share to the other party hereto or to a purchaser not then party to the Agreement by means of private sale. Such sale shall be subject to the purchaser entering into a written agreement with the remaining party in form satisfactory to counsel for such remaining party whereby such purchaser assumes all obligations of the encumbering party under the terms of this Agreement.

An Associate shall have the ability to freely assign all or part of its Participating Share subject, however, to the provisions of Section 16.2 below.

16.2 Assumption of Obligations The right of any party hereto to sell, transfer or assign all or part of its Participating Share and rights under this Agreement (the "Selling Party") shall be conditional upon the person acquiring the Participating Share or rights first entering in an agreement in writing with the other party hereto assuming and agreeing to be bound by all of the obligations of the Selling Party hereunder as it relates to the Selling Party's Participating Share or part thereof being transferred including any obligation due at the time of the sale, transfer or assignment. If less than the whole of the Selling Party's Participating Share is being transferred, then notwithstanding such transfer the Selling Party and the transferee shall act and be treated as one Associate.

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ARTICLE SEVENTEEN

Miscellaneous Provisions

17.1 Notices Any notice, election, consent, or other writing required or permitted to be given hereunder (herein collectively called a "Notice") shall be deemed to be sufficiently given if delivered or if mailed by registered mail or by telegram or by telecopier addressed as follows:

If to TEC:

TOTAL Energold Corporation
1500 - 700 West Pender Street
Vancouver, British Columbia V6C 1G8
Attention: Vice-President, Exploration

Telecopier Number: (604) 681-6813

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TOTAL Energold Corporation
68 Bruce Avenue
P.O. Box 1720
South Porcupine, Ontario
PON 1HO
Attention: Exploration Manager

Telecopier Number: (705) 235-2257

If to Morrison:

c/o Morrison Minerals Limited
Suite 2900
400 - 3rd Avenue, S.W.
Calgary, Alberta
T2P 4H2
Attention: Gordon Stollery and David R. Schick

Telecopier Number: (403) 237-0466

Any such Notice shall be deemed to have been given to the parties hereto if delivered, when delivered; or, if mailed, on the seventh business day following the date of mailing; or, if telegraphed or telecopied, or the next succeeding business day following the telegraphing or telecopying thereof. Any party may from time to time by Notice in writing change its address for the purpose of this section.

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17.2 Confidential Information Each of the parties agrees that all information of whatsoever nature and kind arising out of operations conducted pursuant to this Agreement shall be for the sole and exclusive benefit of the parties, shall be treated as confidential by the parties hereto and shall not be disclosed by any party to any third party except to prospective customers, prospective purchasers, technical, financial and legal advisors and consultants, or except to the extent that such disclosure may be necessary:

(a) In order to satisfy any legal requirements or requirements of any recognized stock exchange;

(b) In order for a party to arrange any financing of its share of any Program pursuant to this Agreement;

(c) In order for a party to sell its Participation Share as permitted in this Agreement;

(d) In order to carry out the obligations of the Joint Interest Holder under the Joint Venture Agreement.

PROVIDED HOWEVER that any party proposing to disclose such information to a third party in accordance with the above provisions obtains a written undertaking from such third party that any confidential information disclosed to it shall be kept confidential and not be disclosed to others and that a party proposing to make such disclosure shall first confer with the other party concerning the nature and extent of such disclosure. Except as aforesaid, information shall be disclosed or disseminated only with the mutual and unanimous consent of the parties, which consent shall not be unreasonably withheld. The requirement of confidentiality for which provision is made in this section shall continue to bind any party hereto which is no longer a party to this Agreement for a period of one year following the date upon which such party ceases to be a party to this Agreement.

17.3 Public Announcements If a party wishes to issue or make any public announcement or statement which contains material and non-public information about this Agreement or any operations conducted pursuant to this Agreement, it shall not do so unless prior thereto it furnishes the other party with a copy of such announcement or statement and obtains the approval of the other party which approval shall not be unreasonably withheld; PROVIDED HOWEVER, that a party shall not be prohibited from issuing or making any such public announcement or statement in connection with any reports to its stockholders or others in order to comply with any law or regulation of any government or governmental

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agency having or purporting to have jurisdiction with respect thereto, including, but not limited to, any securities commission or stock exchange.

17.4 Waiver No waiver by a party of any breach of any of the covenants and provisions herein contained, whether negative or positive in form, shall take effect or be binding upon the party unless the same be expressed in writing. Any waiver so expressed shall not limit or affect the rights of a party with respect to any other or future breach.

17.5 Use of Name Except with the written consent of the other party no party hereto will use, suffer or permit to be used, directly or indirectly, the name of the other party hereto for the purpose of or in connection with the financing of or obtaining financial assistance for any operations hereunder or the promotion of any corporate enterprise, syndicate, partnership or other association designed, intended or purporting to control, direct or finance, either directly or indirectly, the operations hereunder.

17.6 Severability If any provision of this Agreement is wholly or partially invalid, this Agreement shall be interpreted as if the invalid provision had not been a part hereof so that the invalidity shall not affect the validity of the remainder of the Agreement, which shall be construed as if the Agreement had been executed without the invalid portion. It is hereby declared to be the intention of the parties that this Agreement would have been executed without reference to any portion which may, for any reason, hereafter be declared or held invalid.

17.7 Term of Agreement This Agreement shall be effective as of the date of execution and delivery hereof and shall continue in full force and effect until such time as it is terminated by unanimous agreement of the parties or until such time as one of the parties hereunder owns a 100% of the Joint Interest, or as otherwise provided for herein.

17.8 Partition Each of the parties hereto waives, during the term of this Agreement, the benefits of all laws of the jurisdiction in which the Property is situated relating to the partition or sale of the Property, the Facilities, and the Assets. Each of the parties hereto further covenants and agrees with the other that such party will not seek partition through a court order or otherwise.

17.9 Previous Agreements This Agreement wholly replaces and supersedes any and all other agreements, whether oral or written, between the parties hereto covering the Property, prior to the date hereof.

AMENDMENT TO THE NORTHWAY JOINT VENTURE AGREEMENT

This Amendment to the Northway Joint Venture Agreement ("Amendment") is entered into effective the 1st day of January, 1994 among Northway Explorations Limited ("Northway"), T&H Resources Limited ("THR") and Cyprus Canada Inc. ("Cyprus").

WHEREAS, Northway and THR and Total Energold Corporation ("TEC") entered into a Joint Venture Agreement dated April 5, 1990, respecting certain mineral claims located in the Noyon Township, in the Province of Quebec (the "Agreement"); and

WHEREAS, the Agreement was amended by a letter agreement among TEC, THR and Northway dated June 21, 1990 and signed by Northway and THR on July 3, 1990; and

WHEREAS, the Agreement was further amended among Northway, THR and Cyprus, as successor in interest to TEC, in an amendment dated October 26, 1992; and

WHEREAS, Northway, THR and Cyprus wish to further amend the Agreement in certain respects.

NOW THEREFORE, for good and valuable consideration, including without limitation, the performance and observance of the terms and conditions hereinafter provided, the parties agree as follows:

1. Schedule "A" of the Agreement shall be amended to include the mining claims set forth in the attached Exhibit "A" and such mining claims shall be included in the Property subject to the Agreement. However, the representations of the Optioner as set forth in Section 3.2 of the Agreement shall apply only to those claims constituting the Property on the effective date of the Agreement.

2. Section 1.11 of the Agreement shall be amended as follows:

   On the third line delete "a Development Program in connection with exploration and development of the" and replace it with "Commercial Production".

3. Section 1.31 of the Agreement shall be amended as follows:

   The word "Expenditures", where found in this Section, should be deleted and replaced with "Costs".

AM-NJV.LND (1/31/94) -1-

4. Section 2.1 of the Agreement shall be amended as follows:

On the second line, "sixty percent (60%)" shall be deleted and replaced with "seventy-five percent (75%)".

5. Section 2.4 of the Agreement shall be amended as follows:

On the first line, "sixty percent (60%)" shall be deleted and replaced with "seventy-five percent (75%)".

6. Section 2.7 (a) of the Agreement shall be amended as follows:

a) The Deemed Interest of the parties shall be:

Cyprus	75%
Optioner	25%

b) The Expenditures of the parties shall be:

Cyprus	$2,500,000
Optioner	$ 833,000

7. A new Section 2.10 shall be added to the Agreement and shall be as follows:

2.10 Funding By Cyprus. Upon Cyprus' completion of its earn-in requirements and thus having vested in seventy-five percent (75%) right, title and interest in the Property, Cyprus shall fund all exploration Expenditures and Development Program Costs until Commercial Production is commenced. Cyprus shall recoup such exploration Expenditures and Development Program Costs from ninety percent (90%) of the Optioner's share of net proceeds received from the sale of Products resulting from Commercial Production on the Property. Upon commencement of Commercial Production, each participant shall be required to fund their share of Costs in proportion to their Interests pursuant to Section 4.4 and/or Section 7 herein.

8. Section 4.4 of the Agreement shall be amended as follows:

On the first line, after the words "after the Participation Date", insert "but subject to Section 2.10".

9. Section 8 of the Agreement shall be deleted in its entirety.

10. Section 9.2 shall be amended as follows:

On the second line delete the words "pursuant to Section 8.6".

AM-NJV.LND (1/31/94) -2-

11. This Amendment shall be construed in accordance with the laws of the Province of Ontario.

12. All references to dollar amounts contained in the Agreement are references to Canadian funds.

14. This Amendment is binding upon and shall enure to the benefit of the parties and their respective successors and assigns.

IN WITNESS WHEREOF, the parties enter into this Amendment effective as of the date first written above.

THE CORPORATE SEAL OF
NORTHWAY EXPLORATIONS LIMITED
hereunto affixed in the presence of:

John A Pollock. Pres.

Barbara G Pollock secty treas.

THE CORPORATE SEAL OF
T&H RESOURCES LIMITED
hereunto affixed in the presence of:

John A Pollock. Pres.

[signature] Dir

THE CORPORATE SEAL OF
CYPRUS CANADA INC.
hereunto affixed in the presence of:

APPROVED MAK

[signature]

[signature]

AM-NJV.LND (1/31/94) -3-

EXHIBIT "A"

Attached to and made part of that certain Amendment to the Northway Joint Venture Agreement dated the 1st day of January, 1994 among Northway Explorations Limited, T&H Resources Limited and Cyprus Canada Inc.

Claim Number	Claim Expiry Date
5111078	12/10/1995
5111112	12/10/1995
5111149	04/08/1995
5111150	04/08/1995
5111151	04/08/1995
5111152	04/08/1995
5111153	04/08/1995
5111154	04/08/1995
5111155	04/08/1995
5111156	04/08/1995
5111157	04/08/1995
5111158	04/08/1995
5111159	04/08/1995
5111160	04/08/1995
5111161	04/08/1995
5111162	04/08/1995
5111163	04/08/1995
5111164	04/08/1995
5111165	04/08/1995
5111166	04/08/1995
5111167	04/08/1995
5111168	04/08/1995
5111169	04/08/1995
5111170	04/08/1995
5111171	04/08/1995
5111172	04/08/1995
5111173	04/08/1995
5111174	04/08/1995
5111175	04/08/1995
5111176	04/08/1995

AM-NJV.LND (1/31/94) -i-

AMENDMENT TO THE NORTHWAY JOINT VENTURE AGREEMENT

This Amendment to the Northway Joint Venture Agreement ("Amendment") is entered into effective the 16th day of February, 1995, among Northway Explorations Limited ("Northway"), T&H Resources Limited ("THR") and Cyprus Canada Inc. ("Cyprus").

WHEREAS, Northway and THR and Total Energold Corporation ("TEC") entered into a Joint Venture Agreement dated April 5, 1990, respecting certain mineral claims located in the Noyon Township, in the Province of Quebec (the "Agreement"); and

WHEREAS, the Agreement was amended by a letter agreement among TEC, THR and Northway dated June 21, 1990 and signed by Northway and THR on July 3, 1990; and

WHEREAS, the Agreement was further amended among Northway, THR and Cyprus, as successor in interest to TEC, in an amendment dated October 26, 1992; and

WHEREAS, the Agreement was further amended among Northway, THR and Cyprus in an amendment dated January 1, 1994; and

WHEREAS, Northway, THR and Cyprus wish to further amend the Agreement in certain respects.

NOW THEREFORE, for good and valuable consideration, including without limitation, the performance and observance of the terms and conditions hereinafter provided, the parties agree as follows:

1. Section 2.4 of the Agreement, as amended, shall be further amended as follows:

   The language in Section 2.4(a)(vii) shall be deleted and replaced with "Following the delivery to Northway/THR of the $35,000 cash payment due May 1, 1995, Cyprus shall vest in a seventy-five percent (75%) working interest in the Agreement."

2. A new Section 2.4(e) shall be added as follows:

   "Within ninety (90) days after commencement of Commercial Production Cyprus shall pay Northway/THR the sum of $200,000 cash. An additional $250,000 cash, representing the difference between the $2,000,000 work requirement set forth in Section 2.4(b) of the Agreement and the $1,750,000 cumulative work expenditure already incurred by Cyprus by January 1, 1995, shall also be made to

NJV-AM.LND (3/9/95) -1-

Northway/THR within ninety (90) days after commencement of Commercial Production."

3. This Amendment shall be construed in accordance with the laws of the Province of Ontario.

4. All references to dollar amounts contained in the Agreement are references to Canadian funds.

5. All of the other terms and conditions of the Agreement, as amended, shall remain in full force and effect.

6. This Amendment is binding upon and shall enure to the benefit of the parties and their respective successors and assigns.

IN WITNESS WHEREOF, the parties enter into this Amendment effective as of the date first written above.

THE CORPORATE SEAL OF
NORTHWAY EXPLORATIONS LIMITED
hereunto affixed in the presence of:

c/s

THE CORPORATE SEAL OF
T&H RESOURCES LIMITED
hereunto affixed in the presence of:

c/s

THE CORPORATE SEAL OF
CYPRUS CANADA INC.
hereunto affixed in the presence of:

c/s

APPROVED MAK

NJV-AM.LND (3/9/95)

-2-

FEB 24 1995

CYPRUS CANADA INC.

66 Bruce Avenue
Box 1120
South Porcupine, Ontario P0N 1H0
Phone: (705) 235-5800
Facsimile: (705) 235-5700

February 2, 1995

Mr. John Pollock
Northway Explorations Ltd.
420 - 111 Richmond Street, West
Toronto, Ontario
M5H 2G4

RE: Amendment to Northway JV

Dear Sir:

Pursuant to our recent conversation, Cyprus Canada Inc. ("Cyprus") wishes to modify the Northway JV Agreement, dated April 5, 1990 and amended October 26, 1992 and January 1, 1994. The following changes would be made.

1. Following delivery to Northway/T&H of the $35,000 cash payment due May 1, 1995, Cyprus would vest in the Northway JV Agreement with a 75% working interest.

2. Cyprus would agree to pay in cash to Northway/T&H the difference between the $2,000,000 work requirement stated in the Agreement and the current expenditure total of $1,750,000 presented in Exhibit A to this letter. This sum of $250,000 would be paid to Northway/T&H in addition to the $200,000 payment specified in 2(a) (vii) of the October 26, 1992 Amendment. These payments would be made 90 days after commencement of Commerical Production as defined in 1.5 of the Agreement.

If you are in agreement with these terms, please sign and return one copy of this letter to the Cyprus Timmins office.

Sincerely,

Steven E. Parry
District Manager Exploration
Canada

slf

c: Hans Bihr

Cyprus Canada Inc.
An Affiliate of Cyprus Minerals Company

66 Bruce Avenue, Box 1120
South Porcupine, Ontario P0N 1H0
(705) 235-5800
Facsimile No: (705) 235-5700

January 25, 1994

Energold Minerals Inc.,
Suite 1500, 700 W Pender St.,
Vancouver, B.C.
V6C 1G8

RE: Net Smelter Return Royalties, Northway Property

Dear Sir,

Cyprus Canada Inc. ("Cyprus") is currently engaged in exploration work on the Northway property, Noyon Township Quebec. This property is under option from Northway Explorations Limited and T and H Resources pursuant to an agreement dated April 5, 1990, as amended (the "Northway Agreement").

Energold Minerals Inc. holds a one percent Net Smelter Return royalty in the claims comprising the property and listed in Schedule A to the Northway Agreement. *

Cyprus and Northway/T and H are discussing modifications to the Northway Agreement which would result in Northway and T and H acquiring an equity interest in certain Cyprus owned claims south of and contiguous with the Northway property, and listed in Exhibit A to this letter agreement. The simplest means of accomplishing this would be to incorporate said claims in to the Northway Agreement.

To do this, Cyprus wants to ensure that all underlying royalty holders to the Northway Agreement are aware that in the event such an incorporation took place, the underlying royalties would not apply to the new claims.

We are asking for your cooperation in this matter by signing and acknowledging that Energold Minerals Inc. waives any rights to or interest in a Net Smelter Royalty Interest, or any other interest in the Cyprus claims identified in Exhibit A to this letter regardless of whether said claims were subsequently incorporated in to the Northway property.

* It is agreed to and acknowledged by Cyprus that none of the transaction contemplated herein will in any way impair or reduce the rights held by Energold Minerals Inc. under the Northway Agreement.

Cyprus Canada Inc.
An Affiliate of Cyprus Minerals Company

66 Bruce Avenue, Box 1120
South Porcupine, Ontario P0N 1H0
(705) 235-5800
Facsimile No: (705) 235-5700

January 25, 1994

Mr. John Pollock,
Jonpol Explorations Limited,
420 - 111 Richmond St. W.,
Toronto, Ontario
M5H 2G4

RE: Net Smelter Return Royalties, Northway Property

Dear Sir,

Cyprus Canada Inc. ("Cyprus") is currently engaged in exploration work on the Northway property, Noyon Township Quebec. This property is under option from Northway Explorations Limited and T and H Resources pursuant to an agreement dated April 5, 1990, as amended (the "Northway Agreement").

Jonpol Explorations Limited holds a .82222 percent Net Smelter Return royalty in the claims comprising the property and listed in Schedule A to the Northway Agreement.

Cyprus and Northway/T and H are discussing modifications to the Northway Agreement which would result in Northway and T and H acquiring an equity interest in certain Cyprus owned claims south of and contiguous with the Northway property, and listed in Exhibit A to this letter agreement. The simplest means of accomplishing this would be to incorporate said claims in to the Northway Agreement.

To do this, Cyprus wants to ensure that all underlying royalty holders to the Northway Agreement are aware that in the event such an incorporation took place, the underlying royalties would not apply to the new claims.

We are asking for your cooperation in this matter by signing and acknowledging that Jonpol Explorations Limited waives any rights to or interest in a Net Smelter Royalty Interest, or any other interest in the Cyprus claims identified in Exhibit A to this letter regardless of whether said claims were subsequently incorporated in to the Northway property.

Cyprus Canada Inc.
An Affiliate of Cyprus Minerals Company

66 Bruce Avenue, Box 1120
South Porcupine, Ontario P0N 1H0
(705) 235-5800
Facsimile No: (705) 235-5700

January 25, 1994

Perrex Resources Inc.,
c/o Northway Explorations Limited,
420 - 111 Richmond St. W.,
Toronto, Ontario
M5H 2G4

RE: Net Smelter Return Royalties, Northway Property

Dear Sir,

Cyprus Canada Inc. ("Cyprus") is currently engaged in exploration work on the Northway property, Noyon Township Quebec. This property is under option from Northway Explorations Limited and T and H Resources pursuant to an agreement dated April 5, 1990, as amended (the "Northway Agreement").

Perrex Resources Inc. holds a .60556 percent Net Smelter Return royalty in the claims comprising the property and listed in Schedule A to the Northway Agreement.

Cyprus and Northway/T and H are discussing modifications to the Northway Agreement which would result in Northway and T and H acquiring an equity interest in certain Cyprus owned claims south of and contiguous with the Northway property, and listed in Exhibit A to this letter agreement. The simplest means of accomplishing this would be to incorporate said claims in to the Northway Agreement.

To do this, Cyprus wants to ensure that all underlying royalty holders to the Northway Agreement are aware that in the event such an incorporation took place, the underlying royalties would not apply to the new claims.

We are asking for your cooperation in this matter by signing and acknowledging that Perrex Resources Inc. waives any rights to or interest in a Net Smelter Royalty Interest, or any other interest in the Cyprus claims identified in Exhibit A to this letter regardless of whether said claims were subsequently incorporated in to the Northway property.

Cyprus Canada Inc.
An Affiliate of Cyprus Minerals Company

56 Bruce Avenue, Box 1120
South Porcupine, Ontario P0N 1H0
(705) 235-5800
Facsimile No: (705) 235-5700

January 25, 1994

559505 Ontario Limited,
c/o Northway Explorations Limited,
420 - 111 Richmond St. W.,
Toronto, Ontario
M5H 2G4

RE: Net Smelter Return Royalties, Northway Property

Dear Sir,

Cyprus Canada Inc. ("Cyprus") is currently engaged in exploration work on the Northway property, Noyon Township Quebec. This property is under option from Northway Explorations Limited and T and H Resources pursuant to an agreement dated April 5, 1990, as amended (the "Northway Agreement").

559505 Ontario Limited holds a .21666 percent Net Smelter Return royalty in the claims comprising the property and listed in Schedule A to the Northway Agreement.

Cyprus and Northway/T and H are discussing modifications to the Northway Agreement which would result in Northway and T and H acquiring an equity interest in certain Cyprus owned claims south of and contiguous with the Northway property, and listed in Exhibit A to this letter agreement. The simplest means of accomplishing this would be to incorporate said claims in to the Northway Agreement.

To do this, Cyprus wants to ensure that all underlying royalty holders to the Northway Agreement are aware that in the event such an incorporation took place, the underlying royalties would not apply to the new claims.

We are asking for your cooperation in this matter by signing and acknowledging that 559505 Ontario Limited waives any rights to or interest in a Net Smelter Royalty Interest, or any other interest in the Cyprus claims identified in Exhibit A to this letter regardless of whether said claims were subsequently incorporated in to the Northway property.

Cyprus Canada Inc.
An Affiliate of Cyprus Minerals Company

66 Bruce Avenue, Box 1120
South Porcupine, Ontario P0N 1H0
(705) 235-5800
Facsimile No: (705) 235-5700

January 25, 1994

Mr. Ronald J. Bradshaw,
c/o Northway Explorations Limited,
420 - 111 Richmond St. W.,
Toronto, Ontario
M5H 2G4

RE: Net Smelter Return Royalties, Northway Property

Dear Sir,

Cyprus Canada Inc. ("Cyprus") is currently engaged in exploration work on the Northway property, Noyon Township Quebec. This property is under option from Northway Explorations Limited and T and H Resources pursuant to an agreement dated April 5, 1990, as amended (the "Northway Agreement").

Ronald J. Bradshaw holds a .35556 percent Net Smelter Return royalty in the claims comprising the property and listed in Schedule A to the Northway Agreement.

Cyprus and Northway/T and H are discussing modifications to the Northway Agreement which would result in Northway and T and H acquiring an equity interest in certain Cyprus owned claims south of and contiguous with the Northway property, and listed in Exhibit A to this letter agreement. The simplest means of accomplishing this would be to incorporate said claims in to the Northway Agreement.

To do this, Cyprus wants to ensure that all underlying royalty holders to the Northway Agreement are aware that in the event such an incorporation took place, the underlying royalties would not apply to the new claims.

We are asking for your cooperation in this matter by signing and acknowledging that Ronald J. Bradshaw waives any rights to or interest in a Net Smelter Royalty Interest, or any other interest in the Cyprus claims identified in Exhibit A to this letter regardless of whether said claims were subsequently incorporated in to the Northway property.

VEZZA TOWNSHIP
NOYON TOWNSHIP
NORTHWAY PROPERTY
NOYON PROPERTY
PROFESSIONAL GEOSCIENTIST
DAVID B. STEVEN
- Consulting Ge
- NORTHWAY &
Claim Ske
July 1996
0
500